FILED PURSUANT TO RULE 424(B)(3)

File Number 333-119852

NALCO FINANCE HOLDINGS LLC AND NALCO FINANCE HOLDINGS, INC.

SUPPLEMENT NO. 5 TO MARKET-MAKING PROSPECTUS DATED

June 21, 2006

THE DATE OF THIS SUPPLEMENT IS MARCH 30, 2007

ON MARCH 5, 2007, NALCO FINANCE HOLDINGS LLC FILED THE ATTACHED

FORM 10-K FOR THE FISCAL PERIOD ENDED DECEMBER 31, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-K

(Mark One)

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2006

or

TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from to .

Commission File No. 333-119231

NALCO FINANCE HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	61-1464558
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1601 West Diehl Road
Naperville, IL 60563-1198
(630) 305-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes        No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes        No

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes        No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of ‘‘accelerated filer and large accelerated filer’’ in Rule 12b-2 of the Exchange Act.

Large accelerated filer         Accelerated filer        Non-accelerated filer

Indicate by check mark whether the registrant is a shell company, as defined in Rule 12b-2 of the Exchange Act. Yes        No

None of the Company’s limited liability company units is held by non-affiliates. As of January 31, 2007 there were 100 units outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None

The registrant meets the condition set forth in General Instruction I(1)(a) and (b) of Form 10-K and is therefore filing this Form with the reduced disclosure format

FORM 10-K
NALCO FINANCE HOLDINGS LLC

*	Item is omitted pursuant to the reduced disclosure format, as set forth on the cover page of this filing, since all equity securities of the registrant are owned directly by Nalco Holding Company.

PART I

ITEM 1.    BUSINESS

Overview

On August 31, 2003, Nalco Holdings LLC, our subsidiary and a company formed by The Blackstone Group, Apollo Management, L.P. and GS Capital Partners (the ‘‘Sponsors’’), entered into a stock purchase agreement pursuant to which it agreed to purchase all of the outstanding shares of capital stock of Ondeo Nalco Company (which is now known as Nalco Company) and the Nalco International SAS Subsidiaries, which had been operated as a single business unit, from subsidiaries of Suez S.A. (Suez or Seller). The aggregate purchase price was $4,102.9 million in cash, after giving effect to direct costs of the Acquisition, closing date working capital and indebtedness purchase price adjustments, a post-closing working capital and indebtedness purchase price adjustment, and certain other post-closing adjustments. The Transactions closed on November 4, 2003. In this report, we refer to this acquisition as the ‘‘Acquisition,’’ and the term ‘‘Transactions’’ means, collectively, the Acquisition and the related financings to fund the Acquisition.

All references in this report to ‘‘Nalco,’’ the ‘‘Company,’’ ‘‘we,’’ ‘‘our,’’ and ‘‘us’’ mean, unless the context indicates otherwise, (1) Nalco Finance Holdings LLC and its subsidiaries and affiliates on a consolidated basis, (2) the Predecessor, and (3) the Successor. In addition, when the context so requires, we use the term ‘‘Predecessor’’ to refer to the historical operations of the Predecessor prior to the Acquisition and ‘‘Successor’’ to refer to our historical operations following the Acquisition.

3D TRASAR®, ACTRENE®, ADOMITE®, AQUAMAX™, BIO-MANAGE®, BRIGHT WATER®, ControlBrom®, Core Shell®, COKE-LESS®, EN/ACT®, ENERCEPT®, ENERSPERSE®, EXTRA WHITE®, FREEFLOW®, Nalco ACT®, NALMET®, NEOSTARSM , NexGuard®, OdorTech®, PARETO™, PORTA-FEED®, PROSPEC® Treat Service, PT TRASAR, RO TRASAR®, SCORPION® II, SMART Solutions®, STA•BR•EX®, SULFA-CHECK®, SurFlo Certified®, THERMOGAIN®, TRASAR®, Tri-ACT®, ULTIMER® , UltraTreat®, ULTRION®, VALUELINE®, VANTAGE®, WaterServ™ and certain other products and services named in this document are our registered trademarks and service marks. Filtrete™ is a trademark of 3M.

We are the leading global provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. We are organized into three primary segments that correspond to the end markets we serve: Industrial and Institutional Services, Energy Services and Paper Services. Our products and services are typically used in water treatment applications to prevent corrosion, contamination and the buildup of harmful deposits, or in production processes to enhance process efficiency and improve our customers’ end products.

Through our sales, service, research and marketing team of more than 7,000 technically trained professionals, we serve more than 70,000 customer locations. We focus on providing our customers with technologically advanced engineered solutions and services. These technologically advanced engineered solutions and services enable our customers to improve their business by increasing production yields, lowering manufacturing costs, extending asset lives and maintaining environmental standards. The cost of our technologically advanced engineered solutions and services represents a small share of our customers’ overall production expense.

We derive our strength and stability from the quality of the products and services we provide and the diversity of our revenues. We serve a broad range of end markets, including aerospace, paper, chemical, pharmaceutical, petroleum, steel, power, food and beverage, medium and light manufacturing, metalworking and institutions such as hospitals, universities and hotels. We believe we offer the broadest product portfolio in our industry, including more than 13,000 products and 7,500 unique formulations. We have also established a global presence, with about 11,100 employees operating in more than 130 countries, supported by a comprehensive network of manufacturing facilities, sales offices and research centers. This global presence provides a competitive advantage by enabling us to offer a consistently high level of service to our local, regional and multinational customers.

Our Competitive Strengths

Our company has benefited from the following competitive strengths:

Leading Market Positions.    We are the #1 provider of water treatment services to industrial and institutional end markets. We are also a leading provider of integrated water treatment and process improvement services, maintaining the #1 position in the petroleum and petrochemical markets and a #3 position in the pulp and paper market. We believe that our leading positions across our primary markets provide a competitive advantage in retaining existing business and competing for new business. Although our market position in pulp and paper was lowered by the 2004 acquisition of Raisio by Ciba, we believe the proximity of sales between the three market leaders allows us all to operate as market leaders.

Diverse Customers and Industries Served.    We provide products and services to more than 70,000 customer locations across a broad range of industries and institutions, including about 65% of Industry Week magazine’s top 500 U.S. manufacturers and all of the Euro Stoxx 50 companies. In 2006, no single customer accounted for more than 3% of our net sales. Our business is also diversified geographically. In 2006, 48% of total sales were in North America, 29% in Europe, Africa and the Middle East, 9% in Latin America and 14% in the Pacific region. We believe this diversification minimizes the potential impact of volatility from any one customer, industry or geographic area.

Global Reach.    We have a direct sales and marketing presence in 130 countries across six continents. This enables us to provide a consistently high level of service to local, regional and multinational customers. We believe our global presence offers us a competitive advantage in meeting the global needs of our multinational customers, which are increasingly seeking single-source suppliers and positions us to extend our reach to higher growth markets. Our geographical diversity also mitigates the potential impact of volatility in any individual country or region. In 2006, we derived approximately $1,976 million, or 55% of our net sales, from our non-U.S. subsidiaries (excluding sales to our U.S. operations).

World Class Sales Team.    Through the expertise of our more than 6,000 sales engineers and service technicians, we provide our customers with relevant industry knowledge and experience in order to solve technically challenging and dynamic problems. Our team of experts has significant experience with 40% of our approximately 2,000-person North American sales team having more than ten years of service with our Company. We believe this contributes significantly to the number and strength of relationships with our customers. We also invest heavily in recruiting and continuously training our sales professionals. For example, new hires spend more than half of their first year on training. Sales and marketing expense was $843.8 million, $795.0 million and $791.4 million for the years 2006, 2005, and 2004, respectively. Of those amounts, approximately 91% represented the average cost of our sales and service force during these time periods.

Integrated Technology, Sales and Service.    We combine on-site service, innovative technology and engineering excellence to create value for our customers. Our technical sales professionals identify problems and opportunities at the customer’s plant and our research teams then work to develop effective solutions to these needs, often working jointly with our customers. Many of our customers specify our formulations into their processes and products. This approach has led to over 7,500 unique formulations, the development of more than 2,000 active patents worldwide and a high degree of customer loyalty.

Stable and Significant Cash Flow Generation.    We have produced consistent cash flows and maintained high margins over a sustained period of time. We attribute this to (1) the diversity of our revenues, (2) the service nature of our business, (3) the high value we offer our customers, (4) the strength of our customer relationships, (5) our limited dependency on any single raw material and (6) our low capital expenditures relative to our net sales.

Premier Management Team.    Our senior management team consists of professionals with significant experience within our Company and the water treatment and industrial process improvement industry. In connection with the Acquisition, Dr. William H. Joyce, former Chairman and Chief Executive Officer of Hercules Incorporated, became our Chairman and Chief Executive Officer, and Bradley J.

Bell, former Chief Financial Officer of Rohm and Haas Company, became our Chief Financial Officer. Dr. Joyce and Mr. Bell bring additional leadership and industry experience to our management team. Our 9 executive officers have an average of 9 years of service with our Company and 34 years of industry experience. Moreover, our senior management team is supported by business managers who have extensive experience within their respective operating divisions.

Business Strategy

We have historically experienced sales growth in excess of industrial production growth in our core markets. We are pursuing a strategy designed to generate real sales growth at 5% annually for our base business. In addition, we are developing alternate channels to market intended to further accelerate our growth. Earnings and cash flow growth are targeted to grow at faster rates than our underlying sales growth as we improve productivity and working capital management. The key elements of this strategy are:

Pursue High-Growth Markets.    We intend to continue to focus on high-growth markets and segments. Geographically, we plan to leverage our global reach by capitalizing on our presence in high-growth emerging markets including Asia, Eastern Europe and Latin America. For example, in Asia, we are focusing significant attention on the high-growth China and India markets, with a substantial effort to hire and train outstanding sales engineers and service technicians to meet growing customer demand. In China, our focus has resulted in over 25% compound annual growth in sales since 1999. We are also forming new ventures in West Africa and Eastern Europe, which will permit us to pursue energy services opportunities at new customer production facilities planned in these areas.

Maintain Technological Leadership.    We strive to develop new technologies and products through a focused commitment to technology, research and development. The evolution of our existing products and the development of new technologies have historically allowed us to sustain and enhance the profitability of our business and further penetrate our target markets, including our existing customer base. For example, over the past 15 years we have developed several generations of our TRASAR automated feed and control technology for cooling water treatment programs. We launched the latest generation of this technology, our 3D TRASAR cooling water stress management program, in 2004. Our engineers will continue to work closely with our customers in an effort to identify new product opportunities and jointly develop new technologies.

Pursue High-Growth Industry Segments.    While we have shown the ability to exceed market growth rates even in many mature markets through innovative technology and advanced engineering, monitoring and control services, we believe that selecting the right industries on which to focus resources helps us exceed underlying market growth rates. In the late 1990s, we decided to disproportionately invest in research, development and training resources to support fast growth in the deepwater oil production industry. As a result, we are capturing well over 60% of business on these large platforms, exceeding our average market share in our overall Energy Services business. In Paper Services, we believe that the tissue and towel and digital printing segments will grow more rapidly than other Paper segments, and have invested disproportionately in these areas. In tissue and towel, we grew nominal sales nearly 40% in 2006 to establish ourselves as the clear #2 supplier to these customers. We have also expanded our business to provide hygiene water and air services by developing diagnostic and on-site service capabilities to reduce the health risks customers face due to pathogens in water and air. Interest in these applications has grown across many industry segments.

Build Upon Our Customer Base.    We seek to strengthen our position with our existing customer base as well as pursue new customers by continuing to serve as the leading global provider of fully integrated water treatment services and industrial process solutions. An essential element of our strategy is to continue integrating our sales and technical staff into our customers’ daily operations and process planning. Historically, this strategy has allowed us to expand our service and product offerings with existing customers and has led to the development of new technologies. We continually seek to add value for our customers by identifying those services, products and equipment that will enhance their profitability through reduced costs, improved yields and decreased capital spending.

Expand Support of Multinational Customers.    As one of a small number of companies that can provide turnkey water management solutions on a global basis, we seek to leverage our relationships with multinational companies by servicing them globally. We expect to benefit significantly as larger customers further consolidate their supplier base and increase their reliance on full service providers, such as our Company.

Continue to Reduce Costs.    We have initiated a comprehensive cost reduction plan that yielded savings in 2004 of $88 million compared to 2003. In 2005, we generated additional savings versus 2004 of $89 million and in 2006, our savings totaled $71 million compared to 2005 — just shy of our $75 million annual cost savings target. We expect our cost reduction plan to achieve incremental efficiencies through work process redesign and other targeted cost improvements, which address inefficiencies in our administrative and overhead functions, as well as other support and service functions around the world.

Maximize Cash Flow.    We believe that there are significant opportunities to increase our cash flow. We believe that while the capital expenditures required to maintain our business are low relative to our sales, we can generally maintain capital expenditures at about $100 million annually. In 2007, however, we expect to spend more than $100 million as projects delayed from targeted 2006 completion are concluded along with our normal projects for 2007. While management has historically focused on particular components of working capital, the large increase in raw material costs and commensurate price increases we achieved have driven up working capital requirements during the past two years. We believe there is an opportunity to reduce our working capital needs, particularly in the areas of accounts receivable and inventories. During the year ended December 31, 2006, we used Free Cash Flow of $183.8 million mostly for debt reduction. Reported net debt did not decrease by this full amount, due to currency fluctuations and accretion of non-cash-interest bearing senior discount notes.

Focus on Supply Chain Management.    We have a dedicated global supply chain team that focuses on managing manufacturing, procurement and logistics activities. We believe that by coordinating these functions, we achieve better inventory management and lower overall Company costs for our delivered end products. We believe that the introduction of a common SAP platform for our North American and European operations will improve our ability to coordinate production, inventory and delivery within each region and across these regions. We believe that we will be able to make additional improvements in our inventory management and lower procurement costs as we develop our abilities to fully utilize these systems.

Our Divisions

	Industrial and Institutional Services	Energy Services	Paper Services
Market Positions	$6.9 billion global market(1)(2)	$3.5 billion global market(1)	$8.2 billion global market(1)
	#1 Market Position	#1 Market Position	#3 Market Position
Market Share(3)	18%	32%	9%
2006 Net Sales(4)	$1,593 million	$1,052 million	$722 million
Representative Markets	Food and Beverage Buildings, Hotels, Hospitals Chemicals, Pharmaceuticals Manufacturing, Metals, Utilities, Mining	Exploration Field Development Production Refining Petrochemical Manufacturing	Fine Paper Uncoated Free Sheet Coated Free Sheet Newsprint Tissue Containerboard

(1)	Approximate market size based on internal estimates and industry publications and surveys.

(2)	Represents the water treatment and services markets, which accounted for approximately 78% of our Industrial and Institutional Services division’s net sales in 2006.

(3)	Market share calculations include segment sales from India and Japan, as well as end-market allocations from an all-inclusive Emerging Market business unit within I&IS.

(4)	Divisional net sales exclude approximately $236 million of sales reflected in our Other segment, including our sales in India, Japan, and an Integrated Channels Group.

Industrial and Institutional Services

Our Industrial and Institutional Services Division provides products and services in two general areas: 1) utility-side water treatment applications, and 2) industrial process applications. In virtually every industrial manufacturing or processing plant, we can provide raw water preparation for the process, wastewater treatment, cooling system and boiler treatment programs, and membrane care treatment. Proper control of corrosion, scale formation, and microbiological fouling is essential in cooling systems of all sizes, to both protect the useful life of the asset as well as minimize costs associated with water and energy. The same is true in boiler operation. Our water treatment programs are used by customers to assure asset reliability and reduce total cost of operation in smaller applications like institutional facilities, as well as in large, complex systems typical of nuclear power plants, steel mills, and chemical processing plants. Our total water management and process additive capabilities position us to serve customers across a broad spectrum of industries and markets including aerospace, steel, mining, chemicals, power generation, food and beverage, pharmaceuticals, electronics/semiconductors, light manufacturing, commercial buildings and other institutional facilities. Our Industrial and Institutional Services segment generated net sales of $1.593 billion in 2006, representing 44% of net sales.

Water Treatment Applications

Our water treatment capabilities are applied across our three core divisions. In our Industrial and Institutional Services division, water treatment programs accounted for 78% of our net sales in 2006. These water applications also accounted for 17% of our Energy Services net sales and 17% of our Paper Services net sales in 2006. The following descriptions include water treatment applications in the Industrial and Institutional Services division, but these boiler water, cooling water, raw water and wastewater programs are also used in our Paper Services and Energy Services segments.

Boiler Water Applications. We have specialized in boiler water applications for more than 75 years. Corrosion and scale buildup are the most common problems addressed by our boiler water programs. We have helped our customers overcome various boiler challenges by providing integrated chemical solutions, process optimizations and mechanical component modifications. Our TRASAR technology is recognized as an innovative water treatment program that prevents operational problems. TRASAR technology continues to evolve and today is used in conjunction with a number of our boiler water treatment programs, such as NexGuard. NexGuard combines the most advanced boiler internal treatment chemistry with TRASAR technology and advanced diagnostic, monitoring, feed and control equipment. Other applications of TRASAR include TRASAR Recovery Boiler Leak Indication, which is designed to determine when a loss of concentrated boiler water occurs in operating boilers. We also develop condensate treatment programs designed to prevent corrosion, overheating and rupture of boilers. Two examples of these programs are Nalco ACT and Tri-ACT. In 2000, we were awarded a Research and Development 100 Award for Nalco ACT, our revolutionary condensate treatment comprised of food industry ingredients, making Nalco ACT unique in both its technical and safety merits. Tri-ACT is a series of corrosion inhibitors that includes blends of neutralizers, filmers and oxygen scavengers to provide uniform protection of the condensate system.

Cooling Water Applications. Our cooling water treatment programs are designed to control the main problems associated with cooling water systems — corrosion, scale and microbial fouling and contamination — in open recirculating, once-through and closed systems. In 2004, we launched our 3D TRASAR stress management system for cooling water, the world’s first automated system for simultaneous control of corrosion, scale and microbial fouling and contamination. This multi-patented combination of services, equipment, chemistry, automation and control builds on the strengths of our TRASAR technology offering and is an effective tool used to prevent problems, identify efficiency improvements and improve control in cooling water systems. 3D TRASAR detects system upsets, responds in real-time and communicates with users via the Internet.

Our award-winning STA•BR•EX technology is the world’s first stable, liquid bromine-based anti-microbial designed to control biofilms caused by microorganisms in cooling tower, condenser and heat exchanger systems. In 2006, we introduced ControlBrom stabilized bromine offerings to provide customers with the advantages of stabilized bromine and the benefits of flexible and cost-efficient on-site activation.

Wastewater Applications. Our wastewater products and programs focus on improving overall plant economics, addressing compliance issues, optimizing equipment efficiency and improving operator capabilities and effectiveness. This is accomplished by combining our highly trained sales engineers, marketing, and technical support staff members with key Nalco products, such as ULTRION, liquid cationic coagulants that clarify water more effectively than alum. The benefits of ULTRION include a reduction in treated water suspended solids, increased efficiency of water clarification systems, reduction or elimination of the need for pH adjustment and decreased settled sludge volume. For removing heavy metals from wastewater, we use our patented NALMET technology, which can reduce regulated metals to below-compliance limits in one step. To improve sludge dryness and reduce sludge handling costs, we use our proprietary Core Shell high-activity flocculants. We also offer our dispersion technology, ULTIMER, for which we won a United States Presidential Green Chemistry Challenge Award and a Research and Development 100 Award in 1999. ULTIMER polymers are water-based, yielding a more stable, soluble, user-friendly product. To address plant odor or foaming issues, we also offer a complete line of odor control products and antifoams.

Mining and Mineral Processing Applications

We provide a wide range of quality products, programs and services to help the mining and mineral processing industry improve product quality and productivity in a safe and environmentally responsible manner. Specifically, these offerings help increase recovery of the valued mineral, improve water quality for re-use or discharge to the environment, reduce contaminants in our customer’s products, increase plant throughput/utilization, reduce energy consumption, increase equipment life through scale and corrosion control and reduce or eliminate dust. The industries we serve include alumina and bauxite, coal, copper, precious metals, iron ore, aggregates, kaolin, phosphate, soda ash and synthetic fuels.

Colloidal Technologies Applications

We invented and patented a commercial process for the production of stable concentrated silica solutions in 1941. Today, we operate one of the single largest colloidal silica facilities in the world, and our broad range of colloidal silica products is used in applications in 39 countries. We manufacture colloidal silica, other specialty colloidal particles and complementary process chemicals used in the polishing of silicon wafers, semiconductor chips, memory disks and other electronic substrates; in the manufacture of catalyst supports, vacuum formed shapes, high temperature refractories and specialty coatings; and in the precision investment casting of metal parts. Our technically proficient sales engineers work closely with our customers to design and implement custom nanoparticle solutions for their raw material or process optimization requirements. For example, in the investment casting industry, we offer complete investment casting shell programs, including colloidal silica binders, polymers, wetting agents, antifoams, wax cleaners, biocides and refractories, designed to shorten drying cycles, increase prime coat adhesion, improve casting surface quality and reduce casting defects.

Finishing Technologies Applications

As a leading innovator in metalworking and surface finishing products and services for manufacturers around the globe, the Finishing Technologies Group works closely with customers to optimize their production processes. We serve a broad range of manufacturers, including makers of automotive, aerospace, truck, and recreational vehicle components. Utilizing specialized process simulation facilities, our experienced sales engineers collaborate with our dedicated research department to deliver process improvements that positively impact the cost of our customers’ operations. Finishing Technologies counts among its customers many of the world’s most recognized brand names. Our extensive product line includes metalworking fluids, conversion coatings, cleaners, and corrosion inhibitors.

Our growth continues to be fueled by product innovation and investment in the technical training of our sales force. R&D in the areas of polymeric surface treatments and products and programs for the control and mitigation of pathogens in the metalworking environment will generate new offerings in 2007.

Membrane Technologies Applications

Membrane technology is being adopted at an ever-increasing rate as a cost-effective technology for purifying water for both industrial and potable applications. Our products address the needs of all types of membrane systems, ranging from seawater desalination; well and surface water purification, to advanced water recycle processes and wastewater treatment.

Our unique RO TRASAR technology, in combination with our state of the art chemistry, provides added protection against the formation of mineral scale and allows reverse osmosis systems to operate without unscheduled downtime. RO TRASAR uses only the exact required amount of antiscalant, even at high recovery rates and using difficult water sources. Furthermore, RO TRASAR provides an added benefit in that it allows for enhanced trouble shooting and leak detection in membrane systems.

To combat microbial fouling — the most common and difficult problems to treat in a membrane system — our product range includes non-oxidizing biocides that control a wide spectrum of microorganisms. Using our novel PT TRASAR technology, it is now possible to safely reduce incidences of particulate fouling, by continuously monitoring, controlling and optimizing the addition of proprietary filter aid polymers that enhance the performance of the pretreatment to the RO membranes.

Our innovative performance-enhancing polymer chemistries can more than double the throughput of membrane-based wastewater treatment systems. This in turn allows for the design of cheaper and more compact wastewater treatment systems for both industrial and municipal applications.

Odor Control Applications

We offer programs to combat odor centering around three approaches: odor neutralization, precipitation and biological hydrogen sulfide prevention. Our odor neutralization technology focuses on OdorTech, one of the most versatile odor solutions we offer. OdorTech products are applied by an atomized mist at the point of release of the airborne odor and effectively neutralize common odors, such as ammonia, amines, mercaptans, hydrogen sulfide and sulfur dioxide. Common applications include roof vents, truck wash staging areas, landfills, garbage areas, HVAC equipment, automotive interiors and storage areas. Our precipitation products are specially designed for hydrogen sulfide for aqueous applications and may also serve as coagulants or clarification aides. These products are commonly used in sludge tanks, floor drains, clarifiers, lift stations and equalization tanks. Our bioengineering products offer a wide range of special blends of bacteria and chemicals that prevent the formation of hydrogen sulfide or degrading sulfur compounds. The treatments, which produce no sludge, are non-hazardous and are effective for long duration control, are commonly used to control odor in digesters, gas scrubbers, lift stations, floor drains, aeration basins and clarifiers.

Alternate Channels

One of our strategic goals is to develop alternate channels to market. One new channel is WaterServ, a program of products and services that takes technology created for larger, industrial customers and adapts it to meet the needs of smaller customers using an appropriately scaled business model. Through WaterServ, smaller customers can take advantage of many of our water-centric programs, including boiler water, HVAC, facility care and automation programs.

WaterServ is run via hubs in different cities building on the success of a test hub initiated in Chicago in 2005 and several additional hubs developed in 2006. From these hubs, a specially trained team can sell and service smaller customers, creating a stronger relationship with the customer. Using standardized equipment and service packages, we can streamline and lower costs to serve and maintain these accounts. The CRM software enables our customers to use real, data-driven information to develop sales efficiency and effectiveness key performance indicators (KPIs). TRASAR technology with remote 24-hour monitoring and alarming capability is the key differentiator to provide results with reduced sales engineer involvement in routine maintenance activities, while providing performance superior to competitive offerings currently available.

Energy Services

Our Energy Services division provides on-site, technology driven solutions to the global natural gas, petroleum and petrochemical industries. In addition to recovery, production and process enhancements, we deliver a full range of water treatment offerings to refineries and petrochemical plants. Our upstream process applications improve oil and gas recovery and production, extend production equipment life and decrease operating costs through services that include scale, paraffin and corrosion control, oil and water separation, and gas hydrate management solutions. Our downstream process applications increase refinery and petrochemical plant efficiency and the useful lives of customer assets, while improving refined and petrochemical product quality and yields. Our customers include nearly all of the largest publicly traded oil companies. Nine of our ten largest Energy Services customers in 2006 have been with us for more than ten years, with most more than 20 years. Our Energy Services division generated 2006 net sales of $1.052 billion, representing 29% of our net sales. We continue to emphasize safety and environmental leadership in our product development and implementation efforts.

Our Energy Services division is divided into a Downstream refinery and petrochemical processing service business and an Upstream group composed of our Oilfield Chemicals and Adomite business.

Adomite Well Service Applications

We support the Drilling/Exploration service industry by designing and supplying chemicals for drilling activities. Our Adomite business supplies chemicals for the cementing, drilling, fracturing and acidizing phases of oil and gas exploration, as well as conducting independent research and jointly developing products with major well service companies.

Oilfield Applications

Oil and natural gas production is increasing in harsh environments: extreme temperature and pressure in remote locations. Exploration and production projects are gaining in scope and size, and with elevated oil prices, the stakes have increased in flow assurance and infrastructure protection. Focusing on these new challenges, the Oilfield Chemicals group offers solutions to production flow challenges such as hydrate formation, paraffin deposition and emulsified streams.

We are the technology leader in the offshore marketplace and are the only supplier of SurFlo Certified products that have undergone aggressive testing to ensure safety and effectiveness in offshore, deepwater and ultra-deepwater environments. Our FREEFLOW natural gas hydrate inhibition program represents an industry step-change, economically and safely displacing traditional hydrate control methods. Our expertise in new production techniques, such as seawater flood injection, helps our customers maximize the production of their operation while ensuring the safety and reliability of their infrastructure. Produced oil contains water that is costly to transport and damaging to infrastructure. Our oil and water separation technologies and custom-blended products break oil and water emulsions, allowing water removal. Our water clarifiers work to purify the water and make it safe for environmental re-introduction.

Capital expenditure investments in the heavy oil and tar sands market by large, integrated energy companies are expected to grow significantly in the coming years. For this reason, we are investing heavily in the development of new technologies to address the many challenges in these areas. For example, our novel Statistical Bottle Test approach reduces trial and error by helping us more accurately select the chemistries that will perform best in the field. This enables us to quickly identify solutions and to understand which new technologies will be applicable in the heavy oil and tar sands market. As a result, a new, patented class of chemistry has been developed and successfully tested in 2006 for deployment in 2007.

Downstream Refining Applications

Our industry-focused sales engineers provide process and water treatment applications specific to the petroleum refining and fuels industry, enabling our customers to profitably refine and upgrade hydrocarbons. Our heavy oil upgrading programs minimize operation costs and mitigate fouling, corrosion, foaming and the effects of heavy metals when refining lower-quality crude oils.

The SCORPION II program combats napthenic acid corrosion problems, allowing refiners to take advantage of discounted high acid crudes through combined chemistry, novel monitoring and simulation technologies. Our proprietary NEOSTAR crude oil database and our newly patented chemistries are coupled with over 20 years of experience in the treatment of high-temperature corrosion. As energy costs continue to rise, refiners are looking at innovative ways to reduce consumption. We partner with our customers to deliver energy utilization efficiency.

Crude unit fouling can increase energy and maintenance costs, while reducing crude output. Our THERMOGAIN program includes unique chemistries and patented crude stability tests to prevent crude unit fouling.

Our total systems approach to water and process enables our customers to maximize energy on the utilities side. With advances in monitoring, chemistry and application, the 3D TRASAR cooling water stress management program has reduced shutdowns for customers, resulting in maximum operational efficiency.

The refining industry is also addressing clean fuels regulations that require drastic reduction in the level of sulfur allowed in fuels. Our H2S Scavengers, such as the SULFA-CHECK system, help our customers to meet regulatory standards. Hydro-processing to meet low-sulfur fuel specifications can increase the corrosiveness of fuels. We offer an entire line of fuel additives, including corrosion inhibitors, to protect engine fuel systems and pre-market underground storage tanks and piping. In addition, we offer fuel stabilizers, pour point depressants, cetane improvers, detergents and antioxidants for home heating oil and premium diesel and gasoline packages. The PROSPEC Treat Service combines our knowledge of fuel specifications, test requirements, product selection, application technology and on-site coordination to solve expensive finished product problems in refinery tank farms, third party terminals and ports.

Downstream Chemical Processing Applications

Our industry-focused sales engineers provide on-site technical service and innovative chemical processing and water treatment technologies at more than 250 chemical plants in 45 countries worldwide. We guide chemical plants through obstacles that arise during operation and help maximize return on investment through products and services tailored to each customer’s requirements, climate and logistics. We support olefins producers worldwide with proprietary treatment programs for ethylene and butadiene plant performance maximization.

The ACTRENE fouling control program represents a significant advancement in the olefins chemical process industry, dramatically increasing operations run-lengths. This technology reliably mitigates and controls fouling in fractional distillation units. COKELESS coking control technology protects radiant and transfer line exchanger sections of ethylene plant furnaces without adverse effects to metallurgy or downstream processes. AQUAMAX corrosion control provides cost-effective, sodium-free corrosion control in dilution steam systems. We also provide a comprehensive line of antifoams, antifoulants and corrosion inhibitors for butadiene operations.

Water Applications

We provide total water management solutions specific to customers’ refining and chemical processing needs in the areas of water clarification, boiler treatment, cooling water treatment and wastewater treatment. See ‘‘— Industrial and Institutional Services — Water Treatment Applications.’’

Paper Services

Our Paper Services division offers a comprehensive portfolio of programs that are used in all principal steps of the papermaking process and across all grades of paper, including graphic grades, board and packaging, and tissue and towel. Our customers include the 20 largest paper companies in the world. Eight of our ten largest Paper Services customers in 2006 have been with us for more than 15 years. Our Paper Services segment generated 2006 net sales of $722 million, representing 20% of our net sales.

Today’s pulp and papermakers are under pressure to improve the overall efficiency of their operations in the face of capacity challenges, shifting market demand for their finished products and escalating costs. Their customers demand that end product properties — such as brightness, tissue softness, or paper strength — perform to increasingly challenging specifications in a very competitive environment. To help our customers excel, we developed our SMART Solutions program, a grade-based approach for improving customers’ end product performance and optimizing operational efficiency. It is through the dedication of our well-trained sales engineers, technical industry consultants, and research and development teams that we are able to successfully implement our SMART Solutions program and innovative technology.

Pulp Applications

Careful management of fiber and energy resources is critical to both the quality and the efficiency of the pulping operation, especially as wood and energy costs are elevated and manufacturers are forced to use variable sources of fiber. Our SMART Solutions for Fiber and Energy Management provides pulp manufacturers the answers to increase efficiency, improve pulp quality and decrease the total cost of operation.

Our SMART Solutions for Fiber and Energy Management impact every grade of paper produced, providing the sustainability benefits and cost competitiveness our customers need to survive in today’s marketplace. Whether it is the mechanical, chemical, or de-inked pulping process, our programs and services are designed and tailored to meet the individual customer’s needs for every phase of the pulping and bleaching process.

We offer complete programs to manage organic and inorganic contaminants and entrained air in the pulping process to avoid off-quality pulp or connected process problems. Our programs maximize process efficiency and increase pulp cleanliness and brightness in bleaching operations, as well as predict and monitor scaling potential utilizing on-line monitoring to design effective treatment programs and avoid costly failures.

Paper Applications

As we approach the papermaking process, we take into account the varying needs of producers of different paper grades. Manufacturers of board and packaging, graphic papers, and tissue and towel have very different needs based on the demands of their customers. For example, maintaining strength in board and packaging is achieved very differently than the softness demanded by consumers of tissue and towel products.

In addition, different paper segments have varying needs based on current market trends. A papermaker in a segment experiencing strong growth may need to maximize production rates, optimize finished sheet quality and minimize paper machine down time. For a segment facing slower growth, we may instead be asked to focus on improving operating efficiencies and reducing the total cost of a customer’s operations.

Our paper process applications focus on opportunities to reduce our customers’ total operating costs, increase machine productivity, improve sheet properties, enhance product quality, and extend machine life. These customer benefits are achieved through a variety of programs, including microorganism control, increased retention, drainage and formation, felt cleaning, increased paper strength, prevention of surface pitch and stickies deposition, and chemical fiber de-inking. Advanced sensing, monitoring and automation technologies are incorporated into the applications to optimize program effectiveness and minimize risk.

Specific to each grade segment, our programs deliver value in the form of improved brightness, lower basis weight, improved bulk and softness, improved printability and many other key business drivers that our customers determine are critical to the success of their business. We integrate the entire papermaking process through mechanical, operational and chemical means to concentrate specifically on what our customers need to succeed in their market segments and improve overall operational efficiency.

Focusing on Growth Areas

We recently announced the launch of EXTRA WHITE Brightness Technology as the first in a series of advancements that form the foundation of SMART Solutions for Opticals Management. This innovative new technology delivers cost-effective brightness and whiteness development in an environmentally friendly and safe manner, while having a positive impact on operational efficiency as compared to traditional brightness development methods.

Additionally, the PARETO Wet-End Optimization Technology offering is used to improve and optimize the delivery of retention aid chemicals to the paper machine. An integral part of SMART Solutions for Efficiency, PARETO technology focuses on the many variables that impact quality and efficiency in modern papermaking, delivering optimization of key system inputs. PARETO technology can provide significant improvement in chemical efficiencies at minimized consumption of key resources such as water and energy.

Our SMART Solutions for Efficiency offering is also supported by an exclusive global distributor agreement with HelioJET Cleaning Technologies, Inc., a manufacturer of high-pressure, high-temperature water delivery systems. The Nalco/HelioJET program combines engineering, operational and chemical elements with an unsurpassed knowledge base to ensure that the unit operations of forming, pressing and drying and their associated parts perform to their design specifications.

Our Paper Services division’s SMART Solutions offering helps create significant additional growth opportunities. Our grade-based approach led to a focused initiative in the high-value tissue and towel segment. With the appropriate alignment of technical support resources, and an unprecedented investment in innovation we have developed an exceptional program portfolio for tissue and towel customers.

An example of these programs is our SMART Solutions for Coatings, which results in the proper balance of mechanical, operational and chemical components to achieve the desired sheet characteristics and to maximize machine runnability.

Water Applications

We bring a comprehensive focus to water-related problems in all areas of pulp and paper mills. Water is one of the primary components of the papermaking system. For each ton of paper produced, thousands of gallons of water are used. Careful management of the water throughout the process not only significantly impacts the water, fiber and energy costs of an operation, but also significantly influences the final properties of the sheet and machine efficiency. Using an engineering approach — evaluating the mechanical, operational and chemical aspects of an application — our sales engineers effectively demonstrate how sustainable improvement projects can be identified and implemented. See ‘‘— Industrial and Institutional Services-Water Treatment Applications.’’

Our Services

Our business is focused on providing integrated solutions to complex issues for our customers. Differences in customer equipment and processes drive substantial variation in the individual programs we create. In addition, fluctuations within an operation, such as changes in water quality or petroleum characteristics, require us to continually adapt our solutions to meet our customers’ needs. These solutions are often adapted on-site by our technical sales professionals. Our sales teams are supported by analytical services, consulting services, technical field services and environmental hygiene services.

Analytical Services

Our highly trained analytical researchers combine in-field work and laboratory analysis to develop recommendations. Our ISO 9001:2000-certified laboratories use state-of-the-art equipment, including mass and nuclear magnetic resonance spectrometers and scanning electron microscopes, to conduct sample testing and process failure analysis for water treatment, paper process and energy process applications. We have provided analytical services for more than 50 years and our more than 100 analytical researchers have an average of more than ten years of experience in this field. In addition, approximately 45% of our chemists have advanced degrees.

Consulting Services

Our on-site experts, industry technical consultants and researchers develop appropriate solutions for a broad range of customer requirements, such as single process optimization, system-wide program implementation, troubleshooting or increasing efficiencies. We provide numerous plant, process and application audits and surveys in water, energy or paper processing. We offer consulting for all water use and discharge areas and make recommendations for improvements, cost reductions or efficiency improvements through our Advanced Recycle Technology programs. Our technically trained sales professionals can also rely on guidance from a global knowledge management system that allows access to our specialized experts anywhere in the world. We take a multi-disciplinary approach to developing solutions by evaluating the mechanical, operational and chemical aspects of each process. By monitoring interactions between these three system components, our field engineers are able to anticipate and solve problems and prevent damage to customer processes. We utilize advanced database and computer analytical programs to support these efforts, including our VANTAGE database, which captures analytical data, prepares diagnostic images and reports on a real-time basis.

Technical and Field Services

We provide expert technical assistance for chemical feed and control equipment installation, start-up, calibration, preventative maintenance and repair throughout the world. In addition to the components we maintain regionally, we provide on-site services, including on-site testing, on-site system troubleshooting, inventory management, chemical usage determination, chemical dosage audits and cleaning services.

Environmental Hygiene Services

We offer a complete line of specialized services designed to assess, control and reduce risk from water-borne pathogens such as legionella. Trained hygiene service specialists perform risk assessments to identify areas within the domestic cold and hot water, process water, cooling tower, emergency water and other systems that could be at risk for pathogen proliferation. We then develop prioritized recommendations and a remediation plan to reduce the risk of pathogen exposure that can lead to illnesses such as Legionnaires’ Disease. Our protocols help our customers comply with guidelines created by professional organizations, state and federal government agencies, or local governments.

We additionally offer an air-focused Building Environment Solutions program. It focuses on lowering building operating expenses such as energy costs, and increasing tenant satisfaction through improved indoor air quality. Our COIL-FLO coil cleaning program removes microbial contamination, dust and debris so HVAC units operate more efficiently and without odor. Our line of Filtrete Commercial High Performance HVAC filters from 3M reduces particles so building air is fresh and coils stay cleaner. The low airflow resistance of the filters reduces fan energy consumption. We then implement a monitoring program around air particles, energy consumption, and efficiency goals.

Customer Training

In order to educate our customers and promote more efficient and effective systems and processes in their operations, we have developed various training programs and interactive online training that teach operators and engineers how to work more effectively and efficiently. We conduct water treatment seminars to formally train our customers how to use our equipment and chemicals and how to implement best practices. For example, we provide water treatment workshops in a classroom setting where attendees discuss technical and industry-related issues among their peers and are able to review tailored answers to their operation-specific questions. Facilitators guide the attendees through various topics such as trending, energy management, cost implications, and best practices. These peer group discussions help the attendees troubleshoot and create support network groups. The latest addition to our training curriculum is our interactive, web-based program, Nalco University, which provides an economical and convenient alternative to our seminars.

Equipment

We offer complete equipment systems as part of our integrated offering, ranging from reusable shipping containers and feed and process control equipment to integrated wireless, web-based, data collection services. In addition, we offer a range of field test kits, process-monitoring equipment, and complete chemical feed and storage systems proven and tested for industrial environments.

We recognize the importance of accurate, reliable chemical feed to the success of manufacturing process and water treatment programs. Pre-packaged chemical feed systems ensure easy installation, start-up and reliable chemical feed, including our ValueLine Polymer Feeders and a line of modular pump and control systems. These chemical feed systems are used to pump chemicals into a customer’s manufacturing and/or water treatment process. Some feed systems also have mixing technologies that produce high-quality solutions without using mechanical agitators. Additionally, we have set the standard for returnable chemical delivery systems and ‘‘hands-off’’ chemical handling. Our PORTA-FEED container units are returnable shipping containers set up at a customer’s plant to feed our chemicals into the customer’s system. When the chemical level is low, a refill unit is delivered to the plant and we take the empty PORTA-FEED unit back for cleaning and re-use. Since the introduction of the PORTA-FEED program in 1985, we have eliminated the disposal of over four million chemical drums.

We also understand that it is crucial to all businesses to have the power to monitor and control their chemical treatment programs on an on-going basis in an efficient and easy-to-use manner. Our web-based monitoring service is a powerful multi-functional microprocessor with an embedded web server available in two series. Our Boiler Controller is designed to provide reliable automation for corrosion and scaling control programs in boilers. Our Cooling Tower Controller provides reliable automation of corrosion, scaling and microbiological growth control programs in cooling water applications. Both series include a revolutionary digital communications package which allows the customer to change set points, manually activate or deactivate pumps and valves, upgrade software, and receive reports or alarms, from any personal computer that has Internet access.

We have developed equipment that works with our innovative TRASAR and 3D TRASAR technology to provide real-time, on-line monitoring of actual chemical levels in a system. Through our TRASAR system, we chemically ‘‘bar-code’’ treatment molecules with a fluorescent tracer that reacts to specific light wavelengths. Once the product is fed into a system, the tracer is optically excited and detected. Our equipment monitors the level of chemicals and continuously makes automatic adjustments as necessary through chemical injection systems linked to the TRASAR or 3D TRASAR controller. By preventing overfeeding and underfeeding, and eliminating the unnecessary application of chemicals, this real-time, on-line monitoring capability saves water and energy as well as improves efficiency, reliability and productivity.

We offer integrated UltraTreat systems that include industrial reverse osmosis systems, water softening equipment, multi-media and carbon filtration and high efficiency filters.

Joint Ventures

During our history, we have entered into general partnerships or joint ventures for limited scope business opportunities. For example, we conducted our energy services business through a joint venture with Exxon Chemical Company, a division of Exxon Mobil Corporation, until 2001 when we redeemed Exxon’s interest in the joint venture and it became a wholly owned subsidiary of our Company. We re-established a joint venture relationship with USFilter Corporation, Treated Water Outsourcing, to pursue process water treatment outsourcing projects and to supply standard water treatment equipment packages with our chemicals and service offerings. In June 2004, we entered into a joint venture with Katayama Chemical, Inc., or KCI, for the marketing and sale of our water treatment and process chemicals in Japan. KCI is a leading participant in these markets in Japan and the venture will permit the combination of our broad product portfolio with KCI’s strong market presence. This joint venture will not include manufacturing, research and administrative resources, which will continue to be provided to the joint venture by the parents. In December 2004, we announced an industry-leading alliance with JohnsonDiversey that will help customers in the food, beverage, pharmaceutical and institutional industries reduce their total operating costs, improve operating efficiency and reduce environmental impacts. This total-site program called Responsible Resource Solutions takes a comprehensive approach to a facility’s operations, and delivers solutions to better manage key resources such as water, energy and waste. Additionally, we maintain longstanding partnerships in Saudi Arabia, relating to base-water treatment, and in Spain, relating to oil-free emulsion polymers.

We will continue to evaluate the potential for partnerships and joint ventures that can assist us in increasing our geographic, technological and product reach. For example, we continue to evaluate partnerships that will expand our offerings to our middle market customers and that will permit us a more significant local identity in certain Asian countries.

Competition

Water management and process improvement service companies compete on the basis of their demonstrated value, technical expertise, chemical formulations, consulting services, detection equipment, monitoring services, and dosing and metering equipment. In general, the markets in which our Company competes are led by a few large companies, with the rest of the market served by smaller entities focusing on more limited geographic regions.

The market for water treatment chemicals is highly fragmented, but is led by our Company and GE Water Technologies. The remainder of the market is comprised of mainly regional and local players. Regional service providers tend to be mid-sized and focus either on a limited geographic region or a smaller subset of products and services and include companies such as Ashland Inc.’s Drew Industrial Division, ChemTreat, Inc. and Kurita Water Industries Ltd. Local players are smaller and tend to focus on servicing local businesses typically requiring less sophisticated applications.

The largest participants in the energy services sector are our Company, Baker Petrolite Corporation, GE Water Technologies and Champion Technologies, Inc. The remainder of the market consists of smaller, regional niche companies focused on limited geographic areas.

The market for specialty and water treatment chemicals used in the pulp and paper industry is fragmented. The top suppliers of water treatment services to the pulp and paper industry are our Company, Hercules Incorporated, Kemira Oyj, Ciba Specialty Chemical Holding Inc., BASF AG and Akzo Nobel N.V.’s EKA Chemicals AB. The remainder of the market is comprised of smaller, regional participants.

Research and Development

We benefit from a high quality research and development effort consisting of more than 450 personnel worldwide, more than 160 of whom have Ph.D.s, dedicated to developing new technology and providing support. Our laboratories, which are located in the United States, the Netherlands and Singapore, are involved in the research and development of chemical products and in providing technical support, including chemical analyses of water and process samples. Research and development spending was $61.6 million for the year ended December 31, 2006. Spending on research and development was $58.5 million and $56.7 million for the years ended December 31, 2005 and 2004, respectively. In recent years, we have received numerous research and development awards, including awards for ULTIMER 00LT053, ULTIMER, Nalco ACT, NALCO98DF063, TRASAR3000, our high stress polymers and STA•BR•EX.

As part of the allocation of the purchase price for the Acquisition, we recorded a one-time charge of $122.3 million during the year ended December 31, 2004 for purchased in-process research and development, or IPR&D. The value of purchased IPR&D was comprised of five ongoing development projects at the date of the Acquisition that were identified as having economic value, but that had not yet reached technological feasibility and had no alternative future use. Most of this charge was attributable to two projects, 3D TRASAR and Bright Water. 3D TRASAR is a technology that is intended to automate the cooling water treatment ‘‘triangle’’ (scale, corrosion, and microbial fouling) by providing an integrated system of patented chemicals and equipment to inhibit these conditions. Bright Water entails the development of a polymer that will enhance the yield of oil from wells, while decreasing the amount of water produced with the oil. Commercialization of the 3D TRASAR began in 2004 and commercialization of Bright Water projects is planned for 2007.

We believe that continued research and development activities are critical to maintaining our leadership position in the industry and will provide us with a competitive advantage as we seek additional business with new and existing customers.

Intellectual Property

We own or have licenses to use a large number of patents relating to a large number of products and processes. We currently have more than 600 patents in the United States and more than 2,000 worldwide with remaining durations ranging from less than one year to 20 years. The average remaining duration is approximately nine years. We also have over 300 registered U.S. trademarks covering our products. Our rights under such patents and licenses and trademarks are of significant importance in the operation of the business. Patents related to our TRASAR and 3D TRASAR technology and trademarks related to Nalco Company and Calgon are considered material to our business. We believe that no other patent, trademark or license is material to our business.

Raw Materials

We purchase more than 6,900 raw materials, with the largest single raw material representing just over 1% of sales, or about 4% of raw material purchases. While single raw material purchases are not significant to us, we do purchase similar categories of products in many cases. Four categories of raw material purchases represented more than 10% of our total North American purchases in 2006: Organics; Monomers; Polymers; and Solvents, Oils and Alcohols. In addition, another three categories of raw materials account for more than 5% of our raw material spend: Amines; Surfactants; and Inorganics and Salts. Our raw material purchases also include a variety of biocides, packages, bases, defoamers, fatty acids and phosphonates, among many other types of materials. For the years ended December 31, 2006, 2005 and 2004, we purchased direct materials valued at $1,053 million, $923 million and $768 million, respectively. In addition, joint ventures consolidated by us made direct material purchases valued at $60.6 million and $63.4 million in the years ended December 31, 2006 and 2005, respectively.

Working Capital

To better serve and meet the needs of our customers, approximately 15% of our inventories are maintained at customer sites as consignment inventories. Although the consignment inventory model is in place throughout the world, its use is most prevalent in North America. The decision to put inventory at a customer’s site is usually based on a request from the customer. Tracking systems are in place to follow movements, and inventory quantities at each site are monitored to prevent inventory build-ups. Periodic physical counts are performed to validate the tracking systems and to ensure that the accounting records are properly stated.

Employees

As of December 31, 2006, we had about 11,100 employees, of whom approximately 4,600 were employed in North America, approximately 3,000 were employed in Europe, the Middle East and Africa, approximately 1,600 were employed in Latin America and approximately 1,900 were employed in the Pacific region. We consider relations with our employees to be good.

Environmental Matters

Governmental provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, have had, and will continue to have, an effect on us and on our operations. Under some environmental laws, we may be jointly and severally liable for the costs of environmental contamination on or emanating from our properties and at off-site locations where we disposed or arranged for the disposal or treatment of regulated materials, and may also incur liability for damages to natural resources. We have made and continue to make expenditures for projects relating to the environment. We are currently identified as a potentially responsible party at certain contaminated waste disposal sites. We do not anticipate that these matters will result in material liabilities; however, there can be no assurance that discovery of previously unknown conditions or other circumstances will not require significant expenditures by us.

We do not believe that compliance with environmental protection laws and regulations will have a material effect upon our capital expenditures, earnings or competitive position, although there can be no assurance to that effect. Our capital expenditures for environmental control facilities during 2007 and future periods are not presently expected to be material to us. We believe that any liability that may result from the resolution of environmental matters for which sufficient information is available to support cost estimates will not have a material adverse effect on our financial position or results of operations. However, we cannot predict the effect on our financial position of expenditures for aspects of certain matters for which there is insufficient information. In addition, we cannot predict the effect of compliance with environmental laws and regulations with respect to unknown environmental matters or future environmental requirements on our financial position, results of operations, liquidity or cash flow.

We have been named as a defendant in multi-party lawsuits based on our claimed involvement in the supply of allegedly hazardous materials. The plaintiffs seek damages for alleged personal injury or the potential of personal injury resulting from exposure to various chemicals. These matters have had de minimis impact on our business historically, and we do not anticipate that these matters present any material risk to our business or competitive position in the future. Notwithstanding our past experience, we cannot predict with certainty the outcome of any such tort claims or the involvement we might have in such matters in the future.

We are also subject to a variety of regulations relating to the production and handling of our products, as well as the conduct and condition of our production facilities. We do not believe that these regulatory requirements will have a material effect on capital expenditures, earnings or competitive position. Recently adopted chemical registration regulations in the European Union, referred to as REACH, will result in additional costs to us and our competitors. These costs are presently not anticipated to materially impact earnings or our competitive position, but we have not yet determined their full impact on our business.

Executive Officers

Name	Title	Age
Dr. William H. Joyce	Director, Chairman of the Board and Chief Executive Officer	71
William J. Roe	Executive Vice President, Chief Operating Officer and President, Industrial and Institutional Services division	53
Bradley J. Bell	Executive Vice President and Chief Financial Officer	54
Daniel M. Harker	Senior Vice President, Global Supply Chain	54
John L. Gigerich	Vice President, Administration	64
Louis L. Loosbrock	Group Vice President and President, Pacific division	53
Scott C. Mason	Group Vice President and President, Alternate Channels and Operations Planning	48
Gregory N. Nelson	Group Vice President and President, Services and Equipment	51
John P. Yimoyines	Group Vice President and President, Paper Services division	58

Dr. William H. Joyce has been our Chairman and Chief Executive Officer since joining us in November 2003. Dr. Joyce was formerly the Chairman and Chief Executive Officer of Hercules Incorporated, a position he took in May 2001. Dr. Joyce had been Chairman, President and Chief Executive Officer of Union Carbide Corporation from 1996 through May 2001. From 1995 to 1996, Dr. Joyce was President and Chief Executive Officer, and from 1993 to 1995 he was President of Union Carbide. Prior to that, he had been Chief Operating Officer of Union Carbide since 1992.

William J. Roe is our Executive Vice President, Chief Operating Officer and President, Industrial and Institutional Services division. Mr. Roe has served as Chief Operating Officer since 2001 and as Executive Vice President, Industrial and Institutional Services division, since November 2003. Prior to that, in 1999, Mr. Roe was elected Group Vice President and President of the Pacific and Process divisions. In 1998, Mr. Roe served as Vice President and President of the Process division. He was named District Manager for the Mining and Mineral Processing Chemicals Group in 1989, Marketing Manager in 1991 and promoted to General Manager in 1994. Mr. Roe joined us in 1978 as an Assistant Chemist in Research. Mr. Roe was promoted to Chemist in 1979, Senior Chemist and Group Leader in 1981 and to Technical Director in 1985.

Bradley J. Bell has been our Executive Vice President and Chief Financial Officer since joining us in November 2003. From 1997 to 2003, Mr. Bell served as Senior Vice President and Chief Financial Officer of Rohm and Haas Company. Prior to that, Mr. Bell served as Vice President and Treasurer of both the Whirlpool Corporation, from 1987 to 1997, and the Bundy Corporation, from 1980 to 1987.

Daniel M. Harker is our Senior Vice President, Global Supply Chain. Mr. Harker has served in this capacity since 2003. In 2001, Mr. Harker became Vice President, Supply Chain, after joining Nalco from Calgon in 2000 as Vice President, Manufacturing and Logistics. From 1998 to 2000, Mr. Harker served as Vice President of Global Operations for Calgon. Prior to that, Mr. Harker was with Rhone Poulenc from 1993 to 1998, and Union Carbide from 1975 to 1993.

John L. Gigerich is our Vice President, Administration, joining us in July 2004. Between 2000 and June 2004, Mr. Gigerich was an independent consultant to major companies for information technology, procurement and logistics projects. From 1993 through 1999, Mr. Gigerich was Vice President for Union Carbide Corporation, managing its information technology, procurement, and product distribution. Before that, Mr. Gigerich spent 28 years in the banking industry. He is a Certified Public Accountant.

Louis L. Loosbrock is our Group Vice President and President of our Pacific division. Mr. Loosbrock has been President of the Pacific division since April 2003. Prior to that, Mr. Loosbrock served as Group Vice President and President of our Pulp and Paper division from April 2002 to April 2003. Mr. Loosbrock served as General Manager, Global Mining from 1998 to 2002; Sales Manager from 1986 to 1989 and 1991 to 1998; and Marketing Manager from 1989 to 1991. He began his career with us in 1977 as a Sales Representative in the Mining Group and in 1981 was named District Manager.

Scott C. Mason joined us in January 2006 as Group Vice President and President, Alternate Channels and Operations Planning. Mr. Mason was formerly Vice President of GrafTech International Ltd. and served as President, Advanced Carbon Solutions (2005). He was President, Graphite Power Systems from 2003 to 2005. From 2000 to 2002, Mr. Mason was President, Advanced Energy Technologies. He was elected Chief Executive Officer and Chairman of Carbon Savoie (France) from 2003 to 2005, and he was elected Chief Executive Officer and President, UCAR SpA (Italy) from 2003 to 2005. Prior to that, Mr. Mason held numerous positions with Union Carbide Corporation, where he began his career in 1981.

Gregory N. Nelson is our Group Vice President and President, Services and Equipment. He is also our Managing Director, European Operations. Mr. Nelson joined us in January 2005 as President, Alternate Channels and Global Services. Prior to joining us, Mr. Nelson was Chief Procurement Officer and Vice President for Supply Chain at Sun Chemical from 2003 to 2004 and Vice President for Global Procurement at Dow Chemical and Union Carbide from 1997 to 2003. Mr. Nelson started his career at ExxonMobil Chemical Company in 1977 as an engineer and held several positions in manufacturing, logistics and strategic business planning until 1997.

John P. Yimoyines is our Group Vice President and President, Paper Services division. Mr. Yimoyines has served in this capacity since June 2006. Prior to joining us, Mr. Yimoyines spent 35 years in the chemical industry working first for Union Carbide and then Dow after the acquisition of Union Carbide by Dow. He was named Vice President-Corporate Ventures at Union Carbide in 1994 and became Vice President, General Manager, Specialty Polyolefins in 1998. He carried this title into Dow in 2001, where he was later named Vice President, Technology Licensing and Catalysts in 2004. Mr. Yimoyines has been instrumental in the formation of several international joint ventures.

Web Site

The Company’s Web site address is www.nalco.com. The Company makes available free of charge on or through its Web site its Code of Ethical Business Conduct, Officer Code of Ethics, annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. The Web site also includes the Company’s corporate governance guidelines and the charters for the audit, compensation, nominating and corporate governance and safety, health and environment committees of the Board of Directors.

ITEM 1A.    RISK FACTORS

If we are unable to respond to the changing needs of a particular industry and to anticipate, respond to or utilize changing technologies and develop new offerings, it could become more difficult for us to respond to our customers’ needs and cause us to be less competitive.

We have historically been able to maintain our market positions and margins through continuous innovation of products and development of new offerings to create value for our customers. Recent innovations and developments that we have relied on include our 3D TRASAR system for controlling and monitoring chemical feed and our recent relationship with USFilter, which permits us to sell equipment solutions as part of a bundled offering to our water treatment customers. We may not be successful in continuing to make similar innovations in the future. Our future operating results will depend to a significant extent on our ability to continue to introduce new products and applications and to develop new offerings that offer distinct value for our customers. Many of our products may be affected by rapid technological change and new product introductions and enhancements. We expect to continue to enhance our existing products and identify, develop and manufacture new products with improved capabilities and make improvements in our productivity in order to maintain our competitive position. We intend to devote sizeable resources to the development of new technologically advanced products and systems and to continue to devote a substantial amount of expenditures to the research and development functions of our business. However, we cannot assure you that:

•	we will be successful in developing new products or systems or bringing them to market in a timely manner;

•	products or technologies developed by others will not render our offerings obsolete or non-competitive;

•	the market will accept our innovations;

•	our competitors will not be able to produce our core non-patented products at a lower cost;

•	we will have sufficient resources to research and develop all promising new technologies and products; or

•	significant research and development efforts and expenditures for products will ultimately prove successful.

Our ability to anticipate, respond to and utilize changing technologies is crucial because we compete with many companies in each of the markets in which we operate. For example, we compete with hundreds of companies in the water treatment chemicals market, including our largest global competitor, GE Water Technologies. Other companies, including Ecolab, Inc., are expected to enter or increase their presence in our markets. Our ability to compete effectively is based on a number of considerations, such as product and service innovation, product and service quality, distribution capability and price. Moreover, water treatment for industrial customers depends on the particular needs of the industry. For example, the paper industry requires a specific water quality for bleaching paper; certain industrial boilers require demineralized water; the pharmaceuticals industry requires ultra pure water for processing; and, in the case of municipal services, water treatment includes clarification for re-use, sludge dewatering and membrane ultra filtration. We may not have sufficient financial resources to respond to the changing needs of a particular industry and to continue to make investments in our business, which could cause us to become less competitive.

Our substantial leverage could harm our business by limiting our available cash and our access to additional capital.

We are a highly leveraged company. Since issuing senior discount notes in January 2004 to pay a special dividend to our Sponsors, we have made net repayments of debt of $697.7 million, which included $162.3 million that was paid using a portion of the proceeds from the initial public offering of Nalco Holding Company’s common stock. As of December 31, 2006, our total consolidated indebtedness was $3,188.8 million and we had $250.0 million of borrowing capacity available under our revolving credit facility (excluding $27.7 million of outstanding letters of credit).

Our high degree of leverage could have important consequences for you, including the following:

•	It may limit our and our subsidiaries’ ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes on favorable terms or at all;

•	A substantial portion of our subsidiaries’ cash flows from operations must be dedicated to the payment of principal and interest on their and our indebtedness and thus will not be available for other purposes, including operations, capital expenditures and future business opportunities;

•	It may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to those of our competitors that are less highly-leveraged;

•	It may restrict our ability to make strategic acquisitions or cause us to make non-strategic divestitures; and

•	We may be more vulnerable than a less leveraged company to a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

At December 31, 2006, we had $1,116.4 million of variable rate debt. A 1% increase in the average interest rate would increase future interest expense by approximately $11.2 million per year.

Despite our current leverage, we may still be able to substantially increase our indebtedness. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to substantially increase our indebtedness in the future. The terms of the indentures governing our subsidiaries’ notes do not fully prohibit our subsidiaries or us from doing so. Nalco Company’s revolving credit facility provides commitments of up to $250.0 million, all of which would have been available for future borrowings as of December 31, 2006 (excluding $27.7 million of outstanding letters of credit). If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Our subsidiaries’ debt agreements contain restrictions that limit our flexibility in operating our business.

Nalco Company’s senior credit agreement and the indentures governing our subsidiaries’ existing notes contain a number of significant covenants that, among other things, restrict our or our subsidiaries’ ability to:

•	incur additional indebtedness;

•	pay dividends on or make other distributions or repurchase certain capital stock;

•	make certain investments;

•	enter into certain types of transactions with our affiliates;

•	pay dividends or other payments by restricted subsidiaries;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.

In addition, under the senior credit agreement, Nalco Holdings LLC is required to satisfy and maintain specified financial ratios and tests. Events beyond our control may affect its ability to comply with those provisions and Nalco Holdings LLC may not be able to meet those ratios and tests. The breach of any of these covenants would result in a default under the senior credit agreement and the lenders could elect to declare all amounts borrowed under the senior credit agreement, together with accrued interest, to be due and payable and could proceed against the collateral securing that indebtedness.

The terms of Nalco Company’s senior credit agreement limit Nalco Holdings LLC and its subsidiaries from paying dividends or otherwise transferring their assets to us.

Our operations are conducted through our subsidiaries and our ability to make payments on any obligations we may have is dependent on the earnings and the distribution of funds from our subsidiaries. However, the terms of Nalco Company’s senior credit agreement limit the amount of dividends and other transfers by Nalco Holdings LLC and its subsidiaries to us.

Our significant non-U.S. operations expose us to global economic and political changes that could impact our profitability.

We have significant operations outside the United States, including joint ventures and other alliances. We conduct business in approximately 130 countries and, in 2006, approximately 55% of our net sales originated outside the United States. There are inherent risks in our international operations, including:

•	exchange controls and currency restrictions;

•	currency fluctuations and devaluations;

•	tariffs and trade barriers;

•	export duties and quotas;

•	changes in local economic conditions;

•	changes in laws and regulations;

•	difficulties in managing international operations and the burden of complying with foreign laws;

•	exposure to possible expropriation or other government actions;

•	restrictions on our ability to repatriate dividends from our subsidiaries; and

•	unsettled political conditions and possible terrorist attacks against American interests.

Our international operations also expose us to different local political and business risks and challenges. For example, in certain countries we are faced with periodic political issues that could result in currency risks or the risk that we are required to include local ownership or management in our businesses. We are also periodically faced with the risk of economic uncertainty, which has impacted our business in these countries. Other risks in international business also include difficulties in staffing and managing local operations, including our obligations to design local solutions to manage credit risk to local customers and distributors.

Our overall success as a global business depends, in part, upon our ability to succeed in differing economic, social and political conditions. We may not continue to succeed in developing and implementing policies and strategies that are effective in each location where we do business, which could negatively affect our profitability.

Environmental, safety and production and product regulations or concerns could subject us to liability for fines or damages, require us to modify our operations and increase our manufacturing and delivery costs.

We are subject to the requirements of environmental and occupational safety and health laws and regulations in the United States and other countries. These include obligations to investigate and clean up environmental contamination on or from properties or at off-site locations where we are identified as a responsible party. For example, we are currently identified as a potentially responsible party at certain waste management sites. We have also been named as a defendant in a series of multi-party and individual lawsuits based on claims of exposure to hazardous materials. We cannot predict with certainty the outcome of any such tort claims or the involvement we might have in such matters in the future and there can be no assurance that the discovery of previously unknown conditions will not require significant expenditures. In each of these chemical exposure cases, our insurance carriers have accepted the claims on our behalf (with or without reservation) and our financial exposure should be limited to the amount of our deductible; however, we cannot predict the number of claims that we may have to defend in the future and we may not be able to continue to maintain such insurance.

On November 27, 2006, the U.K. Health and Safety Executive (‘‘HSE’’) issued a summons charging one of our subsidiaries with a violation of the Health and Safety at Work Act. The charge relates to a legionella outbreak that is claimed to have originated at cooling towers owned by one of the subsidiary’s customers. The legionella outbreak is believed to have resulted in two fatalities and multiple injuries. The customer is also charged.

On January 2, 2007, the HSE issued a second criminal summons charging the subsidiary with a violation of the Health and Safety at Work Act. The second charge relates to the entry of one of the subsidiary’s employees into a claimed confined space at a customer site. The employee claims injuries as a result of entry into the confined space. The customer is also charged.

We have made and will continue to make capital and other expenditures to comply with environmental requirements. Although we believe we are in material compliance with environmental law requirements, we may not have been and will not at all times be in complete compliance with all of these requirements, and may incur material costs, including fines or damages, or liabilities in connection with these requirements in excess of amounts we have reserved. In addition, these requirements are complex, change frequently and have tended to become more stringent over time. In the future, we may discover previously unknown contamination that could subject us to additional expense and liability. In addition, future requirements could be more onerous than current requirements.

The activities at our production facilities are subject to a variety of federal, state, local and foreign laws and regulations (‘‘production regulations’’). Similarly, the solid, air and liquid waste streams produced from our production facilities are subject to a variety of regulations (‘‘waste regulations’’) and many of our products and the handling of our products are governmentally regulated or registered (‘‘product regulations’’). Each of the production, waste and product regulations is subject to expansion or enhancement. Any new or tightened regulations could lead to increases in the direct and indirect costs we incur in manufacturing and delivering products to our customers. For example, the European Commission has imposed new chemical registration requirements on the manufacturers and users of all chemicals, not just those which are considered to be harmful or hazardous. Such regulations, referred to as REACH, will cause all chemical companies to incur additional costs to conduct their businesses in European Commission countries. Similarly, certain of our products are used to assist in the generation of tax credits for our customers, and the termination or expiration of such tax credits could impact the sale of these products. In addition to an increase in costs in manufacturing and delivering products, a change in production regulations or product regulations could result in interruptions to our business and potentially cause economic or consequential losses should we be unable to meet the demands of our customers for products.

We may not be able to achieve all of our expected cost savings.

For the years 2004 through 2006, our average annual cost savings were $83 million. In 2006, we achieved cost savings of $71 million, which was slightly lower than our target of $75 million. A variety of risks could cause us not to achieve the benefits of our expected cost savings, including, among others, the following:

•	higher than expected severance costs related to staff reductions;

•	higher than expected retention costs for employees that will be retained;

•	delays in the anticipated timing of activities related to our cost-saving plan, including the reduction of inefficiencies in our administrative and overhead functions; and

•	other unexpected costs associated with operating the business.

We have experienced in the past, and could again experience in the future, difficulties in securing the supply of certain raw materials we and our competitors need to manufacture some of our products, and we have also been impacted by significant increases in raw material costs.

In 2004 and 2005, certain of the raw materials used by us and other chemical companies faced supply limitation. If these limitations occur again in the future, we risk shortfalls in our sales and the potential of claims from our customers if we are unable to fully meet contractual requirements.

Also, limitations on raw materials and rising prices for underlying products have resulted in the past, and could result in the future, in price increases for raw materials we purchase. In the past, our margins have been impacted by such raw materials price increases, and our margins could be similarly impacted in the future if we are unable to pass any future raw material price increases through to our customers.

Our pension plans are currently underfunded and we may have to make significant cash payments to the plans, reducing the cash available for our business.

We sponsor various pension plans worldwide that are underfunded and require significant cash payments. For example, in 2005 and 2006, we contributed $30.0 million and $70.8 million, respectively, to our pension plans. We are required to contribute at least $53.2 million to the U.S. pension plan in 2007. We may also opt to make additional voluntary contributions to various pension plans worldwide in 2007. If the performance of the assets in our pension plans does not meet our expectations, or if other actuarial assumptions are modified, our contributions could be even higher than we expect. If our cash flow from operations is insufficient to fund our worldwide pension liability, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness.

As of December 31, 2006, our worldwide pension plans were underfunded by $434.2 million (based on the actuarial assumptions used for purposes of Statement of Financial Accounting Standards (SFAS) No. 87, Employers’ Accounting for Pensions). Our U.S. pension plans are subject to the Employee Retirement Income Security Act of 1974, or ERISA. Under ERISA, the Pension Benefit Guaranty Corporation, or PBGC, has the authority to terminate an underfunded pension plan under certain circumstances. In the event our U.S. pension plans are terminated for any reason while the plans are underfunded, we will incur a liability to the PBGC that may be equal to the entire amount of the underfunding. Prior to the closing of the Acquisition, the PBGC requested and received information from us regarding our business, the Transactions and our pension plans. The PBGC took no further action with respect to their inquiry.

On August 17, 2006, the President signed into law a new pension reform bill — the Pension Protection Act of 2006 (PPA). The PPA affects defined benefit and defined contribution plans, the employers who sponsor such plans, and plan participants. The PPA will influence the amount and timing of our pension funding requirements, our decisions regarding pension funding, and the timing of payouts to those of our employees who are plan participants. The changes resulting from the PPA might also impact our employees and influence their employment decisions.

We have recorded a significant amount of goodwill and other identifiable intangible assets, and we may never realize the full value of our intangible assets.

We have recorded a significant amount of goodwill and other identifiable intangible assets, including customer relationships, trademarks and developed technologies. Goodwill and other net identifiable intangible assets were approximately $3.5 billion as of December 31, 2006, or approximately 61% of our total assets. Goodwill, which represents the excess of cost over the fair value of the net assets of the businesses acquired, was approximately $2.3 billion as of December 31, 2006, or 41% of our total assets. Goodwill and net identifiable intangible assets are recorded at fair value on the date of acquisition and, in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, will be reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in our performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products and services sold by our business, and a variety of other factors. Some of the products and services we sell to our customers, including but not limited to those in the synthetic fuel industry, are dependent upon laws and regulations, and changes to such laws or regulations could impact the demand for our products and services. The amount of any quantified impairment must be expensed immediately as a charge to results of operations. Depending on future circumstances, it is possible that we may never realize the full value of our intangible assets. Any future determination of impairment of a significant portion of goodwill or other identifiable intangible assets would have an adverse effect on our financial condition and results of operations.

Our future success will depend in part on our ability to protect our intellectual property rights, and our inability to enforce these rights could permit others to offer products competitive with ours, which could reduce our ability to maintain our market position and maintain our margins.

We rely on the patent, trademark, copyright and trade secret laws of the United States and other countries to protect our intellectual property rights. However, we may be unable to prevent third parties from using our intellectual property without authorization. The use of our intellectual property by others could reduce any competitive advantage we have developed or otherwise harm our business. If we had to litigate to protect these rights, any proceedings could be costly, and we may not prevail.

We have obtained and applied for several U.S. and foreign trademark registrations, and will continue to evaluate the registration of additional service marks and trademarks, as appropriate. Our pending applications may not be approved by the applicable governmental authorities and, even if the applications are approved, third parties may seek to oppose or otherwise challenge these registrations. A failure to obtain trademark registrations in the United States and in other countries could limit our ability to protect our trademarks and impede our marketing efforts in those jurisdictions.

ITEM 1B.    UNRESOLVED STAFF COMMENTS

None.

ITEM 2.    PROPERTIES

Our principal administrative offices and research center are located in Naperville, Illinois. These facilities are leased. We maintain administrative and research facilities in Sugar Land, Texas and Leiden, Netherlands, both of which we own, and in Singapore, which we lease. We position our manufacturing locations and warehouses in a manner to permit ready access to our customers. We operate 19 plants in North America, 6 plants in Latin America, 11 plants in Europe and the Middle East and 13 plants in the Pacific region. We own all of our major manufacturing facilities and we also have a network of small leased sales offices in the United States and, to a lesser extent, in other parts of the world.

ITEM 3.    LEGAL PROCEEDINGS

Various claims, lawsuits and administrative proceedings are pending or threatened against us and our subsidiaries, arising from the ordinary course of business with respect to commercial, contract, intellectual property, product liability, employee, environmental and other matters. Historically, we have not faced any litigation matters or series of litigation matters that have had a material adverse impact on our business. In addition, we do not believe that there is any pending or reasonably predictable litigation, either individually or in the aggregate, that is likely to have a material adverse effect on our financial condition, results of operations, liquidity or cash flow. However, we cannot predict with certainty the outcome of any litigation or the potential for future litigation.

On November 27, 2006, the U.K. Health and Safety Executive (‘‘HSE’’) issued a criminal summons charging our U.K. subsidiary with a violation of the Health and Safety at Work Act. The charge relates to a legionella outbreak that is claimed to have originated at cooling towers at the subsidiary’s customers. The legionella outbreak is believed to have resulted in two fatalities and multiple injuries. The customer is also charged. We have not yet received a specification of the claim or a description of the relief being sought by the HSE, though the amount at issue is not expected to be material.

On January 2, 2007, the HSE issued a second criminal summons charging our U.K. subsidiary with a violation of the Health and Safety at Work Act. The second charge relates to the entry of one of our subsidiary’s employees into a claimed confined space at a customer site. The employee claims injuries as a result of entry into the confined space. The customer is also charged. We believe the relief being sought against us and our customer is an amount in excess of £20,000, but the amount at issue is not expected to be material.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Omitted pursuant to General Instruction I(2)(c) to Form 10-K.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Company is a direct wholly owned subsidiary of Nalco Holding Company and, accordingly, there is no market for the Company’s limited liability company interests represented by units.

ITEM 6.	SELECTED FINANCIAL DATA

The Successor financial statements include the consolidated audited financial statements of Nalco Finance Holdings LLC and its subsidiaries. The Predecessor financial statements include the combined financial statements of Ondeo Nalco Group, which include the consolidated financial statements of Ondeo Nalco Company and the combined financial statements of the Nalco International SAS Subsidiaries.

You should read the following data in conjunction with ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and the consolidated financial statements included elsewhere in this Annual Report.

	Successor				Predecessor
(dollars in millions)	Year ended December 31			November 4, 2003 through December 31, 2003	January 1, 2003 through November 3, 2003	Year ended December 31, 2002
	2006	2005	2004
Statement of Operations Data:
Net sales	$3,602.6	$3,312.4	$3,033.3	$460.1	$2,306.5	$2,644.3
Operating costs and expenses:
Costs of product sold	1,976.5	1,832.2	1,578.8	249.9	1,122.9	1,276.0
Selling, administrative, and research expenses	1,113.5	1,028.7	1,038.8	174.7	892.4	982.1
Impairment of goodwill (1)	—	—	—	—	244.4	—
Amortization of intangible assets (1)	70.1	81.6	96.3	15.4	68.9	89.2
In-process research and development (6)	—	—	122.3	—	—	—
Business optimization expenses (2)	9.5	25.6	1.7	0.8	20.3	32.8
Sponsor monitoring fees	—	—	11.2	1.8	—	—
Sponsor monitoring agreement termination fee (7)	—	—	35.0	—	—	—
Suez management fees	—	—	—	—	2.9	3.1
Loss (gain) on sale of business	—	—	—	—	5.2	(10.9)
Operating costs and expenses	3,169.6	2,968.1	2,884.1	442.6	2,357.0	2,372.3
Operating earnings (loss)	433.0	344.3	149.2	17.5	(50.5)	272.0
Other income (expense), net (3)	(4.3)	4.0	(10.8)	(1.0)	(9.2)	(4.4)
Interest income	9.1	8.5	10.1	0.6	7.1	7.8
Interest expense	(271.8)	(258.0)	(251.1)	(49.6)	(32.7)	(38.5)
Earnings (loss) before income taxes and minority interests	166.0	98.8	(102.6)	(32.5)	(85.3)	236.9
Income tax provision (benefit)	69.8	54.3	47.5	(8.3)	68.7	105.2
Minority interests	(7.9)	(5.7)	(5.8)	0.1	(4.2)	(3.3)
Net earnings (loss)	$88.3	$38.8	$(155.9)	$(24.1)	$(158.2)	$128.4
Net Earnings (Loss) Per Share (4)
Statement of Cash Flows Data:
Net cash provided by (used for):
Operating activities	$285.1	$201.8	$237.1	$88.7	$144.4	$323.1
Investing activities	(99.9)	(77.7)	(72.9)	(4,145.1)	(12.3)	(126.1)
Financing activities	(179.6)	(125.9)	(231.8)	4,130.3	(234.2)	(232.7)
Other Financial Data (unaudited):
EBITDA (5)	$621.9	$557.5	$343.2	$54.5	$106.8	$488.2
Non-cash charges included in EBITDA (6)	35.5	19.8	174.4	23.9	268.7	31.2
Unusual items included in EBITDA (7)	19.1	6.4	59.7	6.3	48.5	(33.3)
Capital expenditures, net (8)	93.4	74.6	91.8	15.6	85.6	108.3
Depreciation	131.0	133.3	114.3	22.5	101.8	134.7
Amortization of intangible assets	70.1	81.6	96.3	15.4	68.9	89.2

	Successor				Predecessor
	As of December 31				As of December 31, 2002
(dollars in millions)	2006	2005	2004	2003
Balance Sheet Data:
Cash and cash equivalents	$37.3	$30.8	$33.2	$100.0	$120.5
Working capital (9)	560.9	498.1	424.2	398.7	240.8
Property, plant and equipment, net (10)	743.4	755.3	847.3	865.6	823.2
Total assets	5,659.4	5,554.9	5,934.5	6,163.8	6,486.4
Total debt (including capital lease obligations and current portion of long-term debt) (10)(11)	3,188.8	3,266.8	3,442.5	3,314.7	776.2
Total unitholder’s/shareholders’ equity	855.2	680.4	694.3	1,069.0	3,589.2
Off balance sheet receivables facility (11)	—	—	—	—	87.0

(1)	The Predecessor adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. In the period from January 1, 2003 through November 3, 2003, the Predecessor recorded a goodwill impairment charge of $244.4 million based on the price paid in the Acquisition.

(2)	The Successor incurs business optimization expenses, representing mostly employee severance and related costs, in connection with its programs to redesign and optimize its business and work processes. The Predecessor incurred significant business optimization expenses as a result of the global integration of the Nalco/Exxon Energy Chemicals, L.P. (Nalco/Exxon) joint venture and the implementation of global cost reduction programs in the sales, marketing, manufacturing and support services operations. The costs incurred included severance, asset write-offs, facility closing costs and other items.

(3)	Other income (expense), net consists of gains/(losses) on the disposals of assets, franchise taxes, equity earnings of unconsolidated subsidiaries, recognized gains and losses on foreign currency transactions and other miscellaneous income (expense). Also included for the year ended December 31, 2004 was a $13.7 million charge for the early repayment of senior discount notes. A $10.4 million charge for the settlement of an interest rate swap was also included during the period from January 1, 2003 through November 3, 2003.

(4)	Not applicable

(5)	EBITDA, a measure used by management to measure operating performance, is defined as net earnings plus interest, taxes, depreciation and amortization. EBITDA is reconciled to net earnings (loss) in the following table. Our management believes EBITDA is useful to the investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net earnings (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in our debt instruments. The definition of EBITDA used in our debt instruments is further adjusted for certain cash and non-cash charges and is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

The following is a reconciliation of net earnings (loss) to EBITDA:

	Successor				Predecessor
	Year ended December 31			November 4, 2003 through December 31, 2003	January 1, 2003 through November 3, 2003	Year ended December 31, 2002
(dollars in millions)	2006	2005	2004
Net earnings (loss)	$88.3	$38.8	$(155.9)	$(24.1)	$(158.2)	$128.4
Interest expense, net	262.7	249.5	241.0	49.0	25.6	30.7
Income tax provision (benefit)	69.8	54.3	47.5	(8.3)	68.7	105.2
Depreciation	131.0	133.3	114.3	22.5	101.8	134.7
Amortization of intangible assets	70.1	81.6	96.3	15.4	68.9	89.2
EBITDA	$621.9	$557.5	$343.2	$54.5	$106.8	$488.2

(6)	EBITDA, as defined above, was reduced by the following non-cash charges, each of which is further discussed below:

	Successor				Predecessor
	Year ended December 31			November 4, 2003 through December 31, 2003	January 1, 2003 through November 3, 2003	Year ended December 31, 2002
(dollars in millions)	2006	2005	2004
Impairment of goodwill	$—	$—	$—	$—	$244.4	$—
In-process research and development	—	—	122.3	—	—	—
Inventory step-up	—	—	14.6	21.2	—	—
Asset write-offs	2.5	2.8	1.1	—	4.2	18.3
Profit sharing and 401(k) expense funded by Suez	25.6	13.2	27.8	4.0	20.0	12.1
Other	7.4	3.8	8.6	(1.3)	0.1	0.8
	$35.5	$19.8	$174.4	$23.9	$268.7	$31.2

Impairment of Goodwill

Goodwill impairment of $244.4 million was recorded by the Predecessor in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Goodwill was evaluated for impairment based on the purchase price for the Predecessor.

In-process Research and Development

In-process research and development was a onetime charge of $122.3 million recorded during the year ended December 31, 2004, as a result of purchase accounting entries related to the Acquisition.

Inventory Step Up

As a result of purchase accounting for the Acquisition, the Successor wrote up its inventory to fair value and subsequently charged the write up to cost of sales as the inventory was sold. The Successor statements of operations reflect the inventory step-up in cost of product sold.

Asset Write-Offs

In conjunction with integration and process improvement initiatives, the Predecessor wrote off assets consisting primarily of a $5.0 million investment in start up ventures in 2003 and $9.6 million of assets related to obsolete software systems in 2002.

Profit Sharing and 401(k) Expense Funded by Suez

In conjunction with the Acquisition, the Successor entered into an agreement with Suez whereby Suez will reimburse the Successor for certain profit sharing and 401(k) matching contributions made to the Profit-Sharing Trust.

Other

Other non-cash charges include the non-cash impact on earnings of our equity investments and minority interests. Successor non-cash charges include the non-cash portion of rent expense under the sublease that the Successor entered into with a Suez subsidiary in conjunction with the Acquisition.

(7)	In addition to incurring non-cash charges and business optimization expenses, our EBITDA was impacted by the following unusual (income) expenses, each of which is further discussed below:

	Successor				Predecessor
	Year ended December 31			November 4, 2003 through December 31, 2003	January 1, 2003 through November 3, 2003	Year ended December 31, 2002
(dollars in millions)	2006	2005	2004
Loss (gain) on pension and OPEB settlement and curtailment	$1.7	$0.5	$0.1	$(0.1)	$7.9	$(47.6)
Loss (gain) on sales, net of expenses	6.0	4.1	0.2	1.1	12.4	(7.8)
Other unusual items	11.4	1.8	59.4	5.3	25.7	19.4
Suez management fees, net	—	—	—	—	2.5	2.7
	$19.1	$6.4	$59.7	$6.3	$48.5	$(33.3)

Pension and Other Postretirement Benefits (OPEB) Settlement and Curtailment

In 2003, the Predecessor incurred $7.9 million of curtailment and settlement charges primarily as a result of the transfer of senior executives back to Suez prior to the Acquisition. In the second half of 2002 the Predecessor amended its U.S. defined benefit pension plan and its postretirement medical and dental plans, resulting in a non-cash curtailment gain of $49.4 million, partially offset by $1.8 million of settlement charges.

Loss (Gain) on Sales, Net of Expenses

For the year ended December 31, 2006, the Successor recorded a loss of $2.1 million from the sale-leaseback of its facility in Austria, and it also recognized losses of $1.2 million from the disposal of equipment at a plant in the U.K. In 2005, the Successor recognized an impairment loss of $2.4 million on a business that was held for sale.

In 2003, the Predecessor recorded a loss of $5.3 million on the sale of its South African operations as well as $8.1 million of onetime costs associated with the Acquisition. In 2002, the Predecessor sold its performance additives business, resulting in a gain of $12.4 million, and incurred $1.5 million of disposal costs and losses associated with its divestiture of Hydrosan.

Other Unusual Items

For the year ended December 31, 2006, the most significant other unusual items included $3.8 million of consultancy fees in connection with the Successor’s work process redesign initiatives and $5.2 million of consulting and legal fees associated with the legal entity restructure.

In 2005, the Successor wrote off $1.1 million of inventory, which pre-dated the Acquisition.

The Successor’s results for the year ended December 31, 2004 were impacted by the effects of certain unusual items, including a $35.0 million charge for the termination of the Monitoring Fee Agreement with affiliates of the Sponsors, a $13.7 million charge for the early repayment of senior discount notes, $1.4 million of expenses associated with changing the name of the Successor’s operating company from Ondeo Nalco Company to Nalco Company, $1.8 million in connection with the re-audit of the Predecessor’s 2001 financial statements, $1.9 million of expenses related to the registration of publicly tradable senior notes and senior subordinated notes that were exchanged for privately placed notes issued in connection with the Acquisition, and other expenses resulting from the Acquisition.

During the period from November 4, 2003 through December 31, 2003, the Successor’s results were impacted by the effects of certain other unusual items, most notably $3.3 million of legal and environmental costs related to events that occurred prior to Suez’ 1999 acquisition of Nalco Chemical Company and litigation costs not covered by excess liability insurance.

The most significant other unusual item affecting the Predecessor’s results during the period from January 1, 2003 through November 3, 2003 was a $10.4 million charge for the settlement of an interest rate swap. Other unusual items for the year ended December 31, 2002 included legal and environmental expenses of $6.5 million, consultancy costs for process reengineering studies associated with our cost reduction programs and other consultancy services performed on behalf of Suez of $7.1 million, and onetime pension and benefit expenses primarily related to the redesign of our Australian benefit plan and the application of regulatory changes in Germany of $4.7 million.

Suez Management Fees, Net

In connection with the Acquisition, agreements under which fees were paid by the Predecessor to Suez, or received from Suez, were terminated.

(8)	Capital expenditures are net of proceeds from disposal of assets.

(9)	Working capital is defined as current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current portion of long-term debt) and excluding intercompany balances calculated as follows:

	Successor				Predecessor
	As of December 31				As of December 31, 2002
(dollars in millions)	2006	2005	2004	2003
Current assets less current liabilities	$448.0	$506.3	$439.7	$446.8	$(275.0)
Less cash and cash equivalents	(37.3)	(30.8)	(33.2)	(100.0)	(120.5)
Less related party receivables and payables	—	—	—	—	48.4
Plus short-term debt	150.2	22.6	17.7	51.9	587.9
Working capital as defined	$560.9	$498.1	$424.2	$398.7	$240.8

(10)	In December 2002, Ondeo Nalco Company entered into a sale-leaseback of its Naperville, Illinois headquarters and research facility that was treated as a financing lease for accounting purposes. Concurrent with the Acquisition, on November 4, 2003, the lease was assigned to another Suez subsidiary that subleased the property to the Successor. The Successor accounts for the sublease as an operating lease and has excluded the headquarters and research facility from property, plant and equipment.

(11)	Total debt does not include the Predecessor’s historical off balance sheet receivables facility. In December 2001, Ondeo Nalco Company entered into an agreement that allowed it to periodically transfer undivided percentage ownership interests in a revolving pool of most of its U.S. trade receivables to a multi-seller conduit administered by an independent financial institution. The Predecessor accounted for the transfer of undivided percentage ownership interest in the receivables to the conduit as sales under SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The loss on the sale of the undivided interests in the receivables was $1.5 million and $1.8 million for the period from January 1, 2003 through November 3, 2003 and the year ended December 31, 2002, respectively, and is included in interest expense. The undivided interest in receivables that were transferred but not ultimately sold to the conduit (‘‘retained interest’’) is classified in trade accounts receivable in the balance sheet. The retained interest was $56.6 million at December 31, 2002. This program was unwound prior to closing of the Acquisition. The Successor treats its new receivables facility as a general financing agreement resulting in the funding and related receivables being shown as liabilities and assets, respectively, on its consolidated balance sheet and the costs associated with the receivables facility being recorded as interest expense.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations includes references to the Transactions, defined as the acquisition of Ondeo Nalco Group, comprised of Nalco Company and Nalco International SAS Subsidiaries, by Nalco Holdings from Suez (‘‘Suez’’) and the related financings in connection with such acquisition (the ‘‘Acquisition’’).

‘‘Safe Harbor’’ Statement Under Private Securities Litigation Reform Act of 1995

This Annual Report for the fiscal year ended December 31, 2006 (the ‘‘Annual Report’’) includes ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this Annual Report, the words ‘‘estimates,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘projects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘ believes,’’ ‘‘forecasts,’’ or future or conditional verbs, such as ‘‘will,’’ ‘‘should,’’ ‘‘could’’ or ‘‘may,’’ and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this Annual Report. Additionally, important factors could cause our actual results to differ materially from the forward-looking statements we make in this Annual Report. As stated in Item 1A, ‘‘Risk Factors,’’ such risks, uncertainties and other important factors include, among others:

•	our substantial leverage;

•	limitations on flexibility in operating our business contained in our debt agreements;

•	increases in interest rates as a result of our variable rate indebtedness;

•	pricing pressure from our customers;

•	technological change and innovation;

•	risks associated with our non-U.S. operations;

•	fluctuations in currency exchange rates;

•	high competition in the markets in which we operate;

•	adverse changes to environmental, health and safety regulations;

•	operating hazards in our production facilities;

•	inability to achieve expected cost savings;

•	difficulties in securing the raw materials we use;

•	our significant pension benefit obligations and the current underfunding of our pension plans;

•	our ability to realize the full value of our intangible assets;

•	our ability to attract and retain skilled employees, particularly research scientists, technical sales professionals and engineers; and

•	our ability to protect our intellectual property rights.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this Annual Report and are expressly qualified in their entirety by the cautionary statements included in this Annual Report. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Free Cash Flow are measures used by management to measure operating performance. Adjusted EBITDA is also used to determine our compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

EBITDA is defined as net earnings plus interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges, as permitted under our senior discount note, senior note and senior subordinated note indentures and our senior credit facility. Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures and minority interest charges.

We believe EBITDA is useful to the investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We consider the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA appropriate to provide additional information to investors to demonstrate compliance with our financing covenants. We believe Free Cash Flow provides investors with a measure of our ability to generate cash for the repayment of debt.

EBITDA, Adjusted EBITDA and Free Cash Flow are not recognized terms under U.S. GAAP and do not purport to be alternatives to net earnings (loss) as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. The most direct comparable GAAP financial measures of each non-GAAP financial measure, as well as the reconciliation between each non-GAAP financial measure and the GAAP financial measure, are presented in the discussions of the non-GAAP financial measures below. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies.

Critical Accounting Policies and Estimates

Revenue Recognition

Revenue from sales of products, including chemicals and equipment, is recognized at the time: (1) persuasive evidence of an arrangement exists, (2) ownership and all risks of loss have been transferred to the buyer, which is generally upon shipment, (3) the price is fixed and determinable, and (4) collectibility is reasonably assured. Revenue from services is recognized when the services are provided to the customer.

Significant estimates used in recognizing revenues include (1) the delay between the time that chemicals/equipment are shipped and when they are received by customers and title transfers and (2) the amount of credit memos to be issued in subsequent periods.

We provide our chemical and equipment offerings to our customers using various commercial arrangements, but the following are most commonly used:

Ship-and-bill arrangements.    Following the receipt of a purchase order from the customer, we invoice the customer at the time that the chemicals/equipment are shipped, based on agreed pricing and the volume of chemicals shipped or units of equipment shipped. At the end of each period, for those shipments where title to the product and the risks of loss and rewards of ownership do not transfer until the product has been received by the customer, adjustments to revenues and cost of product sold are made to account for the delay between the time that the chemicals/equipment are shipped and when they are received by the customer. Our sales policy does not provide for general rights of return and does not contain customer acceptance clauses.

Usage with level billing arrangements.    At the beginning of the contractual relationship, we prepare an estimate of the chemicals that will be used by the customer. As agreed with the customer, a fixed amount is invoiced monthly based on this estimate. At the end of each quarter, we reconcile the actual amount of chemicals used by the customer and bill the customer for products actually used during that period. Revenue is recognized to reflect actual usage. For any products not consumed in the customer’s operations in a particular period, we retain ownership of such products on a consigned basis and do not recognize any revenue.

Fixed-fee arrangements.    At the beginning of the contractual relationship, we prepare an estimate of the chemicals that will be used by the customer during the contractual period, which is usually twelve months. A fixed amount is automatically invoiced to the customer on a periodic basis, typically monthly. We retain ownership, on a consigned basis, of any inventory at the customer site that is not consumed in the customer’s operations in a particular period. Revenue is recognized on a ratable basis over the contractual period, which is generally consistent with the customer’s usage of the chemicals.

Under these arrangements, as part of the sales cycle for our chemical programs, our technical and sales representatives may visit our customers’ facilities to develop and monitor the chemical programs. Typically, there is no contractual obligation for these visits, or any penalty for not visiting the customer sites. During these visits, our employees perform routine testing activities to ensure that our chemical products’ functionalities are having the desired effect on the customers’ equipment (e.g., boilers, chillers and water treatment plants). In the majority of instances, our customers perform the on-going application of the chemicals. At the same time, the sales representatives investigate and determine whether the customers have needs for additional applications from Nalco. We consider our technical and sales representatives’ activities in this regard to be an integral and inherent part of our selling process and not a separate deliverable for revenue recognition purposes.

Some of our customers, however, look to us for our technical expertise only, without the purchase of chemicals/equipment. We offer specialized services designed to assess, control, and reduce risk from water-borne pathogens such as legionella, and we provide other technical and analytical services.

We invoice for our services using various commercial arrangements, but the following arrangements are the most common:

Perform-and-bill arrangements.    Revenue is recognized in the same period that the related service is performed, based on the agreed pricing, which can be either a price per hour or a fixed fee.

Fixed-fee arrangements.    At the beginning of the contractual relationship, we estimate the saleable service that will be performed during a given period, usually twelve months. A fixed amount is automatically invoiced to the customer on a periodic basis, which may be monthly, quarterly, or annually, either in arrears or in advance of the services provided. Because an unspecified number of similar acts are performed within a fixed period of performance, revenue is recognized ratably over the period of performance.

Time and material arrangements.    The fee with the customer is structured on a time and material basis, and revenue is recognized in the same period that the work is completed.

In certain arrangements, which are usually reserved for our largest customers, we provide some combination or all of the following deliverables: (1) chemicals, (2) equipment and (3) on-site technical expertise. In these arrangements, we usually remain the owner of any equipment at the customer site. At the end of the contractual relationship, the equipment is either recovered or sold to the customer or a competitor. Additionally, our representatives may have a regular presence at a customer’s facility, which is provided under a contract. Over time, the representatives have gained a true expertise in the particular production/water treatment process at the customer’s facility, and are able to selectively apply our specific chemical programs given the customer environment (water quality, equipment type, etc.). The regular presence of the representative permits us to closely track the results of the program and to make modifications to the program as necessary for the highest efficiency.

The following two types of commercial arrangements are the most commonly used for the sale of multiple deliverables:

Production-based arrangements.    Our billing is based on a customer’s production-based formula (e.g., dollars per ton of paper produced) within certain technical parameters. We use a combination of our service chemicals, on-site technical expertise and equipment to satisfy the customer requirement. The chemicals and equipment used and on-site technical expertise required are highly correlated with the customer’s production. Revenue is recognized monthly based on the production-based formula.

Usage-based arrangements.    For these arrangements, we invoice according to the consumption of chemicals by the customer. The agreed price by kilogram or pound of chemical consumed also includes the availability of on-site expertise and the use of equipment to satisfy the customer requirement. Revenue is recognized monthly based on the usage-based formula.

For all of our commercial arrangements, we also record estimated reserves for anticipated non-collectible accounts and for product returns and other credits at the time revenue is recognized.

Impairment of Long-Lived Assets Other Than Intangibles

We conduct periodic reviews for idle equipment and review business plans for possible impairment implications. PORTA-FEED stainless steel containers, utilized to ship chemicals, represent approximately 6.9% of our property, plant and equipment and are managed globally to optimize the delivery of chemicals to customer and company sites around the world. Due to their high mobility, there is a risk that PORTA-FEEDs could be damaged or lost in transit. We perform continuous cycle counts of our PORTA-FEEDs and when such counts are inconsistent with our tracking system, we investigate the discrepancy in order to locate the container. If the PORTA-FEED is not found, we write off the asset immediately.

We capitalize qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest, and payroll and payroll-related costs for employees dedicated to the development. We must use our judgment in determining whether the direct costs of materials and services consumed in developing or obtaining internal-use computer software and an employee’s time and travel expenses directly associated with developing software are recoverable and should be capitalized. We base our determination on the nature and the extent of the activity that the employee is performing. A significant portion of our capitalized software costs relates to our SAP implementation.

Goodwill and Other Intangible Assets

Carrying values of goodwill, customer relationships, trademarks, trade names, patents, developed technology and other intangible assets are reviewed periodically for possible impairment using a discounted cash flow approach. The estimates and assumptions we use are consistent with the business plans and estimates we use to manage operations and to make acquisition and divestiture decisions. The use of different assumptions could impact whether an impairment charge is required and, if so, the amount of such impairment. Future outcomes may also differ. If we fail to achieve estimated volume and pricing targets, experience unfavorable market conditions or achieve results that differ from our estimates, then revenue and cost forecasts may not be achieved, and we may be required to recognize impairment charges.

Pensions

Accounting for pensions involves the selection of a discount rate and an expected rate of return that we apply to a market-related value of plan assets. This methodology generally reduces the volatility of pension expense that would have otherwise resulted from changes in the value of the pension plan assets and pension liability discount rates. In estimating the discount rate, we look to rates of return on high quality, fixed-income investments that are expected to be available through the maturity dates of the pension benefits and receive one of the two highest ratings given by a recognized ratings agency, and we review the assumption with our actuary.

The assets in the principal domestic pension plan are diversified across equity and fixed income investments. The investment portfolio has target allocations of approximately 53% equity, 32% fixed income and 15% alternative investments such as hedge funds and private equity. Other assets such as real estate may be used judiciously to enhance portfolio returns and diversification.

The expected long-term rate of return is established using historical market data for each asset class as well as the target allocation. Historical markets are analyzed and long-term historical relationships between equity and fixed income investments are preserved consistent with the widely accepted capital market principle that assets with higher volatility will generate a greater return over the long run. Active management is employed in most asset classes, which also contributes to the return assumption. The total weighted-average return on each asset class supports our long-term expected rate of return assumption.

We review our long-term rate of return assumptions annually through comparison of our historical actual rates of return with our expectations, consultation with our actuary regarding the assumptions used by other large companies and consultation with our investment managers regarding their expectations for future returns. While we believe our assumptions of future returns are reasonable and appropriate, significant differences in our actual experience or significant changes in our assumptions may materially affect our pension obligations and our future pension expense. The expected long-term rate of return is applied to a calculated value of plan assets, which recognizes changes in the fair value of plan assets in a systematic manner over five years in determining pension expense.

Other Postretirement Benefits

Accounting for other postretirement benefits requires the selection of a discount rate and health care cost trend rates used to value benefit obligations. In estimating the discount rate, we look to rates of return on high quality, fixed-income investments that receive one of the two highest ratings given by a recognized ratings agency and we review the assumption with our actuary. We develop our estimate of the health care cost trend rates through review of our recent health care cost trend experience and discussions with our actuary regarding the experience of similar companies.

Income Taxes

We estimate our income tax consequences in each of the jurisdictions in which we operate in accordance with Statement of Financial Accounting Standards (‘‘SFAS’’) No. 109, Accounting for Income Taxes. This results in recording deferred tax assets and liabilities in the consolidated balance sheet to recognize the temporary differences caused by the timing of recognition of income and expense for financial statement and tax purposes. Valuation allowances are determined based on the realizability of the deferred tax assets. Relevant factors to determine the realizability of the assets include future taxable income, the expected timing of the reversal of temporary differences, tax planning strategies and the expiration dates of the various tax attributes. Valuation allowances are established for those assets that are determined to be more likely than not to expire without benefit, or for which income of the proper character is not anticipated.

The effect of a valuation allowance expected to be necessary for a deferred tax asset at the end of the year for originating deductible temporary differences and carryforwards is included in the annual effective tax rate for the year. The effect of a change in the beginning-of-the-year balance of a valuation allowance resulting from a change in judgment about the realizability of the related deferred tax asset in future years is recognized in the interim period in which the change occurs.

The tax positions we take are based on our interpretations of tax laws and regulations in the applicable federal, state and international jurisdictions. We believe that our tax returns properly reflect the tax consequences of our operations, and that our reserves for tax contingencies are appropriate and sufficient for the positions taken. However, these positions are subject to audit and review by the tax authorities, which may result in future taxes, interest and penalties. Because of the uncertainty of the final outcome of these examinations, we have reserved tax contingencies (including related interest) for positions that we consider the likelihood of being sustained to be less than probable. The tax reserves are reevaluated throughout the year, taking into account new legislation, regulations, case law and audit results.

Environmental

Our business and operations are subject to extensive environmental laws and regulations governing, among other things, air emissions, wastewater discharges, the use and handling of hazardous substances, waste disposal and the investigation and remediation of soil and groundwater contamination. As with other companies engaged in similar manufacturing activities and providing similar services, some risk of environmental liability is inherent in our operations.

We have been named as a potentially responsible party, or PRP, by the Environmental Protection Agency or state enforcement agencies at three waste sites where some financial contribution is or may be required. These agencies have also identified many other parties who may be responsible for clean up costs at the waste disposal sites. Our financial contribution to remediate these sites is expected to be minor. There has been no significant financial impact on us up to the present, nor is it anticipated that there will be in the future, as a result of these matters. We have made and will continue to make provisions for these costs if our liability becomes probable and when costs can be reasonably estimated.

We have also been named as a defendant in a number of lawsuits alleging personal injury due to exposure to hazardous substances, including multi-party lawsuits alleging personal injury in connection with our products and services. While we do not believe that based upon present information that any of these suits will be material to us, there can be no assurance that these environmental matters could not have, either individually or in the aggregate, a material adverse effect on our future financial condition or results of operations.

Historically, our expenditures relating to environmental compliance and clean up activities have not been significant. The environmental reserves represent our current estimate of our proportional clean up costs and are based upon negotiation and agreement with enforcement agencies, our previous experience with respect to clean up activities, detailed review of known conditions, and information about other PRPs. The reserves are not reduced by any possible recoveries from insurance companies or other PRPs not specifically identified. Although given the evolving nature of environmental regulations, we cannot determine whether or not a material effect on future operations is reasonably likely to occur, we believe that the recorded reserve levels are appropriate estimates of the potential liability. Although settlements will require future cash outlays, it is not expected that such outlays will materially impact our liquidity position, although there can be no assurance that such impacts could not occur.

Executive Level Overview

In 2006, we met our key objectives on sales, earnings and cash generation.

Sales increased 8.8% to $3.6 billion in 2006 from $3.3 billion in the year ended December 31, 2005. On an organic basis, which excludes the impacts of changes in foreign currency translation rates and acquisitions and divestitures, sales increased 7.8%, including 3.6% real growth. We define real growth as organic growth less price increases that are passed on to simply recover higher costs. Foreign currency impacts added 1.0% to revenue growth in 2006.

Net earnings increased 127.6% to $88.3 million. Adjusted EBITDA of $680.1 million was up 12.8% from $603.0 million generated in 2005. We generated Free Cash Flow of $183.8 million in 2006, a solid improvement over the $121.5 million reported for 2005. Net cash provided by operating activities is reconciled to Free Cash Flow as follows:

	Year ended December 31
(dollars in millions)	2006	2005
Net cash provided by operating activities	$285.1	$201.8
Minority interests	(7.9)	(5.7)
Additions to property, plant, and equipment, net	(93.4)	(74.6)
Free cash flow	$183.8	$121.5

The business segments performed quite well in 2006, with Energy Services having an excellent year. For the year, Energy Services organic sales growth was 15.7%, with real growth contributing about two-thirds of that improvement. The Upstream Adomite business grew better than 25% organically, and both our Upstream Oil Field and Downstream businesses also grew at double-digit rates.

Growth in Energy Services has been driven by investments in innovative products and services as well as in hiring and training people ahead of expansion of the business. We did a significant amount of hiring and training at the beginning of the year to ensure we could handle the growth we saw coming. This enabled us to maintain business strength through the year. However, the pace of our growth was even better than expected. In 2007, we are again making sizable investments in hiring and training new sales and service engineers in select geographies.

The Industrial and Institutional Services (I&IS) business also had a good year in 2006, delivering 6.4% organic growth that included very good price gains. In North America, we performed particularly well in the Power, Chemicals, Food and Beverage, and Mining markets, with strong growth also taking place geographically in Latin America, Eastern Europe, the Middle East, and Africa. Process service business groups that produce personal care ingredients and colloidal micro-particle products used in investment casting, semiconductors, and catalyst systems also performed well. In I&IS as a whole, we are looking forward to expanding our pace of real growth as we are able to focus our sales engineers on expansion opportunities as we move through 2007.

Our 3D TRASAR cooling water technology continues to be a key advantage. Installations during 2006 surpassed the number during the prior 18 months and we now have more than 3,500 units installed. We have the greatest rate of success with our largest customers, but have significant room to grow our business with mid-sized and small customers. Only about 20% of our applications have come from competitively held accounts, while more than 80% of the water treatment business is served by competitors. As we improve our penetration with existing customers — who are our first priority with any new program — we can shift our attention to competitively held accounts. We believe we will continue to reap the benefits of improved margins and competitive advantage for several more years with 3D TRASAR, and have yet to see any real competitive response. In 2007, we intend to focus on faster market penetration with 3D TRASAR in Europe, Latin America, and Asia/Pacific.

One of the key levers we are pulling in 2007 is a change to profit-based compensation for the remainder of our sales force. This should also help improve our speed-to-market with 3D TRASAR. Our latest technology always offers greater net benefits to our customers, as well as better profitability for Nalco. So, a profit-oriented sales engineer will be more apt to learn and sell our newest technology than a revenue-compensated sales engineer.

Our Paper Services business had a challenging year, with sales up 2.2% organically, but ended with a strong fourth quarter and full innovation pipeline that provide reason for optimism. Cost increases have been the greatest on products used by our paper customers, including increases that occurred into the fourth quarter. Because of this, and market conditions, we have more work to do on price increases in this business. Innovation will play a key role in helping to improve sales and margins in our Paper business, and several new offerings are being met with good customer reception.

From the standpoint of Paper sales growth, we performed best in Latin America. We grew a bit more slowly in Asia/Pacific than in recent years, as we absorbed and stabilized the new paper machine business in China that we captured in 2005. Higher growth rates are expected once again in Paper in Asia/Pacific, as evidenced by new business run rates as we exited 2006.

The new leadership team brought to this business mid-year is focused on improving our speed-to-market with product innovation. We have an impressive and growing suite of value-added technologies to bring to our Paper customers, but had been slow in the past in the commercialization process. We are particularly pleased with initial progress in a new EXTRA White brightness enhancing technology and our PARETO wet-end optimization technology, which can save customers significant amounts of energy and water.

On a total Company basis, price increases were greater than the new costs incurred in 2006, making up for 2004 and 2005, during which our price achievement trailed the purchased material and freight cost increases we absorbed. Other cost increases, for the carrying costs of inventory and receivables, and for higher service and other operating expenses, still need to be covered with additional pricing. The pricing actions that are planned and being executed in 2007 will address these remaining issues.

Our principal business concern continues to be Europe. The challenges faced there are driven by the fact that we have continued to operate highly fragmented European entities since our integration in 1999 with Calgon and the collection of European water treatment companies then owned by Suez that were called Aquazur. The integration of these operations was never fully completed, including actions such as establishing shared service centers for finance, customer service and other activities. We remain in the process of making these changes, and can see progress being made each day. We look forward to serving our customers with a much better platform, and our business plans reflect expected steady improvement in our financial results in Europe as we progress in 2007.

Revenue growth in 2006 played an important role in our substantial earnings improvements, but net earnings also benefited from several other notable accomplishments:

•	Real growth of 3.6% was up from 2005’s hurricane and cost plagued 2.2%;

•	Margin restoration efforts made good progress. Our operating margin was 12.0% for 2006, compared to 2005’s 10.4%, with the fourth quarter sharply higher;

•	Our effective tax rate has continued to improve. Our effective rate for 2006 was 42.0%, down from 55.0% in 2005. We made important improvements to our foreign ownership structures and debt placements. However, the adoption of Financial Accounting Standards Board Interpretation No. 48 effective January 1, 2007 brings the potential for greater quarter-to-quarter tax rate volatility; and

•	Cost savings of $71 million for the year fell just short of our annual target of $75 million. Delays in two large work process improvement projects prevented us from achieving our target. Our actual result drove our average annual savings over the past three years down to $83 million.

Cost savings more than offset additional compensation (excluding the impact of restoring our variable compensation program), benefits and investments we made during the year to expand research and development and our selling and service teams. The strength of the Energy Services business was a key part of our plan, so we invested in hiring and training new sales engineers, particularly in the first quarter. Those investments, which exceeded the levels we initially planned in the year, were rewarded with continued strong momentum through the year and a solid growth platform for 2007.

Following the twin difficulties in 2005 of unusually significant raw material cost increases and the U.S. Gulf Coast hurricanes, our 2006 results represented a return to solid, stable growth. This success was expected, and it was also important. While 2005 proved the strength of our business model, as we grew Adjusted EBITDA 3.0% despite difficult obstacles, we demonstrated in 2006 that we could quickly return to our long-term improvement targets.

2007 Outlook

Real growth in sales is expected to average about 4% in 2007, up modestly from the 3.6% achieved in 2006. Price is expected to play a more modest role in our sales gains in 2007, bringing our total organic growth to more than 5%. This comes after two years in which rapid increases in purchased materials and freight made cost recovery through pricing a critical part of our objectives.

Adjusted EBITDA should grow faster than revenues, with our growth target set at 10%. Year over year price increases will outpace costs as we catch up on some of the ancillary costs we have absorbed in the past, such as the indirect costs that come from rapid raw material cost moves — including the carrying costs of inventory.

In order to hit our aggressive earnings objectives, we again plan to gain $75 million in cost savings during 2007, with a modest bottom-line benefit after subtracting higher employee compensation and benefit costs and investments in expanding selling, service and research and development activities.

Free Cash Flow is targeted at better than 30% improvement, aided by earnings growth, strong improvements in operating working capital and lower tax payments outside the United States, partially offset by increased capital expenditures and non-operating working capital requirements for items such as variable incentive payments that will be paid in the first quarter of 2007.

Several key components in deriving Adjusted EBITDA and Free Cash Flow in 2007 are expected to be as follows:

•	Amortization expected at approximately $60 million;

•	Depreciation should be about $130 million;

•	Cash interest is targeted at approximately $220 million, out of total interest expense of about $265 million;

•	Cash taxes are projected at $100 million;

•	Capital expenditures are expected to be about $120 million. Normally, we would expect capital expenditures to run about $100 million. The temporary elevation to $120 million reflects projects we had planned to complete in 2005 and 2006, but that were delayed due to land title, permit and other issues;

•	Pension funding should be $20 million above expense;

•	Business process optimization cash costs are targeted at about $5 million; and

•	Net working capital is expected to be flat, as operating working capital gains are offset by uses of cash in non-operating working capital.

Results of Operations

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Consolidated

Net sales for the year ended December 31, 2006 were $3,602.6 million, an 8.8% increase from the $3,312.4 million reported for the year ended December 31, 2005. On an organic basis, which excludes the impacts of changes in foreign currency translation rates and acquisitions and divestitures, net sales were up 7.8%. Of this improvement, 4.2% was attributed to price increase, while the remaining 3.6% was driven by real growth.

Gross profit, defined as the difference between net sales and cost of product sold, of $1,626.1 million for the year ended December 31, 2006 increased by $145.9 million, or 9.9%, over the $1,480.2 million for the year ended December 31, 2005. On an organic basis, gross profit increased by 8.8%. Higher sales volume and the impact of higher selling prices, partly offset by the effect of increased costs of raw and other purchased materials, contributed to this change. The improvement was also partly attributable to an inventory write-off of $9.0 million during the year ended December 31, 2005. In 2006, we recognized partial business interruption insurance recoveries of $2.5 million related to last year’s hurricanes. Gross profit margin for the year ended December 31, 2006 was 45.1% compared to 44.7% for the year-ago period.

Selling, administrative, and research expenses for the year ended December 31, 2006 of $1,113.5 million increased $84.8 million, or 8.2%, from $1,028.7 million for the year ended December 31, 2005. On an organic basis, selling, administrative, and research expenses increased 7.4%. Slightly more than half of this increase was attributable to selling expense, which was primarily due to higher salaries, commission expenses, employee benefits, bad debts, and outside services. Administrative expenses increased from the year-ago period due to higher employee incentive plan expenses, employee benefits, and outside consulting related to our work process redesign initiatives and the rationalization of our legal entity structure.

Amortization of intangible assets was $70.1 million and $81.6 million for the year ended December 31, 2006 and 2005, respectively. The decrease was attributable to lower amortization of customer relationships, which are amortized using an accelerated method.

Business optimization expenses, representing mostly employee severance and related costs associated with the continuing redesign and optimization of business and work processes, were $9.5 million for the year ended December 31, 2006. Business optimization expenses were $25.6 million for the year ended December 31, 2005, which included a $14.2 million charge to support a plan to de-layer our management structure and reduce costs in lower-performing business units.

Other income (expense), net unfavorably changed by $8.3 million from the net other income of $4.0 million for the year ended December 31, 2005. An unfavorable change in foreign exchange gains and losses of $8.8 million due mostly to the weakening of the U.S. dollar versus the euro during 2006 accounted for most of the variation.

Net interest expense, defined as the combination of interest income and interest expense, of $262.7 million for the year ended December 31, 2006 increased by $13.2 million from the $249.5 million reported for the year ended December 31, 2005. The impact of higher interest rates on variable rate borrowings more than offset the impact of a lower average debt level compared to the year-ago period.

The effective tax rate for the year ended December 31, 2006 was 42.0% compared to an effective tax rate for the year ended December 31, 2005 of 55.0%. The reduction in the effective tax rate is primarily caused by the growth in pretax earnings and the restructuring of our foreign operations to facilitate the tax-efficient repatriation of cash to the U.S.

Minority interest expense was $2.2 million higher than the $5.7 million for the year ended December 31, 2005, reflecting improved results for the Company’s non-wholly owned subsidiaries in Spain, Saudi Arabia, and Japan.

Segment Reporting

Net sales by reportable segment for the years ended December 31, 2006 and 2005 may be compared as follows:

	Year Ended December 31			Attributable to Changes in the Following Factors
(dollars in millions)	2006	2005	% Change	Currency Translation	Acquisitions/ Divestitures	Organic
Industrial & Institutional Services	$1,593.1	$1,482.1	7.5%	1.1%	—	6.4%
Energy Services	1,052.2	899.7	17.0%	1.3%	—	15.7%
Paper Services	721.6	698.1	3.4%	1.2%	—	2.2%
Other	235.7	232.5	1.4%	(1.6)%	—	3.0%
Net sales	$3,602.6	$3,312.4	8.8%	1.0%	—	7.8%

The Industrial and Institutional Services division posted sales of $1,593.1 million for the year ended December 31, 2006, an increase of 7.5% over the $1,482.1 million for the year-ago period. Price increases accounted for almost three-fourths of the 6.4% organic increase in sales. Solid improvements were made in the Power, Chemical and Food and Beverage markets in North America, and strong growth was reported in Latin America, the emerging markets in Eastern Europe, the Middle East and Africa, and the Asian Mining market. Business units within the division that produce personal care ingredients and colloidal micro-particle products also posted exceptional sales gains.

The Energy Services division reported sales of $1,052.2 million for the year ended December 31, 2006, a 17.0% gain over the $899.7 million for the year ended December 31, 2005. Sales improved by 15.7% on an organic basis, with more than two-thirds of this improvement attributed to real growth. All three business units within the division — Adomite, Downstream, and OFC — reported double-digit organic improvements.

The Paper Services division posted sales of $721.6 million for the year ended December 31, 2006, a 3.4% increase over the $698.1 million reported for the year-ago period, with 2.2% attributed to organic growth. The North American region reported positive organic growth as a result of price increases, while organic improvements in Latin America and Asia were primarily the result of real growth. These organic growth gains were partly offset by a decline in the European region.

The 3.0% organic growth in sales reported by the ‘‘Other’’ segment was attributable to price gains made by our alternate channels business and Katayama Nalco joint venture, and real growth by our subsidiary in India.

Direct contribution is defined as the difference between net sales and operating costs, including cost of product sold, selling and service expenses, marketing expenses, research expenses and capital charges. Direct contribution is reconciled to consolidated earnings (loss) before income taxes and minority interests in Note 22 of our consolidated financial statements included in Item 8 of this Annual Report. Direct contribution by reportable segment for the years ended December 31, 2006 and 2005 may be compared as follows:

	Year Ended December 31			Attributable to Changes in the Following Factors
(dollars in millions)	2006	2005	% Change	Currency Translation	Acquisitions/ Divestitures	Organic
Industrial & Institutional Services	$360.9	$322.5	11.9%	1.2%	—	10.7%
Energy Services	224.1	173.0	29.5%	1.6%	—	27.9%
Paper Services	113.8	118.0	(3.6)%	1.4%	—	(5.0)%
Other	(55.2)	(65.9)	16.2%	(2.0)%	—	18.2%

Direct contribution of the Industrial and Institutional Services division was $360.9 million for the year ended December 31, 2006, an increase of 11.9% over the $322.5 million reported for the year ended December 31, 2005. Organically, direct contribution improved 10.7%. The Industrial and Institutional Services division’s success in implementing price increases contributed to most of the improvement.

The Energy Services division reported direct contribution of $224.1 million for the year ended December 31, 2006, a 29.5% increase over the $173.0 million reported for 2005. On an organic basis, direct contribution increased 27.9%. Higher sales volume and the impact of price increases accounted for most of the improvement. Partial business interruption insurance recoveries of $2.5 million related to last year’s hurricanes recognized in 2006 also contributed to the increase. Operating expenses were up 7.9% organically from 2005 mainly as a result of higher salaries, commissions and benefit expenses.

The Paper Services division reported direct contribution of $113.8 million for the year ended December 31, 2006, a 3.6% decrease from the $118.0 million reported for 2005. Organically, direct contribution was down 5.0%, as costs of raw and other purchased materials continued to exceed price increases. Due to tight controls on spending, operating expenses were flat on an organic basis.

The direct contribution loss of $55.2 million reported in ‘‘Other’’ for the year ended December 31, 2006, represented an improvement of $10.7 million from the $65.9 million direct contribution loss reported for the year ended December 31, 2005. Significant contributors to the year-over-year change include supply chain variances that benefited 2006 results, unfavorable supply chain variances in 2005 due to the Gulf hurricanes, and favorable adjustments in 2005 for commissions and insurance/legal claims that did not recur in 2006.

Year Ended December 31, 2005 Compared to the Year Ended December 31, 2004

Consolidated

Net sales for the year ended December 31, 2005 were $3,312.4 million, a 9.2% increase from the $3,033.3 million reported for the year ended December 31, 2004. On an organic basis, net sales were up 7.2%. Of this improvement, 5.0% was attributed to price increases, while the remaining 2.2% was driven by favorable sales growth broadly spread across our customer base.

Gross profit, defined as the difference between net sales and cost of product sold, of $1,480.2 million for the year ended December 31, 2005 increased by $25.7 million, or 1.8%, over the $1,454.5 million reported for the year ended December 31, 2004. On an organic basis and excluding the impact of a $14.6 million charge to cost of product sold during the year ended December 31, 2004 resulting from the sale of inventory that had been revalued at selling price less costs to sell in purchase accounting at the date of the Acquisition, gross profit decreased by $16.0 million. This was primarily attributable to higher costs of raw and other purchased materials, totaling approximately $166.0 million in 2005, that grew at a faster pace than the impact of increases in the selling prices of our products of nearly $150.0 million. Gross profit margin for the year ended December 31, 2005 was 44.7% compared to 48.0% for the year ended December 31, 2004. Gross profit margin for the year ended December 31, 2004 was reduced approximately 48 basis points as a result of the aforementioned $14.6 million charge resulting from purchase accounting.

Selling, administrative, and research expenses for the year ended December 31, 2005 of $1,028.7 million decreased by $10.1 million, or 1.0%, from $1,038.8 million for the year ended December 31, 2004. On an organic basis, selling, administrative, and research expenses decreased by $29.3 million, or 2.8%, reflecting significantly lower incentive plan expenses. This decrease was offset by the effect of changes in foreign currency translation rates and the incremental impact of expenses of our Japanese joint venture, Katayama Nalco, for the first five months of 2005. The joint venture was formed on June 1, 2004.

Amortization of intangible assets was $81.6 million and $96.3 million for the year ended December 31, 2005 and 2004, respectively. The decrease was attributable to lower amortization of customer relationships, which are amortized using an accelerated method.

In-process research and development was a onetime charge of $122.3 million recorded during the year ended December 31, 2004, as a result of purchase accounting related to the Acquisition. The value of purchased IPR&D was comprised of five ongoing development projects at the date of the Acquisition. Purchased IPR&D was derived by assigning values to those projects identified by management as having economic value, but that had not yet reached technological feasibility and had no alternative future use.

Business optimization expenses, representing mostly employee severance and related costs, were $25.6 million for the year ended December 31, 2005, and included a $14.2 million charge to support a plan to de-layer our management structure and reduce costs in lower-performing business units.

Sponsor monitoring fees of $11.2 million were recorded during the year ended December 31, 2004, which covered monitoring, advisory and consulting services provided by affiliates of the Sponsors in relation to our affairs, including debt and equity offerings, relationships with bankers and lenders, and corporate strategy.

Sponsor monitoring agreement termination fee was a one-time charge of $35.0 million recorded during the year ended December 31, 2004. In connection with the public offering of our common stock in November 2004, the Monitoring Fee Agreement that had been entered into with affiliates of the Sponsors in November 2003 was amended and restated, pursuant to which we terminated the monitoring services provided by the Sponsors’ affiliates.

Other income (expense), net was a net income of $4.0 million and a net expense of $10.8 million for the year ended December 31, 2005 and 2004, respectively. This $14.8 million favorable variation is due primarily to a $13.7 million loss in 2004, resulting from the early repayment of senior discount notes with an accreted value of $162.3 million, using proceeds from the initial public offering of common stock. Also contributing was a favorable change in foreign currency transaction gains and losses of $6.7 million. This was partly offset by an increase in losses from asset write-offs and disposals of $4.2 million and a $1.6 million decrease in equity in earnings of unconsolidated subsidiaries.

Net interest expense, defined as the combination of interest income and interest expense, of $249.5 million for the year ended December 31, 2005 increased by $8.5 million from the $241.0 million reported for the year ended December 31, 2004. The impact of higher interest rates on variable rate borrowings in 2005 more than offset the impact of a lower average debt level compared to 2004.

The effective tax rate for the year ended December 31, 2005 was 55.0% compared to an effective tax rate for the year ended December 31, 2004 of 241.1%, after excluding the impact of the aforementioned charge for IPR&D.

Nalco Finance Holdings LLC is treated as a pass-through entity for U.S. income tax purposes; therefore, the taxable income and expense of the entity flow to its owners. Because Nalco Finance

Holdings LLC has taxable losses, the pass through results in an increase to the effective tax rates for us. During 2005 and 2004, approximately $29.4 million and $51.8 million of expense, or $10.3 million and $18.1 million of tax benefit, respectively, flowed to the owners.

In addition, the effective tax rate for 2004 included onetime tax costs related to restructuring in order to more efficiently manage global cash and allow for more tax efficient repatriation of certain foreign earnings.

The effective tax rate in 2005 is lower than 2004 primarily because of the reduction of interest expense that flowed to the owners and our increased pre-tax earnings. In addition, the tax cost related to the prior year restructuring does not repeat in 2005. The 2005 taxable repatriation of foreign earnings was also reduced, in part, because of the restructuring.

	Year Ended December 31
(dollars in millions)	2005	2004
Earnings (loss) before income taxes as reported	$98.8	$(102.6)
Add back:
In-process R&D	—	122.3
Adjusted earnings (loss) before income taxes	$98.8	$19.7
Income tax provision (benefit) as reported	$54.3	$47.5
Effective income tax rate	55.0%	241.1%

The American Jobs Creation Act of 2004 (the Jobs Creation Act) created a onetime incentive for American companies to repatriate earnings from their foreign subsidiaries. During 2005, we completed a comparison of the benefits available to us under the Jobs Creation Act to those under other strategies for global cash and debt management, and we compared the benefits of implementing the incentive to the costs required to implement it. Based upon this analysis, we decided not to structure our earnings repatriation under the provisions of the Jobs Creation Act.

Minority interest expense was $0.1 million lower than the $5.8 million for the year ended December 31, 2004. Higher earnings were reported by the Company’s non-wholly owned subsidiaries in India and Japan; however, these were more than offset by lower earnings of our non-wholly owned subsidiaries in Saudi Arabia, Malaysia and Spain.

Segment Reporting

Net sales by reportable segment for the years ended December 31, 2005 and 2004 may be compared as follows:

	Year Ended December 31			Attributable to Changes in the Following Factors
(dollars in millions)	2005	2004	% Change	Currency Translation	Acquisitions/ Divestitures	Organic
Industrial & Institutional Services	$1,482.1	$1,389.1	6.7%	1.2%	(0.1)%	5.6%
Energy Services	899.7	806.7	11.5%	1.3%	(0.7)%	10.9%
Paper Services	698.1	662.9	5.3%	1.4%	(0.5)%	4.4%
Other	232.5	174.6	33.2%	0.7%	19.5%	13.0%
Net sales	$3,312.4	$3,033.3	9.2%	1.3%	0.7%	7.2%

The Industrial and Institutional Services division reported organic growth of 5.6% in 2005, the majority of which was attributable to price increases, with solid gains, exclusive of price increases, posted by our water treatment business in the Latin American and Pacific regions, as well as our marine and Pacific region mining businesses. These gains were offset by sales declines, exclusive of price increases, in North America and, more notably, Europe. Difficulties in adapting work processes following our SAP system conversion in Europe on January 1, 2005 and the generally slower economy in our largest western European markets were among the causes of the sales decline in Europe. Higher sales during the three months ended December 31, 2004 was another contributing factor, as European customers purchased in advance to avoid risking any potential complications from the system conversion.

Despite lost sales in the Gulf of Mexico due to unusually disruptive hurricanes during 2005, the Energy Services division reported a strong organic improvement in sales of 10.9% in 2005, more than half of which represented real growth. Strong performances were made by the Oil Field business, Downstream refining, and our petrochemical business.

Solid growth in Latin America, rapid growth in the Pacific region, and a more modest improvement in North America contributed to the 4.4% organic growth in Paper Services division sales in 2005. These improvements were partly offset by lower Paper Services sales in Europe, resulting from labor strikes faced by our Finnish customers earlier in the year and the aforementioned factors that affected Industrial and Institutional Services sales in the region.

Most of the organic improvement in ‘‘Other’’ sales in 2005 was attributable to alternate channel sales, our subsidiary company in India, and our Japanese joint venture, Katayama Nalco. The increase in ‘‘Other’’ sales attributable to acquisitions/divestitures represents the incremental impact of sales for the first five months of 2005 by Katayama Nalco, which was formed with Katayama Chemical Inc. on June 1, 2004.

Direct contribution by reportable segment for the years ended December 31, 2005 and 2004 may be compared as follows:

	Year Ended December 31			Attributable to Changes in the Following Factors
(dollars in millions)	2005	2004	% Change	Currency Translation	Acquisitions/ Divestitures	Organic
Industrial & Institutional Services	$322.5	$314.5	2.5%	1.1%	—	1.4%
Energy Services	173.0	156.5	10.5%	1.6%	(1.2)%	10.1%
Paper Services	118.0	138.9	(15.0)%	1.6%	(1.0)%	(15.6)%
Other	(65.9)	(76.4)	13.7%	(0.7)%	6.4%	8.0%

The Industrial and Institutional Services division reported direct contribution of $322.5 million for the year ended December 31, 2005, an increase of 2.5% over the $314.5 million reported for the year ended December 31, 2004. Organically, direct contribution improved 1.4%. Although the Industrial and Institutional Services division did well in capturing price increases during 2005, our sales force was distracted from focusing on real growth. As a result, most of the organic growth in sales was offset by higher raw material and freight costs.

The Energy Services division reported direct contribution of $173.0 million for the year ended December 31, 2005, a 10.5% increase over the $156.5 million reported for 2004. On an organic basis, direct contribution increased 10.1%. Higher sales volume and the impact of price increases accounted for most of the improvement, partly offset by increased raw material and freight costs.

The Paper Services division reported direct contribution of $118.0 million for the year ended December 31, 2005, a 15.0% decrease from the $138.9 million reported for 2004. Organically, direct contribution was down 15.6%, as a competitive environment that was slower to respond to the rising raw and other purchased material costs challenged our ability to obtain price increases.

The direct contribution loss of $65.9 million reported in ‘‘Other’’ for the year ended December 31, 2005, represented a decrease of $10.5 million from the $76.4 million direct contribution loss reported for 2004. Organically, direct contribution improved 8.0%. This reflected the favorable impact of a $14.6 million charge to cost of product sold in 2004 resulting from the sale of inventory that had been revalued at selling price less costs to sell in purchase accounting at the date of the Acquisition. This was partly offset by unfavorable supply chain variances attributable to the Gulf hurricanes. The change in ‘‘Other’’ direct contribution attributable to acquisitions/divestitures represents the incremental impact of Katayama Nalco for the first five months of 2005.

Liquidity and Capital Resources

Operating activities.    Historically, our main source of liquidity has been our solid cash flow generated by operating activities. For the year ended December 31, 2006, cash provided by operating activities was $285.1 million, an increase of $83.3 million from 2005. The improvement was mainly the result of the increase in net earnings and not making any payments in 2006 for 2005 variable incentive plans. Partly offsetting these improvements were higher contributions to the principal U.S. pension plan and higher cash requirements for inventories and accounts payable.

For the year ended December 31, 2005, cash provided by operating activities was $201.8 million, a $35.3 million decrease from the $237.1 million in 2004. Year-over-year, higher working capital requirements more than offset the increase in cash generated by earnings.

Investing activities.    Cash used for investing activities was $99.9 million for the year ended December 31, 2006, most of which was attributable to net property additions of $93.4 million. Of the remainder, $6.4 million relates to net cash used to increase the investment in our subsidiary in India.

Net property additions of $74.6 million accounted for most of the $77.7 million of cash used for investing activities in the year ended December 31, 2005. In 2004, cash used for investing activities was $72.9 million, as net property additions of $91.8 million were partly offset by a $25.3 million purchase price adjustment related to the Acquisition. Slightly more than one-third of the capital spending in 2004 was attributable to an investment in a common information systems platform for North America and Europe, which was fully implemented in January 2005.

Financing activities.    Net cash used for financing activities totaled $179.6 million and $125.9 million for the years ended December 31, 2006 and 2005, respectively, which was mostly attributable to a net decrease in borrowings. In 2006, we prepaid the remaining balance of $31.9 million on the U.S. dollar portion of our term loan A debt, made a scheduled payment on our euro-denominated term loan A debt of $3.2 million, and prepaid $170.0 million of our term loan B borrowings.

Most of the $125.9 million of cash used for financing activities during the year ended December 31, 2005 was attributable to prepayments of our term loan A debt totaling $99.0 million and a $22.0 million reduction in borrowings from our receivables facility.

Net cash used for financing activities totaled $231.8 million during the year ended December 31, 2004. Capital distributions, net of capital contributions, were $260.7 million. Proceeds from additional borrowings, net of debt repayments and a redemption premium resulting from the early repayment of senior discount notes, were $31.0 million.

In January 2004, we used the net proceeds from the issuance of senior discount notes to make a return of capital distribution of $446.9 million to our parent, Nalco Investment Holdings LLC, which, in turn, made a distribution to the holders of its membership interests.

Also during the year ended December 31, 2004, we received additional capital contributions of $186.2 million from our direct parent company. Of this amount, $176.9 million resulted from the November 2004 public stock offering made by our parent company, Nalco Holding Company. The remaining $9.3 million represented capital contributions received by our ultimate parent company at the time, Nalco LLC, and was comprised of an additional equity investment of $1.2 million by Dr. William H. Joyce, our Chairman and Chief Executive Officer, and $8.1 million in proceeds from the sale of equity interests to certain officers and key employees under the Nalco LLC 2004 Unit Plan.

Since the Transactions, we have been highly leveraged. Our liquidity requirements are significant, primarily due to debt service requirements as well as research and development and capital investment. Our primary source of liquidity will continue to be cash flow generated from operations, but we also have availability under a $250 million revolving credit facility and a $100 million receivables facility, in each case subject to certain conditions. We believe that our financial position and financing structure will provide flexibility in worldwide financing activities and permit us to respond to changing conditions in credit markets.

Senior credit facilities.    Our revolving credit facility is part of our senior credit facilities that were entered into on November 4, 2003. Our senior credit facilities initially included a $300 million term loan A facility (including an €88.0 million tranche) maturing on November 4, 2009 and a $1,300 million term loan B facility maturing on November 4, 2010. Borrowings under the senior credit facilities bear interest at a floating base rate plus an applicable margin. The applicable margin for borrowings under the revolving credit facility and the term loan A facility is 1.25% with respect to base rate borrowings and 2.25% with respect to LIBOR or Eurocurrency borrowings and may be reduced subject to our attaining certain leverage ratios. The applicable margin for borrowings under the term loan B facility is 0.75% with respect to base rate borrowings and 1.75% with respect to LIBOR or Eurocurrency borrowings. The applicable margin for borrowings under the term loan B facility is not subject to adjustment.

In addition to paying interest on outstanding principal under the senior credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments at a rate equal to 0.50%. We also pay customary letter of credit fees.

The term loan A facility was scheduled to amortize each year in quarterly amounts at a rate of 5% per annum in year one, 10% per annum in year two, 15% per annum in year three, 20% per annum in year four and 25% per annum in each of years five and six. In addition to the $15.3 million of scheduled payments due for the year ended December 31, 2004, we repaid an additional $82.6 million using cash generated from operations and proceeds from the accounts receivable securitization facility. An additional $99.0 million and $35.1 million was repaid during the years ended December 31, 2005 and 2006, respectively, using cash provided by operations.

The term loan B facility was scheduled to amortize each year in an amount equal to 1% per annum in equal quarterly installments for the first six years and nine months, with the remaining amount payable on November 4, 2010. In addition to the $13.0 million of scheduled payments due for the year ended December 31, 2004, we repaid an additional $206.0 million using cash generated from operations and proceeds from the accounts receivable securitization facility. An additional $170.0 million was repaid during the year ended December 31, 2006, using mostly cash provided by operations.

Principal amounts outstanding under the revolving credit facility will be due and payable in full at maturity on November 4, 2009. As of December 31, 2006, there were no outstanding borrowings under the revolving credit facility.

The senior credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability and our subsidiaries’ ability, including Nalco Company, to sell assets, incur additional indebtedness or issue preferred stock, repay other indebtedness, pay dividends and distributions or repurchase certain capital stock, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, enter into sale and leaseback transactions, engage in certain transactions with affiliates, amend certain material agreements governing our indebtedness, change the business conducted by us and our subsidiaries (including Nalco Company) and enter into hedging agreements. In addition, the senior credit facilities require Nalco Company to maintain the following financial covenants: a maximum total leverage ratio, a minimum interest coverage ratio and a maximum capital expenditures limitation. We were in compliance with all covenants at December 31, 2006.

Senior discount notes, senior notes and senior subordinated notes.    As part of the Transactions, in November 2003, Nalco Company issued $665 million aggregate principal amount of 7¾% U.S. dollar-denominated senior notes due 2011, €200 million aggregate principal amount of 7¾% euro-denominated senior notes due 2011, $465 million aggregate principal amount of 8 7/8% U.S. dollar-denominated senior subordinated notes due 2013 and €200 million aggregate principal amount of 9% euro-denominated senior subordinated notes due 2013.

On January 21, 2004, Nalco Finance Holdings LLC and Nalco Finance Holdings Inc. issued $694.0 million aggregate principal amount at maturity of 9.0% senior discount notes due 2014. Prior to February 1, 2009, interest will accrue on the notes in the form of an increase in the accreted value of such notes. The accreted value of each note will increase from the date of issuance until February 1, 2009 at a rate of 9.0% per annum, reflecting the accrual of non-cash interest, such that the accreted value will equal the principal amount at maturity on February 1, 2009. Cash interest payments on the notes will be due and payable beginning in 2009. Our primary source of liquidity for such payments will be cash flow generated from the operations of subsidiaries, including Nalco Holdings and Nalco Company. However, the terms of Nalco Company’s senior credit agreement limit the amount of dividends and other transfers by Nalco Holdings LLC and our other subsidiaries to the issuers of the senior discount notes. In addition, the terms of certain of the indentures governing the existing senior notes and senior subordinated notes of Nalco Company significantly restrict Nalco Company and our other subsidiaries from paying dividends, making distributions and otherwise transferring assets to the issuers. The ability of Nalco Company to make such payments is governed by a formula based on its consolidated net income. In addition, as a condition to making such payments to the issuers based on such formula, Nalco Holdings must have an Adjusted EBITDA to interest expense ratio of at least 2.0 to 1 after giving effect to any such payments. Notwithstanding such restrictions, such indentures permit an aggregate of $50.0 million of such payments to be made whether or not there is availability under the formula or the conditions to its use are met.

In December 2004, Nalco Finance Holdings LLC and Nalco Finance Holdings Inc. redeemed a portion of the senior discount notes with an accreted value of $162.3 million using proceeds from the initial public offering of common stock of Nalco Holding Company. The issuers paid a $14.6 million premium to redeem the notes. After the partial redemption, the aggregate principal amount at maturity of the notes declined to $460.8 million from $694.0 million.

The indentures governing the senior discount notes, the senior notes and senior subordinated notes limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on or make other distributions or repurchase certain capital stock;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	limit dividends or other payments by our restricted subsidiaries;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.

Subject to certain exceptions, the indentures governing the senior discount notes, the senior notes and senior subordinated notes permit our restricted subsidiaries and us to incur additional indebtedness, including secured indebtedness.

Covenant compliance.    The breach of covenants in our senior credit agreement that are tied to ratios based on Adjusted EBITDA could result in a default under that agreement and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indentures. Additionally, under our debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA is used to determine our compliance with many of the covenants contained in the indentures governing the notes and in our senior credit agreement. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and our senior credit facility. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

Adjusted EBITDA is calculated as follows:

	Year ended December 31
(dollars in millions)	2006	2005	2004
Net earnings (loss)	$88.3	$38.8	$(155.9)
Interest, net	262.7	249.5	241.0
Income tax provision	69.8	54.3	47.5
Depreciation	131.0	133.3	114.3
Amortization	70.1	81.6	96.3
EBITDA	621.9	557.5	343.2
Non-cash charges (1)	35.5	19.8	174.4
Business optimization expenses (2)	9.5	25.6	1.7
Unusual items (3)	19.1	6.4	59.7
Other adjustments (4)	(5.9)	(6.3)	6.3
Adjusted EBITDA	$680.1	$603.0	$585.3

(1)	Non-cash charges are further detailed on the following table:

	Year ended December 31
(dollars in millions)	2006	2005	2004
In-process research and development	$—	$—	$122.3
Inventory step-up	—	—	14.6
Asset write-offs	2.5	2.8	1.1
Profit sharing and 401(k) expense funded by Suez	25.6	13.2	27.8
Other	7.4	3.8	8.6
Non-cash charges	$35.5	$19.8	$174.4

In-process Research and Development

In-process research and development was a one-time charge of $122.3 million recorded during the year ended December 31, 2004, as a result of purchase accounting entries related to the Acquisition.

Inventory Step-Up

As a result of purchase accounting for the Acquisition, we wrote up our inventory to fair value and subsequently charged the write up to cost of product sold as the inventory was sold.

Profit Sharing and 401(k) Expense Funded by Suez

In conjunction with the Acquisition, we entered into an agreement with Suez whereby Suez will reimburse us for certain profit-sharing and 401(k) matching contributions made by us to the Profit-Sharing Trust.

Other

Other non-cash charges include the non-cash impact on earnings of our equity investments and minority interests. Non-cash charges also include the non-cash portion of rent expense under the sublease that we entered into with Suez in conjunction with the Acquisition.

(2)	Business optimization expenses for 2006, 2005 and 2004 include costs associated with the redesign and optimization of business and work processes. See Note 19 to Item 8 for more information.

(3)	Unusual items are further detailed on the following table:

	Year ended December 31
(dollars in millions)	2006	2005	2004
Pension settlements and curtailments	$1.7	$0.5	$0.1
Loss (gain) on sales, net of expenses	6.0	4.1	0.2
Other unusual items	11.4	1.8	59.4
	$19.1	$6.4	$59.7

Loss (Gain) on Sales, Net of Expenses

For the year ended December 31, 2006, we recorded a loss of $2.1 million from the sale-leaseback of our facility in Austria, and we also recognized losses of $1.2 million from the disposal of equipment at a plant in the U.K.

In 2005, we recognized an impairment loss of $2.4 million on a business that was held for sale.

Other Unusual Items

For the year ended December 31, 2006, the most significant other unusual items included $3.8 million of consultancy fees in connection with our work process redesign initiatives and $5.2 million of consulting and legal fees associated with our legal entity restructure.

In 2005, we wrote off $1.1 million of inventory, which pre-dated the Acquisition.

Our results for 2004 were impacted by the effects of certain other unusual items, including a $35.0 million charge for the termination of the Monitoring Fee Agreement with affiliates of the Sponsors; a $13.7 million charge for the early repayment of senior discount notes; expenses associated with the registration of publicly tradable senior notes and senior subordinated notes that were exchanged for the privately placed notes issued in connection with the Transactions; costs related to changing the name of our operating company from Ondeo Nalco Company to Nalco Company; and other Transaction-related expenses.

(4)	We are required to make adjustments to EBITDA for monitoring fees paid to the Sponsors, franchise taxes and 401(k) matching contributions.

Our covenant levels and ratios for the year ended December 31, 2006 are as follows:

	Covenant Level at December 31, 2006	Actual Ratios
Senior credit facility (1)
Minimum Adjusted EBITDA to cash interest ratio	1.75x	3.11x
Maximum net debt to Adjusted EBITDA ratio	6.00x	4.07x
Indentures (2)
Minimum Adjusted EBITDA to fixed charge ratio required to incur additional debt pursuant to ratio provisions	2.00x	2.71x

(1)	Our senior credit facility requires us to maintain an Adjusted EBITDA to cash interest ratio which started at a minimum of 1.65x and a net debt to Adjusted EBITDA ratio which started at a maximum of 6.75x, in each case for the most recent four quarter period. Failure to satisfy these ratio requirements would constitute a default under the senior credit agreement. If our lenders failed to waive any such default, our repayment obligations under the senior credit agreement could be accelerated, which would also constitute a default under our indentures.

(2)	Our ability to incur additional debt and make certain restricted payments under our indentures, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charge ratio of at least 2.0 to 1, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio, such as up to an aggregate principal amount of $1,950 million (including $992.0 million that was outstanding under our term loan facilities as of December 31, 2006) and investments in similar business and other investments equal to 6% of Nalco Finance Holdings LLC consolidated assets.

Local lines of credit.    Certain of our non-U.S. subsidiaries have lines of credit to support local requirements. As of December 31, 2006, the aggregate outstanding balance under these local lines of credit was approximately $24.9 million. Certain of these lines of credit are equally and ratably secured with obligations under our senior credit facilities.

Receivables facility.    Nalco Company entered into a three-year receivables facility on June 25, 2004 that provides up to $100.0 million in funding from a commercial paper conduit sponsored by JPMorgan Chase Bank, one of the lenders under Nalco Company’s senior credit facilities, based on availability of eligible receivables and satisfaction of other customary conditions. At the closing, we received $92.0 million in proceeds, which we used to repay term loans under the senior credit facilities.

In connection with the receivables facility, we established a wholly owned consolidated bankruptcy-remote special purpose subsidiary, Nalco Receivables LLC (the ‘‘transferor’’), to which Nalco Company (the ‘‘seller’’) sells trade accounts receivable (the ‘‘receivables’’) pursuant to a receivables purchase agreement. Pursuant to a receivables transfer agreement, the transferor then transfers an undivided interest in the purchased receivables to the commercial paper conduit or the related bank sponsor (the ‘‘transferees’’) in exchange for cash. The transferor’s purchase of receivables from the seller is financed through the simultaneous transfer of this undivided interest in the purchased receivables, together with cash contributed to it by Nalco Company and the advances made by the seller under an intercompany note.

Nalco Company, as the receivables collection agent, services, administers and collects the receivables under the receivables transfer agreement for which it receives a monthly servicing fee at a rate of 1% per annum of the average daily outstanding balance of receivables. Borrowings under the receivables facility bear interest at a floating base rate plus a usage fee. The usage fee varies based upon our leverage ratio as calculated under the senior credit facilities and is currently 0.90% of the amount funded. In addition, the transferor is required to pay a fee on the unused portion of the receivables facility that varies based upon the same ratio and is currently 0.30% of the unused portion of the commitments. These rates are per annum and payments of these fees are made to the lenders on the monthly settlement date.

Availability of funding under the receivables facility depends primarily upon the outstanding trade accounts receivable balance from time to time. Aggregate availability is determined by using a formula that reduces the gross receivables balance by factors that take into account historical default and dilution rates, excessive concentrations and average days outstanding and the costs of the facility. Based on the terms of this facility and on the criteria described above, as of December 31, 2006, approximately $187.2 million of our accounts receivable balance was considered eligible for financing under the program, of which approximately $135.2 million would have been available for funding. As of December 31, 2006, we had $100.0 million of outstanding borrowings under this facility.

This facility is treated as a general financing agreement resulting in the funding and related receivables being shown as liabilities and assets, respectively, on our consolidated balance sheet and the costs associated with the receivables facility being recorded as interest expense.

Contractual Obligations and Commitments

The following table summarizes our expected cash outflows resulting from our contractual obligations as of December 31, 2006:

	Payments Due By Period
(dollars in millions)	Total	2007	2008 to 2009	2010 to 2011	2012 and beyond
Contractual Obligations:
Debt obligations:
Principal	$3,237.3	$123.5	$85.8	$1,839.1	$1,188.9
Interest	1,277.0	212.2	447.9	401.4	215.5
Total debt obligations	4,514.3	335.7	533.7	2,240.5	1,404.4
Operating lease obligations (1)	264.3	16.5	25.9	54.9	167.0
Purchase obligations (2)	—	—	—	—	—
Other long-term liabilities (3)(4)	297.7	53.2	87.8	63.6	93.1
Total	$5,076.3	$405.4	$647.4	$2,359.0	$1,664.5

(1)	Represents future minimum rental payments related to administrative, research, manufacturing, and warehouse facilities. Operating leases are also in place for vehicles and office equipment, the amounts of which are not readily available.

(2)	Excluded from the table are open purchase orders for raw materials and supplies used in the normal course of business, supply contracts with customers, distribution agreements, joint venture agreements and other contracts without express funding requirements.

(3)	Does not reflect obligations under the Contribution Agreement relating to our Profit Sharing and Savings Plan, for which Suez has agreed to reimburse us.

(4)	The amounts in long-term liabilities represent our expected minimum pension funding requirements for the principal domestic defined benefit pension plan through 2016. Minimum pension funding is defined by the current law in place without consideration of any past temporary pension funding relief or future proposed pension legislation. Amounts beyond 2016 are not reasonably estimable.

Our contractual obligations and commitments over the next several years are significant. Our primary source of liquidity will continue to be cash flow generated from operations. In the period January 1, 2004 through December 31, 2006, our cumulative cash flow from operations was $724.0 million. We have availability under a $250 million revolving credit facility to assist us, if required, in meeting our working capital needs and other contractual obligations. This multi-year revolving credit facility matures in November 2009. If our cash flow from operations is insufficient to fund our debt service and other obligations, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness. At December 31, 2006, there were no outstanding borrowings under the $250 million revolving credit facility, excluding $27.7 million of outstanding letters of credit.

We believe that cash flow generated from operations and our borrowing capacity will be adequate to meet our obligations and business requirements. Our ability to fund these items and to reduce debt may be affected by general economic, financial, competitive, legislative and regulatory factors, and the cost of litigation claims, among other things.

The following table summarizes our expected cash outflows resulting from commercial commitments as of December 31, 2006. Commercial commitments include lines of credit, guarantees and other potential cash outflows resulting from a contingent event that requires our performance pursuant to a funding commitment.

	Amount of Commitment Expiration Per Period
(dollars in millions)	Total	2007	2008 to 2009	2010 to 2011	2012 and beyond
Commercial Commitments:
Standby letters of credit (1)	$43.4	$37.6	$5.6	$0.2	$—
Guarantees	—	—	—	—	—
Other commercial commitments	3.5	3.2	0.3	—	—
Total	$46.9	$40.8	$5.9	$0.2	$—

(1)	The final maturity of current instruments is subject to annual renewal.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet financing or unconsolidated special purpose entities.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. This statement is intended to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. It also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The statement does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value, and it does not establish requirements for recognizing dividend income, interest income or interest expense. It also does not eliminate disclosure requirements included in other accounting standards. We are required to adopt SFAS No. 159 as of the beginning of our fiscal year ended December 31, 2008. We are in the process of determining the effects, if any, that adoption of SFAS No. 159 will have on our financial statements.

In June 2006, FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes. The interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, and we will adopt FIN 48 as of January 1, 2007, as required. Because we are indemnified by Suez for material tax exposures that originate in periods prior to November 4, 2003, the cumulative effect of adopting FIN 48 will be recorded by adjusting our tax contingencies, long-term receivable for the indemnity, and accumulated deficit. We are in the process of determining the effects that adoption of FIN 48 will have on our financial statements, but we do not expect that it will be material.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. We are required to adopt the provisions of SFAS No. 157 as of the beginning of our fiscal year ended December 31, 2008. We are in the process of determining the effects, if any, that adoption of SFAS No. 157 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and

132(R). SFAS No. 158 requires an employer to recognize in its balance sheet an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year, and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes are to be reported in comprehensive income and as a separate component of unitholder’s equity. SFAS No. 158 does not change the amount of net periodic benefit cost included in net earnings. We adopted the recognition provisions of SFAS No. 158 as of December 31, 2006, as required. The impact on our consolidated balance sheet was not material. We are required to adopt the measurement date provisions of SFAS No. 158 no later than December 31, 2008. Retrospective application of both the recognition and measurement date provisions of SFAS No. 158 is not permitted.

In September 2006, the Securities and Exchange Commission (‘‘SEC’’) issued Staff Accounting Bulletin No. 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, to address diversity in practice in quantifying financial statement misstatements. SAB 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. We began applying the provisions of SAB 108 to our financial statements for the year ended December 31, 2006, as required, which had no effect on our financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment, which revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

We elected to adopt SFAS No. 123(R) as of October 1, 2004, using the modified-prospective transition method. Compensation cost charged to earnings for our equity compensation plans was $1.8 million, $0.3 million and $0.1 million for the years ended December 31, 2006, 2005 and 2004, respectively.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs. This statement clarifies the accounting for the abnormal amount of idle facilities expense, freight, handling costs and wasted material. This statement requires that those items be recognized as current-period expense. In addition, SFAS No. 151 requires that allocation of fixed overhead to the cost of conversion be based on the normal capacity of the production facilities. This statement was effective for inventory costs incurred after December 31, 2005. Adoption of this statement did not have a material effect on our financial statements.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are subject to inherent risks attributed to operating in a global economy. We may utilize derivative financial instruments as necessary to manage foreign currency exchange rate risks. We manage foreign currency exchange risk arising from financial activities pursuant to our corporate guidelines. Forward contracts and, occasionally, swaps and options are utilized to protect these cash flows from adverse movements in exchange rates, and we account for these instruments by marking them to market at each balance sheet date. We may also employ hedge accounting as permitted by SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In addition, we use certain foreign currency debt as a hedge of the foreign currency exposure of a portion of our net investment in foreign operations.

Upon issuance, we designated the €200.0 million aggregate principal amount of 7¾% senior notes due 2011, the €200.0 million aggregate principal amount of 9% senior subordinated notes due 2013, and the €88.0 million term loan as a hedge of our net investment in subsidiary companies whose assets, liabilities, and operations are measured using the euro as their functional currency. Because of the high degree of effectiveness between the hedging instruments and the exposure being hedged, fluctuations in the value of the euro-denominated debt due to exchange rate changes are offset by changes in the net investment. Accordingly, changes in the value of the euro-denominated debt are recognized in foreign currency translation adjustment, a component of accumulated other comprehensive income, to offset changes in the value of our net investment in subsidiary companies whose financial statements are measured using the euro as their functional currency.

We formally assess, on a quarterly basis, whether the euro-denominated debt is effective at offsetting changes in the value of the underlying exposure. For the year ended December 31, 2006, we recorded a $63.3 million non-cash pretax gain in the accumulated foreign currency translation adjustment account related to this hedge. No hedge ineffectiveness was recorded in income.

We also manage operational (transactional) foreign currency risk, particularly in emerging markets, by closely managing both pricing and raw material sourcing. Risks associated with foreign exchange translation exposures are not hedged.

We have exposure to fluctuations in foreign currency exchange rates. Based on our derivative foreign currency instruments outstanding at December 31, 2006 and 2005, a 10% strengthening or weakening in the value of the U.S. dollar relative to the currencies in which those derivative foreign currency instruments are denominated would result in a gain or loss in fair values of less than $2.0 million and $1.3 million, respectively.

At December 31, 2006, Nalco Company’s 2007 forecasted natural gas utility requirements were approximately 70% hedged utilizing natural gas forward contracts at an average cost of $9.21 per MMBTU. These contracts had a notional value of $9.9 million and have delivery dates from January 2007 through December 2007. Based on year-end NYMEX prices, we had a net unrealized loss on our natural gas forward contracts at December 31, 2006 of $2.4 million. Assuming that year-end natural gas prices were to increase or decrease by 10%, the gain or loss in fair value would be less than $0.8 million.

At December 31, 2006, we had $1,116.4 million of variable rate debt. A 1% increase in the average interest rate would increase future interest expense by approximately $11.2 million per year.

Our sensitivity analysis of the effects of the changes in interest rates and foreign currency exchange rates do not reflect the effect of such changes on the related hedged transactions or on other operating transactions. The analysis also does not factor in a potential change in the level of variable rate borrowings or derivative instruments outstanding that could take place if these hypothetical conditions prevailed.

We are exposed to credit loss in the event of nonperformance by the other party to the derivative financial instruments. We limit this exposure by entering into agreements directly with a number of major financial institutions that meet our credit standards and that are expected to satisfy fully their obligations under the contracts. We view derivative financial instruments as a risk management tool and do not use them for speculative or trading purposes.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Index to Financial Statements

Nalco Finance Holdings LLC and Subsidiaries
Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Unitholder of Nalco Finance Holdings LLC

We have audited the accompanying consolidated balance sheets of Nalco Finance Holdings LLC and subsidiaries (Company) as of December 31, 2006 and 2005, and the related consolidated statements of operations, unitholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedules listed in the Index at Item 15(a)(2). These financial statements and schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nalco Finance Holdings LLC and subsidiaries at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Notes 2 and 14 to the consolidated financial statements, the Company adopted the recognition and disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R), as of December 31, 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Nalco Finance Holdings LLC’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
March 1, 2007

Report of Independent Registered Public Accounting Firm

The Board of Directors and Unitholder of Nalco Finance Holdings LLC

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that Nalco Finance Holdings LLC maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Nalco Finance Holdings LLC’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Nalco Finance Holdings LLC maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Nalco Finance Holdings LLC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Nalco Finance Holdings LLC and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, unitholder’s equity, and cash flows for each of the three years in the period ended December 31, 2006, and our report dated March 1, 2007 expressed an unqualified opinion thereon.

/s/ ERNST & YOUNG LLP
Chicago, Illinois
March 1, 2007

Nalco Finance Holdings LLC and Subsidiaries
Consolidated Balance Sheets
(dollars in millions)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$37.3	$30.8
Trade accounts receivable, less allowances of $19.0 and $16.6 in 2006 and 2005, respectively	695.3	622.3
Inventories	340.7	313.2
Deferred income taxes	29.0	21.1
Prepaid expenses and other current assets	65.1	62.0
Total current assets	1,167.4	1,049.4
Property, plant, and equipment, net	743.4	755.3
Goodwill	2,299.9	2,196.7
Other intangible assets, net	1,169.5	1,227.5
Deferred financing costs	44.3	55.0
Receivable from former shareholder	60.0	73.2
Other noncurrent assets	174.9	197.8
Total assets	$5,659.4	$5,554.9
Liabilities and unitholder’s equity
Current liabilities:
Accounts payable	$288.2	$285.4
Accrued expenses	137.5	135.7
Accrued compensation	108.8	67.5
Short-term debt	150.2	22.6
Income taxes	34.7	31.9
Total current liabilities	719.4	543.1
Long-term debt	3,038.6	3,244.2
Deferred income taxes	352.9	380.7
Accrued pension benefits	430.7	416.4
Other liabilities	250.0	278.9
Minority interest	12.6	11.2
Unitholder’s equity	855.2	680.4
Total liabilities and unitholder’s equity	$5,659.4	$5,554.9

See notes to consolidated financial statements.

Nalco Finance Holdings LLC and Subsidiaries
Consolidated Statements of Operations
(dollars in millions)

	Year ended December 31
	2006	2005	2004
Net sales	$3,602.6	$3,312.4	$3,033.3
Operating costs and expenses:
Cost of product sold	1,976.5	1,832.2	1,578.8
Selling, administrative and research expenses	1,113.5	1,028.7	1,038.8
Amortization of intangible assets	70.1	81.6	96.3
In-process research and development	—	—	122.3
Business optimization expenses	9.5	25.6	1.7
Sponsor monitoring fees	—	—	11.2
Sponsor monitoring agreement termination fee	—	—	35.0
Total operating costs and expenses	3,169.6	2,968.1	2,884.1
Operating earnings	433.0	344.3	149.2
Other income (expense), net	(4.3)	4.0	(10.8)
Interest income	9.1	8.5	10.1
Interest expense	(271.8)	(258.0)	(251.1)
Earnings (loss) before income taxes and minority interests	166.0	98.8	(102.6)
Income tax provision	69.8	54.3	47.5
Minority interests	(7.9)	(5.7)	(5.8)
Net earnings (loss)	$88.3	$38.8	$(155.9)

See notes to consolidated financial statements.

Nalco Finance Holdings LLC and Subsidiaries
Consolidated Statements of Unitholder’s Equity
(dollars in millions)

	Capital Account	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income	Comprehensive Income (Loss)
Balance at January 1, 2004	$1,001.9	$(24.1)	$91.2
Capital contributions	186.2	—	—
Capital distributions	(446.9)	—	—
Net loss	—	(155.9)	—	$(155.9)
Other comprehensive income (loss):
Loss on derivatives – net of tax benefit of $0.2	—	—	(0.2)	(0.2)
Currency translation adjustments – net of tax of $7.5	—	—	42.1	42.1
Comprehensive loss				$(114.0)
Balance at December 31, 2004	741.2	(180.0)	133.1
Share-based compensation	0.3	—	—
Net earnings	—	38.8	—	$38.8
Other comprehensive income (loss):
Minimum pension liability adjustment – net of tax benefit of $0.8	—	—	(1.8)	(1.8)
Gain on derivatives – net of tax of $0.2	—	—	0.2	0.2
Currency translation adjustments – net of tax of $7.9	—	—	(51.4)	(51.4)
Comprehensive loss				$(14.2)
Balance at December 31, 2005	741.5	(141.2)	80.1
Share-based compensation	1.8	—	—
Net earnings	—	88.3	—	$88.3
Other comprehensive income (loss):
Minimum pension liability adjustment – net of tax of $0.4	—	—	0.8	0.8
Loss on derivatives – net of tax benefit of $0.8	—	—	(1.3)	(1.3)
Currency translation adjustments – net of tax benefit of $17.4	—	—	87.0	87.0
Comprehensive income				$174.8
Adjustment to adopt FAS 158 – net of tax benefit of $5.6	—	—	(1.8)
Balance at December 31, 2006	$743.3	$(52.9)	$164.8

See notes to consolidated financial statements.

Nalco Finance Holdings LLC and Subsidiaries
Consolidated Statements of Cash Flows
(dollars in millions)

	Year ended December 31
	2006	2005	2004
Operating activities
Net earnings (loss)	$88.3	$38.8	$(155.9)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	131.0	133.3	114.3
Amortization	70.1	81.6	96.3
In-process research and development	—	—	122.3
Amortization of deferred financing costs and accretion of senior discount notes	43.5	40.2	49.1
Loss on early extinguishment of debt	—	—	13.7
Equity in earnings of unconsolidated subsidiaries, net of distributions	1.9	2.5	2.8
Deferred income taxes	(19.1)	(28.2)	(49.2)
Amortization of unearned employee compensation and accretion of obligation	25.6	13.2	27.8
Defined benefit pension plan expense	44.9	43.9	39.8
Defined benefit pension plan contributions	(70.8)	(30.0)	(13.7)
Other, net	21.6	17.3	16.6
Changes in current assets and liabilities:
Trade accounts receivable	(40.6)	(59.9)	(86.4)
Inventories	(15.4)	(8.1)	(10.9)
Accounts payable	(8.8)	29.8	96.3
Other	12.9	(72.6)	(25.8)
Net cash provided by operating activities	285.1	201.8	237.1
Investing activities
Purchase price adjustment on acquisition of Ondeo Nalco Group	—	(3.2)	25.3
Business purchases/sales, net	(6.4)	—	(2.3)
Additions to property, plant, and equipment, net	(93.4)	(74.6)	(91.8)
Other investing activities	(0.1)	0.1	(4.1)
Net cash used for investing activities	(99.9)	(77.7)	(72.9)
Financing activities
Proceeds from long-term debt	—	24.3	719.7
Payments of long-term debt	(205.6)	(145.8)	(639.3)
Short-term debt, net	30.8	2.9	(34.8)
Redemption premium on early extinguishment of debt	—	—	(14.6)
Deferred financing costs	(0.8)	(1.3)	(1.2)
Capital contributions	—	—	186.2
Capital distributions	—	—	(446.9)
Other financing activities	(4.0)	(6.0)	(0.9)
Net cash used for financing activities	(179.6)	(125.9)	(231.8)
Effect of foreign exchange rate changes on cash and cash equivalents	0.9	(0.6)	0.8
Increase (decrease) in cash and cash equivalents	6.5	(2.4)	(66.8)
Cash and cash equivalents at beginning of the period	30.8	33.2	100.0
Cash and cash equivalents at end of the period	$37.3	$30.8	$33.2
Supplemental cash flows information
Cash paid during the period for:
Interest	$226.3	$217.6	$206.7
Income taxes	88.6	80.4	92.3

See notes to consolidated financial statements.

Nalco Finance Holdings LLC and Subsidiaries
Notes to Consolidated Financial Statements
(dollars in millions)
December 31, 2006

1.    Description of Business and Change in Ownership

Description of Business

We are engaged in the worldwide manufacture and sale of highly specialized service chemical programs. This includes production and service related to the sale and application of chemicals and technology used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining, and other industrial processes.

Change in Ownership

On November 4, 2003, our subsidiary, Nalco Holdings LLC (the Buyer), a newly formed entity controlled by affiliates of The Blackstone Group, L.P., Apollo Management, L.P., and The Goldman Sachs Group, Inc. (collectively, the Sponsors), pursuant to a Stock Purchase Agreement (as amended, the Stock Purchase Agreement) with Suez S.A. (Suez or Seller) and certain of its affiliates, acquired the net assets of Ondeo Nalco Group (as defined below) for $4,127.1 million including direct costs of the acquisition of $125.6 million, excluding assumed debt of $30.2 million, and subject to certain closing and post-closing adjustments (the Acquisition).

The Ondeo Nalco Group (the Predecessor) included Ondeo Nalco Company and subsidiaries (ONC) and certain subsidiaries of Nalco International SAS (NIS) plus Calgon Europe Limited (UK), owned by Degremont (a former related party). Ondeo Industrial Solutions North America, a subsidiary of ONC, was excluded from the Predecessor, as the Buyer did not acquire it.

2.    Summary of Significant Accounting Policies

Basis of Presentation

All intercompany balances and transactions are eliminated. Investments in companies or partnerships in which we do not have control, but have the ability to exercise significant influence over operating and financial policies, are reported using the equity method.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the consolidated statements of operations for the years ended December 31, 2005 and 2004 and to the consolidated balance sheet at December 31, 2005 to conform to the current year presentation.

These reclassifications had no effect on net earnings (loss) reported for any period.

Foreign Currency Translation

Local currencies are the functional currencies for most foreign operations. Their balance sheets and income statements are translated at current and average exchange rates, respectively, with any resulting translation adjustments included in the currency translation adjustment account in

2.    Summary of Significant Accounting Policies (continued)

unitholder’s equity. The financial statements of any foreign subsidiaries that operate in highly inflationary environments are translated using a combination of current, average, and historical exchange rates, with the resulting translation impact included in results of operations. Exchange adjustments resulting from transactions executed in different currencies are included in other income (expense) in the statements of operations.

Concentration of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. We believe the likelihood of incurring material losses due to concentration of credit risk is remote. The principal financial instruments subject to credit risk are as follows:

Cash and Cash Equivalents

A formal policy exists of placing these instruments in investment grade companies and institutions and limiting the size of an investment with any single entity.

Accounts Receivable

A large number of customers in diverse industries and geographies, as well as the practice of establishing reasonable credit lines, limits credit risk. The allowance for doubtful accounts is adequate to cover potential credit risk losses.

Foreign Exchange Contracts and Derivatives

Formal policies exist, which establish credit limits and investment grade credit criteria of ‘‘A’’ or better for all counterparties.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their face amounts less an allowance for doubtful accounts. On a periodic basis, we evaluate our accounts receivable and establish the allowance for doubtful accounts based on a combination of specific customer circumstances and credit conditions and based on a history of write-offs and collections. Our policy is generally to not charge interest on trade receivables after the invoice becomes past due. A receivable is considered past due if payments have not been received within agreed upon invoice terms.

Inventory Valuation

Inventories are valued at the lower of cost or market. Approximately 57% and 56% of the inventories at December 31, 2006 and 2005, respectively, are valued using the average cost or first-in, first-out (FIFO) method. The remaining inventories are valued using the last-in, first-out (LIFO) method. Reported inventory amounts would have been $1.3 million lower at December 31, 2006 and $2.4 million higher at December 31, 2005, if the FIFO method of accounting had been used for all inventories.

The LIFO method is used only in the United States. Most of the countries outside of the United States where we have subsidiaries do not permit the use of the LIFO method. In those countries where its use is permitted, we have not adopted the LIFO method of inventory valuation because the value of the inventories in those countries is not significant.

2.    Summary of Significant Accounting Policies (continued)

Goodwill and Other Intangible Assets

Goodwill and indefinite-lived intangible assets are tested for impairment at least annually, and impairment, if any, recorded as expense in the period of impairment.

We amortize customer relationships using a declining-balance method over an estimated useful life of 16 years to reflect the pattern in which the economic benefits of that asset are realized. This amortization method considers the expected rate of customer attrition, which was based on historical attrition data that was also used in estimating the fair value of the customer relationship intangible acquired at the Acquisition date.

The straight-line method is used for all other assets subject to amortization. Patents and developed technology are being amortized over an estimated useful life of 10 years.

Deferred Financing Costs

Deferred financing costs are incurred to obtain long-term financing and are amortized using the effective interest method over the term of the related debt. The amortization of deferred financing costs, which is classified as interest expense in the statement of operations, was $11.4 million, $10.9 million and $11.2 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Asset Retirement Obligations

The fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred. The liability is adjusted to its present value in subsequent periods as accretion expense is recorded. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s useful life.

Income Taxes

Income taxes are recognized during the period in which transactions enter into the determination of financial statement income, with deferred income taxes being provided for the tax effect of temporary differences between the carrying amount of assets and liabilities and their tax bases.

Deferred income taxes are provided on the undistributed earnings of foreign subsidiaries and affiliated companies except to the extent such earnings are considered to be permanently reinvested in the subsidiary or affiliate. In cases where foreign tax credits will not offset U.S. income taxes, appropriate provisions are included in the consolidated statement of operations.

Valuation allowances are determined based on the realizability of the deferred tax assets. Relevant factors to determine the realizability of the assets include future taxable income, the expected timing of the reversal of temporary differences, tax planning strategies and the expiration dates of the various tax attributes. Valuation allowances are established for those assets that are determined to be more likely than not to expire without benefit, or for which income of the proper character is not anticipated.

The effect of a valuation allowance expected to be necessary for a deferred tax asset at the end of the year for originating deductible temporary differences and carryforwards is included in the annual effective tax rate for the year. The effect of a change in the beginning-of-the-year balance of a valuation allowance resulting from a change in judgement about the realizability of the related deferred tax asset in future years is recognized in the interim period in which the change occurs.

We reserve tax contingencies (including related interest) for tax positions taken for which the likelihood of being sustained is considered to be less than probable. The tax reserves are reevaluated throughout the year, taking into account new legislation, regulations, case law and audit results.

Derivative Instruments

In accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138,

2.    Summary of Significant Accounting Policies (continued)

Accounting for Certain Derivative Instruments and Certain Hedging Activities, derivatives are recognized as either assets or liabilities in the balance sheets at fair value.

Revenue Recognition

Revenue from sales of products, including amounts billed to customers for shipping and handling costs, is recognized at the time: (1) persuasive evidence of an arrangement exists, (2) ownership and all risks of loss have been transferred to the buyer, which is generally upon shipment, (3) the price is fixed and determinable, and (4) collectibility is reasonably assured. Revenue from services is recognized when the services are provided to the customer.

Cost of Product Sold

Cost of product sold includes the cost of inventory (materials and conversion costs) sold to customers, shipping and handling costs, and certain warehousing costs. It also includes inbound freight charges, purchasing and receiving costs, packaging, quality assurance costs, internal transfer costs, and other costs of our distribution network. It also includes supply chain administration, safety, health and environmental administration, and the costs of labor for services provided, whether as saleable services or as part of a multiple deliverables arrangement.

Selling, Administrative and Research Expenses

Selling expenses, which include the cost of our sales force and marketing staff and their related expenses, were $843.8 million, $795.0 million and $791.4 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Administrative expenses primarily represent the cost of support functions, including information technology, finance, human resources and legal, as well as expenses for support facilities, executive management and management incentive plans. Administrative expenses were $208.1 million, $175.2 million and $190.7 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Research and development expenses represent the cost of our research and development personnel and their related expenses, including research facilities in the United States, the Netherlands and Singapore. Research and development expenses, excluding costs to acquire in-process research and development, totaled $61.6 million, $58.5 million and $56.7 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Research and development costs are charged to expense as incurred. Purchased in-process research and development costs were $122.3 million for the year ended December 31, 2004.

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs. This statement clarifies the accounting for the abnormal amount of idle facilities expense, freight, handling costs and wasted material. This statement requires that those items be recognized as current-period expense. In addition, SFAS No. 151 requires that allocation of fixed overhead to the cost of conversion be based on the normal capacity of the production facilities. This statement was effective for inventory costs incurred after December 31, 2005. Adoption of this statement did not have a material effect on our financial statements.

In June 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109, Accounting for Income Taxes. The interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides

2.    Summary of Significant Accounting Policies (continued)

guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, and we will adopt FIN 48 as of January 1, 2007, as required. Because we are indemnified by Suez for material tax exposures that originate in periods prior to November 4, 2003, the cumulative effect of adopting FIN 48 will be recorded by adjusting our tax contingencies, long-term receivable for the indemnity and accumulated deficit. We are in the process of determining the effects that adoption of FIN 48 will have on our financial statements, but we do not expect that it will be material.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. We are required to adopt the provisions of SFAS No. 157 as of the beginning of our fiscal year ended December 31, 2008. We are in the process of determining the effects, if any, that adoption of SFAS No. 157 will have on our financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize in its balance sheet an asset for a plan’s overfunded status or a liability for a plan’s underfunded status, measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year, and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes are to be reported in comprehensive income and as a separate component of unitholder’s equity. SFAS No. 158 does not change the amount of net periodic benefit cost included in net earnings. We adopted the recognition and disclosure provisions of SFAS No. 158 as of December 31, 2006, as required. The impact on our consolidated balance sheet is disclosed in Note 14. We are required to adopt the measurement date provisions of SFAS No. 158 no later than December 31, 2008. Retrospective application of both the recognition and measurement date provisions of SFAS No. 158 is not permitted.

In September 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108 (SAB 108), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, to address diversity in practice in quantifying financial statement misstatements. SAB 108 provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. We began applying the provisions of SAB 108 to our financial statements for the year ended December 31, 2006, as required, which had no effect on our financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. This statement is intended to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. It also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The statement does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value, and it does not establish requirements for recognizing dividend income, interest income or interest expense. It also does not eliminate disclosure requirements included in other accounting standards. We are required to adopt SFAS No. 159 as of the beginning of our fiscal year ended December 31, 2008. We are in the process of determining the effects, if any, that adoption of SFAS No. 159 will have on our financial statements

3.    Acquisitions and Divestitures

In November 2006, we increased the investment in our subsidiary in India from 80% to more than 97%. The purchase price for this additional investment was $6.4 million, net of a reimbursement of $8.3 million received from Suez pursuant to the terms of the Stock Purchase Agreement. A tender

3.    Acquisitions and Divestitures (continued)

offer is outstanding for the remaining shares not owned by us. The purchase price exceeded the fair value of the net tangible assets acquired by $3.9 million, which was allocated to goodwill.

We acquired two businesses and certain patents during 2004 for a combined purchase price of $2.5 million, net of cash acquired. Each of these acquisitions was treated as a purchase, and their results of operations have been included in the consolidated financial statements since their respective dates of acquisition. The purchase price exceeded the fair value of tangible net assets by $2.5 million, which was allocated to other intangible assets and patents and developed technology.

In June 2004, we formed a joint venture in Japan with Katayama Chemical Inc. to provide water treatment and process improvement services, chemicals, and equipment to Japanese industrial and institutional customers. The results of this joint venture, Katayama Nalco Inc., are included in our consolidated financial statements since we exercise control over it.

We sold a business during 2004 for approximately $0.2 million. No gain or loss was recorded on the sale.

The pro forma impact as if the aforementioned acquisitions had occurred at the beginning of the respective years is not significant.

4.    Securitization of Accounts Receivable

In June 2004, we entered into a three-year accounts receivable securitization facility with a commercial paper conduit sponsored by one of the lenders under our senior credit facilities. The facility provides up to $100.0 million in funding, based on availability of eligible trade accounts receivable and other customary factors.

In connection with the facility, we established a bankruptcy-remote, wholly owned, special purpose limited liability company (the ‘‘Transferor’’), into which Nalco Company, a wholly owned subsidiary of Nalco Holdings LLC, (the ‘‘Seller’’) transfers all eligible trade accounts receivable (the ‘‘Receivables’’). Pursuant to a Receivables Transfer Agreement, the Transferor then transfers an undivided interest in the Receivables to the commercial paper conduit or the related bank sponsor (the ‘‘Transferees’’) in exchange for cash.

The financing fee charged by the Transferees under the facility is based on the amount funded and the conduit’s cost of funds for issuing commercial paper plus a margin that varies based on the leverage ratio as calculated under our senior credit facilities. A commitment fee that varies based on the same ratio and the unused portion of the facility is also charged by the conduit. Under the facility, Nalco Company services, administers and collects the Receivables, for which it receives a monthly servicing fee of 1% per annum of the average daily outstanding balance of Receivables.

Availability of funding under the facility depends primarily upon the outstanding Receivables balance from time to time. The facility may be terminated for, among other reasons, material breaches of representations and warranties, bankruptcies of the Seller or the Transferor, a judgment or order for the payment of money rendered against the Transferor, cross-defaults to our other debt, or breach of specified financial covenants. We are currently in compliance with these covenants.

The facility is accounted for as a secured borrowing, resulting in the funding and related Receivables being shown as liabilities and assets, respectively, on our consolidated balance sheet and the costs associated with the facility being recorded as interest expense. We had outstanding borrowings of $100.0 million and $75.3 million at December 31, 2006 and 2005, respectively, under the facility.

5.    Inventories

Inventories consist of the following:

	December 31, 2006	December 31, 2005
Finished products	$264.5	$242.6
Raw materials and work-in-process	76.2	70.6
	$340.7	$313.2

6.    Goodwill

Changes in the carrying value of goodwill from January 1, 2005 to December 31, 2006 are summarized below:

Balance as of January 1, 2005	$2,368.3
Adjustments to deferred income taxes	(71.6)
Adjustment to Ondeo Nalco Group purchase price	(2.5)
Excess accruals for costs to exit activities	(0.4)
Effect of foreign currency translation	(97.1)
Balance as of December 31, 2005	2,196.7
Acquisitions	3.9
Excess accruals for costs to exit activities	(1.0)
Other	(2.2)
Effect of foreign currency translation	102.5
Balance as of December 31, 2006	$2,299.9

During 2005, we adjusted certain deferred tax liabilities related to purchase accounting, primarily related to intangible assets. As a result, goodwill and deferred tax liabilities were reduced by $71.6 million.

We will evaluate goodwill for impairment in the fourth quarter of each year and whenever a triggering event occurs. We completed our annual goodwill impairment test in the fourth quarter 2006 and determined that no goodwill was impaired.

 7.    Other Intangible Assets

Intangible assets are summarized as follows:

	December 31, 2006		December 31, 2005
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Intangible assets subject to amortization:
Customer relationships	$507.2	$(237.9)	$486.4	$(169.8)
Patents and developed technology	100.6	(32.3)	100.5	(22.2)
Other	2.5	(0.6)	2.4	(0.3)
Intangibles not subject to amortization:
Trademarks and trade names	830.0	—	830.0	—
Pension asset	—	—	0.5	—
	$1,440.3	$(270.8)	$1,419.8	$(192.3)

 7.    Other Intangible Assets (continued)

Estimated annual amortization expense for the years 2007 through 2011 is as follows:

Year ending December 31
2007	$60.7
2008	52.1
2009	45.0
2010	39.1
2011	34.2

8.	Contribution Agreement With Profit-Sharing Trust and Reimbursement Agreement with Suez

The Predecessor previously had an Employee Stock Ownership Plan (ESOP), which gave most U.S. employees an additional opportunity to share in the ownership of the Predecessor’s stock. Preferred shares were allocated to eligible employees based on a percentage of pretax earnings.

At the inception of the ESOP, the Predecessor and a trustee entered into a trust agreement, constituting the ESOP Trust, to fund benefits under the Predecessor’s ESOP. As part of its acquisition of Nalco Chemical Company in November 1999, Suez purchased from the trustee all of the issued and outstanding Series B ESOP Convertible Preferred Stock at a price of $1,060 per share. The trustee credited proceeds from the sale of allocated shares to participants’ accounts. Under the terms of an agreement (the Contribution Agreement), the Predecessor and the ESOP trustee agreed that the trustee would use proceeds from the sale of shares held in the loan suspense account to repay the outstanding principal and accrued interest on the ESOP loans. It was also agreed that all proceeds remaining after the repayment of the loans and accrued interest would be allocated to participants’ accounts. In return, the Predecessor agreed to make contributions to the Profit Sharing, Investment and Pay Deferral Plan Trust (the Trust) on or before December 31, 2010, having a present value equal to $124.6 million, the outstanding principal and accrued interest paid on the ESOP loans. The plan was amended effective January 1, 2003 to also permit matching contributions under the Company’s 401(k) plan to count as contributions to the Trust. The Contribution Agreement provides for specified minimum annual contributions to be made to the Trust, with interest accruing on the outstanding contribution balance at an annual rate of 8.5% compounded monthly. The contribution commitment becomes due and payable in its entirety if one or more events that are specified in the Contribution Agreement occur.

Pursuant to the Stock Purchase Agreement, we entered into an agreement (the Reimbursement Agreement) with Suez on November 4, 2003, whereby Suez shall reimburse us for all contributions we make to the Trust in order to satisfy our obligations under the Contribution Agreement. As part of the allocation of the Acquisition purchase price, we recorded a receivable from Suez of $112.7 million, equivalent to our recorded liability to the Trust, and recorded a $115.0 million unearned employee profit sharing asset, which is being amortized to reflect profit sharing expense in the period earned by employees. Interest accretes on this receivable at the same rate that it accretes on our obligation to the Trust. The receivable does not have specific due dates, but under the terms of the Reimbursement Agreement, Suez is required to reimburse us immediately after we make any contributions to the Trust. The receivable is not secured by any Suez asset. However, under the terms of a sublease agreement with Leo Holding Company (Leo), a subsidiary of Suez, whereby we sublease our corporate headquarters and research facility from Leo, if Suez fails to pay any of the payments it is required to make under the Reimbursement Agreement, we have the right to set off such overdue amounts against the rent due under the sublease agreement (see Note 13). Conversely, under the terms of the Reimbursement Agreement, if we fail to pay when due any sublease rent (as defined in the sublease agreement), Suez shall have the right to reduce its reimbursement obligations to us pursuant to the Reimbursement Agreement by an amount equal to such shortfall.

Contributions to the Trust and expenses recorded related to the Contribution Agreement are as follows:

8.	Contribution Agreement With Profit-Sharing Trust and Reimbursement Agreement with Suez (continued)

	Year ended December 31
	2006	2005	2004
Contributions to the Trust	$16.9	$21.5	$14.2
Expense recorded:
Amortization of unearned employee profit sharing	$20.5	$7.0	$20.8
Accretion of obligation to Trust	5.1	6.2	7.0
Total included in operating expenses	$25.6	$13.2	$27.8

Payments received from Suez and income recorded related to the reimbursement arrangement are as follows:

	Year ended December 31
	2006	2005	2004
Payments received from Suez	$16.9	$21.5	$14.2
Income recorded:
Accretion of receivable from Suez	$5.1	$6.2	$7.0

9.    Property, Plant, and Equipment

Property, plant, and equipment (including major improvements) are recorded at cost. Depreciation of buildings and equipment is calculated over their estimated useful lives generally using the straight-line method.

The estimated useful lives of the major classes of depreciable assets acquired since the date of the Acquisition are as follows: buildings – 33 to 40 years; software – 5 years; equipment – 3 to 15 years.

Interest capitalized during 2006, 2005 and 2004 was $0.5 million, $0.2 million and $1.6 million, respectively.

Property, plant, and equipment consist of the following:

	December 31, 2006	December 31, 2005
Land	$76.0	$74.8
Buildings	175.6	164.3
Software	117.9	104.0
Equipment	791.4	697.1
	1,160.9	1,040.2
Accumulated depreciation	(417.5)	(284.9)
Property, plant, and equipment, net	$743.4	$755.3

During 2006, we recognized $3.6 million of asset retirement obligations for remediation and demolition activities at certain manufacturing sites where legal obligations associated with the retirement of tangible long-lived assets exist and a range of potential settlement dates for the obligations can be determined. The liability for other asset retirement obligations cannot currently be measured as the retirement dates are not yet determinable. We will recognize the liability when sufficient information exists to estimate a range of potential settlement dates.

10.    Income Tax

The provision (benefit) for income taxes was calculated based upon the following components of earnings (loss) before income taxes and minority interests:

	Year ended December 31
	2006	2005	2004
United States	$(24.8)	$(91.7)	$(268.1)
Foreign	190.8	190.5	165.5
Earnings (loss) before income taxes and minority interests	$166.0	$98.8	$(102.6)

The components of the income tax provision are as follows:

	Year ended December 31
	2006	2005	2004
Current:
United States	$(0.3)	$(4.6)	$18.3
State and local	0.8	0.6	0.2
Foreign	88.4	86.5	78.2
Total current	88.9	82.5	96.7
Deferred:
United States	1.1	(10.0)	(27.6)
State and local	(1.4)	(0.7)	(3.9)
Foreign	(18.8)	(17.5)	(17.7)
Total deferred	(19.1)	(28.2)	(49.2)
Income tax provision	$69.8	$54.3	$47.5

10.    Income Tax (continued)

Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement basis and the tax basis of assets and liabilities using enacted statutory tax rates applicable to future years. Net deferred income tax assets (liabilities) are as follows:

	December 31, 2006	December 31, 2005
Retirement benefits	$65.7	$50.9
Pension	120.0	136.1
United States net operating loss carryforwards	56.2	55.8
Foreign tax loss carryforwards	48.6	38.7
Leveraged lease investments	6.7	4.1
Accruals	29.0	18.1
Other deferred tax assets	73.5	50.1
Total deferred tax assets	399.7	353.8
Valuation allowance	(75.2)	(51.4)
Net deferred tax assets	$324.5	$302.4
Property	$(122.8)	$(129.3)
Software amortization	(5.4)	(7.7)
Intangible assets	(479.4)	(468.2)
Other deferred tax liabilities	(40.8)	(56.8)
Total deferred tax liabilities	(648.4)	(662.0)
Net deferred tax assets	324.5	302.4
Total deferred income taxes	$(323.9)	$(359.6)
Included in:
Deferred income taxes – current asset	$29.0	$21.1
Deferred income taxes – noncurrent liability	(352.9)	(380.7)
	$(323.9)	$(359.6)

These deferred tax assets and liabilities are classified in the balance sheets based on the balance sheet classification of the related assets and liabilities.

Pursuant to the Stock Purchase Agreement, Suez has provided an indemnity for certain contingent taxes that relate to periods prior to November 4, 2003.

10.    Income Tax (continued)

The effective rate of the provision for income taxes differs from the United States statutory federal tax rate due to the following items:

	Year ended December 31
	2006	2005	2004
United States statutory federal tax rate	$58.1	$34.5	$(35.9)
State income taxes, net of federal benefits	(0.6)	(0.1)	(2.4)
Foreign tax rate differential	(13.0)	(7.7)	(3.4)
Withholding taxes	8.1	6.4	8.7
Interest deducted by owners	11.2	10.3	18.1
In-process research and development	—	—	42.8
U.S. tax on foreign earnings	3.8	9.7	18.7
U.S. tax on subsidiary disposition	—	—	1.8
Credits and incentives	(1.7)	(1.3)	(2.4)
Fixed asset revaluation	—	—	(2.7)
Changes in valuation allowances	(2.4)	(1.8)	0.2
Tax contingency accrual	3.1	1.2	0.2
Nondeductible items	5.8	5.1	4.4
Other	(2.6)	(2.0)	(0.6)
Income tax provision	$69.8	$54.3	$47.5

No provision has been made for United States or foreign income taxes related to approximately $573.0 million of undistributed earnings of foreign subsidiaries at December 31, 2006, as we consider these earnings to be permanently reinvested. It is not practicable to estimate the additional income taxes and applicable withholding taxes that would be payable on the remittance of such undistributed earnings.

Nalco Finance Holdings LLC is treated as a pass-through entity for U.S. tax purposes; therefore, the taxable income and expenses of the entity flow directly to the owners. In 2006, approximately $32.1 million of interest and other deductions ($11.2 million of tax benefit) flowed to the owners and were not deductible by the Company.

The Internal Revenue Service (the Service) has completed its examination of the consolidated federal income tax returns of our subsidiary, Nalco Company, and Nalco Company’s subsidiaries for the years 2003 and 2004. The Service has disallowed federal tax deductions for a series of expenses, some of which will continue to amortize for tax purposes through 2011. These expenses relate to fees paid to the Sponsors and financial institutions for debt issuance and consulting services. We believe that the deductions as reflected in our audited financial statements are proper, and no reserve has been taken for these amounts. We intend to vigorously pursue all of our remedies, including litigation if necessary, with the expectation that the deductions should be sustained on their merits. Nonetheless, should the Service prevail on the disallowance of any of these expenses, any incremental tax would offset existing net operating loss carryforwards, rather than require an immediate cash payment. Because a substantial portion of the disputed deductions create temporary differences, that portion of the disallowed tax benefits would be charged to deferred tax liabilities and not the tax provision.

Portion deducted through December 31, 2006	$85.9
Remaining deductions through December 31, 2011	30.3
Total deductions disputed	$116.2

We have United States federal net operating losses of approximately $129.1 million ($45.2 million tax effect) expiring between 2020 and 2027. A valuation allowance has been established on $23.1 million ($8.1 million tax effect) of certain return limitation year amounts, that if released would be credited to

10.    Income Tax (continued)

goodwill. The earliest expiration of the net operating loss carryforward that does not have a valuation allowance is 2024. We have identified a tax planning strategy that would be implemented prior to 2024 in order to utilize the losses if future taxable income does not otherwise utilize the operating loss carryforwards.

We have state net operating loss carryforwards, which could reduce future taxes by $11.0 million. A valuation allowance of $3.3 million has been established for the portion of which realization is uncertain due to relatively short carryforward periods. Implementation of the tax planning strategy for the United States federal losses would also utilize the losses of the states with longer carryforward periods.

We have United States foreign tax credit carryforwards of $19.9 million. A full valuation allowance has been established, as it is uncertain that we will be eligible to utilize the credits.

We have approximately $113.7 million ($34.1 million tax effect) of U.K. capital loss carryforwards that do not expire. The losses can only be used to offset future capital gains in the U.K. A full valuation allowance has been established pending the recognition of taxable U.K. capital gains.

We have a net operating loss carryforward in Brazil of approximately $16.5 million ($5.6 million tax effect), which does not expire. A full valuation allowance has been established, as we do not foresee future taxable income to utilize the loss carryforward in this entity.

We have net operating loss carryforwards in The Netherlands of approximately $29.8 million ($7.6 million tax effect) that do not expire under current law. A valuation allowance has been established on $16.5 million ($4.2 million tax effect) associated with a fiscal unity that is not expected to generate taxable income to utilize the loss carryforward.

We have other foreign net operating loss carryforwards with approximately $1.4 million tax effect that expire no sooner than 2015, for which no valuation allowance is considered necessary.

11.    Debt

Debt consists of the following:

	December 31, 2006	December 31, 2005
Short-term
Checks outstanding and bank overdrafts	$25.8	$17.9
Notes payable to banks	0.9	0.9
Current maturities of long-term debt	23.5	3.8
Securitized trade accounts receivable facility	100.0	—
	$150.2	$22.6
Long-term
Securitized trade accounts receivable facility	$—	$75.3
Term loan A, due November 2009	81.0	107.6
Term loan B, due November 2010	911.0	1,081.0
Senior notes, due November 2011	928.1	900.7
Senior subordinated notes, due November 2013	728.1	700.7
Unsecured notes, due May 2008	27.8	27.8
Senior discount notes, due February 2014	385.6	353.5
Other	0.5	1.4
	3,062.1	3,248.0
Less: Current portion	23.5	3.8
	$3,038.6	$3,244.2

The weighted-average interest rate on short-term debt was 5.5% and 4.6% at December 31, 2006 and December 31, 2005, respectively.

In January 2004, Nalco Finance Holdings LLC and Nalco Finance Holdings Inc. (together, the Issuers) issued $694.0 million aggregate principal amount at maturity of 9.0% senior discount notes due 2014.

Prior to February 1, 2009, interest will accrue on the senior discount notes in the form of an increase in the accreted value of such notes. Thereafter, cash interest on the senior discount notes will accrue and be payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2009, at a rate of 9.0% per annum. The accreted value of each note will increase from the date of issuance until February 1, 2009 at a rate of 9.0% per annum, reflecting the accrual of non-cash interest, such that the accreted value will equal the principal amount at maturity on February 1, 2009.

In December 2004, the Issuers redeemed a portion of the senior discount notes with an accreted value of $162.3 million using proceeds from the initial public offering of common stock of Nalco Holding Company. The Issuers paid a $14.6 million premium to redeem the notes, and incurred a $13.7 million loss on the extinguishment of these notes, which is included in other income (expense). After the partial redemption, the aggregate principal amount at maturity of the notes declined to $460.8 million from $694.0 million.

At December 31, 2006, the senior discount notes had an accreted value of approximately $832.54 per $1,000 principal amount at maturity of notes, resulting in a total accreted value of $383.7 million. The $1.9 million difference between the carrying value of the notes and the total accreted value represents a premium, which is being amortized over the term of the notes.

The Issuers do not generate any revenue, and Nalco Finance Holdings Inc. was incorporated solely to accommodate the issuance of the notes by Nalco Finance Holdings LLC. All of the Issuers’ consolidated assets are owned, and all of the Issuers’ consolidated net sales are earned, by its direct and indirect subsidiaries. As of December 31, 2006, the Issuers’ subsidiaries had $943.7 million of restricted net assets.

The terms of the senior credit facilities of Nalco Company, a wholly owned subsidiary of Nalco Holdings LLC, limit the amount of dividends and other transfers by Nalco Holdings LLC and its

11.    Debt (continued)

subsidiaries to the Issuers. Further, the terms of the indentures governing the senior notes and senior subordinated notes of Nalco Company significantly restrict Nalco Company and the Issuers’ other subsidiaries from paying dividends or otherwise transferring assets to the Issuers. The ability of Nalco Company to make such payments is governed by a formula based on its consolidated net income, as well as meeting certain other conditions. Notwithstanding such restrictions, such indentures permit an aggregate of $50.0 million of such payments to be made whether or not there is availability under the formula or the conditions to its use are met.

The Issuers’ subsidiaries will be permitted under the terms of the senior credit facilities and other indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of the dividends or the making of loans by such subsidiaries to the Issuers.

In connection with the Acquisition, Nalco Company issued senior notes and senior subordinated notes in a private offering and entered into senior secured credit facilities.

On November 4, 2003, Nalco Company issued senior notes and senior subordinated notes (Notes). The senior notes were issued in the principal amount of $665.0 million and €200.0 million and bear interest at 7.75%. The senior subordinated notes were issued in the principal amount of $465.0 million and €200.0 million and bear interest at 8.875% and 9.0%, respectively. Interest is payable semi-annually on May 15 and November 15. The Notes do not have required principal payments prior to maturity. Nalco Holdings LLC’s and Nalco Company’s direct and indirect domestic subsidiaries that guarantee its obligations under the senior credit facilities guarantee the Notes.

At its option, Nalco Company may redeem some or all of the senior notes and senior subordinated notes, beginning November 15, 2007 and November 15, 2008, respectively, at the redemption prices set forth below (expressed as percentages of principal amount), plus accrued interest, if any, if redeemed during the twelve-month period commencing on November 15 of the years set forth below:

Senior notes		Senior subordinated notes
Period	Redemption Price	Period	U.S. dollar Redemption Price	Euro Redemption Price
2007	103.875%	2008	104.438%	104.500%
2008	101.938%	2009	102.958%	103.000%
2009 and thereafter	100.000%	2010	101.479%	101.500%
		2011 and thereafter	100.000%	100.000%

Nalco Company may redeem some or all of the senior notes and senior subordinated notes, prior to November 15, 2007 and November 15, 2008, respectively, at a price equal to the principal amount of the notes, plus a specified ‘‘make-whole’’ premium.

On November 4, 2003, Nalco Company entered into senior secured credit facilities which provided for a revolving credit facility and three term loans: a $200.0 million term loan A, a €88.0 million term loan A, and a $1,300.0 million term loan B. The senior secured credit facilities are unconditionally guaranteed by Nalco Holdings LLC, Nalco Company, and certain domestic subsidiaries of Nalco Holdings LLC (collectively, the Guarantors). The repayment of these facilities is secured by substantially all the assets of the Guarantors, including, but not limited to, a pledge of their capital stock and 65% of the capital stock of each non-U.S. subsidiary owned by the Guarantors. The revolving credit facility, which expires in November 2009, provides for borrowings up to $250 million, a portion of which may be made available to Nalco Company’s non-U.S. subsidiary borrowers in euros. The revolving credit facility also includes borrowing capacity available for letters of credit. The facility bears interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the greater of (1) the prime rate, (2) the three-month certificate of deposit rate plus 0.5%, and (3) the federal funds rate plus 0.5% or (b) LIBOR or EURIBOR plus an applicable margin ranging from 1.0% to 2.5%, depending on the type of borrowing and our leverage ratio, as defined in the credit agreement.

11.    Debt (continued)

Interest is generally due quarterly in arrears, and is also due upon expiration of any particular loan. In addition, there is an annual loan commitment fee of 0.5% on the unused portion of the revolving credit facility. We are also required to pay a participation fee in respect of the undrawn portion of the letters of credit, at a rate per annum equal to LIBOR or EURIBOR plus an applicable margin, a fronting fee at a rate of 0.25% per annum of the daily average amount, as well as customary letter of credit fees. As of December 31, 2006, we had $27.7 million in outstanding letters of credit, none of which had been drawn against.

Term loan A bears interest at the same rate as the revolving credit facility. The applicable margin for borrowings under the term loan B facility is 0.75% with respect to base rate borrowings and 1.75% with respect to LIBOR or Eurocurrency borrowings. Unlike the term loan A and the revolving credit facility, term loan B is not subject to adjustment based on our leverage ratio (as defined in the credit agreement).

Using mostly cash generated from operations during 2006, we made scheduled payments under our term loan facilities of $3.2 million, and we prepaid an additional $201.9 million of term loan borrowings. We prepaid $99.0 million of term loan borrowings during 2005 using cash generated from operations. In addition to the $28.6 million of scheduled payments in 2004 under term loan facilities, we repaid an additional $288.3 million using cash generated from operations and $92.0 million in proceeds from an accounts receivable securitization. We also prepaid $15.0 million of revolving credit facility borrowings during the year ended December 31, 2004.

At December 31, 2006, we had $992.0 million outstanding under the senior secured credit facilities with a weighted-average interest rate of 7.08%. The amounts outstanding, as well as the base rates and applicable margins, at December 31, 2006 and December 31, 2005 were as follows:

	2006			2005
	Amount	Weighted Average Base Rate	Applicable Margin	Amount	Weighted Average Base Rate	Applicable Margin
Term loan A (U.S. dollar)	—	—	—	$31.9	7.25%	1.50%
Term loan A (euro)	€61.6	3.75%	2.25%	€64.2	2.53%	2.50%
Term loan B	$911.0	5.43%	1.75%	$1,081.0	4.34%	1.98%

The $27.8 million of unsecured notes bear interest at 6.25% with interest payments due on May 15 and November 15. The $0.5 million in other long-term debt at December 31, 2006 was borrowed by two foreign subsidiaries. Of this amount, $0.3 million was borrowed at an interest rate of 10.5%. The remaining $0.2 million is non-interest bearing.

The senior secured credit facilities, senior notes, and senior subordinated notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to sell assets; incur additional indebtedness or issue preferred stock; repay other indebtedness; pay dividends or repurchase stock; create liens on assets; make investments, loans or advances; make acquisitions, mergers or consolidations; enter into sale and leaseback transactions; engage in certain transactions with affiliates; amend certain material agreements governing our indebtedness; change our business; and enter into hedging contracts. In addition, we must maintain financial covenants including a maximum total leverage ratio, minimum interest coverage ratio, and maximum capital expenditure limitation. As of December 31, 2006, we were in compliance with all of these covenants.

11.    Debt (continued)

The following table presents the projected annual maturities of long-term debt for years after 2006:

Year ending December 31
2007	$23.5
2008	56.8
2009	29.0
2010	911.0
2011	928.1
Thereafter	1,188.9
$3,137.3

The $75.2 million difference between the total projected annual maturities of long-term debt of $3,137.3 million and the carrying value of $3,062.1 million is mostly attributable to the $77.1 million difference between the $460.8 million aggregate principal amount at maturity of the senior discount notes and their accreted value of $383.7 million. Partly offsetting that difference is the $1.9 million unamortized premium attributable to those notes.

12.    Leases

We lease administrative, research, manufacturing, and warehouse facilities and data processing and other equipment under non-cancelable leases that expire at various dates through 2027. Rent expense totaled $36.7 million, $39.1 million and $44.6 million for the years ended December 31, 2006, 2005 and 2004, respectively.

Future minimum rental payments for operating leases related to facilities, with initial or remaining terms greater than one year, are as follows:

Year ending December 31
2007	$16.5
2008	13.3
2009	12.6
2010	19.2
2011	35.7
Thereafter	167.0
$264.3

13.    Sale-Leaseback Transaction

In December 2002, the Predecessor entered into an agreement whereby it sold and leased back its corporate headquarters and research facility in Naperville, IL. As a result of the sale, the Predecessor received proceeds of $144.8 million, net of $5.2 million of transaction costs. The related lease was for an initial term of 25 years, and required the Predecessor to make total minimum payments of $264.2 million over the initial lease term. The lease agreement provided for two fixed rate renewal periods of 5 years each and two fair value renewal periods of 5 years each.

The Predecessor’s payment obligations, along with certain other items under the lease agreement, were fully guaranteed by Suez. Because of the guarantee, the Predecessor was precluded from accounting for this transaction as a sale and leaseback of the property and instead accounted for it as a financing, with an effective interest rate of 5.5%. The Predecessor provided a cross guarantee to Suez of any payments made by Suez under its guarantee.

Under the terms of an agreement executed November 4, 2003 between Leo Holding Company (Leo), a subsidiary of Suez, and us, we assigned our rights and obligations under the lease agreement to Leo. Simultaneously, Suez was released from its guarantee, and we entered into an agreement with Leo

13.    Sale-Leaseback Transaction (continued)

whereby we sublease our corporate headquarters and research facility from Leo. The terms of the sublease agreement are generally identical to those of the lease agreement that was assigned to Leo. As a result of these transactions, the leased property, the remaining obligation under the lease assigned to Leo, and the related deferred income taxes were removed from our balance sheet as part of the allocation of the Acquisition purchase price. We account for the sublease as an operating lease.

On November 4, 2003, we entered into a Reimbursement Agreement with Suez whereby Suez shall reimburse us for all contributions we make to the Profit Sharing, Investment and Pay Deferral Plan Trust (see Note 8). Under the terms of the sublease agreement, if Suez fails to pay any of the payments required to be made under the Reimbursement Agreement, we shall have the right to set off such overdue amounts against the rent due under the sublease agreement.

14.    Pension and Other Postretirement Benefit Plans

We have several noncontributory, defined benefit pension plans covering most employees in the U.S. and those with certain foreign subsidiaries. The principal domestic plan represents approximately 55% of the benefit obligation and 52% of the total fair value of plan assets at December 31, 2006. We also provide a supplementary, nonqualified, unfunded plan for U.S. employees whose pension benefits exceed ERISA limitations. In addition, we have defined benefit postretirement plans that provide medical, dental, and life insurance benefits for substantially all U.S. retirees and eligible dependents. We retain the right to change or terminate these benefits.

At the end of 2002, the domestic pension plan was amended such that beginning January 2003, pension benefits no longer accrue for those participants in the pension plan hired or rehired after October 1999 and for those participants hired before November 1999, but with less than five years of vesting service at the end of 2002. However, these participants will continue to earn vesting service. For those participants hired before November 1999 and with more than five years of vesting service, the pension plan was amended to reduce future benefit accruals and to increase the reduction factors for early retirement.

Also during 2002, eligibility for participation in the defined benefit postretirement medical and dental plans was changed from age 55 with at least ten years of service to age 55 with at least ten years of service after age 45. Also, employees with less than five years of service at the end of 2003 will only be provided access to coverage at retirement; we will not contribute to the cost of the coverage. The plans were also amended such that retirees and their dependents are required to pay 50% of plan costs in 2005 and beyond.

Beginning in 2005, a November 30 measurement date was used for the defined benefit plans for pension and other postretirement benefits. A December 31 measurement date had been used in prior years.

On December 31, 2006, we adopted the recognition and disclosure provisions of SFAS No. 158, which required us to recognize the funded status of our pension and other postretirement benefit plans in our consolidated balance sheet at December 31, 2006, with a corresponding adjustment to accumulated other comprehensive income, net of income taxes. The adjustment to accumulated other comprehensive income at adoption represents the net unrecognized prior service costs and credits and the net unrecognized actuarial gains and losses which were previously netted against the funded status of the plans in our consolidated balance sheet pursuant to the provisions of SFAS No. 87 and SFAS No. 106. These amounts will be subsequently recognized in net pension and other postretirement benefit expense in accordance with our historical accounting policy for amortizing such amounts. Additionally, prior service costs and credits and actuarial gains and losses that arise in subsequent periods and that are not recognized as net pension and other postretirement benefit expense in the same periods will be recognized as a component of other comprehensive income. Those amounts will be subsequently recognized as a component of net pension and other postretirement benefit expense on the same basis as the amounts recognized in accumulated other comprehensive income at adoption of SFAS No. 158.

The incremental effects of adopting the provisions of SFAS No. 158 on our consolidated balance sheet at December 31, 2006 are presented in the following table. The adoption of SFAS No. 158 had no effect on our consolidated statement of operations for the year ended December 31, 2006, or for any prior period presented, and it will not affect our operating results in future periods. Had we not been required to adopt SFAS No. 158 at December 31, 2006, we would have recognized an additional minimum liability pursuant to the provisions of SFAS No. 87. The effect of recognizing the additional minimum liability is included in the table below in the column labeled ‘‘Prior to Adopting SFAS No. 158.’’

14.    Pension and Other Postretirement Benefit Plans (continued)

	Prior to Adopting SFAS No. 158	Effect of Adopting SFAS No. 158	As Reported at December 31, 2006
Other intangible assets, net	$1,170.0	$(0.5)	$1,169.5
Other noncurrent assets	177.1	(2.2)	174.9
Accrued compensation	104.6	4.2	108.8
Deferred income taxes	358.5	(5.6)	352.9
Accrued pension benefits	408.5	22.2	430.7
Other liabilities	271.7	(21.7)	250.0
Accumulated other comprehensive income	166.6	(1.8)	164.8

The following tables detail the changes in the funded status of defined benefit pension and other postretirement benefit plans:

	Pension Benefits
	2006	2005
Change in benefit obligation
Benefit obligation at beginning of year	$793.1	$775.7
Service cost	29.5	28.2
Interest cost	42.7	40.2
Participant contributions	1.5	1.4
Plan amendments	—	0.4
Settlements and curtailments	(1.5)	—
Actuarial loss	13.3	12.7
Benefits paid	(56.9)	(35.7)
Other	1.9	9.4
Foreign currency exchange rate changes	42.8	(39.2)
Benefit obligation at end of year	866.4	793.1
Change in plan assets
Fair value of plan assets at beginning of year	358.9	354.0
Actual return on plan assets	34.0	25.7
Employer contributions	70.8	30.0
Participant contributions	1.5	1.4
Settlements	(1.4)	—
Benefits paid	(56.9)	(35.7)
Other	2.2	3.2
Foreign currency exchange rate changes	23.1	(19.7)
Fair value of plan assets at end of year	432.2	358.9
Funded status at measurement date	(434.2)	(434.2)
Employer contributions subsequent to measurement date	1.6	0.9
Funded status at December 31	$(432.6)	$(433.3)

14.    Pension and Other Postretirement Benefit Plans (continued)

	Other Postretirement Benefits
	2006	2005
Change in benefit obligation
Benefit obligation at beginning of year	$161.8	$165.6
Service cost	5.6	5.5
Interest cost	8.2	8.7
Participant contributions	5.9	5.7
Medicare subsidy	0.4	—
Plan amendments	(3.5)	(2.2)
Actuarial (gain) loss	(4.9)	(9.6)
Other	1.9	—
Benefits paid	(11.6)	(11.9)
Benefit obligation at end of year	163.8	161.8
Change in plan assets
Fair value of plan assets at beginning of year	—	—
Employer contributions	5.7	6.2
Participant contributions	5.9	5.7
Benefits paid	(11.6)	(11.9)
Fair value of plan assets at end of year	—	—
Funded status at measurement date	(163.8)	(161.8)
Employer contributions subsequent to measurement date	0.6	0.7
Funded status at December 31	$(163.2)	$(161.1)

Amounts recognized in the balance sheets consist of:

	Pension Benefits		Other Postretirement Benefits
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Other assets	$0.5	$2.0	$—	$—
Accrued compensation	(2.4)	—	(7.8)	(6.0)
Accrued pension/postretirement benefits	(430.7)	(416.4)	(155.4)	(170.8)
Intangible assets	—	0.5	—	—
Accumulated other comprehensive income	—	2.6	—	—
Net amount recognized	$(432.6)	$(411.3)	$(163.2)	$(176.8)

The funded status of defined benefit pension and other postretirement plans at December 31, 2005, is reconciled to the net amounts recognized in the balance sheet as follows:

	Pension Benefits	Other Postretirement Benefits
Funded status at December 31, 2005	$(433.3)	$(161.1)
Unrecognized net actuarial (gains) losses	20.6	(0.8)
Unrecognized prior service costs (credits)	1.4	(14.9)
Net amount recognized at December 31, 2005	$(411.3)	$(176.8)

14.    Pension and Other Postretirement Benefit Plans (continued)

The following amounts that have not yet been recognized in net pension expense and net other postretirement benefit expense are included in accumulated other comprehensive income at December 31, 2006:

	Net Prior Service Cost (Credit)	Net Actuarial Loss (Gain)
Pension benefits	$1.3	$27.4
Other postretirement benefits	(14.4)	(5.4)

The accumulated benefit obligation for all defined benefit pension plans was $723.7 million and $656.7 million at November 30, 2006 and 2005, respectively.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for all defined benefit pension plans with projected benefit obligations in excess of plan assets were as follows:

	2006	2005
Projected benefit obligation	$854.0	$781.9
Accumulated benefit obligation	716.2	649.9
Fair value of plan assets	419.2	347.3

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for all defined benefit pension plans with accumulated benefit obligations in excess of plan assets were as follows:

	2006	2005
Projected benefit obligation	$851.4	$778.9
Accumulated benefit obligation	714.3	648.1
Fair value of plan assets	417.1	345.0

Net pension expense for all defined benefit pension plans was comprised of:

	Year ended December 31
	2006	2005	2004
Service cost	$29.5	$28.2	$27.2
Interest cost	42.7	40.2	39.4
Expected return on plan assets	(29.6)	(25.1)	(26.9)
Amortization of prior service cost	0.1	0.1	—
Amortization of net actuarial loss	0.5	—	—
Settlements and curtailments	1.7	0.5	0.1
Net benefit expense	$44.9	$43.9	$39.8

Net other postretirement benefit expense was comprised of:

	Year ended December 31
	2006	2005	2004
Service cost	$5.6	$5.5	$6.2
Interest cost	8.2	8.7	9.3
Amortization of prior service credit	(4.0)	(4.0)	(1.8)
Amortization of net actuarial gain	(0.3)	—	—
Net benefit expense	$9.5	$10.2	$13.7

14.    Pension and Other Postretirement Benefit Plans (continued)

The following amounts included in accumulated other comprehensive income at December 31, 2006 are expected to be recognized in net pension expense and net other postretirement benefit expense during the year ended December 31, 2007:

	Net Prior Service Cost (Credit)	Net Actuarial Loss (Gain)
Net pension expense	$0.1	$0.5
Net other postretirement benefit expense	(4.4)	—

The weighted-average assumptions used for the U.S. defined benefit plans as of the measurement date for each of the last two years were as follows:

	Pension Benefits		Other Postretirement Benefits
	2006	2005	2006	2005
Discount rates	5.65%	5.75%	5.65%	5.75%
Rates of increase in compensation levels	3.94%	3.94%	3.87%	3.87%

The weighted-average assumptions used for the foreign defined benefit pension plans as of the measurement date for each of the last two years were as follows:

	2006	2005
Discount rates	4.78%	4.76%
Rates of increase in compensation levels	3.58%	3.36%

The weighted-average assumptions used to determine net pension and other postretirement benefit expense for the U.S. defined benefit plans were as follows:

	Year ended December 31
	2006	2005	2004
Discount rates	5.75%	5.75%	6.00%
Rates of increase in compensation levels:
Pension benefits	3.94%	3.94%	4.19%
Other postretirement benefits	3.87%	3.87%	4.12%
Expected long-term return on plan assets	8.50%	8.50%	8.50%

The weighted-average assumptions used to determine net pension expense for the foreign defined benefit pension plans were as follows:

	Year ended December 31
	2006	2005	2004
Discount rates	4.80%	5.17%	5.42%
Rates of increase in compensation levels	3.40%	3.36%	3.35%
Expected long-term return on plan assets	6.48%	6.74%	8.15%

The assets in the principal domestic pension plan are invested to obtain a reasonable long-term rate of return at an acceptable level of investment risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. Investment risk is measured and monitored on an ongoing basis through periodic investment portfolio reviews, liability measurements and asset/liability studies. A similar approach to assessing investment risk and obtaining reasonable investment returns is employed for the foreign pension plans.

The assets in the principal domestic pension plan are diversified across equity, fixed income and alternative investments such as hedge funds and private equity. The investment portfolio has target allocations of approximately 53% equity, 32% fixed income and 15% alternative investments. Other assets such as real estate may be used judiciously to enhance portfolio returns and diversification. The foreign pension plans have comparable asset allocation to the principal domestic plan, with some variances for local practices.

14.    Pension and Other Postretirement Benefit Plans (continued)

The expected long-term rate of return is established using historical market data for each asset class as well as the target allocation. Historical markets are analyzed and long-term historical relationships between equity and fixed income investments are preserved consistent with the widely accepted capital market principle that assets with higher volatility will generate a greater return over the long run. Active management is employed in most asset classes, which also contributes to the return assumption. The total weighted-average return on each asset class supports the long-term expected rate of return assumption.

The percentages of each major class of plan assets held by the principal domestic defined benefit pension plan as of the measurement date for each of the last two years and target allocations were as follows:

	Actual		Target Allocations
	2006	2005	2006	2005
Equity securities	61.1%	67.6%	53.0%	64.3%
Fixed income securities	31.2	31.7	32.0	35.7
Alternative investments	5.9	—	15.0	—
Cash	1.8	0.7	—	—
	100.0%	100.0%	100.0%	100.0%

The assumed health care cost trend rates used as of the measurement date for each of the last two years were as follows:

	2006	2005
Health care cost trend rate assumed for next year
Pre-age 65	10%	10%
Post-age 65	11%	10%
Ultimate trend rate
Pre-age 65	6%	5%
Post-age 65	7%	5%
Year that the rate reaches the ultimate trend rate	2011	2011

A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	One-Percentage-Point
	Increase	Decrease
Effect on total of service and interest cost components	$0.6	$(0.6)
Effect on postretirement benefit obligation	5.4	(5.2)

We expect to contribute $69.7 million to our pension plans and $8.1 million to our other defined postretirement benefit plans in 2007.

14.    Pension and Other Postretirement Benefit Plans (continued)

The following estimated future benefit payments are expected to be paid in the years indicated:

		Other Postretirement Benefits
Year	Pension Benefits	Gross	Medicare Subsidy	Net
2007	$43.4	$8.7	$0.6	$8.1
2008	42.6	9.4	0.7	8.7
2009	40.2	9.9	0.8	9.1
2010	43.7	10.5	1.0	9.5
2011	46.7	10.9	1.0	9.9
2012 – 2016	289.6	60.0	7.2	52.8

15.    Equity Compensation Plans

In December 2004, the FASB issued SFAS No. 123(R), Share Based Payment, which revises SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees. SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS No. 123(R) was effective for public companies at the beginning of the first interim or annual period beginning after June 15, 2005. Early adoption was encouraged for periods in which financial statements had not yet been issued. We elected to adopt SFAS No. 123(R) as of October 1, 2004, using the modified-prospective transition method.

Nalco Holding Company, our parent company, adopted the Nalco Holding Company 2004 Stock Incentive Plan (the ‘‘Plan’’) to aid us in recruiting and retaining key employees, directors and consultants and to motivate them to exert their best efforts on our behalf. The Plan permits the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards for up to 7.5 million shares of Nalco Holding Company common stock.

Stock option awards granted in 2005 and 2006 have a contractual term of ten years, and vest ratably over four years. Option awards granted in 2005 began vesting on the first anniversary of the grant date, and will continue vesting on the anniversary date in the succeeding three years. Option awards granted in 2006 began vesting on December 31, 2006, and will continue vesting on December 31 of the following three years. The exercise price of option awards is equal to the market price of Nalco Holding Company common stock on the date the awards are approved by Nalco Holding Company’s Board of Directors. The related grant date is determined pursuant to the provisions of SFAS No. 123(R).

The fair value of option awards was estimated using the Black-Scholes option-pricing model and the following assumptions:

	2006	2005
Expected life (years)	6.25	6.25
Risk-free interest rate	4.96%	3.88%
Expected volatility	34.15%	30.30%
Expected dividend yield	0.73%	0.50%

Because Nalco Holding Company has been a public company only since November 2004, there is limited historical data on the volatility of its common stock. As a result, the expected volatility of the 2005 option awards was estimated based on the average volatility of the common stock of a peer group of companies. The expected volatility of the 2006 option awards was estimated using an implied volatility from traded options on Nalco Holding Company common stock. Since historical information concerning option exercise behavior by our employees is non-existent and such information is not readily available from a peer group of companies, the expected life was estimated using the ‘‘simplified method’’ permitted by Staff Accounting Bulletin No. 107 issued by the SEC.

The following table summarizes the status of option awards as of December 31, 2006, and changes during the year then ended:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2006	76,260	$17.25
Granted	151,923	17.80
Exercised	—	—
Forfeited	—	—
Outstanding at December 31, 2006	228,183	17.62	9.1 years	$0.6
Exercisable at December 31, 2006	57,046	17.62	9.1 years	$0.2

15.    Equity Compensation Plans (continued)

The weighted-average grant-date fair value of options granted during 2006 and 2005 was $6.48 and $6.22, respectively. No option awards were granted in 2004.

Restricted stock awards are granted to non-management directors and certain key employees. Awards granted to non-management directors vest approximately two years after the grant date. Awards granted to key employees vest ratably over a period of three to four years following the grant date. The fair value of restricted stock awards is determined based on the market price of Nalco Holding Company common stock on the date of grant. The weighted-average grant-date fair value of restricted stock awards granted during 2006 and 2005 was $17.83 and $19.18, respectively. No restricted stock awards were granted in 2004.

The following table summarizes the status of restricted stock awards as of December 31, 2006, and changes during the year then ended:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Restricted stock awards at January 1, 2006	16,000	$19.07
Granted	68,643	17.83
Vested	(6,645)	18.81
Restricted stock awards at December 31, 2006	77,998	18.00

We recognize compensation expense related to option and restricted stock awards on a straight-line basis over the vesting periods. As of December 31, 2006, there was $1.8 million of total unrecognized compensation cost related to nonvested option and restricted stock awards. We expect to recognize that cost over a weighted-average period of 2.4 years. The fair value of restricted stock awards that vested during 2006 was $0.1 million. No restricted stock awards vested in 2005, and no option awards were vested or exercised in 2005.

Performance share awards provide for the issuance of Nalco Holding Company common stock to certain key employees if specified performance targets are achieved. The number of common shares that will be issued is dependent upon vesting and actual performance of the Company relative to certain financial targets approved by the Nalco Holding Company Board of Directors, and could range from 0% to 150% of the performance shares granted. The performance shares vest over periods ranging from six to thirty months following the grant date. The fair value of performance share grants is determined based on the market price of Nalco Holding Company common stock on the date of grant, and the amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. We recognize compensation expense related to performance share grants ratably over the vesting periods.

The following table summarizes the status of performance share awards as of December 31, 2006, and changes during the year then ended:

	Number of Shares	Weighted- Average Grant-Date Fair Value
Performance share awards at January 1, 2006	—	$—
Granted	334,760	16.86
Vested	(20,051)	16.86
Forfeited	(124,114)	16.86
Performance share awards at December 31, 2006	190,595	16.86

15.    Equity Compensation Plans (continued)

There was $2.6 million of total unrecognized compensation cost related to performance share awards as of December 31, 2006, which we expect to recognize over a weighted-average period of 1.7 years. The fair value of performance share awards that vested during 2006 was $0.4 million.

During 2004, Nalco LLC, wholly owned by the Sponsors and our indirect parent company at the time, established the Nalco LLC 2004 Unit Plan (the ‘‘Unit Plan’’) for purposes of (i) attracting and retaining exceptional officers and other key employees, non-employee directors and consultants and (ii) enabling such individuals to acquire an equity interest in Nalco LLC and to participate in its and our long-term growth and financial success.

During 2004, Nalco LLC granted certain of our officers and key employees rights to purchase a designated number of one or more classes of equity interests (‘‘Units’’) in Nalco LLC. Those officers and key employees who elected to purchase such Units did so at the Units’ fair value, discounted for any vesting provisions, as determined by a valuation consultant, since Nalco LLC is a private company and there is no public market for its shares.

The Units subject to the Unit Plan include class A, class B, class C, and class D Units. The class A Units were fully vested at the time of purchase by an employee and have economic characteristics that are similar to those of shares of common stock in a private corporation. The class B, class C, and class D Units are subject to vesting provisions, meaning that in order for such Units to be entitled to distributions or other benefits, an employee will have to continue to provide services for a certain period of time. The Units also become fully vested 18 months after a change in control of the Company, subject to certain other conditions. The Unit Plan was modified in 2006 to reduce the vesting period for class C and class D Units and to eliminate provisions that accelerated the vesting of those Units if specified EBITDA performance targets were achieved. The modifications did not result in incremental compensation expense.

The methods employed to value the class A Units were the guideline public company method, using multiples of EBITDA and sales, and the income approach, using the discounted free cash flow method. The class B, class C, and class D Units are essentially structured as options and were valued using the Black-Scholes option pricing model. The expected option life, risk-free interest rate, expected annual volatility, and dividend yield used to calculate the fair value of the Units was 6.0 years, 3.15%, 19.6%, and 0.0%, respectively. The expected annual volatility was estimated using a group of guideline public companies as a proxy, since the Units are not publicly traded. A minority interest discount and various marketability discounts also affected the fair value of the class B, class C, and class D Units.

As of December 31, 2006, there was $0.2 million of total unrecognized compensation cost related to the Unit Plan, which we expect to recognize over a weighted-average period of 2.0 years. As a result of the purchase of Units under the Unit Plan by key officers and employees, we received an additional contribution of capital of $8.1 million from Nalco LLC in 2004.

Though Nalco Holding Company and Nalco LLC established the Plan and the Unit Plan, respectively, we account for the Plan and the Unit Plan since their economic substance is substantially the same for our employees and us.

Compensation cost charged to earnings for all equity compensation plans was $1.8 million, $0.3 million and $0.1 million for 2006, 2005 and 2004, respectively. The total income tax benefit recognized in the statement of operations was $0.7 million, $0.1 million and $0.1 million for 2006, 2005 and 2004, respectively.

16.    Unitholder’s Equity

Unitholder’s equity consists of the following:

	December 31, 2006	December 31, 2005
Capital account	$743.3	$741.5
Accumulated deficit	(52.9)	(141.2)
Accumulated other comprehensive income:
Minimum pension liability adjustment	—	(1.8)
Unrecognized net prior service credits	8.6	—
Unrecognized net actuarial losses	(11.4)	—
Derivatives	(1.3)	—
Currency translation adjustments	168.9	81.9
	164.8	80.1
	$855.2	$680.4

Our capital structure consists of one class of limited liability company interests represented by Units, which are identical with each other in every respect. At December 31, 2006 and 2005, there were 100 Units issued and outstanding, all of which were owned by Nalco Holding Company.

At January 1, 2004, Nalco Investment Holdings LLC was our sole member and owned all outstanding Units as a result of its $1,001.9 million capital contribution to us on November 4, 2003. On January 14, 2004, Nalco Investment Holdings LLC contributed its 100% interest in Nalco Holdings LLC in exchange for a 100% interest in a newly formed company, Nalco Finance Holdings LLC. As of that date, Nalco Finance Holdings LLC became the parent company of Nalco Holdings LLC.

During the year ended December 31, 2004, we used the net proceeds from the issuance of the senior discount notes due 2014 to make a return of capital distribution of $446.9 million to our parent, Nalco Investment Holdings LLC, which, in turn, made a distribution to the holders of its membership interests.

Also during the year ended December 31, 2004, we received additional capital contributions of $186.2 million from our direct parent company, Nalco Investment Holdings LLC. Of this amount, $176.9 million resulted from the November 2004 public stock offering made by our indirect parent company, Nalco Holding Company. The remaining $9.3 million represented capital contributions received by our ultimate parent company at the time, Nalco LLC, and was comprised of an additional equity investment of $1.2 million by Dr. William H. Joyce, our Chairman and Chief Executive Officer, and $8.1 million in proceeds from the sale of equity interests to certain officers and key employees under the Nalco LLC 2004 Unit Plan.

In January 2005, Nalco Investment Holdings LLC and Nalco Finance Holdings II, Inc. were liquidated into their parent company, Nalco Holding Company. As of that date, Nalco Holding Company became the direct parent company of Nalco Finance Holdings LLC.

17.    Financial Instruments and Risk Management

We use derivative instruments to manage well-defined foreign exchange and energy cost exposures. All derivative instruments are recognized in the consolidated balance sheets at fair value. Changes in the fair value of derivatives that are not hedges are recognized in income as they occur. If the derivative instruments are designated as hedges, depending on their nature, the effective portions of changes in their fair values are either offset in income against the changes in the fair values of the items being hedged, or reflected initially as a separate component of shareholders’ equity and subsequently recognized in income when the hedged items are recognized in income. The ineffective portions of changes in the fair values of derivative instruments designated as hedges are immediately recognized in income. Derivative instruments are not held or issued for trading or speculative purposes.

17.    Financial Instruments and Risk Management (continued)

We are exposed to credit-related losses in the event of nonperformance by counterparties to derivative financial instruments, but we do not expect any counterparties to fail to meet their obligations given their high credit ratings.

Foreign Exchange Risk Management

We have used various types of foreign exchange contracts, including currency swaps and forward exchange contracts, to manage foreign exchange risk. In addition, we use certain foreign currency debt as a hedge of the foreign currency exposure of a portion of our net investment in foreign operations.

Upon issuance, we designated the €200.0 million senior notes, the €200.0 million senior subordinated notes, and the €88.0 million term loan as a hedge of our net investment in subsidiary companies whose assets, liabilities, and operations are measured using the euro as their functional currency. Because of the high degree of effectiveness between the hedging instruments and the exposure being hedged, fluctuations in the value of the euro-denominated debt due to exchange rate changes are offset by changes in the net investment. Accordingly, changes in the value of the euro-denominated debt are recognized in foreign currency translation adjustment, a component of accumulated other comprehensive income, to offset changes in the value of our net investment in subsidiary companies whose financial statements are measured using the euro as their functional currency.

We formally assess, on a quarterly basis, whether the euro-denominated debt is effective at offsetting changes in the value of the underlying exposure. No hedge ineffectiveness was recorded in income during 2006, 2005 and 2004. Gains and losses from the net investment hedge reported as a component of other comprehensive income in the foreign currency translation adjustment account were as follows:

	Year ended December 31
	2006	2005	2004
Gain (loss) before tax	$(63.3)	$85.3	$(44.7)
Income tax (benefit)	(24.1)	31.9	(16.5)
Net gain (loss)	$(39.2)	$53.4	$(28.2)

Certain of our forward exchange contracts at December 31, 2006 and 2005 were designated as cash flow hedges of the variability of the cash flows from forecasted 2007 royalty payments due to changes in foreign exchange rates.

The fair value of all forward exchange contracts was a net asset of $0.4 million at December 31, 2006, and a net liability of $0.1 million at December 31, 2005. We expect to reclassify $0.3 million of pretax gains on cash flow hedges of anticipated foreign currency transactions from accumulated other comprehensive income to earnings during 2007, when the hedged transaction affects earnings. Amounts reclassified from accumulated other comprehensive income are recorded with foreign currency exchange adjustments in other income (expense).

Energy Cost Risk Management

During 2006, we began entering into derivative instruments such as commodity forward contracts to manage our exposure to fluctuations in the cost of natural gas used in our business. These instruments are designated as cash flow hedges, with changes in their fair values included in other comprehensive income to the extent the hedges are effective. Amounts included in other comprehensive income are reclassified into cost of product sold in the period during which the hedged transaction is recognized in earnings. Hedge ineffectiveness was immaterial in 2006. The fair value of these contracts was a net liability of $2.4 million at December 31, 2006, and we expect to reclassify $2.4 million of pretax losses on cash flow hedges of anticipated 2007 natural gas purchases from accumulated other comprehensive income to earnings during 2007.

18.    Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, trade accounts receivable, accounts payable and short-term debt approximate their fair values at December 31, 2006 and 2005, because of the short-term maturities and nature of these balances.

Long-term debt

The fair value of our senior notes, senior subordinated notes and senior discount notes was estimated based on their quoted market prices. The carrying value of amounts outstanding under our senior secured credit facilities is considered to approximate fair value because interest accrues at rates which fluctuate with interest rate trends. The carrying value of other long-term debt outstanding, other than the 6.25% fixed rate unsecured notes, also approximates fair value due to the variable nature of their interest rates. The fair value of the 6.25% fixed rate unsecured notes was based on the quoted market price for similar debt instruments.

The estimated fair value of long-term debt at December 31, 2006 and 2005 was $3,117.6 million and $3,323.1 million, respectively, and the related carrying value was $3,038.6 million and $3,244.2 million, respectively.

Derivatives

The fair values of derivative financial instruments, as disclosed in Note 17, were estimated based on current settlement prices and quoted market prices of comparable contracts and represent their carrying values.

19.    Business Optimization Expenses

We continuously redesign and optimize our business and work processes. Business process optimization expenses, representing mostly employee severance and related costs, were $9.5 million, $25.6 million and $1.7 million for the years ended December 31, 2006, 2005 and 2004, respectively.

20.    Summary of Other Income (Expense)

The components of other income (expense), net in the statements of operations include the following:

	Year ended December 31
	2006	2005	2004
Loss on early extinguishment of debt	$—	$—	$(13.7)
Franchise taxes	(2.5)	(1.4)	(2.2)
Equity in earnings of unconsolidated subsidiaries	3.5	1.6	3.2
Foreign currency exchange adjustments	(3.6)	5.2	(1.5)
Other income (expense), net	(1.7)	(1.4)	3.4
	$(4.3)	$4.0	$(10.8)

21.    Related Party Transactions

We paid certain costs on behalf of Nalco Holding Company in connection with its initial public offering of common stock in 2004 and a secondary offering in 2005. We had a receivable of $2.9 million and $2.5 million from Nalco Holding Company for these costs at December 31, 2006 and December 31, 2005, respectively, which was classified with other noncurrent assets. Interest earned on this receivable was $0.2 million and $0.1 million during the years ended December 31, 2006 and 2005, respectively.

We borrowed certain excess cash amounts from Nalco Holding Company during the year ended December 31, 2004, and interest expense on these borrowings was $0.3 million.

On November 4, 2003, we entered into a Monitoring Fee Agreement with affiliates of the Sponsors for monitoring, advisory and consulting services in relation to our affairs, including debt and equity

21.    Related Party Transactions (continued)

offerings, relationships with bankers and lenders, corporate strategy, acquisitions and dispositions, and other matters as may be requested. We agreed to pay an annual monitoring fee of at least $10.0 million for these services. The fee could be increased depending on our earnings. During the year ended December 31, 2004, we paid $11.2 million for these services.

In connection with the public offering of common stock by Nalco Holding Company in November 2004, the Monitoring Fee Agreement was amended and restated, pursuant to which we terminated the monitoring services provided by the Sponsors’ affiliates. A termination fee of $35.0 million was paid to the Sponsors’ affiliates. The amended and restated agreement provides the Sponsors’ affiliates with a right of first refusal to provide us with financial advisory services in exchange for mutually agreeable compensation. This right of first refusal terminated on February 15, 2007, when the Sponsors directly or indirectly held less than 5% of Nalco Holding Company’s outstanding common stock.

22.    Segment Information

We provide integrated water treatment and process improvement services for industrial and institutional applications, using technologically advanced solutions, combining chemical products and equipment, and consistent, reliable on-site service and expertise. These solutions and services enable our customers to improve production yields, lower manufacturing costs, extend asset lives and maintain environmental standards at costs that represent a small share of their overall production expense.

We are organized based on the end markets we serve. The organization is comprised of the following reportable segments:

Industrial and Institutional Services   –   This segment serves the global water treatment and process chemical needs of the industrial, institutional, and municipal markets.

Energy Services   –   This segment serves the process chemicals and water treatment needs of the global petroleum and petrochemical industries in both upstream and downstream applications.

Paper Services   –   This segment serves the process chemicals and water treatment needs of the global pulp and paper industry.

Other   –   This segment serves the alternative channels to market, supply chain activities, and certain other operating expenses not allocated to a segment. It also includes our subsidiary in India and the Katayama Nalco joint venture.

We evaluate the performance of our segments based on ‘‘direct contribution’’, which is defined as net sales, less cost of product sold (excluding variances to standard costs), selling and service expenses, marketing expenses, research expenses and ‘‘capital charges’’ directly attributable to each segment. Each segment is assessed an internal non-GAAP ‘‘capital charge’’ based on trade accounts receivable, inventories and equipment specifically identifiable to the segment. The capital charges included in each segment’s direct contribution are eliminated to arrive at our consolidated direct contribution. There are no intersegment revenues. Our segment reporting was changed in the first quarter of 2006 to reflect the aforementioned capital charge in the reported direct contribution of each segment. Prior year data have been reclassified between segments to conform to the current year presentation.

22.    Segment Information (continued)

Net sales by reportable segment were as follows:

	Year ended December 31
	2006	2005	2004
Industrial and Institutional Services	$1,593.1	$1,482.1	$1,389.1
Energy Services	1,052.2	899.7	806.7
Paper Services	721.6	698.1	662.9
Other	235.7	232.5	174.6
Net sales	$3,602.6	$3,312.4	$3,033.3

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings (loss) before income taxes and minority interests:

	Year ended December 31
	2006	2005	2004
Segment direct contribution:
Industrial and Institutional Services	$360.9	$322.5	$314.5
Energy Services	224.1	173.0	156.5
Paper Services	113.8	118.0	138.9
Other	(55.2)	(65.9)	(76.4)
Capital charge elimination	77.1	79.1	72.9
Total segment direct contribution	720.7	626.7	606.4
Expenses not allocated to segments:
Administrative expenses	208.1	175.2	190.7
Amortization of intangible assets	70.1	81.6	96.3
In-process research and development	—	—	122.3
Business optimization expenses	9.5	25.6	1.7
Sponsor monitoring fees	—	—	11.2
Sponsor monitoring agreement termination fee	—	—	35.0
Operating earnings (loss)	433.0	344.3	149.2
Other income (expense), net	(4.3)	4.0	(10.8)
Interest income	9.1	8.5	10.1
Interest expense	(271.8)	(258.0)	(251.1)
Earnings (loss) before income taxes and minority interests	$166.0	$98.8	$(102.6)

Administrative expenses primarily represent the cost of support functions, including information technology, finance, human resources and legal, as well as expenses for support facilities, executive management and management incentive plans.

We have a single supply chain organization that serves all the reportable segments. As such, asset and capital expenditure information by reportable segment has not been reported and is not available, since we do not produce such information internally. In addition, although depreciation expense is a component of each reportable segment’s direct contribution, it is not discretely identifiable.

22.    Segment Information (continued)

Net sales by geographic region were as follows:

	Year ended December 31
	2006	2005	2004
United States	$1,626.3	$1,494.3	$1,375.8
Other Americas	441.8	380.7	326.6
Europe/Middle East/Africa	1,036.0	977.5	979.8
Asia/Pacific	498.5	459.9	351.1
	$3,602.6	$3,312.4	$3,033.3

Long-lived assets by geographic region were as follows:

	December 31, 2006	December 31, 2005
United States	$2,591.7	$2,687.6
Other Americas	396.2	398.9
Europe/Middle East/Africa	1,133.9	1,062.9
Asia/Pacific	370.2	356.1
	$4,492.0	$4,505.5

Net sales by geographic area were determined based on origin of sale. Geographic data on long-lived assets is based on physical location of those assets. There were no sales from a single foreign country that were material to our consolidated net sales.

23.    Contingencies and Litigation

Various claims, lawsuits and administrative proceedings are pending or threatened against us, arising from the ordinary course of business with respect to commercial, contract, intellectual property, product liability, employee, environmental and other matters. Historically, these matters have not had a material impact on our consolidated financial position. However, we cannot predict the outcome of any litigation or the potential for future litigation.

We have been named as a potentially responsible party (PRP) by the Environmental Protection Agency or state enforcement agencies at three pending waste sites where some financial contribution is or may be required. These agencies have also identified many other parties who may be responsible for clean up costs at these waste disposal sites. We are also remediating a small ground contamination that we discovered at our plant in Colombia, and we cleaned a raw material spill at our plant near Botany, Australia. Our financial contribution to remediate these sites is not expected to be material. There has been no significant financial impact on us up to the present, nor is it anticipated that there will be in the future, as a result of these matters. We have made and will continue to make provisions for these costs if our liability becomes probable and when costs can be reasonably estimated.

Our undiscounted reserves for known environmental clean up costs were $2.3 million at December 31, 2006. These environmental reserves represent our current estimate of our proportional clean-up costs (and the cost to remediate the Colombia site) and are based upon negotiation and agreement with enforcement agencies, our previous experience with respect to clean-up activities, a detailed review by us of known conditions, and information about other PRPs. They are not reduced by any possible recoveries from insurance companies or other PRPs not specifically identified. Although we cannot determine whether or not a material effect on future operations is reasonably likely to occur, given the evolving nature of environmental regulations, we believe that the recorded reserve levels are appropriate estimates of the potential liability. Although settlement will require future cash outlays, it is not expected that such outlays will materially impact our liquidity position.

Expenditures for the year ended December 31, 2006, relating to environmental compliance and clean up activities, were not significant.

23.    Contingencies and Litigation (continued)

We have been named as a defendant in lawsuits based on claimed involvement in the supply of allegedly defective or hazardous materials and the claimed presence of hazardous substances at our plants. The plaintiffs in these cases seek damages for alleged personal injury or potential injury resulting from exposure to our products or other chemicals. These matters have had a de minimis impact on our business historically and we do not anticipate these matters will present any material risk to our business in the future. Notwithstanding, we cannot predict the outcome of any such lawsuits or the involvement we might have in these matters in the future.

On November 27, 2006, the U.K. Health and Safety Executive (‘‘HSE’’) issued a criminal summons charging our U.K. subsidiary with a violation of the Health and Safety at Work Act. The charge relates to a legionella outbreak that is claimed to have originated at cooling towers owned by one of the subsidiary’s customers. The legionella outbreak is believed to have resulted in two fatalities and multiple injuries. The customer is also charged.

On January 2, 2007, the HSE issued a second criminal summons charging our U.K. subsidiary with a violation of the Health and Safety at Work Act. The second charge relates to the entry of one of the subsidiary’s employees into a claimed confined space at a customer site. The employee claims injuries as a result of entry into the confined space. The customer is also charged.

Beginning on May 16, 2003, we received subpoenas from the U.S. Department of Justice for documents and testimony relating to our storage of claimed hazardous materials, the claimed leakage of wastewater and other matters at our plant in Garyville, Louisiana. We have settled this matter in principal, admitting no fault, but making a payment of less than $0.1 million to the Louisiana Department of Environmental Quality.

In the ordinary course of our business, we are also a party to a number of lawsuits and are subject to various claims relating to trademarks, employee matters, contracts, transactions, chemicals and other matters, the outcome of which, in our opinion, should not have a material effect on our consolidated financial position. However, we cannot predict the outcome of any litigation or the potential for future litigation. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the results of operations for the period in which the ruling occurs. We maintain accruals where the outcome of the matter is probable and can be reasonably estimated.

24.    Quarterly Results of Operations (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2006
Net sales	$849.4	$891.0	$915.4	$946.8
Cost of product sold	471.1	495.6	502.3	507.5
Business optimization expenses	3.8	1.8	3.0	0.9
Earnings before income taxes and minority interests	18.5	37.8	48.6	61.1
Net earnings	7.6	19.0	27.5	34.2

	First Quarter	Second Quarter(1)	Third Quarter	Fourth Quarter
2005
Net sales	$777.6	$836.3	$834.9	$863.6
Cost of product sold	412.8	480.3	457.9	481.2
Business optimization expenses	0.8	17.0	3.5	4.3
Earnings (loss) before income taxes and minority interests	23.1	(7.8)	38.3	45.2
Net earnings (loss)	10.0	(5.5)	13.7	20.6

(1)	Earnings (loss) before income taxes and minority interests include a $10.7 million charge ($6.6 million after tax) for inventory write-offs.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

(a)	Evaluation of disclosure controls and procedures.

Our chief executive officer and chief financial officer, after evaluating the effectiveness of our ‘‘disclosure controls and procedures’’ (as defined in the Securities Exchange Act of 1934 Rules 13a-15(e) and 15d-15(e)) as of the end of the period, have concluded that our disclosure controls and procedures were effective and designed to ensure that material information relating to Nalco Finance Holdings LLC and its consolidated subsidiaries would be made known to them by others within those entities as appropriate to allow timely decisions regarding required disclosures.

(b)	Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Securities Exchange Act of 1934 Rules 13a-15(f) and 15d-15(f). Under the supervision and with the participation of our management, including the Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of our internal control over financial reporting was conducted as of December 31, 2006 based on the framework in Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that evaluation, management concluded that our internal control over financial reporting was effective as of December 31, 2006.

Management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006 has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report, which is included in Item 8.

(c)	Changes in internal controls over financial reporting.

There were no changes in our internal controls over financial reporting that occurred during the fourth quarter of 2006 that have materially affected, or are reasonably likely to materially affect, our internal controls over financial reporting.

ITEM 9B.	OTHER INFORMATION

There was no information required to be disclosed in a report on Form 8-K during the fourth quarter of 2006 that was not previously reported.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Omitted pursuant to General Instruction I(2)(c) to Form 10-K.

ITEM 11.	EXECUTIVE COMPENSATION

Omitted pursuant to General Instruction I(2)(c) to Form 10-K.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Omitted pursuant to General Instruction I(2)(c) to Form 10-K.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Omitted pursuant to General Instruction I(2)(c) to Form 10-K.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for 2006 and 2005, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP for 2006 and 2005.

(dollars in millions)	2006	2005
Audit fees (1)	$5.4	$5.6
Audit-related fees (2)	—	0.1
Audit and audit-related fees	5.4	5.7
Tax fees (3)	0.1	0.2
All other fees	—	—
Total fees (4)	$5.5	$5.9

(1)	Audit fees for 2006 and 2005 include fees for the audit of the annual consolidated financial statements, reviews of the condensed consolidated financial statements included in our quarterly reports, and statutory audits. Additionally, audit fees for 2006 and 2005 include fees for reviews of registration statements and issuances of related letters to underwriters and consents.

(2)	Audit-related fees for 2005 consisted primarily of fees for general assistance related to Section 404 of the Sarbanes-Oxley Act.

(3)	Tax fees for 2006 and 2005 consisted principally of fees for tax advisory services.

(4)	Ernst & Young LLP full time, permanent employees performed all of the professional services described in this chart.

Our Pre-Approval Policy setting forth our policy for pre-approval of audit and non-audit services can be found at our Web site at www.nalco.com.

To safeguard the continued independence of the independent auditors, the Audit Committee has adopted a policy that prevents the independent auditors from providing services to us that are prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended. This policy also provides that independent auditors are only permitted to provide services to us that have been pre-approved by the Audit Committee. Pursuant to the policy, all audit services require advance approval by the Audit Committee. All other services by the independent auditors that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee. Pursuant to applicable provisions of the Securities Exchange Act of 1934, as amended, the Audit Committee has delegated approval authority to the Chairman of the Audit Committee, who is an independent director. The Chairman has presented all approval decisions to the full Audit Committee.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a) (1)    Financial Statements

The following consolidated financial statements of Nalco Finance Holdings LLC and subsidiaries are filed as part of this report under Item 8 — Financial Statements and Supplementary Data:

Consolidated Balance Sheets — December 31, 2006 and 2005

Consolidated Statements of Operations — Years ended December 31, 2006, 2005 and 2004

Consolidated Statements of Unitholder’s Equity — Years ended December 31, 2006, 2005 and 2004

Consolidated Statements of Cash Flows — Years ended December 31, 2006, 2005 and 2004

Notes to Consolidated Financial Statements

(a) (2)    Financial statement schedules:

Schedule I – Condensed Financial Information

Schedule II – Valuation and Qualifying Accounts

All other financial statement schedules are not required under the relevant instructions or are inapplicable and therefore have been omitted.

Schedule I – Condensed Financial Information

Nalco Finance Holdings LLC (Parent Company Only)

Condensed Balance Sheets
December 31, 2006 and 2005
(dollars in millions)

	December 31, 2006	December 31, 2005
Investment in subsidiaries	$1,240.1	$1,033.2
Debt issue cost	0.7	0.7
Total Assets	$1,240.8	$1,033.9
Long-term debt	$385.6	$353.5
Total unitholder’s equity	855.2	680.4
Total Liabilities and Unitholder’s Equity	$1,240.8	$1,033.9

See accompanying note to condensed financial statements.

Schedule I – Condensed Financial Information – Continued

Nalco Finance Holdings LLC (Parent Company Only)

Condensed Statements of Operations
Year ended December 31, 2006, 2005 and 2004
(dollars in millions)

	Year ended December 31
	2006	2005	2004
Net Sales	$—	$—	$—
Operating costs and expenses:
Selling, administrative, and research expenses	—	—	0.1
Total operating costs and expenses	—	—	0.1
Operating earnings (loss)	—	—	(0.1)
Equity in earnings (losses) of subsidiaries	120.4	68.2	(104.2)
Loss on early repayment of debt	—	—	(13.7)
Interest expense	(32.1)	(29.4)	(37.9)
Earnings (loss) before income taxes	88.3	38.8	(155.9)
Income tax provision (benefit)	—	—	—
Net earnings (loss)	$88.3	$38.8	$(155.9)

See accompanying note to condensed financial statements.

Schedule I – Condensed Financial Information – Continued

Nalco Finance Holdings LLC (Parent Company Only)

Condensed Statements of Cash Flows
Year ended December 31, 2006, 2005 and 2004
(dollars in millions)

	Year ended December 31
	2006	2005	2004
Operating activities
Net earnings (loss)	$88.3	$38.8	$(155.9)
Non-cash adjustments	(88.3)	(38.8)	155.8
Net cash used for operating activities	—	—	(0.1)
Investing activities
Acquisition of Ondeo Nalco Group	—	—	—
Investment in subsidiaries	—	—	(11.0)
Net cash provided by (used for) investing activities	—	—	(11.0)

Financing activities
Capital contributions (distributions), net		—	(260.7)
Proceeds from long-term debt	—	—	449.9
Payments of long-term debt	—	—	(162.3)
Other	—	—	(15.8)
Net cash provided by financing activities	—	—	11.1
Increase in cash	—	—	—
Cash at beginning of period	—	—	—
Cash at the end of period	$—	$—	$—

See accompanying note to condensed financial statements.

Schedule I – Condensed Financial Information – Continued

Nalco Finance Holdings LLC (Parent Company Only)

Note to Condensed Financial Statements
December 31, 2006

1.    Basis of Presentation

Under the terms of agreements governing indebtedness of certain subsidiaries of Nalco Finance Holdings LLC (the ‘‘Company’’), such subsidiaries are restricted from making dividend payments, loans or advances to the Company. Although the Company was not formed until January 2004, if the Company had been in existence as of December 31, 2003, these restrictions would have resulted in the restricted net assets (as defined in Rule 4-03(e)(3) of Regulation S-X) of the Company’s subsidiaries exceeding 25% of the consolidated net assets of the Company and its subsidiaries. Schedule I presents the condensed financial information of the Company as if it had been in existence as of December 31, 2003. Schedule I is derived from the financial statements of Nalco Holdings LLC, which was the previous parent company as of December 31, 2003, which Nalco Finance Holdings LLC owns 100% subsequent to January 14, 2004.

The unaudited financial statements for Nalco Finance Holdings LLC (Parent Company Only) summarize the results of operations and cash flows for the years ended December 31, 2006, 2005 and 2004, and the financial position as of December 31, 2006 and 2005. In these statements, the Company’s investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the date of acquisition, November 4, 2003. The Company’s share of net income of its unconsolidated subsidiaries is included in consolidated income using the equity method. The Nalco Finance Holdings LLC statements should be read in conjunction with the consolidated financial statements of Nalco Finance Holdings LLC and subsidiaries.

Schedule II – Valuation and Qualifying Accounts
Years Ended December 31, 2006, 2005 and 2004

		Additions			Other Changes Increase (Decrease)
(dollars in millions)	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts		Currency Translation Adjustments	Other		Balance at End of Period
Year Ended December 31, 2006
Allowance for doubtful accounts	$16.6	$5.1	$—		$1.1	$(3.8	)(1)	$19.0
Deferred tax asset valuation allowance	51.4	(2.4)	22.1	(2)	4.1	—		75.2
Year Ended December 31, 2005
Allowance for doubtful accounts	$21.1	$2.8	$—		(0.9)	(6.4	)(1)	$16.6
Deferred tax asset valuation allowance	44.1	(1.8)	11.9	(3)	(2.8)	—		51.4
Year Ended December 31, 2004
Allowance for doubtful accounts	$21.0	$2.9	$—		0.6	(3.4	)(1)	$21.1
Deferred tax asset valuation allowance	35.6	0.2	3.7	(2)	4.6	—		44.1

(1)	Account write-offs net of recoveries.

(2)	Reclassification from deferred tax assets.

(3)	Additional allowance resulting from the Acquisition charged to goodwill of $0.6 and reclassification from deferred tax assets of $11.3.

(a)(3)	Exhibits required to be filed by Item 601 of Regulation S-K:

Exhibit Number
2.1	Stock Purchase Agreement among Nalco Holdings LLC (formerly known as Blackstone/Neptune Acquisition Company L.L.C.), Leo Holding Company and Nalco International SAS, dated as of August 31, 2003, which is incorporated herein by reference from Exhibit 2.1 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
3.1	Certificate of Formation of Nalco Finance Holdings LLC, which is incorporated herein by reference from Exhibit 3.1 on Form S-4 of Nalco Finance Holdings LLC and Nalco Finance Holdings, Inc. filed on September 23, 2004 (File No. 333-119231).
3.2	Limited Liability Agreement of Nalco Finance Holdings LLC, which is incorporated herein by reference from Exhibit 3.2 on Form S-4 of Nalco Finance Holdings LLC and Nalco Finance Holdings, Inc. filed on September 23, 2004 (File No. 333-119231).
3.3	Certificate of Incorporation of Nalco Finance Holdings, Inc., which is incorporated herein by reference from Exhibit 3.3 on Form S-4 of Nalco Finance Holdings LLC and Nalco Finance Holdings, Inc. filed on September 23, 2004 (File No. 333-119231).
3.4	By-laws of Nalco Finance Holdings, Inc., which is incorporated herein by reference from Exhibit 3.4 on Form S-4 of Nalco Finance Holdings LLC and Nalco Finance Holdings, Inc. filed on September 23, 2004 (File No. 333-119231).
4.1	Senior Discount Notes Indenture, dated as of January 21, 2004 among Nalco Finance Holdings LLC, Nalco Finance Holdings Inc. and The Bank of New York, as Trustee, which is incorporated herein by reference from Exhibit 4.1 on Form S-4 of Nalco Finance Holdings LLC and Nalco Finance Holdings, Inc. filed on September 23, 2004 (File No. 333-119231).
4.2	Senior Discount Notes Registration Rights Agreement, dated as of January 21, 2004, among Nalco Finance Holdings LLC, Nalco Finance Holdings Inc. and Goldman, Sachs & Co., which is incorporated herein by reference from Exhibit 4.2 on Form S-4 of Nalco Finance Holdings LLC and Nalco Finance Holdings, Inc. filed on September 23, 2004 (File No. 333-119231).
10.1	Credit Agreement, dated as of November 4, 2003, among Nalco Holdings LLC, Nalco Company, as U.S. Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Global Coordinators, Citicorp North America, Inc., as Administrative Agent, Bank of America, N.A., as Documentation Agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, which is incorporated herein by reference from Exhibit 10.1 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.2	U.S. Guarantee and Collateral Agreement, dated as of November 4, 2003, among Nalco Holdings LLC, Nalco Company, each domestic subsidiary of Nalco Holdings LLC named therein and Citicorp North America, Inc., as Collateral Agent, which is incorporated herein by reference from Exhibit 10.2 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).

Exhibit Number
10.3	Guarantee Agreement, dated as of August 31, 2003, between Suez and Blackstone/Neptune Acquisition Company L.L.C., which is incorporated herein by reference from Exhibit 10.3 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.4	Non-Competition Agreement, dated as of November 4, 2003 between Suez and Blackstone/Neptune Acquisition Company L.L.C., which is incorporated herein by reference from Exhibit 10.4 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.5	Reimbursement Agreement, dated as of November 4, 2003 between Suez and Nalco Company, which is incorporated herein by reference from Exhibit 10.5 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.6	Sublease Agreement, dated as of November 4, 2003 between Leo Holding Company, as sublandlord and Ondeo Nalco Company, as subtenant, which is incorporated herein by reference from Exhibit 10.6 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.7	Transaction Fee Agreement, dated as of November 4, 2003, among Nalco Company, Goldman, Sachs & Co., Apollo Management V, L.P., and Blackstone Management Partners IV L.L.C., which is incorporated herein by reference from Exhibit 10.7 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.8	Monitoring Fee Agreement, dated as of November 4, 2003, between Nalco Company, Blackstone Management Partners IV L.L.C., Apollo Management V, L.P. and Goldman, Sachs & Co., which is incorporated herein by reference from Exhibit 10.8 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.9	Amendment No. 1, dated as of November 4, 2003 to the Monitoring Fee Agreement, dated as of November 4, 2003, among Nalco Company, Blackstone Management Partners IV L.L.C., Apollo Management V, L.P. and Goldman, Sachs & Co. which is incorporated herein by reference from Exhibit 10.9 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.10	Sponsor Services Agreement, dated as of November 16, 2004, amending and restating the Monitoring Fee Agreement, among Nalco Company, Blackstone Management Partners IV L.L.C., Apollo Management V, L.P. and Goldman, Sachs & Co., which is incorporated herein by reference from Exhibit 10.2 on Form 8-K of Nalco Holding Company filed on November 18, 2004 (File No. 001-32342).
10.11	Severance Agreement, effective as of January 1, 2004, between Nalco Company and William J. Roe, which is incorporated herein by reference from Exhibit 10.10 of Amendment No. 2 to the Registration Statement on Form S-4 of Nalco Company filed on August 11, 2004 (File No. 333-115560).
10.12	Employment Agreement, effective as of November 1, 2003, between Nalco Company and Bradley J. Bell, which is incorporated herein by reference from Exhibit 10.11 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.13*	Severance Agreement, effective as of July 1, 2005, between Nalco Company and Gregory N. Nelson.

Exhibit Number
10.14	Receivables Purchase Agreement, dated as of June 25, 2004, among Nalco Company, Nalco Energy Services, L.P. and Nalco Receivables LLC, which is incorporated herein by reference from Exhibit 10.16 of Amendment No. 2 to the Registration Statement on Form S-4 of Nalco Company filed on August 11, 2004 (File No. 333-115560).
10.15	Receivables Transfer Agreement, dated as of June 25, 2004, among Nalco Receivables LLC, Nalco Company, JPMorgan Chase Bank and the several transferees and funding agents party hereto from time to time, which is incorporated herein by reference from Exhibit 10.17 of Amendment No. 2 to the Registration Statement on Form S-4 of Nalco Company filed on August 11, 2004 (File No. 333-115560).
10.16	Employment Agreement, dated as of August 3, 2004, between Nalco LLC and William H. Joyce, which is incorporated herein by reference from Exhibit 10.18 of Amendment No. 2 to the Registration Statement on Form S-4 of Nalco Company filed on August 11, 2004 (File No. 333-115560).
10.17	Nalco LLC 2004 Unit Plan, which is incorporated herein by reference from Exhibit 10.24 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.18	Nalco LLC Limited Liability Company Operating Agreement, dated May 17, 2004, which is incorporated herein by reference from Exhibit 10.25 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.19	Warrant Agreement, which is incorporated herein by reference from Exhibit 10.4 on Form 8-K of the Nalco Holding Company filed on November 18, 2004 (File No. 001-32342).
10.20	Registration Rights Agreement, dated as of November 16, 2004, among Nalco Holding Company, Nalco LLC and the other parties named therein, which is incorporated herein by reference from Exhibit 10.1 on Form 8-K of the Nalco Holding Company filed on November 18, 2004 (File No. 001-32342).
10.21	Stockholders Agreement, dated as of November 16, 2004, between Nalco Holding Company and Nalco LLC, which is incorporated herein by reference from Exhibit 10.3 on Form 8-K of the Nalco Holding Company filed on November 18, 2004 (File No. 001-32342).
10.22	Nalco Holding Company 2004 Stock Incentive Plan, which is incorporated herein by reference from Exhibit 10.5 on Form 8-K of Nalco Holding Company filed on November 18, 2004 (File No. 001-32342).
10.23	Management Members Agreement (Class A units), dated as of June 11, 2004, between Nalco LLC and William H. Joyce, which is incorporated herein by reference from Exhibit 10.30 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.24	Management Members Agreement (Class A units), dated as of June 11, 2004, between Nalco LLC and Bradley J. Bell, which is incorporated herein by reference from Exhibit 10.31 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).

Exhibit Number
10.25	Management Members Agreement (Class A units), dated as of June 11, 2004, between Nalco LLC and William J. Roe, which is incorporated herein by reference from Exhibit 10.32 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.26	Management Members Agreement (Class B, C and D units), dated as of June 11, 2004, between Nalco LLC and William H. Joyce, which is incorporated herein by reference from Exhibit 10.35 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.27	Management Members Agreement (Class B, C and D units), dated as of June 11, 2004, between Nalco LLC and Bradley J. Bell, which is incorporated herein by reference from Exhibit 10.36 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.28	Management Members Agreement (Class B, C and D units), dated as of June 11, 2004, between Nalco LLC and William J. Roe, which is incorporated herein by reference from Exhibit 10.37 of the Registration Statement on Form S-1 of Nalco Holding Company filed on August 26, 2004 (File No. 333-118583).
10.29*	Non-Qualified Stock Option Agreement, dated as of May 6, 2005, between Nalco Holding Company and Gregory N. Nelson.
10.30*	Form of Nalco Company Death Benefit Agreement and Addendum to Death Benefit Agreement, effective May 6, 2005, between Nalco Company and Gregory N. Nelson.
10.31	Form of Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, which is incorporated herein by reference from Exhibit 99.2 on Form S-8 of Nalco Holding Company filed on February 7, 2005 (File No. 333-122582).
10.32	Management Incentive Plan of Nalco Company (as amended and restated May 4, 2006), which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on May 8, 2006 (File No. 001-32342).
10.33	Long Term Cash Incentive Plan of Nalco Company, which is incorporated herein by reference from Exhibit 99.2 on Form 8-K of Nalco Holding Company filed on March 1, 2005 (File No. 001-32342).
10.34	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective February 18, 2005, between Nalco Holding Company and Daniel S. Sanders, which is incorporated herein by reference from Exhibit 10.37 of the Annual Report Form 10-K Nalco Holding Company filed on March 24, 2005 (File No. 001-32342).
10.35	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective February 18, 2005, between Nalco Holding Company and Douglas A. Pertz, which is incorporated herein by reference from Exhibit 10.38 of the Annual Report Form 10-K Nalco Holding Company filed on March 24, 2005 (File No. 001-32342).
10.36	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective February 18, 2005, between Nalco Holding Company and Leon D. Black, which is incorporated herein by reference from Exhibit 10.39 of the Annual Report Form 10-K Nalco Holding Company filed on March 24, 2005 (File No. 001-32342).

Exhibit Number
10.37	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective February 18, 2005, between Nalco Holding Company and Paul H. O’Neill, which is incorporated herein by reference from Exhibit 10.40 of the Annual Report Form 10-K Nalco Holding Company filed on March 24, 2005 (File No. 001-32342).
10.38	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective February 18, 2005, between Nalco Holding Company and Chinh Chu, which is incorporated herein by reference from Exhibit 10.41 of the Annual Report Form 10-K Nalco Holding Company filed on March 24, 2005 (File No. 001-32342).
10.39	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective February 18, 2005, between Nalco Holding Company and Joshua Harris, which is incorporated herein by reference from Exhibit 10.42 of the Annual Report Form 10-K Nalco Holding Company filed on March 24, 2005 (File No. 001-32342).
10.40	Indenture, dated as of May 1, 1998, between Nalco Chemical Company and The Chase Manhattan Bank, which is incorporated herein by reference from Exhibit 4.1 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.41	First Supplemental Indenture, dated as of December 3, 1999, by and between Nalco Chemical Company and The Chase Manhattan Bank, which is incorporated herein by reference from Exhibit 4.2 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.42	Senior Notes Indenture, dated as of November 4, 2003, among Nalco Company, the Guarantors named therein and The Bank of New York, as Trustee, which is incorporated herein by reference from Exhibit 4.3 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.43	Senior Notes Supplemental Indenture, dated as of November 12, 2003, among Nalco Company, the guarantors named therein and The Bank of New York, as Trustee, which is incorporated herein by reference from Exhibit 4.4 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.44	Senior Subordinated Notes Indenture, dated as of November 4, 2003, among Nalco Company, the Guarantors named therein and The Bank of New York, as Trustee, which is incorporated herein by reference from Exhibit 4.5 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.45	Senior Subordinated Notes Supplemental Indenture, dated as of November 12, 2003, among Nalco Company, the guarantors named therein and The Bank of New York, as Trustee, which is incorporated herein by reference from Exhibit 4.6 of the Registration Statement on Form S-4 of Nalco Company filed on May 17, 2004 (File No. 333-115560).
10.46	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective November 14, 2005, between Nalco Holding Company and Sanjeev Mehra, assigned to Goldman Sachs Group, Inc., which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on November 15, 2005 (File No. 001-32342).
10.47	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective May 26, 2005, between Nalco Holding Company and Rodney F. Chase, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on May 27, 2005 (File No. 001-32342).

Exhibit Number
10.48	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, effective May 26, 2005, between Nalco Holding Company and Richard B. Marchese, which is incorporated herein by reference from Exhibit 99.2 on Form 8-K of Nalco Holding Company filed on May 27, 2005 (File No. 001-32342).
10.49	Death Benefit Agreement and Addendum, effective May 26, 2005, between Nalco Company and William H. Joyce, which is incorporated herein by reference from Exhibit 99.3 on Form 8-K of Nalco Holding Company filed on May 27, 2005 (File No. 001-32342).
10.50	The Nalco Company Supplemental Profit Sharing Plan, effective May 1, 2005, between Nalco Holding Company and William H. Joyce, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on May 11, 2005 (File No. 001-32342).
10.51	Form of Nalco Company Death Benefit Agreement and Addendum to Death Benefit Agreement, which is incorporated herein by reference from Exhibit 99.2 on Form 8-K of Nalco Holding Company filed on May 11, 2005 (File No. 001-32342).
10.52	Change of Control Employment Agreement, effective May 10, 2005, between Nalco Holding Company and William H. Joyce, which is incorporated herein by reference from Exhibit 99.3 on Form 8-K of Nalco Holding Company filed on May 11, 2005 (File No. 001-32342).
10.53	Form of Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement, which is incorporated herein by reference from Exhibit 99-1 on Form 8-K of Nalco Holding Company filed on February 15, 2006 (File No. 001-32342).
10.54	Amendment No. 3, dated as of October 19, 2005, to the Credit Agreement, dated as of November 4, 2003, among Nalco Holdings LLC, Nalco Company, as U.S. Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Global Coordinators, Citicorp North America, Inc., as Administrative Agent, Bank of America, N.A., as Documentation Agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, which is incorporated herein by reference from Exhibit 10.2 on the Quarterly Report on Form 10-Q of Nalco Holding Company filed on November 14, 2005 (File No. 001-32342).
10.55	Amendment No. 2, dated as of May 31, 2005, to the Receivables Transfer Agreement dated as of June 25, 2004, among Nalco Receivables LLC, Nalco Company, JPMorgan Chase Bank and the several transferees and funding agents party hereto from time to time, which is incorporated herein by reference from Exhibit 10.1 on the Quarterly Report on Form 10-Q of Nalco Holding Company filed on August 15, 2005 (File No. 001-32342).
10.56	Amendment No. 3, dated as of September 30, 2005, to the Receivables Transfer Agreement dated as of June 25, 2004, among Nalco Receivables LLC, Nalco Company, JPMorgan Chase Bank and the several transferees and funding agents party hereto from time to time, which is incorporated herein by reference from Exhibit 10.1 on the Quarterly Report on Form 10-Q of Nalco Holding Company filed on November 14, 2005 (File No. 001-32342).

Exhibit Number
10.57	Amendment No. 1, dated as of December 30, 2005, to the Nalco LLC Limited Liability Company Operating Agreement, dated May 17, 2004, which is incorporated herein by reference from Exhibit 10.51 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.58	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Chinh E. Chu, which is incorporated herein by reference from Exhibit 10.52 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.59	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Joshua J. Harris, which is incorporated herein by reference from Exhibit 10.53 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.60	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Sanjeev Mehra, assigned to Goldman Sachs Group, Inc, which is incorporated herein by reference from Exhibit 10.54 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342)
10.61	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Rodney F. Chase, which is incorporated herein by reference from Exhibit 10.55 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.62	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Richard B. Marchese, which is incorporated herein by reference from Exhibit 10.56 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.63	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Paul H. O’Neill, which is incorporated herein by reference from Exhibit 10.57 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.64	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Douglas A. Pertz, which is incorporated herein by reference from Exhibit 10.58 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.65	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2006 Grant), effective February 15, 2006, between Nalco Holding Company and Daniel S. Sanders, which is incorporated herein by reference from Exhibit 10.59 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).

Exhibit Number
10.66	Omnibus Amendment, dated as of December 31, 2005, Amendment No.1 to the Receivables Purchase Agreement, dated as of June 25, 2004, among Nalco Company, Nalco Energy Services, L.P. and Nalco Receivables LLC, and Amendment No. 4 to the Receivables Transfer Agreement, dated as of June 25, 2004, among Nalco Receivables LLC, Nalco Company, JPMorgan Chase Bank and the several transferees and funding agents party hereto from time to time, which is incorporated herein by reference from Exhibit 10.60 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.67	Amendment No. 5, dated as of December 31, 2005, to the Receivables Transfer Agreement, dated as of June 25, 2004, among Nalco Receivables LLC, Nalco Company, JPMorgan Chase Bank and the several transferees and funding agents party hereto from time to time, which is incorporated herein by reference from Exhibit 10.61 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.68	Amendment No. 4, dated as of February 22, 2006, to the Credit Agreement, dated as of November 4, 2003, among Nalco Holdings LLC, Nalco Company, as U.S. Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Global Coordinators, Citicorp North America, Inc., as Administrative Agent, Bank of America, N.A., as Documentation Agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers, which is incorporated herein by reference from Exhibit 10.62 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.69	Management Members Agreement (Class A units), dated as of June 11, 2004, between Nalco LLC and John L. Gigerich, which is incorporated herein by reference from Exhibit 10.63 of the Annual Report Form 10-K Nalco Holding Company filed on March 2, 2006 (File No. 001-32342).
10.70	Consulting Agreement, effective as of July 19, 2006, between Nalco Company and John L. Gigerich, which is incorporated herein by reference from Exhibit 99.1 of Form 8-K Nalco Holding Company filed on July 20, 2006 (File No. 001-32342).
10.71	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Chinh E. Chu, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.72	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Joshua J. Harris, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.73	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Sanjeev Mehra, assigned to Goldman Sachs Group, Inc, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342)

Exhibit Number
10.74	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Rodney F. Chase, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.75	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Richard B. Marchese, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.76	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Paul H. O’Neill, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.77	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Douglas A. Pertz, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.78	Nalco Holding Company 2004 Stock Incentive Plan Restricted Stock Unit Agreement (2007 Grant), effective February 15, 2007, between Nalco Holding Company and Daniel S. Sanders, which is incorporated herein by reference from Exhibit 99.1 on Form 8-K of Nalco Holding Company filed on February 20, 2007 (File No. 001-32342).
10.79*	Separation Agreement, dated as of June 30, 2006, between Nalco Company and Philippe F. Creteur.
10.80*	Management Members Agreement (Class A units), dated as of June 11, 2004, between Nalco LLC and Philippe F. Creteur.
10.81*	Management Members Agreement (class B, class C and class D Units), dated as of June 11, 2004, between Nalco LLC and Philippe F. Creteur.
10.82*	Amendment to the Management Members Agreement, dated as of June 30, 2006, between Nalco LLC and Philippe F. Creteur.
10.83*	Separation Agreement, dated as of July 14, 2006, between Nalco Company and Mark W. Irwin.
10.84*	Management Members Agreement (Class A units), dated as of June 11, 2004, between Nalco LLC and Mark W. Irwin.
10.85*	Management Members Agreement (class B, class C and class D Units), dated as of June 11, 2004, between Nalco LLC and Mark W. Irwin.
10.86*	Amendment to the Management Members Agreement, dated as of June 1, 2006, between Nalco LLC and Mark W. Irwin.

Exhibit Number
10.87*	Amendment No. 5, dated as of December 15, 2006, to the Credit Agreement, dated as of November 4, 2003, among Nalco Holdings LLC, Nalco Company, as U.S. Borrower, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Global Coordinators, Citicorp North America, Inc., as Administrative Agent, Bank of America, N.A., as Documentation Agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Co-Syndication Agents, Citigroup Global Markets Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Managers.
10.88*	Expatriate Agreement, dated as of November 15, 2005, between Nalco Company and Gregory N. Nelson.
10.89*	Severance Agreement, effective as of January 1, 2004, between Nalco Company and Philippe Creteur
10.90*	Severance Agreement, effective as of January 1, 2004, between Nalco Company and Mark Irwin
23.1*	Consent of Ernst & Young LLP
31.1*	Certification of the Chairman and Chief Executive Officer pursuant to Rule 13a-14(a) of Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Executive Vice President and Chief Financial Officer pursuant to Rule 13a-14(a) of Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of William H. Joyce, our Chairman and Chief Executive Officer, and Bradley J. Bell, our Executive Vice President and Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*	filed herewith

Copies of Exhibits may be obtained without charge upon written request to the Corporate Secretary, Nalco Finance Holdings LLC, 1601 West Diehl Road, Naperville, IL 60563.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NALCO FINANCE HOLDINGS LLC (Registrant)

By:	/s/ BRADLEY J. BELL
Bradley J. Bell
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: March 5, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on March 5, 2007.

Signature	Title

/s/ WILLIAM H. JOYCE	Chairman of the Board and Chief Executive Officer

William H. Joyce

/s/ BRADLEY J. BELL	Executive Vice President, Chief Financial Officer and Treasurer

Bradley J. Bell

/s/ FREDERIC JUNG	Controller

Frederic Jung

/s/ RODNEY F. CHASE	Director

Rodney F. Chase

/s/ CHINH E. CHU	Director

Chinh E. Chu

/s/ JOSHUA J. HARRIS	Director

Joshua J. Harris

/s/ RICHARD B. MARCHESE	Director

Richard B. Marchese

/s/ SANJEEV K. MEHRA	Director

Sanjeev K. Mehra

/s/ PAUL H. O’NEILL	Director

Paul H. O’Neill

/s/ DOUGLAS A. PERTZ	Director

Douglas A. Pertz

/s/ DANIEL S. SANDERS	Director

Daniel S. Sanders

SEVERANCE AGREEMENT

AGREEMENT effective as of July 1, 2005 between Nalco Company (the “Company”) and Gregory N. Nelson (“Executive”).

WHEREAS, Executive is currently a valued employee of the Company;

WHEREAS, Executive has been offered the opportunity to enter into certain equity and option agreements relating to the Company; and

WHEREAS, the Company desires to promote the continued good performance of Executive by offering this Severance Agreement; and

WHEREAS, the parties desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

“BASE SALARY” means Executive’s annual base salary immediately prior to the Severance;

“CAUSE” means (i) Executive’s conviction of, plea of nolo contendere or guilty to, or written admission of, the commission of a felony, (ii) any act by Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company, or (iii) gross negligence, willful misconduct, or an unjustified refusal on the part of Executive to perform his duties as an employee, officer or member of the Company.

“CHANGE OF CONTROL” is an occurrence on which either (i) the Company ceases, for any reason, to be a member of the same controlled group as Parent within the meaning of Section 414(b) and (c) of the Code, except that a 50% ownership test shall be applied in lieu of the 80% ownership test specified in each of the foregoing Sections of the Code (the “PARENT CONTROLLED GROUP”), or (ii) all or at least 80% of the assets of the Company and its majority owned (by voting control) entities are sold to an entity outside the Parent Controlled Group.

“CODE” means the Internal Revenue Code of 1986, as amended.

“COMPANY” means Nalco Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco Company.

“EQUITY AGREEMENTS” means those Agreements executed simultaneously with this Agreement pursuant to which Executive is purchasing certain Units and restricted Units in Nalco LLC.

“GAINS” means any gains which Executive receives on any Units which are the subject of the Equity Agreement, as a result of a Company purchase of such Units at the time Executive’s employment with the Company terminates.

“GOOD REASON” means the occurrence of any of the following events without Executive’s written consent, (i) a reduction by the Company in Executive’s annual base salary, or (ii) a material reduction by the Company in Executive’s duties and responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive immediately prior to the Change of Control.

“TARGET BONUS” means, with respect to any fiscal year of the Company, the target annual bonus, assuming achievement of 100% of target, under the applicable Company annual incentive plan, (currently known as the Management Incentive Plan) for Executive for such year, but shall exclude any bonus payable under the Long Term Cash Incentive Plan or its equivalent.

“PARENT” means Nalco Holdings LLC.

2. Term of Agreement. This Agreement shall be in effect from the date hereof until December 31, 2008 (the “Term”); provided, however, that if a Change in Control shall occur prior to December 31, 2008, the Term shall then continue until the second anniversary of such Change of Control or December 31, 2008, whichever is longer. Notwithstanding the foregoing, Executive’s employment at all times shall be deemed to be an employment at-will and Executive’s employment may be terminated at will by Executive or the Company.

3. Severance.

(a) Termination Without Cause by the Company; by Executive for Good Reason. If Executive’s employment with the Company is terminated during the Term by the Company without Cause or by Executive for Good Reason, in lieu of any other severance benefits to which Executive would be entitled under either any other plan or program of the Company or an existing employment or severance agreement with the Company, Executive shall be entitled to the following benefits.

(i) The Company shall pay Executive, within thirty days of the date of such termination of employment (the “DATE OF TERMINATION”) in a lump sum payment A) accrued unpaid Base Salary through the Date of Termination, B) any prior year bonus earned but not paid, C) severance equal to one and one-half (1.5) times Base Salary and Target Bonus. The Company shall also pay a pro-rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with the Company’s normal cycle for such payment. This lump sum shall be reduced by the amount of any Gains (but in no event less than zero), even if such Gains are to be paid by the Company after the date the payment is required hereunder.

(ii) Except as otherwise indicated herein, Executive

shall receive any other benefits they are otherwise eligible for under other plans or programs of the Company in accordance with their terms. Executive shall have the right to continue medical or dental benefits for a period equal to the severance pay period at the active employee rate. For clarity, the severance pay period shall equal the number of year(s) used to calculate the payment under Section 3(a)(i)(D).

(iii) Other than the benefits set forth in this Section 3(a), the Company and its affiliates will have no further obligations hereunder with respect to Executive following the Date of Termination.

(iv) Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive, nor, shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned as a result of Executive’s employment with another employer.

(b) Any Other Termination. If Executive’s employment is terminated during the Term of this Agreement for any reason other than as set forth in Section 3(a), neither Executive nor his estate shall be entitled to any severance payments or insurance benefits under this Agreement.

(c) Covenants and Release. As a condition precedent to payment under this Agreement or payment of severance or grant of any other benefit hereunder, Executive must comply with, and continue to comply with, the Covenants and Terms attached hereto as Exhibit A, and sign and deliver a release to the Company within one week after the termination of Executive’s employment in a form substantially in the form of General Release, attached hereto as Exhibit B.

4. Termination of Other Benefits and Agreements

(a) The parties mutually terminate, and Executive hereby waives and releases any and all claims he or she has, either existing or to be earned in the future relating to, any existing agreement Executive has with the Company or any of its affiliates, relating to severance, change-in-control, supplemental retirement benefits, letter of credit or pension benefits other than those available through the standard Nalco pension plans and the benefits granted to Executive under the Stock Option Agreement executed by Executive and the Conmpany contemporaneously with this Agreement.

5. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and

construed in accordance with the laws of Illinois without reference to the principles of conflict of laws.

(b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the severance payable to Executive in the event of a termination of employment. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive; provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

(f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

(g) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(h) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(i) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(k) Resignations. Executive agrees to immediately resign any positions held by him with the Company and its affiliates upon the termination of Executive’s employment.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NALCO COMPANY
	By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman Title: Vice President

Dated: July 1, 2005	Executive

	By:	/s/Gregory N. Nelson

NALCO HOLDING COMPANY

2004 STOCK INCENTIVE PLAN

FORM OF

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, is made effective as of May 6, 2005 (the “Date of Grant”), between Nalco Holding Company (the “Company”) and Gregory N. Nelson (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) Cause: “Cause” as defined in an employment agreement between the Participant and the Company or its Affiliates or, if not defined therein or if there is no such agreement, “Cause” shall mean (i) the commission by the Participant of an act of fraud or embezzlement, (ii) the indictment or conviction of the Participant for a felony or a crime involving moral turpitude or a plea by the Participant of guilty or nolo contendere involving such a crime, (iii) the malfeasance or willful misconduct by the Participant in the performance of the Participant’s duties, (iv) the violation by the Participant of a written Company policy regarding employment, including without limitation substance abuse, sexual harassment or discrimination, (v) the willful failure of the Participant to render services to the Company or any of its Subsidiaries which failure amounts to a material neglect of the Participant’s duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Participant to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Participant’s duties or (vii) the material breach by the Participant of any of the provisions of any agreement between the Participant, on the one hand, and the Company or an Affiliate of the Company, on the other hand.

(b) Disability: “Disability” as defined in an employment agreement then in effect between the Participant and the Company or its Affiliates or if not defined therein or if there is no such agreement, “Disability” shall mean the inability of a Participant to perform the essential functions of the Participant’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Participant returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

(c) Expiration Date: The tenth anniversary of the Date of Grant.

(d) Plan: The Nalco Holding Company 2004 Stock Incentive Plan, as from time to time amended.

(e) Vested Portion: At any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2. Grant of Options. The Company hereby grants to the Participant the right and option to purchase (the “Option”), on the terms and conditions hereinafter set forth, 43,330 Shares, subject to adjustment as set forth in the Plan. The exercise price shall be $17.25 per Share (the “Option Price”). The Options are intended to be nonqualified stock options, and are not intended to be treated as ISOs that comply with Section 422 of the Code.

3.	Vesting of the Options.

(a) Vesting of the Option. Subject to the Participant’s continued Employment with the Company and its Affiliates, the Option shall vest and become exercisable with respect to one-fourth of the Shares subject to the Option on the first anniversary of the Date of Grant and shall vest and become exercisable with respect to an additional one-fourth of the Shares subject to the Option on each subsequent anniversary of the Date of Grant, until such Shares subject to the Option are 100% vested and exercisable.

(b) Termination of Employment. If the Participant’s Employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested and exercisable, shall be immediately canceled by the Company without consideration.

4.	Exercise of Options.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of the Option shall remain exercisable for the period set forth below:

(i) Death or Disability. If the Participant’s Employment with the Company and its Affiliates is terminated due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) one year following the date of such termination and (B) the Expiration Date

(ii) Termination by the Company without Cause or Termination by the Participant. If the Participant’s Employment with the Company and its Affiliates is terminated (a) by the Company without Cause or (b) by the Participant, the Participant may exercise the Vested Portion of the Option for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date; and

(iii) Termination by the Company for Cause. If the Participant’s Employment with the Company and its Affiliates is terminated by the Company for Cause, the Vested Portion of the Option shall immediately terminate in full and cease to be exercisable.

Notwithstanding the above, the options may only be exercised during a period in which the Company can transfer registered shares to the Participants. He period of exercise shall be equitably adjusted in the event that the Company does not have available to it property registered shares at the time of an attempted exercise.

(b)	Method of Exercise.

(i) Subject to Section 4(a) of this Agreement, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the aggregate Option Price. Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) to the extent permitted by the Committee, by transferring Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased to the Company and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (C) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased or (D) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to the Participant, any loss by the Participant of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or its Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. Unless otherwise determined by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, the Option is exercisable only by the Participant.

8. Withholding. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. Notices. Any notice under this Agreement shall be addressed to the Company in care of its Chief Financial Officer and a copy to the Chief Executive Officer, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Nalco Holding Company
By:	/S/ Stephen N. Landsman
Its:	Vice President

/S/ Gregory N. Nelson
Participant

DEATH BENEFIT AGREEMENT

Gregory N. Nelson

THIS AGREEMENT, effective January 17, 2005, between Nalco Company (hereinafter “Nalco”), a corporation organized and existing under the laws of Delaware, and Gregory N. Nelson name (hereinafter “Executive”).

WHEREAS, the Executive is employed by Nalco as a corporate officer; and

WHEREAS, in consideration of Executive’s future services to Nalco, Nalco will agree to pay to the Executive or the Executive’s designees certain benefits in accordance with the provisions and conditions hereinafter set forth; and

NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties covenant and agree as follows:

ARTICLE I

DEATH BENEFIT

If the termination of the Executive’s employment is on account of the Executive’s death during employment with Nalco while eligible under this Agreement, Nalco will pay a benefit under this Agreement, in an amount equal to Two Hundred Percent (200%) of the Executive’s base annual salary as of the date of the Executive’s last day of work, to such beneficiary or beneficiaries as the Executive may have designated by filing with Nalco a notice in writing in a form attached hereto as Exhibit A.

If the Executive dies at any time after retirement (meaning he qualifies for retiree health and welfare benefits i.e. - has ten or more years of service with Nalco after age 45), and before reaching 62 years of age, with this Agreement having been in effect at the time of such qualification, Nalco will pay a benefit under this Agreement in an amount equal to Two Hundred Percent (200%) of the Executive’s base annual salary as of the date of the Executive’s last day of work, to such beneficiary or beneficiaries as the Executive may have designated by filing with Nalco a notice in writing in a form attached hereto as Exhibit A.

If the Executive dies at any time after retirement from employment (as defined in the preceding paragraph) with Nalco and after reaching 62 years of age, with this Agreement having been in effect at the time of retirement, Nalco will pay a benefit under this Agreement in an amount equal to Three Hundred Percent (300%) of the Executive’s base annual salary as of the date of the Executive’s last day of work, to such beneficiary or beneficiaries as the Executive may have designated by filing a notice in writing in a form attached hereto as Exhibit A.

In the absence of any such designation of beneficiaries, such benefit which is payable will be paid to the Executive’s estate. Such benefit which is payable will be paid by Nalco in a lump sum within thirty (30) days following the date of Executive’s death, or within thirty (30) days following the settlement date with the insurance company if a policy is taken out by Nalco, whichever is later. If the termination of the Executive’s employment is on account of any occurrence or circumstances other than the Executive’s death or retirement after qualifying for retiree health and welfare benefits, no benefit will be payable under this Agreement.

ARTICLE II

MISCELLANEOUS PROVISIONS

2.1 Satisfaction of Claim

The Executive agrees that the Executive’s rights and interests under this Agreement, and rights and interests under this Agreement of any persons taking under or through the Executive, will be completely satisfied upon compliance by Nalco with the provisions of this Agreement.

2.2 Amendments/Entire Agreement

This Agreement may be altered, amended or revoked only by a written instrument signed by Nalco and the Executive. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof.

2.3 Governing Law

This Agreement will be governed by the laws of the State of Illinois.

2.4 Non-Assignable Rights

It is agreed that neither the Executive nor the Executive’s spouse, nor other beneficiary, will have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder without having the written consent of Nalco to do so. Such payments and the right thereto are expressly declared to be non-assignable and non-transferable.

2.5 No Contract of Employment Created

This Agreement will not be deemed to constitute a contract of employment between the parties hereto, nor will any provision hereof restrict the right of Nalco to discharge the Executive, or restrict the right of the Executive to terminate the Executive’s employment.

2.6 Non-Secured Promise

2.6.1 The rights of the Executive under this Agreement and of any beneficiary of the Executive will be solely those of an unsecured creditor of the Corporation. Any insurance policy or any other asset acquired or held by Nalco in connection with the liabilities assumed by it hereunder, will not be deemed to be held under any trust for the benefit of the Executive or the Executive’s beneficiaries or to be security for the performance of the obligations of Nalco, but will be, and remain, a general, unpledged, unrestricted asset of Nalco.

2.6.2 The benefits under this Agreement will be paid by Nalco from its general assets. To cover all or part of its potential liabilities under the plan, Nalco may, but need not, purchase life insurance policies on the life of the Executive, but the Executive will not have any preferred claim against the policies or any beneficial ownership in the policies under this Agreement. Nalco makes no representation that it will use any life insurance policies acquired by it and insuring the life of the Executive only to provide benefits under this Agreement or that any such policies will, in any way, represent security for the payment of the benefits provided for in this Agreement. An Executive’s right to a benefit under this Agreement will not, except as may be provided for in paragraph 2.7, be limited or governed in any way by the amount of insurance proceeds received by Nalco.

2.7 Limitations on Benefits

2.7.1 If Nalco does deem it appropriate to insure all or any part of its obligation, in accordance with Section 2.6.2 Nalco will so notify the Executive. The Executive agrees to take whatever actions may be necessary to enable Nalco to timely apply for and acquire such insurance and to fulfill the requirements of the insurance company relative to the insurance thereof.

2.7.2 If the Executive is required by this Agreement to submit information to the insurance company and if the Executive has made a material misrepresentation in an application for any insurance that is used to insure its obligations under this Agreement, and if as a result of that material misrepresentation the insurance company is not required to pay all or any part of the benefit provided under that insurance, the Executive’s right to a benefit under this Agreement will be reduced by the amount of the benefit that is not paid by the insurance company because of such material misrepresentation.

2.7.3 No benefit will be payable under this Agreement if the Executive dies by suicide within two years after the effective date of this Agreement. No increase in the amount of any benefit provided in this Agreement will be payable under this Agreement if the Executive dies by suicide within two years after the effective date of such increase.

2.8 Administrator

Nalco’s Employee Benefit Plan Administration Committee (EBPAC) will be the Administrator under this Agreement. EBPAC may authorize or designate a person or group of persons to fulfill the responsibilities of EBPAC as Administrator. The Administrator (or designee(s)) may employ others to render advice with regard to its responsibilities under this Agreement.

2.9 Claims Procedure

2.9.1 Filing Claims. Any insured, beneficiary or other individual (hereinafter “Claimant”) entitled to benefits under the Agreement will file a claim request with the Administrator. The Administrator will, upon written request of a Claimant, make available copies of any claim forms or instructions or advise the Claimant where such forms or instructions may be obtained. The Administrator shall notify Claimant in writing of its decision within thirty (30) days of its receipt of Claimant’s claim request. If the Administrator fails to notify Claimant of its decision with such thirty (30) day period, the claim shall be deemed denied upon the expiration of the thirty (30) day period.

2.9.2 Review Procedure. Within thirty (30) days after receipt of a denial of a claim (or within thirty (30) days after date of deemed denial) a Claimant may file a written request for review with the Administrator. The Administrator will then make available copies of any pertinent forms or instructions or advise Claimant where such forms or instructions may be obtained.

EBPAC (or its designee(s)) will have the sole responsibility for the review of any denied claim and will take all steps appropriate in the light of its findings. EBPAC shall notify Claimant, in writing, of its decision on appeal within thirty (30) days following receipt of Claimant’s written request for review of the denied claim.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, Nalco by its duly authorized officer, on the day and year first written above.

Executive

/S/ Gregory N. Nelson

Gregory N. Nelson

Nalco Company

/S/ Stephen N. Landsman

SEPARATION AGREEMENT

           This Separation Agreement is made this 30th day of June, 2006 between Nalco Company for itself and on behalf of its affiliates (collectively the “Company” or “Nalco”) and Philippe F. Creteur, (“Mr. Creteur”).

Recitals

                Mr. Creteur’s employment with the Company will be terminated on July 31, 2006.

                Mr. Creteur entered into a Severance Agreement with the Company with effective date of January 1, 2004 (the “Severance Agreement”), a copy of which is attached as Attachment 1.

                Mr. Creteur entered into a Management Members Agreement with Nalco LLC, an indirect parent of Nalco, on or about June 30, 2004, a copy of which is attached as Attachment 2, pursuant to which Mr. Creteur was given the opportunity to invest in certain equity ownership units in Nalco LLC (the “Management Members Agreement”).

                Terms not otherwise defined in this Agreement shall have the meanings indicated in the Severance Agreement.

Agreement

Accordingly, Mr. Creteur and Nalco agree as follows:

1.	Termination of Employment and Severance Agreement

Effective July 31, 2006, Mr. Creteur will be terminated from all positions held by him as an officer, employee or director of Nalco, and all of its subsidiaries and affiliates. Mr. Creteur shall execute any requested forms to resign from such positions. The terms and conditions of the Severance Agreement are incorporated herein by reference.

2.	Separation Benefits

a.

Mr. Creteur and Nalco LLC will separately enter into an amendment of the Management Members Agreement. This Agreement is conditioned upon the parties executing the described amendment to the Management Members Agreement.

b.	The Company shall pay Mr. Creteur a cash severance amount of USD 20,050.

c.	The Company shall reimburse Mr. Creteur for housing through November 1, 2006 and storage through November 1, 2006, such amounts not to exceed USD 25,120.

d.	The Company will continue Mr. Creteur’s current medical and dental coverage for the period through July 31, 2007 at current cost.

e.	The Company will reimburse tax assistance for Mr. Creteur up to a cap of USD 5,000.

3.	Waiver of Severance Benefit under Severance Agreement

Mr. Creteur waives and releases any and all claim he has to the severance benefits under Section 3(a) of the Severance Agreement and further waives and releases any and all other claims he has to severance payments or severance benefits from Nalco or any of its affiliates and any housing benefits not specifically stated herein.

All other terms and conditions in the Severance Agreement not modified by this Separation Agreement shall remain in effect and enforceable.

4.	Reconciliation of Expense Reports, Travel Advances, Credit Card Charges, and Other Obligations

If he has not already done so, by August 10, 2006, Mr. Creteur will deliver to Nalco a final written report and reconciliation of all outstanding travel advances and charges made against credit cards issued to Mr. Creteur by or on behalf of Nalco. Mr. Creteur shall identify those portions of advances and charges which were devoted to personal use and those portions that were devoted to the business purposes of Nalco. For the portions devoted to Nalco’s business purposes, Mr. Creteur will provide all of the information normally provided under Nalco’s practices and procedures, with appropriate receipts.

Mr. Creteur will also provide a detailed statement of all business expenses which Mr. Creteur claims Mr. Creteur incurred for Nalco’s business purposes which have not been reimbursed.

If the final report of business expenses, use of travel advances, and credit card charges reveals Mr. Creteur owes Nalco money, the sum owing shall be deducted from severance payments. If the report reveals Nalco owes Mr. Creteur money, the sum owing shall be promptly paid by check.

By filing Mr. Creteur’s final report of business expenses, expenditure of travel advances, and credit card charges, Mr. Creteur warrants the accuracy of the report and also that there are no further credit card charges or business expenses (except minor telephone charges). Nalco shall not reimburse any subsequently reported expenses.

If Mr. Creteur has an unpaid obligation to Nalco arising from a loan, cash advance, overpayment, or other obligation, Mr. Creteur authorizes Nalco to deduct the outstanding debt or obligation from Mr. Creteur’s net (after withholding taxes and any other withholding obligations) severance pay.

Mr. Creteur agrees to immediately return all Nalco property to Nalco.

5.	General Release and Covenant Not to Sue

In consideration of Nalco’s promises under this Separation Agreement, Mr. Creteur individually, and Mr. Creteur’s successors, assigns, heirs, and agents, and each and all of them, hereby unconditionally and forever release, acquit, and discharge Nalco, its parents (including Nalco LLC), subsidiaries and affiliates, and each of their respective officers, directors, stockholders, employees, agents, and attorneys from any and all claims, demands, liabilities, and causes of action of every kind, nature and description whatsoever whether known or unknown, or suspected to exist, which Mr. Creteur ever had or may now have up to the date of signing this Agreement, against Nalco, or any of them, including, any claim arising out of or relating to (i) any aspect of Mr. Creteur’s employment with Nalco, including the termination of such employment; (ii) any federal, state, local or other government statute, regulation or ordinance of any country, including but not limited to the following US laws, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, 29 U.S.C. sec. 621 et. seq. as amended by the Older Workers’ Benefit Protection Act of 1990, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the Rehabilitation Act of 1973, The Worker Adjustment and Retraining Notification Act and (iii) the common law of the jurisdiction wherein Mr. Creteur resides or any other jurisdiction, including without limitation, intentional infliction of emotional distress, breach of contract and any claims for consequential and/or punitive damages for any reason. It is the intention of Mr. Creteur that in executing this Agreement Mr. Creteur is providing a General Release and that it shall be an effective bar to each and every claim, demand and cause of action, either known or unknown, for all acts, or omissions of Nalco occurring prior to and up to the date this Agreement is executed. This release includes but is not limited to:

-	any claims for assault, battery, wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other tort or common law claims;

-

any claim to challenge the enforceability of any provision of the Severance Agreement, including but not limited to the noncompetition, nondisclosure, and nonsolicitation provisions in the Severance Agreement;

-	any claims for the breach of any written, implied or oral contract;

-

any claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, religion, sex (including sexual harassment), sexual orientation, or physical or mental disability or medical condition or any other protected status;

-	any claims for benefits or monetary equivalent of benefits except as provided in this Agreement; and

-	any entitlement to reinstatement with or rehire or reemployment by Nalco.

Also waived are any rights to attorneys’ fees, compensation or other recovery as the result of any legal action brought by Mr. Creteur or on Mr. Creteur’s behalf by any other party, based on any right Mr. Creteur has released and waived under this Separation Agreement. Excepted from this release are claims challenging the validity of this Separation Agreement under the Age Discrimination in Employment Act. Mr. Creteur’s release under the Age Discrimination in Employment Act does not apply to any claims that arise or may arise based on events that take place after the date Mr. Creteur signs this Agreement. Also not released are any claims Mr. Creteur may have for a) Worker’s Compensation benefits, b) accrued wages, accrued but unused vacation pay, and accrued commissions, if any, up to the date of termination, c) any vested pension benefits, or d) any right to unemployment benefits.

Mr. Creteur agrees never to institute any charge, lawsuit, complaint, proceeding, grievance or action of any kind (at law, in equity or otherwise) in any state or federal court, or in any other public or private tribunal, against Nalco on any grounds, for any occurrence from the beginning of time to the effective date of this Agreement. The only exception to this covenant not to sue is a claim that challenges the validity of this Separation Agreement and alleges age discrimination. If Mr. Creteur sues Nalco in violation of this Separation Agreement, then Mr. Creteur shall be liable for Nalco’s actual attorneys’ fess and other litigation costs incurred in defending such matter.

6.	Confidentiality and Covenants

Mr. Creteur agrees not to disclose any of the terms of this Separation Agreement to anyone, other than Mr. Creteur’s spouse, attorney, and accountant or as required by law. Mr. Creteur may disclose the terms of this Separation Agreement to them only upon the understanding they shall be bound not to disclose the terms to anyone else. Before disclosing these terms to them, Mr. Creteur shall inform them of their confidentiality obligations. Similarly, Nalco’s directors, officers and other employees are not authorized, except as required by law, to disclose any of the terms of this Separation Agreement to any party outside Nalco (other than Nalco’s attorneys and auditors) or to other officers or employees of Nalco except as necessary in connection with the performance of their duties to Nalco.

Disclosure of the terms of this Separation Agreement by anyone to whom Mr. Creteur discloses them shall be deemed an unauthorized disclosure by Mr. Creteur.

In exchange for the consideration hereunder, for a period of two (2) years beginning on September 30, 2006, (i) Mr. Creteur shall not, within any jurisdiction or marketing area in which the Company (or its subsidiaries (as such term is defined below)) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by, or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company (or its subsidiaries); (ii) Mr. Creteur shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company (or its subsidiaries and affiliates (as such term is defined below)) at the time of this Agreement or who shall subsequently become an employee of the Company (or its subsidiaries and affiliates).

(a) Mr. Creteur will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company (or its Subsidiaries and Affiliates) or with respect to trade secrets, confidential or secret processes, services, techniques, product formulations, customer information, marketing or business plans with respect to the Company (or its Subsidiaries and Affiliates); and (ii) Mr. Creteur will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company (or its Subsidiaries and Affiliates); provided, however, that Mr. Creteur has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by Mr. Creteur. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by Mr. Creteur, alone or with others, while an employee of the Company which are related to the business of the Company (or its subsidiaries and affiliates) shall be and become the sole property of the Company, unless released in writing by the Company, and Mr. Creteur hereby assigns any and all rights therein or thereto to the Company. All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by Mr. Creteur or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Mr. Creteur (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

Mr. Creteur will communicate and disclose in writing to the Company all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications made, conceived, developed or acquired by Mr. Creteur or under which Mr. Creteur acquired the right to grant licenses or become licensed, whether alone or jointly with others, during his employment with the Company (all collectively referred to as “Inventions”). All of Mr. Creteur’s right, title and interest in, to and under such Inventions, including licenses and right to grant licenses are the sole property of the Company and the same are hereby assigned to the Company. Any Invention disclosed by Mr. Creteur to anyone within one (1) year after September 30, 2006, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of the Company shall be deemed to have been made or conceived or developed by Mr. Creteur during his employment with the Company.

For all of Mr. Creteur’s Inventions, Mr. Creteur will execute and deliver all documents which the Company shall deem necessary or appropriate to assign, transfer and convey to the Company, all of Mr. Creteur’s right, title, interest in and to such Inventions, and enable the Company to file and prosecute applications for Letters Patent of the United States and any foreign countries on Inventions as to which the Company wishes to file patent applications; and do all other things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and assert patents for any and all such Inventions and to assert its rights in any Inventions not patented.

Mr. Creteur hereby assigns to the Company the copyright in all works prepared by Mr. Creteur which are or were either within the scope of Mr. Creteur’s employment with the Company; or, based upon information acquired from the Company not normally made available to the public; or, commissioned by the Company but not within Mr. Creteur’s scope of employment.

Mr. Creteur also agrees to do all things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and enable the Company to protect its rights in and to such works.

Mr. Creteur hereby releases and allows the Company to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of Mr. Creteur made in the scope of Mr. Creteur’s employment.

All expenses incident to any action required by the Company to assign Inventions or copyrights to the Company or so taken in its behalf pursuant to the terms of this Agreement shall be borne by the Company, including a reasonable payment for Mr. Creteur’s time and expenses involved if not then in the Company’s employ.

Mr. Creteur acknowledges that a breach of his covenants contained herein may cause irreparable damage to the Company (its subsidiaries and affiliates), the exact amount of which will be difficult to ascertain, that the remedies at law for any such breach will be inadequate and that the payments and other benefits, in the Severance Agreement and this Separation Agreement, are additional consideration for the covenants contained herein. Accordingly, Mr. Creteur agrees that if he breaches any of the covenants contained herein, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief. In addition, the breach of any of the covenants contained herein shall entitle the Company to permanently withhold, and, if applicable, to recover from Mr. Creteur any payments, benefits, or other entitlements, of any type owed by the Company to Executive under the Severance Agreement, this Separation Agreement, any other agreement or plan irrespective of whether the covenants in this Separation Agreement or the Severance Agreement are deemed enforceable by a court. The Company and Mr. Creteur further acknowledge that the time, scope, geographic area and other provisions herein have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the covenants herein shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

Mr. Creteur agrees to cooperate with the Company during his employment hereunder and thereafter (including following Mr. Creteur’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board of Directors or its representatives or counsel, or representatives or counsel to the Company, as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities or important personal activities and is not contrary to the best interests of Mr. Creteur. The Company agrees to reimburse Mr. Creteur, on an after-tax basis, for all expenses including pre-approved legal expenses, actually incurred in connection with his provision of testimony or assistance.

Mr. Creteur will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company, its subsidiaries or its or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that it shall advise the members of the Board of Directors and its senior officers not to disparage Mr. Creteur and the Company shall use its reasonable business efforts to prevent them from doing so; provided, however, the Company’s obligations to Mr. Creteur in the immediately preceding sentence shall not apply to any oral, written or electronic statements, representations or other communications made internally at the Company by any member of the Board of Directors or any of the Company’s senior officers if such oral, written or electronic statements, representations or other communications are made by any of the foregoing individuals in the course of such individual’s duties, responsibilities or obligations to the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude Mr. Creteur or a representative of the Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

7.	Additional Provisions

A.	Mr. Creteur acknowledges and agrees that:

-	Mr. Creteur is entering into this Agreement knowingly and voluntarily and of Mr. Creteur’s own free will and not because of any threats or duress;

-	Mr. Creteur has been advised by this Agreement to consult with an attorney before signing this Agreement;

-

Mr. Creteur has read this Agreement and understands its provision, including that a portion of the consideration being paid by Nalco is for a release of any rights or claims under the Age Discrimination in Employment Act:

-	Mr. Creteur understands that Mr. Creteur may take up to 21 days to consider this Agreement before signing it;

-	After Mr. Creteur signs this Agreement, Mr. Creteur will have 7 days to revoke it;

-

If Mr. Creteur wants to revoke it, Mr. Creteur must deliver a written notice of revocation to Ms. Mary Manupella at Nalco headquarters in Naperville, IL. If Mr. Creteur does not revoke it within 7 days after having signed it, this Agreement will become final between and enforceable by the parties; and

-	If Mr. Creteur chooses to revoke this Agreement within 7 days after Mr. Creteur signs it, Mr. Creteur will not receive consideration set forth above, or the other benefits described hereunder.

              Any violation by Mr. Creteur of the covenants, commitments, or obligations, in this Agreement shall release Nalco from its obligation to provide any other benefits promised in this Agreement and shall release any rights in the vesting of any units in Nalco LLC. Nalco’s right to withhold benefits and Nalco LLC’s right to refuse the vesting of any Nalco LLC units shall be without prejudice to any other remedy available to Nalco for breach of this Agreement.

B.

Mr. Creteur shall not directly or indirectly employ, solicit for employment, or otherwise contract for the services of any individual who is an employee of the Company or its affiliates for a period of 5 years.

In Witness Whereof, the parties have executed this Agreement on the date indicated:

NALCO COMPANY

By: /S/ Mary Manupella	/S/ Philippe F. Creteur
Title: Vice President	Mr. Philippe F. Creteur

MANAGEMENT MEMBERS AGREEMENT

CONCERNING

NALCO LLC

DATED AS OF JUNE 11, 2004.

This MANAGEMENT MEMBERS AGREEMENT (the “Agreement”) dated as of June 11, 2004 by and among Nalco LLC (the “Company”), a Delaware limited liability company and the Persons who are or after the date hereof become signatories hereto (the “Management Members”).

RECITALS

WHEREAS, the Company is governed by that certain Second Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement”) dated as of May 17, 2004.

WHEREAS, the Management Members will be providing services to the Company or its Affiliates.

WHEREAS, each Management Member will subscribe for and acquire from the Company, and the Company will issue and sell to each Management Member, the Company’s Class A Units (the “Units”), in the amounts set forth on Schedule A to the LLC Agreement, as the same may be amended from time to time;

WHEREAS, it is a condition to the sale of the Units that the Management Members enter into this Agreement;

WHEREAS, the Management Members will enter into the Registration Rights Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Management Members’ Representations, Warranties and Agreements

Section 1.01. Units Unregistered. Each Management Member acknowledges and represents that such Management Member has been advised by the Company that:

(a)	the offer and sale of the Units have not been registered under the 1933 Act;
(b)

the Units must be held and the Management Member must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the 1933 Act and all applicable state securities laws or an exemption from such registration is available and the Units may never be so registered;

(c)	there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 17, 2004 AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS, THE MANAGEMENT MEMBERS AGREEMENTS, DATED AS OF JUNE 11, 2004 AMONG NALCO LLC AND CERTAIN MANAGEMENT MEMBERS NAMED THEREIN, THE REGISTRATION RIGHTS AGREEMENT AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF SUCH LIMITED LIABILITY COMPANY AGREEMENT, SUCH MANAGEMENT MEMBERS AGREEMENTS AND SUCH REGISTRATION RIGHTS AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE APPLICABLE PROVISIONS OF THE AFORESAID AGREEMENTS.”;

(e)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units held by Georgia residents:

“THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.”; and

(f)

a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Units.

Section 1.02. Additional Investment Representations. Each Management Member represents and warrants that:

(a)

the Management Member’s financial situation is such that such Management Member can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for the Management Member’s current needs and personal contingencies, and can afford to suffer a complete loss of the Management Member’s investment in the Units;

(b)	the Management Member’s knowledge and experience in financial and business matters are such that the Management Member is capable of evaluating the merits and risks of the investment in the Units;
(c)

the Management Member understands that the Units are a speculative investment which involves a high degree of risk of loss of Management Member’s investment therein, there are substantial restrictions on the transferability of the Units and, on the date on which such Management Member acquires such Units and for an indefinite period following such date, there will be no public market for the Units and, accordingly, it may not be possible for the Management Member to liquidate the Management Member’s investment including in case of emergency, if at all;

(d)

the terms of this Agreement provide that if the Management Member ceases to provide services to the Company and its Affiliates, the Company and its Affiliates have the right to repurchase the Units at a price which may be less than the Fair Market Value thereof;

(e)

the Management Member understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Member or Management Member’s representatives concerning the Units, the Company, the Subsidiaries or their respective prospects or other matters;

(f)

the Management Member has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the acquisition of Nalco Company and certain Subsidiaries of Nalco International S.A.S. by subsidiaries of the Company, the LLC Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the

Units and to obtain any additional information which the Management Member deems necessary; and

(g)

all information which the Management Member has provided to the Company and the Company’s representatives concerning the Management Member and the Management Member’s financial position is complete and correct as of the date of this Agreement.

Section 1.04. Contingent Bonus. The Company shall cause one of its Subsidiaries to pay a bonus to Management Members in the circumstances set forth in Exhibit A.

ARTICLE II

Transfers; Acceleration

Section 2.01. Transfer. (a) Until the occurrence of a Qualified IPO, except as required by law, no Management Member may directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to (collectively, “Transfer”) any Units except pursuant to (i) Article XI of the LLC Agreement, (ii) Sections 2.02 or 2.04 hereof or (iii) a Transfer to a Manager Permitted Transferee (each a “Permitted Transfer”).

(b) Following a Qualified IPO and the expiration of any underwriter or Company “lock-up” period (as provided for in Section 4(a) of the Registration Rights Agreement or otherwise) applicable to such Qualified IPO, each Management Member may only Transfer its Units pursuant to (i) a Permitted Transfer, (ii) a Transfer pursuant to Section 2.03, (iii) a Transfer in accordance with the Registration Rights Agreement or (iv) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933 Act; provided, that no Management Member shall make a Transfer pursuant to this clause (iv) without the Company’s prior, written approval.

(c) No Transfer by any Management Member may be made pursuant to this Article II unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the LLC Agreement (other than if the Transfer is conducted in accordance with the Registration Rights Agreement or the requirements of Rule 144 promulgated under the 1933 Act), (ii) the Transfer complies in all respects with the applicable provisions of this Agreement, (iii) the Transfer complies in all respects with applicable federal and state securities laws, including the 1933 Act and (iv) the Transfer is made in compliance with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading); provided, that the conditions to Transfer described in clause (i) above shall not apply to a Transfer pursuant Article XI of the LLC Agreement or Sections 2.02, 2.03 or 2.04 hereof.

(d) No Transfer by any Management Member may be made pursuant to this Article II (except pursuant to an effective registration statement under the 1933 Act) unless and until such Management Member has first delivered to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

Section 2.02. Call Option. (a) If a Management Member’s Services to the Company or any Subsidiary terminate for any of the reasons set forth in clauses (i), (ii) or (iii) below (each such event a “Termination Event”), the Company shall have the right but not the obligation to purchase, from time to time after such termination of Services, any Units held by such Management Member for a period of 60 days (subject to extension as provided below) immediately following the later of (A) the date of the Termination Event and (B) the date that is six (6) months and one day after the date on which such Management Member acquired such Unit (the later of (A) and (B), the “First Purchase Date”), and such Management Member shall be required to sell to the Company, any or all of such Units then held by such Management Member, at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c):

(i) if such Management Member’s Service with the Company and its Subsidiaries is terminated due to the Disability or death of the Management Member;

(ii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or by the Management Member for any reason;

(iii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause.

(b) If on the 61st day following the date of the Termination Event, the Company has not purchased all of a terminated Management Member’s Units, and the Company has not opted to extend its 60 day election period pursuant to Section 2.02(d), the Company shall on or before the 61st day provide written notice to the Investor Groups of (i) its decision not to purchase some or all of such Units and (ii) the number of such Management Member’s Eligible Units (defined below) which the Company did not purchase, and the Investor Groups shall have the right to purchase and such Management Member shall be required to sell to the Investor Group(s), any or all of the Units (the “Eligible Units”) then held by such Management Member at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c). The Investor Groups’ rights to purchase such Eligible Units and each Management Member’s corresponding obligation to sell such Eligible Units shall terminate on the 120th day following the date of the Termination Event. Upon receipt of the written notice described above, each Investor Group desiring to purchase Units shall within 45 days of receipt of the Company’s notice provide written notice to the Company, specifying that such Investor Group is willing to purchase either (i) its pro rata share of the Eligible Units (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups),

(ii) a number of Eligible Units less than such Investor Group’s pro rata share, or (iii) any and all Units available to be purchased; provided, that the Investor Groups shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible Units are elected to be purchased. Upon receipt of the Investor Groups’ respective notices, the Company will notify the Management Member of the Investor Group(s)’ elections and the Management Member will be obligated to sell (x) to the Investor Groups making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Units elected to be purchased by such Investor Groups and (y) all remaining Eligible Units, if any, to the Investor Groups making the election described in clause (iii) of the preceding sentence to such Investor Group(s) on a pro rata basis (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups making such election), but in no event more that any such Investor Groups elected to purchase.

(c) In the event of a purchase by the Company pursuant to Section 2.02(a) and/or the Investor Group(s) pursuant to Section 2.02(b) (each a “Units Buyer”), the purchase price shall be:

(i) in the case of a Termination Event specified in Section 2.02(a)(i) or 2.02(a)(ii) a price per Unit equal to the most recently determined Fair Market Value, and

(ii) in the case of a Termination Event specified in Section 2.02(a)(iii), a price per Unit equal to the lesser of (1) Fair Market Value and (2) Cost.

(d) The Units Buyer may pay the purchase price for such Units (i) by delivery of funds deposited into an account designated by the Management Member, a bank cashier’s check, a certified check or a company check of the Units Buyer for the purchase price; (ii) if the Units Buyer is the Company and is prohibited from paying cash by financing or liquidity constraints and is unable to pay the purchase price as provided in clause (iii), by delaying the exercise of the purchase right described under Section 2.02(a) until the earlier of (x) when the financing restrictions lapse and (y) when the Company is able to pay the purchase price as provided in clause (iii); or (iii) if the Units Buyer is the Company and has the right to purchase such Units during the period following a Qualified IPO (including in respect of a purchase that was delayed pursuant to clause (ii)), by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member. Notwithstanding anything to the contrary in this Agreement, the Units Buyer may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Internal Revenue Code of 1986, as amended, or any other provision of applicable law, with respect to the making of such payment.

(e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.02, regardless of whether it has delivered a notice of its election to purchase any such Units, (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to

Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) in the event of an election to purchase such Units with shares of Issuer Common Stock, the issuance of such shares by the IPO Entity, the purchase of such shares by the Company or the distribution of such shares to the Management Member would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member), (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act, (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase of Units or Issuer Common Stock. The Company shall within 30 days of learning of any such fact so notify the Management Member that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act, Financing Default or unavailability of funds would not result therefrom or has ceased. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that, pursuant to this Section 2.02(e), the Company is not obligated to pay for a Management Member’s Units in accordance with one of the payment methods described in the first sentence of Section 2.02(d), the Company shall, except as otherwise permitted by this Section 2.02(e), be required to pay for such Units pursuant to an alternate method of payment described in the first sentence of Section 2.02(d).

(f) Notwithstanding anything to the contrary contained in this Section 2.02, any Units which the Company has elected to purchase from a Management Member, but which in accordance with Section 2.02(e) are not purchased at the applicable time provided in this Section 2.02, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.02(e), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.03. Put Right. (a) Subject to the Call Right described in Section 2.02, following a Qualified IPO and for so long as no Termination Event pursuant to Section 2.02(a)(iii) shall have occurred with respect to a Management Member, such Management Member shall have the right, but not the obligation, to sell (the “Put Right”) beginning on the later of (x) the first date immediately following the expiration of any Company or underwriter “lock-up” period applicable to such Qualified IPO and (y) the date that is at least six (6) months and one day after, the Sale Date ( the later of (x) and (y) shall be referred to as the “First Put Date”), and the Company shall be required to purchase from such Management Member, a number of such Management Member’s Units as determined by such Management Member, at a price per Unit equal to the Fair Market Value as of the date the Management Member exercises such Put Right. For the avoidance of doubt, subject to the Call Right described in Section 2.02, a Management Member shall remain entitled to the Put Right following a Termination Event pursuant to Sections 2.02(a)(i) or (ii) with respect to such Management Member.

(b) Each Management Member who desires to sell any of his or her Units following the applicable First Put Date shall send written notice to the Company of his or her intention to sell such Units pursuant to this Section 2.03. Subject to the exercise of any Call Right pursuant to Section 2.02, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

(c) At the closing of a purchase pursuant to a Put Right, the Company will pay to the Management Member the purchase price for such Units (determined in accordance with Section 2.03(a)) by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member.

(d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.03 (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) the issuance of shares by the IPO Entity or the purchase of such shares by the Company would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member(s)), (y) after giving effect thereto, in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act or (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits any such issuance or purchase. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that the Company is not obligated to pay for any Units as described in the first sentence of Section 2.03(c) pursuant to the terms of this Section 2.03(d), the Company shall promptly notify any Management Member that has delivered a notice of exercise of a Put Right that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act or Financing Default would not result therefrom or has ceased.

(e) Notwithstanding anything to the contrary contained in this Section 2.03, any Units which a Management Member has elected to sell to the Company, but which in accordance with Section 2.03(d) are not purchased at the applicable time provided in this Section 2.03, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.03(d), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.04. Tag-Along Right. (a) If, at any time prior to a Qualified IPO, one or more Sponsor Members propose to Transfer, in a single transaction or a series of related transactions, a number of Units representing at least 30% of the Sponsor Members’ aggregate Initial Equity Stakes (as defined in the LLC Agreement) to any Person (other than a Transfer to a Permitted Transferee (as defined in the LLC Agreement) of any such Sponsor Member and other than a Transfer in accordance with the Registration Rights Agreement and other than to another Sponsor Member) (a “Tag-Along Purchaser”), then, unless such transferring Sponsor Member(s) are entitled to give and do give a Drag-Along Sale Notice (as defined in the LLC Agreement) and no other Sponsor Member(s) has elected to purchase its pro rata share of such Units pursuant to Section 2.04(a) of the Sponsor Agreement, the Company shall first provide written notice to each of the Management Members, which notice (the “Tag-Along Notice”) shall state: (i) the maximum number of Units proposed to be Transferred (the “Tag-Along Securities”); (ii) the purchase price per Unit (the “Tag-Along Price”) for the Tag-Along Securities and (iii) any other material terms and conditions of such sale, including the proposed transfer date (which date will be within 60 business days after the termination of the Election Period (defined below), subject to extension for any required regulatory approvals). Each of the Management Members that has been provided with the Tag-Along Notice (each, a “Tag-Along Manager”) shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, up to the aggregate number of Units which are held by such Tag-Along Manager multiplied by a fraction, the numerator of which is the aggregate number of Units proposed to be sold by the transferring Sponsor Member as reflected in the Tag-Along Notice and the denominator of which is the total number of Units which are held by the transferring Sponsor Member. If the number of Units elected to be sold by the Tag-Along Managers and any other individuals identified from time to time on Exhibit A to the LLC Agreement, the transferring Sponsor Member and any other Sponsor Members electing to participate in such sale is greater than the number of Tag-Along Securities specified in the Tag-Along Notice, the number of Units being sold by each such seller shall be reduced such that the applicable seller shall be entitled to (and obligated to) sell only their pro rata share of Units (based on the aggregate number of Units held by such seller to the total number of Units held by all of such electing sellers). The transferring Sponsor Member(s), the Sponsor Members electing to participate in such sale and the Tag-Along Manager(s) exercising their rights pursuant to this Section 2.04 shall effect the sale of the Tag-Along Securities, and such Tag-Along Manager(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Manager(s) pursuant to this Section 2.04(a) within 60 business days after the expiration of the Election Period, subject to extension for any required regulatory approvals.

(b) The tag-along rights provided by this Section 2.04 must be exercised by any Tag-Along Manager wishing to sell its Units within 10 business days following the date of delivery of the Tag-Along Notice (the “Election Period”), by delivery of a written notice to the Company indicating such Tag-Along Manager’s wish to irrevocably exercise its rights and specifying the number of Units (up to the maximum number of Units owned by such Tag-Along Manager requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along Manager may waive its rights under this Section 2.04 prior to the expiration of such 10-business day period by giving written notice to the Company, which will be distributed by the Company to the transferring Sponsor Member(s). The failure of a Tag-Along Manager to respond within such 10-business day period shall be deemed to be a waiver of such Tag-Along Manager’s rights under this Section 2.04.

(c) In connection with any sale pursuant to this Section 2.04, each Tag-Along Manager shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Sponsor Member(s) makes in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Sponsor Member(s), a Tag-Along Manager shall make the comparable representations, warranties, covenants, indemnities and agreements); provided that all representations, warranties and indemnities shall be made by the transferring Sponsor Member(s) and such Tag-Along Manager severally and not jointly and that the liability of the transferring Sponsor Member(s) and such Tag-Along Manager thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Managers shall receive the same type and amount of consideration (and rights) per Unit as is paid or delivered to the transferring Sponsor Member(s) in the sale pursuant to Section 2.04(a).

(d) No Transfer of any Unit pursuant to this Section 2.04 shall be effective unless and until the applicable transferee agrees to be bound by all of the terms and conditions of the LLC Agreement.

Section 2.05. Fair Market Value. Either the Board or the compensation committee of the Board shall undertake in good faith to determine the Fair Market Value of the Units no less frequently than annually and on a quarterly basis if necessary in connection with a Transfer of Units to the Company pursuant to Section 2.02 or Section 2.03 of this Agreement. Such determination shall be made in the sole discretion of the Board or the compensation committee of the Board, as the case may be.

ARTICLE III

Confidentiality; Intellectual Property Rights

Section 3.01. (a) No Management Member shall at any time (whether during or after such Management Member’s service with the Company or its Subsidiaries) (i) retain or use for the benefit, purposes or account of the Management Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the existence and terms of this Agreement (“Confidential Information”) without the prior authorization of the Company.

(b) “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Management Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Member by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that in connection with sub-clause (iii), the Management Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section 3.01 shall not be construed to preclude the Management Member from using his/her acquired knowledge, experience and expertise gained during the term of Services in any subsequent employment, provided that such use does not include the disclosure or other use in any manner of Confidential Information.

(c) Except as required by law or except in connection with any proposed transfer in accordance with this Agreement or any transfer to a Management Permitted Transferee, the Management Member will not disclose to anyone, other than the Management Member’s immediate family and legal or financial advisors, the existence or contents of this Agreement.

(d) Upon termination of the Management Member’s Services with the Company for any reason, the Management Member shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Management Member’s possession or control (including any of the foregoing stored or located in the Management Member’s office, home, laptop or other computer, whether or not such computer is Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Management Member is or becomes aware.

(e) Each Management Member who has participated or will participate in the creation or development of any intellectual property in the course of such individual’s service to the Company or its Subsidiaries hereby (i) disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii) agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all such intellectual property and, (iii) if requested by the Company or a Subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such intellectual property.

ARTICLE IV

Definitions

Section 4.01. “Act” shall mean the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

Section 4.02. “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

Section 4.03. “Applicable Law” means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

Section 4.04. “Board” shall mean the board of directors of the Company.

Section 4.05. “Business Day” shall mean any day on which banks are required to be open to conduct business in New York City.

Section 4.06. “Cause”, when used in connection with the termination of Services of a Management Member, shall have the same meaning ascribed to such term in any written agreement relating to Services or any severance agreement then in effect between such Management Member and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean a termination of Services of the Management Member by the Company or any Subsidiary thereof due to (i) the commission by the Management Member of an act of fraud or embezzlement, (ii) the indictment or conviction of the Management Member for a felony or a crime involving moral turpitude or a plea by the Management Member of guilty or nolo contendere involving such a crime, (iii) the gross negligence, malfeasance or willful misconduct by the Management Member in the performance of the Management Member’s duties, (iv) the violation by the Management Member of a written Company policy regarding employment, including substance abuse, sexual harassment or discrimination, (v) the willful failure of the Management Member to render services to the Company or any of its Subsidiaries in accordance with the Management Member’s Services which failure amounts to a material neglect of the Management Member’s duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Management Member to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Management Member’s duties or (vii) the material breach by the Management Member of any of the provisions of any agreement between the Management Member, on the one hand, and the Company or a Member or an Affiliate of the Company, on the other hand.

Section 4.07. “Change of Control” shall mean the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor Member or a Permitted Transferee of a Sponsor Member, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting securities of the Company or its successor entity or (ii) all or substantially all of the assets of the Company or its successor entity.

Section 4.08. “Cost” shall mean, with respect to a Management Member’s Units, the price per unit paid by such Management Member (as proportionately adjusted for all subsequent distributions of Units and other recapitalizations).

Section 4.09. “Disability” shall mean the inability of a Management Member to perform the essential functions of the Management Member’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Management Member returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

Section 4.10. “Fair Market Value” shall be the fair value of the Units determined from time to time in good faith by the Board using its reasonable business judgment. Following the initial public offering of equity securities of the Company or the IPO Entity, Fair Market Value will be based on the public trading price of such securities.

Section 4.11. “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; and (ii) any provision of the Company’s or any of its Subsidiary’s constitutional documents.

Section 4.12. “Investor Group” shall have the meaning set forth in the LLC Agreement.

Section 4.13. “IPO Entity” shall mean the issuer in a Qualified IPO.

Section 4.14. “Issuer Common Stock” shall mean common stock of the same class as that offered to the public by the IPO Entity in a Qualified IPO or any securities into which such common stock is exchanged, converted or reclassified, including pursuant to any merger, reorganization or reclassification.

Section 4.15. “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 4.16. “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 4.17. “Management Members” shall have the meaning set forth in the introductory paragraph of this Agreement.

Section 4.18. “Manager Permitted Transferee” shall mean, with respect to any Management Member, (i) a transferee in a Transfer upon the death of such Management Member to his/her executors, administrators, testamentary trustees, legatees or beneficiaries (ii) subject to the LLC Agreement, only in connection with a Transfer by such Management Member for estate planning purposes not made within twelve months of any other such Transfer, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Member, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted), but only if, (x) in the case of clause (i) and (ii), such Person becomes a party to, and is bound to the same extent as the transferor by the terms of, this Agreement and (y) in the case of a Transfer described in clause (ii), the Compensation Committee of the Board has given its prior, written approval to such Transfer.

Section 4.19. “Member” shall have the meaning set forth in the LLC Agreement.

Section 4.20. “Permitted Transferee” shall have the meaning set forth in the LLC Agreement.

Section 4.21. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 4.22. “Public Share FMV”, per share of Issuer Common Stock, shall mean the arithmetic mean of the high and low prices per share as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used to calculate the Public Share FMV.

Section 4.23. “Qualified IPO” shall have the meaning set forth in the Registration Rights Agreement.

Section 4.24. “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of May 17, 2004, by and among the Company and the Members, as it may be amended, supplemented or restated from time to time.

Section 4.25. “Sale Date” shall mean, with respect to any Unit, the date on which such Unit was first purchased from the Company.

Section 4.26. “Services” shall mean (i) a Management Member’s employment if the Management Member is an employee of the Company or any of its Affiliates, (ii) a Management Member’s services as a consultant, if the Management Member is a consultant to the Company or any of its Affiliates and (iii) a Management Member’s services as a non-employee director, if the Management Member is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management Member’s status from employee to non-employee (other than with respect to a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

Section 4.27. “Sponsor Members” shall have the meaning set forth in the LLC Agreement

Section 4.28. “Subsidiary” shall have the meaning set forth in the LLC Agreement.

Section 4.29. “Tag-Along Manager” shall have the meaning set forth in Section 2.04(a).

Section 4.30. “Tag-Along Notice” shall have the meaning set forth in Section 2.04(a).

Section 4.31. “Tag-Along Price” shall have the meaning set forth in Section 2.04(a).

Section 4.32. “Tag-Along Purchaser” shall have the meaning set forth in Section 2.04(a).

Section 4.33. “Tag-Along Securities” shall have the meaning set forth in Section 2.04(a).

Section 4.34. “Termination Event” shall have the meaning set forth in Section 2.02(a).

Section 4.35. “Transfer” shall have the meaning set forth in Section 2.01(a).

Section 4.36. “Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.37. “Units Buyer” shall have the meaning set forth in Section 2.02(c).

ARTICLE V

MISCELLANEOUS

Section 5.01. Assignment and Binding Effect. Neither the Company nor any Management Member shall assign all or any part of this Agreement without the prior written consent of the other and the consent of the Board. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

Section 5.02. Conversion; Restructuring; Recapitalization; Reorganization. (a) In connection with a Qualified IPO, pursuant to Section 4.06 of the LLC Agreement, the Units may be converted at the discretion of the Board into Reclassified Securities (as defined in the LLC Agreement) and it is contemplated that the restrictions contained in this Agreement would in such case be replicated in one or more management shareholders agreements governing the Reclassified Securities to which the Management Members would become parties.

(b) The Company may, at the discretion of the Board and in accordance with applicable U.S. state and federal law (including the 1933 Act and the 1934 Act and the rules promulgated thereunder), effect a reorganization, reclassification, conversion, merger, recapitalization or restructuring (each, a “Restructuring Event”) pursuant to which the Members would become members or shareholders of a new limited liability company or corporation and cease to be Members of the Company or receive different securities of the Company. The units, shares or other equity interests provided to each Management Member pursuant to such Corporate Restructuring would provide each Management Member with substantially similar economic and other rights and privileges as such Management Member had as a Member of the Company prior to such Restructuring Event and which are consistent with the rights and preferences attendant to the Units held by the Management Members immediately prior to such Restructuring Event. It is contemplated that the Management Members, the company formed by such Restructuring Event and, in the discretion of the Sponsor Members, the Sponsor Members, would enter a management members agreement or management shareholders agreement, as the case may be, in conjunction with such Restructuring Event, containing provisions substantially similar to the provisions of this Agreement. The Management Members hereby agree to enter into any such management members agreement or management shareholders agreement.

Section 5.03. Third Party Beneficiaries. Each of the Sponsor Members shall be considered a third party beneficiary of the representations, warranties and agreements of the Management Members made in this Agreement, entitled to take any action against any Management Member as if such Sponsor Member were the Company hereunder.

Section 5.04. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested shall be deemed to have been given on the date mailed, and shall be addressed as follows:

TO THE COMPANY: Nalco LLC

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

Fax: (212) 583-5722

Attention: Joshua J. Harris

Fax: (212) 515-3288

Attention: Sanjeev Mehra

Fax: (212) 357-5505

With a copy to: Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson S. Neely

Fax: (212) 455-2502

And a copy to: Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Daniel A. Neff

Fax: (212) 403-2000

TO ANY MANAGEMENT INVESTOR MEMBER At the address set

forth in the

written records of

the Company.

Section 5.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.06. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07. Management Member’s Services. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary to employ or retain any Management Member in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the Services of the Management Member at any time or for any reason whatsoever, with or without Cause.

Section 5.08. Entire Agreement. This Agreement, the LLC Agreement and the Registration Rights Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement, the LLC Agreement and the Registration Rights Agreement.

Section 5.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 5.10. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 5.11. Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 5.12. Amendment. Any amendment to this Agreement shall only be effective if evidenced by a written instrument signed by the Company; provided, that any such amendment that is materially adverse to the economic interests of a Management Member shall only be effective if such Management Member consents thereto in writing.

Section 5.13. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 5.14. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 5.15. Sections, Exhibits, Schedules. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

Section 5.16. Specific Enforcement. The Management Members and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 5.17. Successors. Manager Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Interests regardless of whether the Agreement elsewhere so expressly provides.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NALCO LLC
By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman

MANAGEMENT MEMBER
By:	/s/ Philippe F. Creteur
Name: Philippe F. Creteur

Schedule A

Management Members

EXHIBIT A

CONTINGENT BONUS

Issuer:	A Subsidiary of the Company
Bonus:	Bonus of up to the maximum amount specified in the Management Member’s subscription agreement with the Company, subject to the contingencies set forth below
Contingency:

Bonus will be paid to a Management Member following a Qualified IPO of a subsidiary of the Company (if a Qualified IPO occurs prior to June 1, 2005) if he or she is i) an employee of the Company or one of its subsidiaries on January 1, 2007 and ii) required to pay current income tax on compensation with respect to Class A Units prior to January 1, 2007 and not in connection with a sale of Class A Units, which bonus shall be equal to such current income tax, subject to the maximum set forth above

Eligibility:

A Management Member will only be eligible for the bonus if for all tax reporting purposes the Management Member uses the Units valuation prepared by the Company’s third party valuation firm in connection with the issuance of the Units

MANAGEMENT MEMBERS AGREEMENT

CONCERNING

NALCO LLC

DATED AS OF JUNE 11, 2004.

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This MANAGEMENT MEMBERS AGREEMENT (the “Agreement”) dated as of June 11, 2004 by and among Nalco LLC (the “Company”), a Delaware limited liability company and the Persons who are or after the date hereof become signatories hereto (the “Management Members”).

RECITALS

WHEREAS, the Company is governed by that certain Second Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement”) dated as of May 17, 2004.

WHEREAS, the Management Members will be providing services to the Company or its Affiliates.

WHEREAS, each Management Member will subscribe for and acquire from the Company, and the Company will issue and sell to each Management Member, the Company’s Class A Units (the “Class A Units”), Class B Units (the “Class B Units”), Class C Units (the “Class C Units”) and Class D Units (the “Class D Units”; collectively with the Class A Units, the Class B Units and the Class C Units, the “Units”), in each case in the amounts set forth on Schedule A to the LLC Agreement, as the same may be amended from time to time;

WHEREAS, it is a condition to the sale of the Units that the Management Members enter into this Agreement;

WHEREAS, the Management Members will enter into the Registration Rights Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Management Members’ Representations, Warranties and Agreements

Section 1.01. Units Unregistered. Each Management Member acknowledges and represents that such Management Member has been advised by the Company that:

(a)	the offer and sale of the Units have not been registered under the 1933 Act;
(b)

the Units must be held and the Management Member must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the 1933 Act and all applicable state securities laws or an exemption from such registration is available and the Units may never be so registered;

(c)	there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

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(d)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 17, 2004 AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS, THE MANAGEMENT MEMBERS AGREEMENT, DATED AS OF JUNE 11, 2004 AMONG NALCO LLC AND CERTAIN MANAGEMENT MEMBERS NAMED THEREIN, THE REGISTRATION RIGHTS AGREEMENT AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF SUCH LIMITED LIABILITY COMPANY AGREEMENT, SUCH MANAGEMENT MEMBERS AGREEMENTS AND SUCH REGISTRATION RIGHTS AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE APPLICABLE PROVISIONS OF THE AFORESAID AGREEMENTS.”;

(e)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units held by Georgia residents:

“THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.” and

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(f)

a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Units.

Section 1.02. Additional Investment Representations. Each Management Member represents and warrants that:

(a)

the Management Member’s financial situation is such that such Management Member can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for the Management Member’s current needs and personal contingencies, and can afford to suffer a complete loss of the Management Member’s investment in the Units;

(b)	the Management Member’s knowledge and experience in financial and business matters are such that the Management Member is capable of evaluating the merits and risks of the investment in the Units;
(c)

the Management Member understands that the Units are a speculative investment which involves a high degree of risk of loss of Management Member’s investment therein, there are substantial restrictions on the transferability of the Units and, on the date on which such Management Member acquires such Units and for an indefinite period following such date, there will be no public market for the Units and, accordingly, it may not be possible for the Management Member to liquidate the Management Member’s investment including in case of emergency, if at all;

(d)

the terms of this Agreement provide that if the Management Member ceases to provide services to the Company and its Affiliates, the Company and its Affiliates have the right to repurchase the Units at a price which may be less than the Fair Market Value thereof;

(e)

the Management Member understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Member or Management Member’s representatives concerning the Units, the Company, the Subsidiaries or their respective prospects or other matters;

(f)

the Management Member has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the acquisition of Nalco Company and certain Subsidiaries of Nalco International S.A.S. by subsidiaries of the Company, the LLC Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which the Management Member deems necessary; and

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(g)

all information which the Management Member has provided to the Company and the Company’s representatives concerning the Management Member and the Management Member’s financial position is complete and correct as of the date of this Agreement.

Section 1.03. Section 83(b) Election. The Company recommends that within 30 days after purchasing any Units (other than Class A Units), each Management Member should make an election with the Internal Revenue Service (“IRS”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (an “83(b) Election”) in the form of Exhibit A attached hereto (any Units with respect to which such an election is properly made, “Electing Units”). Each Management Member shall submit any such election to the IRS within 30 calendar days after purchasing the Units and shall promptly send a copy to the Company. Management Members holding Electing Units shall use an accounting firm selected and paid for by the Company or a Subsidiary to file and handle all matters relating to their 2004, 2005 and 2006 personal income tax returns. Management Members holding Electing Units shall for all tax reporting purposes use the Units valuation prepared by the Company’s third party valuation firm in connection with the issuance of such Units. To the extent that a Management Member does not make an 83(b) Election with respect to any Units (other than Class A Units) and such Management Member is subject to ordinary income and withholding taxes upon the vesting of such Units (the “Vesting Units”) the Management Member will be required to pay, in cash, to the Company an amount equal to such withholding taxes, as determined by the Company in good faith. To the extent that the withholding taxes, with respect to the Vesting Units, are not paid to the Company within five days following a request from the Company to pay such withholding taxes, the Management Member will forfeit, without the payment of consideration, the Vesting Units.

Section 1.04. Contingent Loan. A Management Member shall, subject to the conditions set forth on Exhibit B, be entitled to a loan from the Company on the terms set forth on Exhibit B with respect to any Electing Units.

Section 1.05. Contingent Bonus. The Company shall cause one of its Subsidiaries to pay a bonus to Management Members in the circumstances set forth in Exhibit C.

ARTICLE II

Transfers; Acceleration

Section 2.01. Transfer. (a) Until the occurrence of a Qualified IPO, except as required by law, no Management Member may directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to (collectively, “Transfer”) any Units except pursuant to (i) Article XI of the LLC Agreement, (ii) Sections 2.02 or 2.04 hereof or (iii) a Transfer to a Manager Permitted Transferee (each a “Permitted Transfer”).

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(b) Following a Qualified IPO and the expiration of any underwriter or Company “lock-up” period (as provided for in Section 4(a) of the Registration Rights Agreement or otherwise) applicable to such Qualified IPO, each Management Member may only Transfer its Units pursuant to (i) a Permitted Transfer, (ii) a Transfer pursuant to Section 2.03, (iii) a Transfer in accordance with the Registration Rights Agreement or (iv) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933 Act; provided, that no Management Member shall make a Transfer pursuant to this clause (iv) without the Company’s prior, written approval.

(c) No Transfer by any Management Member may be made pursuant to this Article II unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the LLC Agreement (other than if the Transfer is conducted in accordance with the Registration Rights Agreement or the requirements of Rule 144 promulgated under the 1933 Act), (ii) the Transfer complies in all respects with the applicable provisions of this Agreement, (iii) the Transfer complies in all respects with applicable federal and state securities laws, including the 1933 Act and (iv) the Transfer is made in compliance with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading); provided, that the conditions to Transfer described in clause (i) above shall not apply to a Transfer pursuant Article XI of the LLC Agreement or Sections 2.02, 2.03 or 2.04 hereof.

(d) No Transfer by any Management Member may be made pursuant to this Article II (except pursuant to an effective registration statement under the 1933 Act) unless and until such Management Member has first delivered to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

(e) No Management Member may Transfer Accelerated Vesting C/D Units prior to the one-year anniversary of the date on which they became Accelerated Vesting C/D Units following a Sponsor Sell-Down.

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Section 2.02. Call Option. (a) If a Management Member’s Services to the Company or any Subsidiary terminate for any of the reasons set forth in clauses (i), (ii) or (iii) below (each such event a “Termination Event”), the Company shall have the right but not the obligation to purchase, from time to time after such termination of Services (x) in the case of any Unvested Unit, for a period of 120 days (subject to extension as provided below) immediately following the date of the Termination Event and (y) in the case of any Class A Unit or Vested Unit, for a period of 60 days (subject to extension as provided below) immediately following the later of (A) the date of the Termination Event and (B) the date that is six (6) months and one day after the date on which such Management Members’ Unit became a Vested Unit or after the date on which such Management Member acquired such Class A Unit (the later of (A) and (B), the “First Purchase Date”), and such Management Member shall be required to sell to the Company, any or all of such Units then held by such Management Member (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company, at its sole discretion, may elect to repurchase all or any portion of the Units of such class, including purchasing only such lower priced Units), at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c):

(i) if such Management Member’s Service with the Company and its Subsidiaries is terminated due to the Disability or death of the Management Member;

(ii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or by the Management Member for any reason;

(iii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause.

Any Unvested Units purchased by the Company shall be canceled.

(b) If on the 61st day following (x) in the case of Class A Units, the date of the Termination Event and (y) in the case of Vested Units, the First Purchase Date, the Company has not purchased all of a terminated Management Member’s Units, and the Company has not opted to extend its 60 day election period pursuant to Section 2.02(d), the Company shall on or before the 61st day provide written notice to the Investor Groups of (i) its decision not to purchase some or all of such Units and (ii) the number of such Management Member’s Eligible Units (defined below) which the Company did not purchase, and the Investor Groups shall have the right to purchase and such Management Member shall be required to sell to the Investor Group(s), any or all of the Class A and Vested Units (the “Eligible Units”) then held by such Management Member at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c). The Investor Groups’ rights to purchase such Eligible Units and each Management Member’s corresponding obligation to sell such Eligible Units shall terminate on the 120th day following (x) in the case of Class A Units, the date of the Termination Event and (y) in the case of Vested Units, the First Purchase Date. Upon receipt of the written notice described above, each Investor Group desiring to purchase Units shall within 45 days of receipt of the Company’s notice provide written notice to the Company, specifying that such Investor Group is willing to purchase either (i) its pro rata share of the Eligible Units (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of

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the Investor Groups), (ii) a number of Eligible Units less than such Investor Group’s pro rata share, or (iii) any and all Units available to be purchased; provided, that the Investor Groups shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible Units are elected to be purchased. Upon receipt of the Investor Groups’ respective notices, the Company will notify the Management Member of the Investor Group(s)’ elections and the Management Member will be obligated to sell (x) to the Investor Groups making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Units elected to be purchased by such Investor Groups and (y) all remaining Eligible Units, if any, to the Investor Groups making the election described in clause (iii) of the preceding sentence to such Investor Group(s) on a pro rata basis (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups making such election), but in no event more that any such Investor Groups elected to purchase.

(c) In the event of a purchase by the Company pursuant to Section 2.02(a) and/or the Investor Group(s) pursuant to Section 2.02(b) (each a “Units Buyer”), the purchase price shall be:

(i) in the case of a Termination Event specified in Section 2.02(a)(i) or 2.02(a)(ii):

(x)	for Class A Units and Vested Units, a price per Unit equal to the most recently determined Fair Market Value; and
(y)	for Unvested Units, a price per Unit equal to the lesser of (1) the most recently determined Fair Market Value and (2) Cost.

(ii) in the case of a Termination Event specified in Section 2.02(a)(iii), for Class A Units, Vested Units and Unvested Units, a price per Unit equal to the lesser of (1) Fair Market Value and (2) Cost.

(d) The Units Buyer may pay the purchase price for such Units (i) by delivery of funds deposited into an account designated by the Management Member, a bank cashier’s check, a certified check or a company check of the Units Buyer for the purchase price; (ii) if the Units Buyer is the Company and is prohibited from paying cash by financing or liquidity constraints and is unable to pay the purchase price as provided in clause (iii), by delaying the exercise of the purchase right described under Section 2.02(a) until the earlier of (x) when the financing restrictions lapse and (y) when the Company is able to pay the purchase price as provided in clause (iii); or (iii) if the Units Buyer is the Company and has the right to purchase such Units during the period following a Qualified IPO (including in respect of a purchase that was delayed pursuant to clause (ii)), by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member. Notwithstanding anything to the contrary in this Agreement, the Units Buyer may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Internal Revenue Code of 1986, as amended (the “Code”), or any other provision of applicable law, with respect to the making of such payment.

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(e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.02, regardless of whether it has delivered a notice of its election to purchase any such Units, (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) in the event of an election to purchase such Units with shares of Issuer Common Stock, the issuance of such shares by the IPO Entity, the purchase of such shares by the Company or the distribution of such shares to the Management Member would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member), (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act, (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase of Units or Issuer Common Stock. The Company shall within 30 days of learning of any such fact so notify the Management Member that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act, Financing Default or unavailability of funds would not result therefrom or has ceased. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that, pursuant to this Section 2.02(e), the Company is not obligated to pay for a Management Member’s Units in accordance with one of the payment methods described in the first sentence of Section 2.02(d), the Company shall, except as otherwise permitted by this Section 2.02(e), be required to pay for such Units pursuant to an alternate method of payment described in the first sentence of Section 2.02(d).

(f) Notwithstanding anything to the contrary contained in this Section 2.02, any Units which the Company has elected to purchase from a Management Member, but which in accordance with Section 2.02(e) are not purchased at the applicable time provided in this Section 2.02, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.02(e), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.03. Put Right. (a) Subject to the Call Right described in Section 2.02, following a Qualified IPO and for so long as no Termination Event pursuant to Section 2.02(a)(iii) shall have occurred with respect to a Management Member, such Management Member shall have the right, but not the obligation, to sell (the “Put Right”) beginning on the later of (i) in the case of Class A Units and Equity Units that were Vested Units on the date of consummation of the Qualified IPO, the later of (x) the first date immediately following the expiration of any Company or underwriter “lock-up” period applicable to such Qualified IPO and

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(y) the date that is at least six (6) months and one day after, (A) in the case of Class A Units, the Sale Date, and (B) in the case of any Equity Units that were Vested Units on the date of consummation of the Qualified IPO, the date on which such Equity Units became Vested Units and (ii) in the case of Equity Units that were Unvested Units on the date of consummation of the Qualified IPO, the date that is six (6) months and one day after the date on which such Management Member’s Units became Vested Units (the later of (i) and (ii) shall be referred to as the “First Put Date”), and the Company shall be required to purchase from such Management Member, a number of such Management Member’s Class A Units and Vested Units as determined by such Management Member, at a price per Unit equal to the Fair Market Value as of the date the Management Member exercises such Put Right. For the avoidance of doubt, subject to the Call Right described in Section 2.02, a Management Member shall remain entitled to the Put Right following a Termination Event pursuant to Sections 2.02(a)(i) or (ii) with respect to such Management Member.

(b) Each Management Member who desires to sell any of his or her Class A Units or Vested Units following the applicable First Put Date shall send written notice to the Company of his or her intention to sell such Units pursuant to this Section 2.03. Subject to the exercise of any Call Right pursuant to Section 2.02, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

(c) At the closing of a purchase pursuant to a Put Right, the Company will pay to the Management Member the purchase price for such Units (determined in accordance with Section 2.03(a)) by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member.

(d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.03 (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) the issuance of shares by the IPO Entity or the purchase of such shares by the Company would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member(s)), (y) after giving effect thereto, in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act or (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits any such issuance or purchase. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that the Company is not obligated to pay for any Units as described in the first sentence of Section 2.03(c) pursuant to the terms of this Section 2.03(d), the Company shall promptly notify any Management Member that has delivered a notice of exercise of a Put Right that it is not

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obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act or Financing Default would not result therefrom or has ceased.

(e) Notwithstanding anything to the contrary contained in this Section 2.03, any Units which a Management Member has elected to sell to the Company, but which in accordance with Section 2.03(d) are not purchased at the applicable time provided in this Section 2.03, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.03(d), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.04. Tag-Along Right. (a) If, at any time prior to a Qualified IPO, one or more Sponsor Members propose to Transfer, in a single transaction or a series of related transactions, a number of Class A Units representing at least 30% of the Sponsor Members’ aggregate Initial Equity Stakes (as defined in the LLC Agreement) to any Person (other than a Transfer to a Permitted Transferee (as defined in the LLC Agreement) of any such Sponsor Member and other than a Transfer in accordance with the Registration Rights Agreement and other than to another Sponsor Member) (a “Tag-Along Purchaser”), then, unless such transferring Sponsor Member(s) are entitled to give and do give a Drag-Along Sale Notice (as defined in the LLC Agreement) and no other Sponsor Member(s) has elected to purchase its pro rata share of such Class A Units pursuant to Section 2.04(a) of the Sponsor Agreement, the Company shall first provide written notice to each of the Management Members, which notice (the “Tag-Along Notice”) shall state: (i) the maximum number of Class A Units proposed to be Transferred (the “Tag-Along Securities”); (ii) the purchase price per Unit (the “Tag-Along Price”) for the Tag-Along Securities and (iii) any other material terms and conditions of such sale, including the proposed transfer date (which date will be within 60 business days after the termination of the Election Period (defined below), subject to extension for any required regulatory approvals). Each of the Management Members that has been provided with the Tag-Along Notice (each, a “Tag-Along Manager”) shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, up to the aggregate number of Class A Units which are held by such Tag-Along Manager multiplied by a fraction, the numerator of which is the aggregate number of Class A Units proposed to be sold by the transferring Sponsor Member as reflected in the Tag-Along Notice and the denominator of which is the total number of Class A Units which are held by the transferring Sponsor Member. If the number of Class A Units elected to be sold by the Tag-Along Managers and any other individuals identified from time to time on Exhibit A to the LLC Agreement, the transferring Sponsor Member and any other Sponsor Members electing to participate in such sale is greater than the number of Tag-Along Securities specified in the Tag-Along Notice, the number of Class A Units being sold by each such seller shall be reduced such that the applicable seller shall be entitled to (and obligated to) sell only their pro rata share of Class A Units (based on the aggregate number of Class A Units held by such seller to the total number of Class A Units held by all of such electing sellers). The transferring Sponsor Member(s), the Sponsor Members electing to participate in such sale and the Tag-Along Manager(s) exercising their rights pursuant to this Section 2.04 shall effect the sale of the Tag-Along Securities, and such Tag-Along Manager(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Manager(s) pursuant to

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this Section 2.04(a) within 60 business days after the expiration of the Election Period, subject to extension for any required regulatory approvals.

(b) The tag-along rights provided by this Section 2.04 must be exercised by any Tag-Along Manager wishing to sell its Class A Units within 10 business days following the date of delivery of the Tag-Along Notice (the “Election Period”), by delivery of a written notice to the Company indicating such Tag-Along Manager’s wish to irrevocably exercise its rights and specifying the number of Class A Units (up to the maximum number of Class A Units owned by such Tag-Along Manager requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along Manager may waive its rights under this Section 2.04 prior to the expiration of such 10-business day period by giving written notice to the Company, which will be distributed by the Company to the transferring Sponsor Member(s). The failure of a Tag-Along Manager to respond within such 10-business day period shall be deemed to be a waiver of such Tag-Along Manager’s rights under this Section 2.04.

(c) In connection with any sale pursuant to this Section 2.04, each Tag-Along Manager shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Sponsor Member(s) makes in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Sponsor Member(s), a Tag-Along Manager shall make the comparable representations, warranties, covenants, indemnities and agreements); provided that all representations, warranties and indemnities shall be made by the transferring Sponsor Member(s) and such Tag-Along Manager severally and not jointly and that the liability of the transferring Sponsor Member(s) and such Tag-Along Manager thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Managers shall receive the same type and amount of consideration (and rights) per Class A Unit as is paid or delivered to the transferring Sponsor Member(s) in the sale pursuant to Section 2.04(a).

(d) No Transfer of any Unit pursuant to this Section 2.04 shall be effective unless and until the applicable transferee agrees to be bound by all of the terms and conditions of the LLC Agreement.

Section 2.05. Fair Market Value. Either the Board or the compensation committee of the Board shall undertake in good faith to determine the Fair Market Value of the Units no less frequently than annually and on a quarterly basis if necessary in connection with a Transfer of Units to the Company pursuant to Section 2.02 or Section 2.03 of this Agreement. Such determination shall be made in the sole discretion of the Board or the compensation committee of the Board, as the case may be.

Section 2.06. Accelerated Vesting. Either the Board or the compensation committee of the Board may from time to time accelerate the vesting of the Equity Units, including, if appropriate, in connection with a Change of Control.

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ARTICLE III

Confidentiality; Intellectual Property Rights

Section 3.01. (a) No Management Member shall at any time (whether during or after such Management Member’s service with the Company or its Subsidiaries) (i) retain or use for the benefit, purposes or account of the Management Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the existence and terms of this Agreement, the LLC Agreement or the Registration Rights Agreement (“Confidential Information”) without the prior authorization of the Company.

(b) “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Management Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Member by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that in connection with sub-clause (iii), the Management Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section 3.01 shall not be construed to preclude the Management Member from using his/her acquired knowledge, experience and expertise gained during the term of Services in any subsequent employment, provided that such use does not include the disclosure or other use in any manner of Confidential Information.

(c) Except as required by law or except in connection with any proposed transfer in accordance with this Agreement or any transfer to a Management Permitted Transferee, the Management Member will not disclose to anyone, other than the Management Member’s immediate family and legal or financial advisors, the existence or contents of this Agreement.

(d) Upon termination of the Management Member’s Services with the Company for any reason, the Management Member shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the

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Management Member’s possession or control (including any of the foregoing stored or located in the Management Member’s office, home, laptop or other computer, whether or not such computer is Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Management Member is or becomes aware.

(e) Each Management Member who has participated or will participate in the creation or development of any intellectual property in the course of such individual’s service to the Company or its Subsidiaries hereby (i) disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii) agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all such intellectual property and, (iii) if requested by the Company or a Subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such intellectual property.

ARTICLE IV

Definitions

Section 4.01. “Accelerated Vesting C/D Units” shall have the meaning given thereto in the definition of “Applicable Percentage” below.

Section 4.02. “Act” shall mean the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

Section 4.03. “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

Section 4.04. “Applicable Law” means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

Section 4.05. “Applicable Percentage” shall mean, subject to Section 2.06, (i) in the case of any Class B Unit: (1) 0% until the end of the one-year period commencing on the Reference Date; (2) 20% following the end of the one-year period commencing on the Reference Date and terminating on the second anniversary of the Reference Date; (3) 40% following the end of the one-year period commencing on the first anniversary of the Reference Date and terminating on the third anniversary of the Reference Date; (4) 60% following the end of the one-year period commencing on the second anniversary of the Reference Date and terminating on the fourth anniversary of the Reference Date; (5) 80% following the end of the one-year period commencing on the third anniversary of the Reference Date and terminating on the fifth

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anniversary of the Reference Date; and (6) 100% on and after the end of the one-year period commencing on the fourth anniversary of the Reference Date; provided, that, the Applicable Percentage in respect of any Class B Unit upon and following a Change of Control shall be 100% on the date that is eighteen months following such Change of Control (if the Management Member continues to provide Services for (or is terminated without Cause during) such eighteen-month period) and (ii) in the case of any Class C Unit or Class D Unit, shall be the fraction (expressed as a percentage) the numerator of which is zero on the Reference Date and shall increase by 20 on each of (A) December 31, 2004 if the applicable Target EBITDA for 2004 is met or exceeded; (B) December 31, 2005 if the applicable Target EBITDA for 2005 is met or exceeded; (C) December 31, 2006 if the applicable Target EBITDA for 2006 is met or exceeded; (D) December 31, 2007 if the applicable Target EBITDA for 2007 is met or exceeded; and (E) December 31, 2008 if the applicable Target EBITDA for 2008 is met or exceeded, and the denominator of which is 100; provided further, that the numerator used to calculate the Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Change of Control shall be the same as the numerator used at the time the Change of Control occurred, unless the applicable Target EBITDA had been met in the year immediately preceding such year, in which case the numerator shall be 100 on the date that is eighteen months following such Change of Control (if the Management Member continues to provide Services for (or is terminated without Cause during) such eighteen-month period); provided further, that the numerator used to calculate the Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Sponsor Sell-Down shall be the same as the numerator used at the time the Sponsor Sell-Down occurred, unless the applicable Target EBITDA had been met in the year immediately preceding such year, in which case the numerator shall be 100 (any Class C Units or Class D Units which became Vested Units upon the Applicable Percentage being so increased as a result of a Sponsor Sell-Down are referred to herein as “Accelerated Vesting C/D Units” whose transferability shall be governed by Section 2.01(e)); provided further, with respect to Class C Units and Class D Units that if the applicable Target EBITDA is not met or exceeded in respect of any fiscal year (such year, a “Failed Year”), but the applicable Target EBITDA for the year immediately following such Failed Year (if, at the end thereof the Management Member continues to provide Services) is met or exceeded, the numerator in the fraction used to calculate the Applicable Percentage shall be deemed to increase by 20 for such Failed Year; provided further, that if as of the end of any year (if, at the end thereof the Management Member continues to provide Services) following a Failed Year the aggregate actual EBITDA achieved for all years since and including such Failed Year is in excess of the aggregate of the applicable Target EBITDA amounts for all such years, the numerator in the fraction used to calculate the Applicable Percentage shall be deemed to increase by 20 for each Failed Year in that time period. Notwithstanding the foregoing, (i) in the case of any Class C Unit, the Applicable Percentage shall be 100% on and after the date that is the eighth anniversary of the Reference Date and (ii) in the case of any Class D Unit, the Applicable Percentage shall be 100% on and after the date that is the tenth anniversary of the Reference Date. Notwithstanding the foregoing, the Applicable Percentage (or numerator) for any Management Member’s Units will remain unchanged following a Termination Event with respect to such Management Member.

Section 4.06. “Board” shall mean the board of directors of the Company.

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Section 4.07. “Business Day” shall mean any day on which banks are required to be open to conduct business in New York City.

Section 4.08. “Cause”, when used in connection with the termination of Services of a Management Member, shall have the same meaning ascribed to such term in any written agreement relating to Services or any severance agreement then in effect between such Management Member and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean a termination of Services of the Management Member by the Company or any Subsidiary thereof due to (i) the commission by the Management Member of an act of fraud or embezzlement, (ii) the indictment or conviction of the Management Member for a felony or a crime involving moral turpitude or a plea by the Management Member of guilty or nolo contendere involving such a crime, (iii) the gross negligence, malfeasance or willful misconduct by the Management Member in the performance of the Management Member’s duties, (iv) the violation by the Management Member of a written Company policy regarding employment, including substance abuse, sexual harassment or discrimination, (v) the willful failure of the Management Member to render services to the Company or any of its Subsidiaries in accordance with the Management Member’s Services which failure amounts to a material neglect of the Management Member’s duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Management Member to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Management Member’s duties or (vii) the material breach by the Management Member of any of the provisions of any agreement between the Management Member, on the one hand, and the Company or a Member or an Affiliate of the Company, on the other hand.

Section 4.09. “Change of Control” shall mean the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor Member or a Permitted Transferee of a Sponsor Member, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting securities of the Company or its successor entity or (ii) all or substantially all of the assets of the Company or its successor entity.

Section 4.10. “Class A Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.11. “Class B Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.12. “Class C Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.13. “Class D Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.14. “Cost” shall mean, with respect to a Management Member’s Units, the price per unit paid by such Management Member (as proportionately adjusted for all subsequent distributions of Units and other recapitalizations).

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Section 4.15. “Disability” shall mean the inability of a Management Member to perform the essential functions of the Management Member’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Management Member returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

Section 4.16. “EBITDA” shall have the meaning set forth in the Credit Agreement dated November 4, 2003 by and among Nalco Holdings LLC, Nalco Company, certain foreign subsidiary borrowers and the lenders named therein; provided, that the Board in its sole discretion and without liability to any Person may make any adjustment to EBITDA as it deems to be appropriate (including adjustments made as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, share dividends, splits or reverse splits, distributions, other extraordinary transactions with respect to any Units, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures).

Section 4.17. “Equity Units” shall mean the Class B Units, the Class C Units and the Class D Units.

Section 4.18. “Fair Market Value” shall be the fair value of the Units determined from time to time in good faith by the Board using its reasonable business judgment. Following the initial public offering of equity securities of the Company or the IPO Entity, Fair Market Value will be based on the public trading price of such securities.

Section 4.19. “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; and (ii) any provision of the Company’s or any of its Subsidiary’s constitutional documents.

Section 4.20. “Investor Group” shall have the meaning set forth in the LLC Agreement.

Section 4.21. “IPO Entity” shall mean the issuer in a Qualified IPO.

Section 4.22. “Issuer Common Stock” shall mean common stock of the same class as that offered to the public by the IPO Entity in a Qualified IPO or any securities into which such common stock is exchanged, converted or reclassified, including pursuant to any merger, reorganization or reclassification.

Section 4.23. “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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Section 4.24. “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 4.25. “Management Members” shall have the meaning set forth in the introductory paragraph of this Agreement.

Section 4.26. “Manager Permitted Transferee” shall mean, with respect to any Management Member, (i) a transferee in a Transfer upon the death of such Management Member to his/her executors, administrators, testamentary trustees, legatees or beneficiaries (ii) subject to the LLC Agreement, only in connection with a Transfer by such Management Member for estate planning purposes not made within twelve months of any other such Transfer, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Member, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted), but only if, (x) in the case of clause (i) and (ii), such Person becomes a party to, and is bound to the same extent as the transferor by the terms of, this Agreement and (y) in the case of a Transfer described in clause (ii), the Compensation Committee of the Board has given its prior, written approval to such Transfer.

Section 4.27. “Member” shall have the meaning set forth in the LLC Agreement.

Section 4.28. “Permitted Transferee” shall have the meaning set forth in the LLC Agreement.

Section 4.29. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 4.30. “Public Share FMV”, per share of Issuer Common Stock, shall mean the arithmetic mean of the high and low prices per share as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used to calculate the Public Share FMV.

Section 4.31. “Qualified IPO” shall have the meaning set forth in the Registration Rights Agreement.

Section 4.32. “Reference Date” shall mean December 31, 2003.

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Section 4.33. “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of May 17, 2004, by and among the Company and the Members, as it may be amended, supplemented or restated from time to time.

Section 4.34. “Sale Date” shall mean, with respect to any Unit, the date on which such Unit was first purchased from the Company.

Section 4.35. “Services” shall mean (i) a Management Member’s employment if the Management Member is an employee of the Company or any of its Affiliates, (ii) a Management Member’s services as a consultant, if the Management Member is a consultant to the Company or any of its Affiliates and (iii) a Management Member’s services as a non-employee director, if the Management Member is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management Member’s status from employee to non-employee (other than with respect to a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

Section 4.36. “Sponsor Members” shall have the meaning set forth in the LLC Agreement

Section 4.37. “Sponsor Sell-Down” shall be deemed to have occurred at any time following a Qualified IPO at which the Sponsor Members and their Permitted Transferees cease to beneficially own, directly or indirectly, more than 20% of the voting securities of the Company or its successor entity.

Section 4.38. “Subsidiary” shall have the meaning set forth in the LLC Agreement.

Section 4.39. “Tag-Along Manager” shall have the meaning set forth in Section 2.04(a).

Section 4.40. “Tag-Along Notice” shall have the meaning set forth in Section 2.04(a).

Section 4.41. “Tag-Along Price” shall have the meaning set forth in Section 2.04(a).

Section 4.42. “Tag-Along Purchaser” shall have the meaning set forth in Section 2.04(a).

Section 4.43. “Tag-Along Securities” shall have the meaning set forth in Section 2.04(a).

Section 4.44. “Target EBITDA” shall mean, in respect of a fiscal year and for the applicable class of Unit set forth on Schedule B hereto, the EBITDA amount set forth opposite such year with respect to such class of Unit; provided, that the Board in its sole discretion and without liability to any Person may make any adjustment to EBITDA as it deems to be appropriate (including adjustments made as a result of acquisitions, dispositions, mergers,

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recapitalizations, reorganizations, consolidations, spin-offs, share dividends, splits or reverse splits, distributions, other extraordinary transactions with respect to any Units, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures).

Section 4.45. “Termination Event” shall have the meaning set forth in Section 2.02(a).

Section 4.46. “Transfer” shall have the meaning set forth in Section 2.01(a).

Section 4.47. “Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.48. “Units Buyer” shall have the meaning set forth in Section 2.02(c).

Section 4.49. “Unvested Units” shall mean, as of the date of any determination, with respect to the Equity Units held by a Management Member, the number of such Equity Units equal to the product of (i) the total number of such Equity Units times (ii) the percentage equal to 100% less the Applicable Percentage.

Section 4.50. “Vesting Date” shall have the meaning set forth in Section 2.02(a).

Section 4.51. “Vested Units” shall mean, subject to Section 2.06, as of the date of any determination, with respect to the Equity Units held by a Management Member, the number of such Equity Units equal to product of (i) the total number of such Equity Units times (ii) the Applicable Percentage.

ARTICLE V

MISCELLANEOUS

Section 5.01. Assignment and Binding Effect. Neither the Company nor any Management Member shall assign all or any part of this Agreement without the prior written consent of the other and the consent of the Board. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

Section 5.02. Conversion; Restructuring; Recapitalization; Reorganization. (a) In connection with a Qualified IPO, pursuant to Section 4.06 of the LLC Agreement, the Units may be converted at the discretion of the Board into Reclassified Securities (as defined in the LLC Agreement) and it is contemplated that the restrictions contained in this Agreement would in such case be replicated in one or more management shareholders agreements governing the Reclassified Securities to which the Management Members would become parties.

(b) The Company may, at the discretion of the Board and in accordance with applicable U.S. state and federal law (including the 1933 Act and the 1934 Act and the rules promulgated thereunder), effect a reorganization, reclassification, conversion, merger, recapitalization or restructuring (each, a “Restructuring Event”) pursuant to which the Members would become members or shareholders of a new limited liability company or corporation and

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cease to be Members of the Company or receive different securities of the Company. The units, shares or other equity interests provided to each Management Member pursuant to such Corporate Restructuring would provide each Management Member with substantially similar economic and other rights and privileges as such Management Member had as a Member of the Company prior to such Restructuring Event and which are consistent with the rights and preferences attendant to the Units held by the Management Members immediately prior to such Restructuring Event. It is contemplated that the Management Members, the company formed by such Restructuring Event and, in the discretion of the Sponsor Members, the Sponsor Members, would enter a management members agreement or management shareholders agreement, as the case may be, in conjunction with such Restructuring Event, containing provisions substantially similar to the provisions of this Agreement. The Management Members hereby agree to enter into any such management members agreement or management shareholders agreement.

Section 5.03. Third Party Beneficiaries. Each of the Sponsor Members shall be considered a third party beneficiary of the representations, warranties and agreements of the Management Members made in this Agreement, entitled to take any action against any Management Member as if such Sponsor Member were the Company hereunder.

Section 5.04. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested shall be deemed to have been given on the date mailed, and shall be addressed as follows:

TO THE COMPANY: Nalco LLC

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

Fax: (212) 583-5722

Attention: Joshua J. Harris

Fax: (212) 515-3288

Attention: Sanjeev Mehra

Fax: (212) 357-5505

With a copy to: Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson S. Neely

Fax: (212) 455-2502

And a copy to: Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Daniel A. Neff

Fax: (212) 403-2000

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TO ANY MANAGEMENT INVESTOR MEMBER At the address set

forth in the

written records of

the Company.

Section 5.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.06. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07. Management Member’s Services. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary to employ or retain any Management Member in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the Services of the Management Member at any time or for any reason whatsoever, with or without Cause.

Section 5.08. Entire Agreement. This Agreement, the LLC Agreement and the Registration Rights Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement, the LLC Agreement and the Registration Rights Agreement.

Section 5.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 5.10. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 5.11. Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not

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affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 5.12. Amendment. Any amendment to this Agreement shall only be effective if evidenced by a written instrument signed by the Company; provided, that any such amendment that is materially adverse to the economic interests of a Management Member shall only be effective if such Management Member consents thereto in writing.

Section 5.13. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 5.14. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 5.15. Sections, Exhibits, Schedules. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

Section 5.16. Specific Enforcement. The Management Members and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 5.17. Successors. Manager Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Interests regardless of whether the Agreement elsewhere so expressly provides.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NALCO LLC
By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman

MANAGEMENT MEMBER
By:	/s/ Philippe F. Creteur
Name: Philippe F. Creteur

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Schedule A

Management Members

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Schedule B

Target EBITDA

Year	Class C Unit Target EBITDA

2004	$577.2 million
2005	$621.5 million
2006	$644.6 million
2007	$668.7 million
2008	$693.9 million

Year	Class D Unit Target EBITDA

2004	$588.0 million
2005	$654.2 million
2006	$713.5 million
2007	$757.3 million
2008	$788.1 million

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EXHIBIT A

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned purchased units (the “Units”) of Nalco LLC (the “Company”) on ______ __, 200[_]. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code ss.83(b)”), at the time the undersigned purchased the Units.

Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year ____ the excess, if any, of the Units’ fair market value on ____ __, 200[_] over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

1. The name, address and social security number of the undersigned:

______________________________

______________________________

______________________________

SSN: __________________________

2. A description of the property with respect to which the election is being made: ______ Class B Units, ____ Class C Units and _____ Class D Units.

3. The date on which the property was transferred: _______ __, 200[_]. The taxable year for which such election is made: calendar year ____.

4. The restrictions to which the property is subject: The Units are subject to a time-based vesting schedule and, in the case of Class C Units and Class D Units, will have their vesting accelerated if certain performance objectives are met. If the undersigned ceases to be employed by the Company or any of its subsidiaries under certain circumstances, all or a portion of the Units may be subject to repurchase by the Company at the lower of (i) the original purchase price paid for the Units and (ii) the fair market value of the Units on the date of such repurchase. The Units are also subject to transfer restrictions.

5. The aggregate fair market value on ______ __, 200[_] of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $_______ (i.e., $__ for __ Class B Units, $__ for __ Class C Units and $__ for __ Class D Units).

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6. The aggregate amount paid for such property: $_______ (i.e., $__ for __ Class B Units, $__ for __ Class C Units and $__ for __ Class D Units).

7. A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).

Dated: ______ __, 200[_]

____________________________________

[NAME]

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EXHIBIT B

CONTINGENT LOAN TERMS

Issuer:	Nalco LLC
Issue:	Contingent secured loan of up to the maximum amount set forth in the Management Member’s subscription agreement with the Company, subject to the contingencies set forth below.
Contingency:

Loan will become available following a Qualified IPO of a subsidiary of Nalco LLC (if a Qualified IPO occurs prior to June 1, 2005) to Management Members who make Section 83(b) Elections in accordance with Section 1.03 if the Management Member is required to pay current income tax on compensation with respect to his or her Class B Units, Class C Units or Class D Units attributable to a final “determination” (as defined in Section 1313(a)(i) of the Code) of a valuation of such Units in excess of the valuation prepared by the Company’s third party valuation firm; the Management Member may borrow up to the amount of the current income tax attributable to the “determination”, subject to the maximum set forth above. The loan will be available until the earlier of i) 3 years from a Qualified IPO; ii) immediately prior to the transfer of Class B Units, Class C Units or Class D Units by a Management Member; and iii) the date at which the Management Member’s employment with Nalco LLC or a subsidiary of Nalco LLC terminates for any reason.

The contingent loan will not be available with respect to any units as to which an investor does not make an 83(b) Election.

Security:	First-lien security against an employee’s ownership of Class B Units, Class C Units, and Class D Units in Nalco LLC.
Interest Rate:	1 year LIBOR

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Payment of Interest:	Pay-in-Kind (“PIK”) due at maturity
Amortization:	Proceeds from the sale of any Class B Units, Class C Units or Class D Units or shares of Issuer Common Stock issued in exchange therefor
Repayment:

All proceeds from the sale of Class B Units, Class C Units or Class D Units or shares of Issuer Common Stock issued in exchange therefor must be applied to the outstanding loan amount until the balance is repaid

Maturity:	The loan will have a final maturity of 5 years after the date of the Qualified IPO
Acceleration of Maturity:	The loan becomes immediately due if the Management Member’s employment with the Company or a subsidiary of the Company terminates for any reason
Documentation:	Definitive documentation reflecting the terms set forth above will be entered into at the time the loan is made.

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EXHIBIT C

CONTINGENT BONUS

Issuer:	A Subsidiary of the Company
Bonus:	Bonus of up to the maximum amount specified in the Management Member’s subscription agreement with the Company, subject to the contingencies set forth below
Contingency:

Bonus will be paid to a Management Member following a Qualified IPO of a subsidiary of the Company (if a Qualified IPO occurs prior to June 1, 2005) if he or she is i) an employee of the Company or one of its subsidiaries on January 1, 2007 and ii) required to pay current income tax on compensation with respect to Class A Units prior to January 1, 2007 attributable to a final “determination” (as defined in Section 1313(a)(i) of the Code) of a valuation of such Units in excess of the valuation prepared by the Company’s third party valuation firm; the bonus shall be an amount equal to the current income tax attributable to the “determination”, subject to the maximum set forth above.

Eligibility:

A Management Member will only be eligible for the bonus if for all tax reporting purposes a Management Member uses the Units valuation prepared by the Company’s third party valuation firm in connection with the issuance of the Units

AMENDMENT TO MANAGEMENT MEMBERS AGREEMENT

CONCERNING

NALCO LLC

June 30, 2006

This Amendment to Management Members Agreement (the “Amendment”) is made between Nalco LLC (the “Company” or “Nalco”) and Philippe F. Creteur (“Mr. Creteur”).

Whereas, Nalco LLC and Mr. Creteur entered into a Management Members Agreement dated June 11, 2004 (the “Management Members Agreement”).

Whereas the parties wish to amend the Management Members Agreement.

Whereas terms not otherwise defined herein shall have the meanings indicated in the Management Members Agreement.

Therefore the parties agree as follows:

1.

“Applicable Percentage” shall be modified to reflect as follows: (a) that for purposes of the 20% tranche of B Units scheduled to vest on December 31, 2006, Mr. Creteur will be permitted the opportunity to vest at 75% of these 2006 B Units at December 31, 2006, (b) should the required 2006 performance targets for the C units be reached as determined by Nalco LLC, Mr. Creteur will be permitted the opportunity to vest at 75% of both the 20% tranche of 2006 C units and the 20% tranche of 2005 C units and (c) should the required 2006 performance targets for the D units be reached as determined by Nalco LLC, Mr. Creteur will be permitted the opportunity to vest at 75% of both the 20% tranche of 2006 D units and the 20% tranche of 2005 D units. No unvested units held by Mr. Creteur after December 31, 2006 shall vest and Mr. Creteur waives all claims to any unvested units after December 31, 2006. In all other respects the Management Members Agreement shall remain unchanged with assumption that Mr. Creteur’s last date of participation in the Management Equity Program is deemed to be September 30, 2006, and except as stated herein, all other unvested units in the Management Equity Program shall terminate on September 30, 2006.

2.

Mr. Creteur and Mr. Creteur’s successors, assigns, heirs, and agents, and each and all of them, hereby unconditionally and forever release, acquit, and discharge the Company, its subsidiaries and affiliates, and each of their respective officers, directors, stockholders, employees, agents, and attorneys from any and all claims, demands, liabilities, and causes of action of every kind, nature and description whatsoever whether known or unknown, or suspected to exist, which Mr. Creteur ever had or may now have up to the date of signing this Agreement, against the Company, or any of them, including, any claim arising out of or relating to any federal, state, local or other government statute, regulation or ordinance of any country, including but not limited to the following US laws, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, 29 U.S.C. sec. 621 et. seq. as amended by the Older Workers’ Benefit Protection Act of 1990, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the Rehabilitation Act of 1973, The Worker Adjustment and Retraining Notification Act. It is the intention of Mr. Creteur that in executing this Agreement Mr. Creteur is providing a General Release and that it shall be an effective bar to each and every claim, demand and cause of action, either known or unknown, for all acts, or omissions of Nalco occurring prior to and up to the date this Agreement is executed. Also waived are any rights to attorneys’ fees, compensation or other recovery as the result of any legal action brought by Mr. Creteur or on Mr. Creteur’s behalf by any other party, based on any right Mr. Creteur has released and waived under this Agreement. Excepted from this release are claims challenging the validity of this Agreement under the Age Discrimination in Employment Act. Mr. Creteur’s release under the Age Discrimination in Employment Act does not apply to any claims that arise or may arise based on events that take place after the date Mr. Creteur signs this Agreement. Also not released are any claims Mr. Creteur may have for a) Worker’s Compensation benefits, b) accrued wages, accrued but unused vacation pay, and accrued commissions, if any, up to the date of termination, c) any vested pension benefits, or d) any right to unemployment benefits. Mr. Creteur agrees never to institute any lawsuit, complaint, proceeding, grievance or action of any kind (at law, in equity or otherwise) in any state or federal court, or in any other public or private tribunal, against Nalco on any grounds, for any occurrence from the beginning of time to the effective date of this Agreement. The only exception to this covenant not to sue is a claim that challenges the validity of this Agreement and alleges age discrimination. If Mr. Creteur sues Nalco in violation of this Agreement, then Mr. Creteur shall be liable for Nalco’s actual attorneys’ fees and other litigation costs incurred in defending such matter.

3.

Mr. Creteur shall waive any and all claims to any Unvested Units after application of the terms and provisions of this Agreement. Mr. Creteur transfers ownership of any and all Unvested Units to the Company without further payment or consideration.

NALCO LLC

By:	/S/ Mary Manupella	/S/ Philippe F. Creteur
Title:	Vice President	Philippe F. Creteur

SEPARATION AGREEMENT

               This Separation Agreement is made this 14th day of July, 2006 between Nalco Company , for itself and on behalf of its affiliates (collectively the “Company” or “Nalco”) and Mark W. Irwin, (“Mr. Irwin”).

Recitals

                 Mr. Irwin’s employment with the Company will be terminated on September 30, 2006.

                Mr. Irwin entered into a Severance Agreement with the Company with effective date of January 1, 2004 (the “Severance Agreement”), a copy of which is attached as Attachment 1.

                Mr. Irwin entered into a Management Members Agreement with Nalco LLC, an indirect parent of Nalco, on or about June, 2004, a copy of which is attached as Attachment 2, pursuant to which Mr. Irwin was given the opportunity to invest in certain equity ownership units in Nalco LLC (the “Management Members Agreement”) part of the 2004 Nalco LLC equity program (the “Management Equity Program”).

                Terms not otherwise defined in this Agreement shall have the meanings indicated in the Severance Agreement.

Agreement

Accordingly, Mr. Irwin and Nalco agree as follows:

1.	Termination of Employment and Severance Agreement

Effective September, 2006, Mr. Irwin will be terminated from all positions held by him as an officer, employee or director of Nalco, and all of its subsidiaries and affiliates. Mr. Irwin shall execute any requested forms to resign from such positions. The terms and conditions of the Severance Agreement are incorporated herein by reference.

2.	Separation Benefits and Pro-Rata Participation in Management Equity Program

a.	Mr. Irwin and Nalco LLC will enter into an agreement amending the Management Members Agreement and this Agreement is conditioned upon such amendment being executed between Mr. Irwin and Nalco LLC.

3.	Waiver of Severance Benefit under Severance Agreement

Mr. Irwin waives and releases any and all claim he has to the severance benefits under Sections 3(a) of the Severance Agreement and the letter from William H. Joyce dated July 19, 2004, and Mr. Irwin further waives and releases any and all other claims he has to severance payments or severance benefits from Nalco or any of its affiliates or any housing benefits not stated herein.

All other terms and conditions in the Severance Agreement not modified by this Separation Agreement shall remain in effect and enforceable.

4.	Reconciliation of Expense Reports, Travel Advances, Credit Card Charges, and Other Obligations

If he has not already done so, by October 10, 2006, Mr. Irwin will deliver to Nalco a final written report and reconciliation of all outstanding travel advances and charges made against credit cards issued to Mr. Irwin by or on behalf of Nalco. Mr. Irwin shall identify those portions of advances and charges which were devoted to personal use and those portions that were devoted to the business purposes of Nalco. For the portions devoted to Nalco’s business purposes, Mr. Irwin will provide all of the information normally provided under Nalco’s practices and procedures, with appropriate receipts.

Mr. Irwin will also provide a detailed statement of all business expenses which Mr. Irwin claims Mr. Irwin incurred for Nalco’s business purposes which have not been reimbursed.

If the final report of business expenses, use of travel advances, and credit card charges reveals Mr. Irwin owes Nalco money, the sum owing shall be deducted from severance payments. If the report reveals Nalco owes Mr. Irwin money, the sum owing shall be promptly paid by check.

By filing Mr. Irwin’s final report of business expenses, expenditure of travel advances, and credit card charges, Mr. Irwin warrants the accuracy of the report and also that there are no further credit card charges or business expenses (except minor telephone charges). Nalco shall not reimburse any subsequently reported expenses.

If Mr. Irwin has an unpaid obligation to Nalco arising from a loan, cash advance, overpayment, or other obligation, Mr. Irwin authorizes Nalco to deduct the outstanding debt or obligation from Mr. Irwin’s net (after withholding taxes and any other withholding obligations) severance pay.

Mr. Irwin agrees to immediately return all Nalco property to Nalco.

5.	General Release and Covenant Not to Sue

In consideration of Nalco’s promises under this Separation Agreement, Mr. Irwin individually, and Mr. Irwin’s successors, assigns, heirs, and agents, and each and all of them, hereby unconditionally and forever release, acquit, and discharge

Nalco, its parents, subsidiaries and affiliates, and each of their respective officers, directors, stockholders, employees, agents, and attorneys from any and all claims, demands, liabilities, and causes of action of every kind, nature and description whatsoever whether known or unknown, or suspected to exist, which Mr. Irwin ever had or may now have up to the date of signing this Agreement, against Nalco, or any of them, including, any claim arising out of or relating to (i) any aspect of Mr. Irwin’s employment with Nalco, including the termination of such employment; (ii) any federal, state, local or other government statute, regulation or ordinance of any country, including but not limited to the following US laws, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, 29 U.S.C. sec. 621 et. seq. as amended by the Older Workers’ Benefit Protection Act of 1990, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the Rehabilitation Act of 1973, The Worker Adjustment and Retraining Notification Act and (iii) the common law of the jurisdiction wherein Mr. Irwin resides or any other jurisdiction, including without limitation, intentional infliction of emotional distress, breach of contract and any claims for consequential and/or punitive damages for any reason. It is the intention of Mr. Irwin that in executing this Agreement Mr. Irwin is providing a General Release and that it shall be an effective bar to each and every claim, demand and cause of action, either known or unknown, for all acts, or omissions of Nalco occurring prior to and up to the date this Agreement is executed. This release includes but is not limited to:

-	any claims for assault, battery, wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other tort or common law claims;

-

any claim to challenge the enforceability of any provision of the Severance Agreement, including but not limited to the noncompetition, nondisclosure, and nonsolicitation provisions in the Severance Agreement;

-	any claims for the breach of any written, implied or oral contract;

-

any claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, religion, sex (including sexual harassment), sexual orientation, or physical or mental disability or medical condition or any other protected status;

-	any claims for benefits or monetary equivalent of benefits except as provided in this Agreement; and

-	any entitlement to reinstatement with or rehire or reemployment by Nalco.

Also waived are any rights to attorneys’ fees, compensation or other recovery as the result of any legal action brought by Mr. Irwin or on Mr. Irwin’s behalf by any other party, based on any right Mr. Irwin has released and waived under this Separation Agreement. Excepted from this release are claims challenging the validity of this Separation Agreement under the Age Discrimination in Employment Act. Mr. Irwin’s release under the Age Discrimination in Employment Act does not apply to any claims that arise or may arise based on events that take place after the date Mr. Irwin signs this Agreement. Also not released are any claims Mr. Irwin may have for a) Worker’s Compensation benefits, b) accrued wages, accrued but unused vacation pay, and accrued commissions, if any, up to the date of termination, c) any vested pension benefits, or d) any right to unemployment benefits.

Mr. Irwin agrees never to institute any charge, lawsuit, complaint, proceeding, grievance or action of any kind (at law, in equity or otherwise) in any state or federal court, or in any other public or private tribunal, against Nalco on any grounds, for any occurrence from the beginning of time to the effective date of this Agreement. The only exception to this covenant not to sue is a claim that challenges the validity of this Separation Agreement and alleges age discrimination. If Mr. Irwin sues Nalco in violation of this Separation Agreement, then Mr. Irwin shall be liable for Nalco’s actual attorneys’ fess and other litigation costs incurred in defending such matter

6.	Confidentiality and Covenants

Mr. Irwin agrees not to disclose any of the terms of this Separation Agreement to anyone, other than Mr. Irwin’s spouse, attorney, and accountant or as required by law. Mr. Irwin may disclose the terms of this Separation Agreement to them only upon the understanding they shall be bound not to disclose the terms to anyone else. Before disclosing these terms to them, Mr. Irwin shall inform them of their confidentiality obligations. Similarly, Nalco’s directors, officers and other employees are not authorized, except as required by law, to disclose any of the terms of this Separation Agreement to any party outside Nalco (other than Nalco’s attorneys and auditors) or to other officers or employees of Nalco except as necessary in connection with the performance of their duties to Nalco.

Disclosure of the terms of this Separation Agreement by anyone to whom Mr. Irwin discloses them shall be deemed an unauthorized disclosure by Mr. Irwin.

In exchange for the consideration hereunder, for a period of two (2) years beginning on September 30, 2006, (i) Mr. Irwin shall not, within any jurisdiction or marketing area in which the Company (or its subsidiaries (as such term is defined below)) is doing business, directly or indirectly, own, manage, operate, control, consult with, be employed by, or participate in the ownership, management, operation or control of any business of the type and character engaged in or competitive with that conducted by the Company (or its subsidiaries); (ii) Mr. Irwin shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any individual who is an employee of the Company (or its subsidiaries and affiliates (as such term is defined below)) at the time of this Agreement or who shall subsequently become an employee of the Company (or its subsidiaries and affiliates).

(a) Mr. Irwin will not divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company (or its Subsidiaries and Affiliates) or with respect to trade secrets, confidential or secret processes, services, techniques, product formulations, customer information, marketing or business plans with respect to the Company (or its Subsidiaries and Affiliates); and (ii) Mr. Irwin will not use, directly or indirectly, any confidential information for the benefit of anyone other than the Company (or its Subsidiaries and Affiliates); provided, however, that Mr. Irwin has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by Mr. Irwin. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by Mr. Irwin, alone or with others, while an employee of the Company which are related to the business of the Company (or its subsidiaries and affiliates) shall be and become the sole property of the Company, unless released in writing by the Company, and Mr. Irwin hereby assigns any and all rights therein or thereto to the Company. All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form) or property relating or belonging to the Company, whether prepared by Mr. Irwin or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by Mr. Irwin (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

Mr. Irwin will communicate and disclose in writing to the Company all inventions, discoveries, improvements, machines, devices, designs, processes, products, software, treatments, formulae, mixtures and/or compounds whether patentable or not as well as patents and patent applications made, conceived, developed or acquired by Mr. Irwin or under which Mr. Irwin acquired the right to grant licenses or become licensed, whether alone or jointly with others, during his employment with the Company (all collectively referred to as “Inventions”). All of Mr. Irwin’s right, title and interest in, to and under such Inventions, including licenses and right to grant licenses are the sole property of the Company and the same are hereby assigned to the Company. Any Invention disclosed by Mr. Irwin to anyone within one (1) year after September 30, 2006, which relates to any matters pertaining to, applicable to, or useful in connection with, the business of the Company shall be deemed to have been made or conceived or developed by Mr. Irwin during his employment with the Company.

For all of Mr. Irwin’s Inventions, Mr. Irwin will execute and deliver all documents which the Company shall deem necessary or appropriate to assign, transfer and convey to the Company, all of Mr. Irwin’s right, title, interest in and to such Inventions, and enable the Company to file and prosecute applications for Letters Patent of the United States and any foreign countries on Inventions as to which the Company wishes to file patent applications; and do all other things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and assert patents for any and all such Inventions and to assert its rights in any Inventions not patented.

Mr. Irwin hereby assigns to the Company the copyright in all works prepared by Mr. Irwin which are or were either: within the scope of Mr. Irwin’s employment with the Company; or, based upon information acquired from the Company not normally made available to the public; or, commissioned by the Company but not within Mr. Irwin’s scope of employment.

Mr. Irwin also agrees to do all things (including the giving of evidence in suits and other proceedings) which the Company shall deem necessary or appropriate to obtain, maintain, and enable the Company to protect its rights in and to such works.

Mr. Irwin hereby releases and allows the Company to use, for any lawful purpose, any voice reproduction, photograph, or other video likeness of Mr. Irwin made in the scope of Mr. Irwin’s employment.

All expenses incident to any action required by the Company to assign Inventions or copyrights to the Company or so taken in its behalf pursuant to the terms of this Agreement shall be borne by the Company, including a reasonable payment for Mr. Irwin’s time and expenses involved if not then in the Company’s employ.

Mr. Irwin acknowledges that a breach of his covenants contained herein may cause irreparable damage to the Company (its subsidiaries and affiliates), the exact amount of which will be difficult to ascertain, that the remedies at law for any such breach will be inadequate and that the payments and other benefits, in the Severance Agreement and this Separation Agreement, are additional consideration for the covenants contained herein. Accordingly, Mr. Irwin agrees that if he breaches any of the covenants contained herein, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief. In addition, the breach of any of the covenants contained herein shall entitle the Company to permanently withhold, and, if applicable, to recover from Mr. Irwin any payments, benefits, or other entitlements, of any type owed by the Company to Executive under the Severance

Agreement, this Separation Agreement, any other agreement or plan irrespective of whether the covenants in this Separation Agreement or the Severance Agreement are deemed enforceable by a court. The Company and Mr. Irwin further acknowledge that the time, scope, geographic area and other provisions herein have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the covenants herein shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

Mr. Irwin agrees to cooperate with the Company during his employment hereunder and thereafter (including following Mr. Irwin’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board of Directors or its representatives or counsel, or representatives or counsel to the Company, as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities or important personal activities and is not contrary to the best interests of Mr. Irwin. The Company agrees to reimburse Mr. Irwin, on an after-tax basis, for all expenses including pre-approved legal expenses, actually incurred in connection with his provision of testimony or assistance.

Mr. Irwin will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company, its subsidiaries or its or their respective officers, directors, employees, advisors, businesses or reputations. The Company agrees that it shall advise the members of the Board of Directors and its senior officers not to disparage Mr. Irwin and the Company shall use its reasonable business efforts to prevent them from doing so; provided, however, the Company’s obligations to Mr. Irwin in the immediately preceding sentence shall not apply to any oral, written or electronic statements, representations or other communications made internally at the Company by any member of the Board of Directors or any of the Company’s senior officers if such oral, written or electronic statements, representations or other communications are made by any of the foregoing individuals in the course of such individual’s duties, responsibilities or obligations to the Company. Notwithstanding the foregoing, nothing in this Agreement shall preclude Mr. Irwin or a representative of the

Company from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

7.	Additional Provisions

A.	Mr. Irwin acknowledges and agrees that:

-	Mr. Irwin is entering into this Agreement knowingly and voluntarily and of Mr. Irwin’s own free will and not because of any threats or duress;

-	Mr. Irwin has been advised by this Agreement to consult with an attorney before signing this Agreement;

-

Mr. Irwin has read this Agreement and understands its provisions, including that a portion of the consideration being paid by Nalco is for a release of any rights or claims under the Age Discrimination in Employment Act;

-	Mr. Irwin understands that Mr. Irwin may take up to 21 days to consider this Agreement before signing it;

-	After Mr. Irwin signs this Agreement, Mr. Irwin will have 7 days to revoke it;

-

If Mr. Irwin wants to revoke it, Mr. Irwin must deliver a written notice of revocation to Ms. Mary Manupella at Nalco headquarters in Naperville, IL. If Mr. Irwin does not revoke it within 7 days after having signed it, this Agreement will become final between and enforceable by the parties; and

-	If Mr. Irwin chooses to revoke this Agreement within 7 days after Mr. Irwin signs it, Mr. Irwin will not receive consideration set forth above, or the other benefits described hereunder.

Any violation by Mr. Irwin of the covenants, commitments, or obligations, in this Agreement shall release Nalco from its obligation to provide any other benefits promised in this Agreement and shall release any rights in the vesting of any units in Nalco LLC. Nalco’s right to withhold benefits and Nalco LLC’s right to refuse the vesting of any Nalco LLC units shall be without prejudice to any other remedy available to Nalco for breach of this Agreement.

B.

Mr. Irwin shall not directly or indirectly employ, solicit for employment, or otherwise contract for the services of any individual who is an employee of the Company or its affiliates for a period of 5 years.

In Witness Whereof, the parties have executed this Agreement on the date indicated:

NALCO COMPANY

By:	/S/ Mary Manupella	/S/ Mark W. Irwin
Title:	Vice President	Mr. Mark W. Irwin

MANAGEMENT MEMBERS AGREEMENT

CONCERNING

NALCO LLC

DATED AS OF JUNE 11, 2004.

This MANAGEMENT MEMBERS AGREEMENT (the “Agreement”) dated as of June 11, 2004 by and among Nalco LLC (the “Company”), a Delaware limited liability company and the Persons who are or after the date hereof become signatories hereto (the “Management Members”).

RECITALS

WHEREAS, the Company is governed by that certain Second Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement”) dated as of May 17, 2004.

WHEREAS, the Management Members will be providing services to the Company or its Affiliates.

WHEREAS, each Management Member will subscribe for and acquire from the Company, and the Company will issue and sell to each Management Member, the Company’s Class A Units (the “Units”), in the amounts set forth on Schedule A to the LLC Agreement, as the same may be amended from time to time;

WHEREAS, it is a condition to the sale of the Units that the Management Members enter into this Agreement;

WHEREAS, the Management Members will enter into the Registration Rights Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Management Members’ Representations, Warranties and Agreements

Section 1.01. Units Unregistered. Each Management Member acknowledges and represents that such Management Member has been advised by the Company that:

(a)	the offer and sale of the Units have not been registered under the 1933 Act;
(b)

the Units must be held and the Management Member must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the 1933 Act and all applicable state securities laws or an exemption from such registration is available and the Units may never be so registered;

(c)	there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

(d)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 17, 2004 AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS, THE MANAGEMENT MEMBERS AGREEMENTS, DATED AS OF JUNE 11, 2004 AMONG NALCO LLC AND CERTAIN MANAGEMENT MEMBERS NAMED THEREIN, THE REGISTRATION RIGHTS AGREEMENT AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF SUCH LIMITED LIABILITY COMPANY AGREEMENT, SUCH MANAGEMENT MEMBERS AGREEMENTS AND SUCH REGISTRATION RIGHTS AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE APPLICABLE PROVISIONS OF THE AFORESAID AGREEMENTS.”;

(e)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units held by Georgia residents:

“THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.”; and

(f)

a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Units.

Section 1.02. Additional Investment Representations. Each Management Member represents and warrants that:

(a)

the Management Member’s financial situation is such that such Management Member can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for the Management Member’s current needs and personal contingencies, and can afford to suffer a complete loss of the Management Member’s investment in the Units;

(b)	the Management Member’s knowledge and experience in financial and business matters are such that the Management Member is capable of evaluating the merits and risks of the investment in the Units;
(c)

the Management Member understands that the Units are a speculative investment which involves a high degree of risk of loss of Management Member’s investment therein, there are substantial restrictions on the transferability of the Units and, on the date on which such Management Member acquires such Units and for an indefinite period following such date, there will be no public market for the Units and, accordingly, it may not be possible for the Management Member to liquidate the Management Member’s investment including in case of emergency, if at all;

(d)

the terms of this Agreement provide that if the Management Member ceases to provide services to the Company and its Affiliates, the Company and its Affiliates have the right to repurchase the Units at a price which may be less than the Fair Market Value thereof;

(e)

the Management Member understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Member or Management Member’s representatives concerning the Units, the Company, the Subsidiaries or their respective prospects or other matters;

(f)

the Management Member has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the acquisition of Nalco Company and certain Subsidiaries of Nalco International S.A.S. by subsidiaries of the Company, the LLC Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the

Units and to obtain any additional information which the Management Member deems necessary; and

(g)

all information which the Management Member has provided to the Company and the Company’s representatives concerning the Management Member and the Management Member’s financial position is complete and correct as of the date of this Agreement.

Section 1.04. Contingent Bonus. The Company shall cause one of its Subsidiaries to pay a bonus to Management Members in the circumstances set forth in Exhibit A.

ARTICLE II

Transfers; Acceleration

Section 2.01. Transfer. (a) Until the occurrence of a Qualified IPO, except as required by law, no Management Member may directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to (collectively, “Transfer”) any Units except pursuant to (i) Article XI of the LLC Agreement, (ii) Sections 2.02 or 2.04 hereof or (iii) a Transfer to a Manager Permitted Transferee (each a “Permitted Transfer”).

(b) Following a Qualified IPO and the expiration of any underwriter or Company “lock-up” period (as provided for in Section 4(a) of the Registration Rights Agreement or otherwise) applicable to such Qualified IPO, each Management Member may only Transfer its Units pursuant to (i) a Permitted Transfer, (ii) a Transfer pursuant to Section 2.03, (iii) a Transfer in accordance with the Registration Rights Agreement or (iv) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933 Act; provided, that no Management Member shall make a Transfer pursuant to this clause (iv) without the Company’s prior, written approval.

(c) No Transfer by any Management Member may be made pursuant to this Article II unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the LLC Agreement (other than if the Transfer is conducted in accordance with the Registration Rights Agreement or the requirements of Rule 144 promulgated under the 1933 Act), (ii) the Transfer complies in all respects with the applicable provisions of this Agreement, (iii) the Transfer complies in all respects with applicable federal and state securities laws, including the 1933 Act and (iv) the Transfer is made in compliance with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading); provided, that the conditions to Transfer described in clause (i) above shall not apply to a Transfer pursuant Article XI of the LLC Agreement or Sections 2.02, 2.03 or 2.04 hereof.

(d) No Transfer by any Management Member may be made pursuant to this Article II (except pursuant to an effective registration statement under the 1933 Act) unless and until such Management Member has first delivered to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

Section 2.02. Call Option. (a) If a Management Member’s Services to the Company or any Subsidiary terminate for any of the reasons set forth in clauses (i), (ii) or (iii) below (each such event a “Termination Event”), the Company shall have the right but not the obligation to purchase, from time to time after such termination of Services, any Units held by such Management Member for a period of 60 days (subject to extension as provided below) immediately following the later of (A) the date of the Termination Event and (B) the date that is six (6) months and one day after the date on which such Management Member acquired such Unit (the later of (A) and (B), the “First Purchase Date”), and such Management Member shall be required to sell to the Company, any or all of such Units then held by such Management Member, at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c):

(i) if such Management Member’s Service with the Company and its Subsidiaries is terminated due to the Disability or death of the Management Member;

(ii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or by the Management Member for any reason;

(iii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause.

(b) If on the 61st day following the date of the Termination Event, the Company has not purchased all of a terminated Management Member’s Units, and the Company has not opted to extend its 60 day election period pursuant to Section 2.02(d), the Company shall on or before the 61st day provide written notice to the Investor Groups of (i) its decision not to purchase some or all of such Units and (ii) the number of such Management Member’s Eligible Units (defined below) which the Company did not purchase, and the Investor Groups shall have the right to purchase and such Management Member shall be required to sell to the Investor Group(s), any or all of the Units (the “Eligible Units”) then held by such Management Member at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c). The Investor Groups’ rights to purchase such Eligible Units and each Management Member’s corresponding obligation to sell such Eligible Units shall terminate on the 120th day following the date of the Termination Event. Upon receipt of the written notice described above, each Investor Group desiring to purchase Units shall within 45 days of receipt of the Company’s notice provide written notice to the Company, specifying that such Investor Group is willing to purchase either (i) its pro rata share of the Eligible Units (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups),

(ii) a number of Eligible Units less than such Investor Group’s pro rata share, or (iii) any and all Units available to be purchased; provided, that the Investor Groups shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible Units are elected to be purchased. Upon receipt of the Investor Groups’ respective notices, the Company will notify the Management Member of the Investor Group(s)’ elections and the Management Member will be obligated to sell (x) to the Investor Groups making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Units elected to be purchased by such Investor Groups and (y) all remaining Eligible Units, if any, to the Investor Groups making the election described in clause (iii) of the preceding sentence to such Investor Group(s) on a pro rata basis (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups making such election), but in no event more that any such Investor Groups elected to purchase.

(c) In the event of a purchase by the Company pursuant to Section 2.02(a) and/or the Investor Group(s) pursuant to Section 2.02(b) (each a “Units Buyer”), the purchase price shall be:

(i) in the case of a Termination Event specified in Section 2.02(a)(i) or 2.02(a)(ii) a price per Unit equal to the most recently determined Fair Market Value, and

(ii) in the case of a Termination Event specified in Section 2.02(a)(iii), a price per Unit equal to the lesser of (1) Fair Market Value and (2) Cost.

(d) The Units Buyer may pay the purchase price for such Units (i) by delivery of funds deposited into an account designated by the Management Member, a bank cashier’s check, a certified check or a company check of the Units Buyer for the purchase price; (ii) if the Units Buyer is the Company and is prohibited from paying cash by financing or liquidity constraints and is unable to pay the purchase price as provided in clause (iii), by delaying the exercise of the purchase right described under Section 2.02(a) until the earlier of (x) when the financing restrictions lapse and (y) when the Company is able to pay the purchase price as provided in clause (iii); or (iii) if the Units Buyer is the Company and has the right to purchase such Units during the period following a Qualified IPO (including in respect of a purchase that was delayed pursuant to clause (ii)), by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member. Notwithstanding anything to the contrary in this Agreement, the Units Buyer may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Internal Revenue Code of 1986, as amended, or any other provision of applicable law, with respect to the making of such payment.

(e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.02, regardless of whether it has delivered a notice of its election to purchase any such Units, (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to

Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) in the event of an election to purchase such Units with shares of Issuer Common Stock, the issuance of such shares by the IPO Entity, the purchase of such shares by the Company or the distribution of such shares to the Management Member would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member), (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act, (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase of Units or Issuer Common Stock. The Company shall within 30 days of learning of any such fact so notify the Management Member that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act, Financing Default or unavailability of funds would not result therefrom or has ceased. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that, pursuant to this Section 2.02(e), the Company is not obligated to pay for a Management Member’s Units in accordance with one of the payment methods described in the first sentence of Section 2.02(d), the Company shall, except as otherwise permitted by this Section 2.02(e), be required to pay for such Units pursuant to an alternate method of payment described in the first sentence of Section 2.02(d).

(f) Notwithstanding anything to the contrary contained in this Section 2.02, any Units which the Company has elected to purchase from a Management Member, but which in accordance with Section 2.02(e) are not purchased at the applicable time provided in this Section 2.02, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.02(e), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.03. Put Right. (a) Subject to the Call Right described in Section 2.02, following a Qualified IPO and for so long as no Termination Event pursuant to Section 2.02(a)(iii) shall have occurred with respect to a Management Member, such Management Member shall have the right, but not the obligation, to sell (the “Put Right”) beginning on the later of (x) the first date immediately following the expiration of any Company or underwriter “lock-up” period applicable to such Qualified IPO and (y) the date that is at least six (6) months and one day after, the Sale Date ( the later of (x) and (y) shall be referred to as the “First Put Date”), and the Company shall be required to purchase from such Management Member, a number of such Management Member’s Units as determined by such Management Member, at a price per Unit equal to the Fair Market Value as of the date the Management Member exercises such Put Right. For the avoidance of doubt, subject to the Call Right described in Section 2.02, a Management Member shall remain entitled to the Put Right following a Termination Event pursuant to Sections 2.02(a)(i) or (ii) with respect to such Management Member.

(b) Each Management Member who desires to sell any of his or her Units following the applicable First Put Date shall send written notice to the Company of his or her intention to sell such Units pursuant to this Section 2.03. Subject to the exercise of any Call Right pursuant to Section 2.02, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

(c) At the closing of a purchase pursuant to a Put Right, the Company will pay to the Management Member the purchase price for such Units (determined in accordance with Section 2.03(a)) by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member.

(d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.03 (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) the issuance of shares by the IPO Entity or the purchase of such shares by the Company would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member(s)), (y) after giving effect thereto, in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act or (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits any such issuance or purchase. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that the Company is not obligated to pay for any Units as described in the first sentence of Section 2.03(c) pursuant to the terms of this Section 2.03(d), the Company shall promptly notify any Management Member that has delivered a notice of exercise of a Put Right that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act or Financing Default would not result therefrom or has ceased.

(e) Notwithstanding anything to the contrary contained in this Section 2.03, any Units which a Management Member has elected to sell to the Company, but which in accordance with Section 2.03(d) are not purchased at the applicable time provided in this Section 2.03, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.03(d), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.04. Tag-Along Right. (a) If, at any time prior to a Qualified IPO, one or more Sponsor Members propose to Transfer, in a single transaction or a series of related transactions, a number of Units representing at least 30% of the Sponsor Members’ aggregate Initial Equity Stakes (as defined in the LLC Agreement) to any Person (other than a Transfer to a Permitted Transferee (as defined in the LLC Agreement) of any such Sponsor Member and other than a Transfer in accordance with the Registration Rights Agreement and other than to another Sponsor Member) (a “Tag-Along Purchaser”), then, unless such transferring Sponsor Member(s) are entitled to give and do give a Drag-Along Sale Notice (as defined in the LLC Agreement) and no other Sponsor Member(s) has elected to purchase its pro rata share of such Units pursuant to Section 2.04(a) of the Sponsor Agreement, the Company shall first provide written notice to each of the Management Members, which notice (the “Tag-Along Notice”) shall state: (i) the maximum number of Units proposed to be Transferred (the “Tag-Along Securities”); (ii) the purchase price per Unit (the “Tag-Along Price”) for the Tag-Along Securities and (iii) any other material terms and conditions of such sale, including the proposed transfer date (which date will be within 60 business days after the termination of the Election Period (defined below), subject to extension for any required regulatory approvals). Each of the Management Members that has been provided with the Tag-Along Notice (each, a “Tag-Along Manager”) shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, up to the aggregate number of Units which are held by such Tag-Along Manager multiplied by a fraction, the numerator of which is the aggregate number of Units proposed to be sold by the transferring Sponsor Member as reflected in the Tag-Along Notice and the denominator of which is the total number of Units which are held by the transferring Sponsor Member. If the number of Units elected to be sold by the Tag-Along Managers and any other individuals identified from time to time on Exhibit A to the LLC Agreement, the transferring Sponsor Member and any other Sponsor Members electing to participate in such sale is greater than the number of Tag-Along Securities specified in the Tag-Along Notice, the number of Units being sold by each such seller shall be reduced such that the applicable seller shall be entitled to (and obligated to) sell only their pro rata share of Units (based on the aggregate number of Units held by such seller to the total number of Units held by all of such electing sellers). The transferring Sponsor Member(s), the Sponsor Members electing to participate in such sale and the Tag-Along Manager(s) exercising their rights pursuant to this Section 2.04 shall effect the sale of the Tag-Along Securities, and such Tag-Along Manager(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Manager(s) pursuant to this Section 2.04(a) within 60 business days after the expiration of the Election Period, subject to extension for any required regulatory approvals.

(b) The tag-along rights provided by this Section 2.04 must be exercised by any Tag-Along Manager wishing to sell its Units within 10 business days following the date of delivery of the Tag-Along Notice (the “Election Period”), by delivery of a written notice to the Company indicating such Tag-Along Manager’s wish to irrevocably exercise its rights and specifying the number of Units (up to the maximum number of Units owned by such Tag-Along Manager requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along Manager may waive its rights under this Section 2.04 prior to the expiration of such 10-business day period by giving written notice to the Company, which will be distributed by the Company to the transferring Sponsor Member(s). The failure of a Tag-Along Manager to respond within such 10-business day period shall be deemed to be a waiver of such Tag-Along Manager’s rights under this Section 2.04.

(c) In connection with any sale pursuant to this Section 2.04, each Tag-Along Manager shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Sponsor Member(s) makes in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Sponsor Member(s), a Tag-Along Manager shall make the comparable representations, warranties, covenants, indemnities and agreements); provided that all representations, warranties and indemnities shall be made by the transferring Sponsor Member(s) and such Tag-Along Manager severally and not jointly and that the liability of the transferring Sponsor Member(s) and such Tag-Along Manager thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Managers shall receive the same type and amount of consideration (and rights) per Unit as is paid or delivered to the transferring Sponsor Member(s) in the sale pursuant to Section 2.04(a).

(d) No Transfer of any Unit pursuant to this Section 2.04 shall be effective unless and until the applicable transferee agrees to be bound by all of the terms and conditions of the LLC Agreement.

Section 2.05. Fair Market Value. Either the Board or the compensation committee of the Board shall undertake in good faith to determine the Fair Market Value of the Units no less frequently than annually and on a quarterly basis if necessary in connection with a Transfer of Units to the Company pursuant to Section 2.02 or Section 2.03 of this Agreement. Such determination shall be made in the sole discretion of the Board or the compensation committee of the Board, as the case may be.

ARTICLE III

Confidentiality; Intellectual Property Rights

Section 3.01. (a) No Management Member shall at any time (whether during or after such Management Member’s service with the Company or its Subsidiaries) (i) retain or use for the benefit, purposes or account of the Management Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the existence and terms of this Agreement (“Confidential Information”) without the prior authorization of the Company.

(b) “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Management Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Member by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that in connection with sub-clause (iii), the Management Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section 3.01 shall not be construed to preclude the Management Member from using his/her acquired knowledge, experience and expertise gained during the term of Services in any subsequent employment, provided that such use does not include the disclosure or other use in any manner of Confidential Information.

(c) Except as required by law or except in connection with any proposed transfer in accordance with this Agreement or any transfer to a Management Permitted Transferee, the Management Member will not disclose to anyone, other than the Management Member’s immediate family and legal or financial advisors, the existence or contents of this Agreement.

(d) Upon termination of the Management Member’s Services with the Company for any reason, the Management Member shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the Management Member’s possession or control (including any of the foregoing stored or located in the Management Member’s office, home, laptop or other computer, whether or not such computer is Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Management Member is or becomes aware.

(e) Each Management Member who has participated or will participate in the creation or development of any intellectual property in the course of such individual’s service to the Company or its Subsidiaries hereby (i) disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii) agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all such intellectual property and, (iii) if requested by the Company or a Subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such intellectual property.

ARTICLE IV

Definitions

Section 4.01. “Act” shall mean the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

Section 4.02. “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

Section 4.03. “Applicable Law” means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

Section 4.04. “Board” shall mean the board of directors of the Company.

Section 4.05. “Business Day” shall mean any day on which banks are required to be open to conduct business in New York City.

Section 4.06. “Cause”, when used in connection with the termination of Services of a Management Member, shall have the same meaning ascribed to such term in any written agreement relating to Services or any severance agreement then in effect between such Management Member and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean a termination of Services of the Management Member by the Company or any Subsidiary thereof due to (i) the commission by the Management Member of an act of fraud or embezzlement, (ii) the indictment or conviction of the Management Member for a felony or a crime involving moral turpitude or a plea by the Management Member of guilty or nolo contendere involving such a crime, (iii) the gross negligence, malfeasance or willful misconduct by the Management Member in the performance of the Management Member’s duties, (iv) the violation by the Management Member of a written Company policy regarding employment, including substance abuse, sexual harassment or discrimination, (v) the willful failure of the Management Member to render services to the Company or any of its Subsidiaries in accordance with the Management Member’s Services which failure amounts to a material neglect of the Management Member’s duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Management Member to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Management Member’s duties or (vii) the material breach by the Management Member of any of the provisions of any agreement between the Management Member, on the one hand, and the Company or a Member or an Affiliate of the Company, on the other hand.

Section 4.07. “Change of Control” shall mean the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor Member or a Permitted Transferee of a Sponsor Member, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting securities of the Company or its successor entity or (ii) all or substantially all of the assets of the Company or its successor entity.

Section 4.08. “Cost” shall mean, with respect to a Management Member’s Units, the price per unit paid by such Management Member (as proportionately adjusted for all subsequent distributions of Units and other recapitalizations).

Section 4.09. “Disability” shall mean the inability of a Management Member to perform the essential functions of the Management Member’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Management Member returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

Section 4.10. “Fair Market Value” shall be the fair value of the Units determined from time to time in good faith by the Board using its reasonable business judgment. Following the initial public offering of equity securities of the Company or the IPO Entity, Fair Market Value will be based on the public trading price of such securities.

Section 4.11. “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; and (ii) any provision of the Company’s or any of its Subsidiary’s constitutional documents.

Section 4.12. “Investor Group” shall have the meaning set forth in the LLC Agreement.

Section 4.13. “IPO Entity” shall mean the issuer in a Qualified IPO.

Section 4.14. “Issuer Common Stock” shall mean common stock of the same class as that offered to the public by the IPO Entity in a Qualified IPO or any securities into which such common stock is exchanged, converted or reclassified, including pursuant to any merger, reorganization or reclassification.

Section 4.15. “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 4.16. “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 4.17. “Management Members” shall have the meaning set forth in the introductory paragraph of this Agreement.

Section 4.18. “Manager Permitted Transferee” shall mean, with respect to any Management Member, (i) a transferee in a Transfer upon the death of such Management Member to his/her executors, administrators, testamentary trustees, legatees or beneficiaries (ii) subject to the LLC Agreement, only in connection with a Transfer by such Management Member for estate planning purposes not made within twelve months of any other such Transfer, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Member, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted), but only if, (x) in the case of clause (i) and (ii), such Person becomes a party to, and is bound to the same extent as the transferor by the terms of, this Agreement and (y) in the case of a Transfer described in clause (ii), the Compensation Committee of the Board has given its prior, written approval to such Transfer.

Section 4.19. “Member” shall have the meaning set forth in the LLC Agreement.

Section 4.20. “Permitted Transferee” shall have the meaning set forth in the LLC Agreement.

Section 4.21. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 4.22. “Public Share FMV”, per share of Issuer Common Stock, shall mean the arithmetic mean of the high and low prices per share as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used to calculate the Public Share FMV.

Section 4.23. “Qualified IPO” shall have the meaning set forth in the Registration Rights Agreement.

Section 4.24. “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of May 17, 2004, by and among the Company and the Members, as it may be amended, supplemented or restated from time to time.

Section 4.25. “Sale Date” shall mean, with respect to any Unit, the date on which such Unit was first purchased from the Company.

Section 4.26. “Services” shall mean (i) a Management Member’s employment if the Management Member is an employee of the Company or any of its Affiliates, (ii) a Management Member’s services as a consultant, if the Management Member is a consultant to the Company or any of its Affiliates and (iii) a Management Member’s services as a non-employee director, if the Management Member is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management Member’s status from employee to non-employee (other than with respect to a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

Section 4.27. “Sponsor Members” shall have the meaning set forth in the LLC Agreement

Section 4.28. “Subsidiary” shall have the meaning set forth in the LLC Agreement.

Section 4.29. “Tag-Along Manager” shall have the meaning set forth in Section 2.04(a).

Section 4.30. “Tag-Along Notice” shall have the meaning set forth in Section 2.04(a).

Section 4.31. “Tag-Along Price” shall have the meaning set forth in Section 2.04(a).

Section 4.32. “Tag-Along Purchaser” shall have the meaning set forth in Section 2.04(a).

Section 4.33. “Tag-Along Securities” shall have the meaning set forth in Section 2.04(a).

Section 4.34. “Termination Event” shall have the meaning set forth in Section 2.02(a).

Section 4.35. “Transfer” shall have the meaning set forth in Section 2.01(a).

Section 4.36. “Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.37. “Units Buyer” shall have the meaning set forth in Section 2.02(c).

ARTICLE V

MISCELLANEOUS

Section 5.01. Assignment and Binding Effect. Neither the Company nor any Management Member shall assign all or any part of this Agreement without the prior written consent of the other and the consent of the Board. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

Section 5.02. Conversion; Restructuring; Recapitalization; Reorganization. (a) In connection with a Qualified IPO, pursuant to Section 4.06 of the LLC Agreement, the Units may be converted at the discretion of the Board into Reclassified Securities (as defined in the LLC Agreement) and it is contemplated that the restrictions contained in this Agreement would in such case be replicated in one or more management shareholders agreements governing the Reclassified Securities to which the Management Members would become parties.

(b) The Company may, at the discretion of the Board and in accordance with applicable U.S. state and federal law (including the 1933 Act and the 1934 Act and the rules promulgated thereunder), effect a reorganization, reclassification, conversion, merger, recapitalization or restructuring (each, a “Restructuring Event”) pursuant to which the Members would become members or shareholders of a new limited liability company or corporation and cease to be Members of the Company or receive different securities of the Company. The units, shares or other equity interests provided to each Management Member pursuant to such Corporate Restructuring would provide each Management Member with substantially similar economic and other rights and privileges as such Management Member had as a Member of the Company prior to such Restructuring Event and which are consistent with the rights and preferences attendant to the Units held by the Management Members immediately prior to such Restructuring Event. It is contemplated that the Management Members, the company formed by such Restructuring Event and, in the discretion of the Sponsor Members, the Sponsor Members, would enter a management members agreement or management shareholders agreement, as the case may be, in conjunction with such Restructuring Event, containing provisions substantially similar to the provisions of this Agreement. The Management Members hereby agree to enter into any such management members agreement or management shareholders agreement.

Section 5.03. Third Party Beneficiaries. Each of the Sponsor Members shall be considered a third party beneficiary of the representations, warranties and agreements of the Management Members made in this Agreement, entitled to take any action against any Management Member as if such Sponsor Member were the Company hereunder.

Section 5.04. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested shall be deemed to have been given on the date mailed, and shall be addressed as follows:

TO THE COMPANY: Nalco LLC

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

Fax: (212) 583-5722

Attention: Joshua J. Harris

Fax: (212) 515-3288

Attention: Sanjeev Mehra

Fax: (212) 357-5505

With a copy to: Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson S. Neely

Fax: (212) 455-2502

And a copy to: Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Daniel A. Neff

Fax: (212) 403-2000

TO ANY MANAGEMENT INVESTOR MEMBER At the address set

forth in the

written records of

the Company.

Section 5.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.06. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07. Management Member’s Services. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary to employ or retain any Management Member in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the Services of the Management Member at any time or for any reason whatsoever, with or without Cause.

Section 5.08. Entire Agreement. This Agreement, the LLC Agreement and the Registration Rights Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement, the LLC Agreement and the Registration Rights Agreement.

Section 5.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 5.10. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 5.11. Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 5.12. Amendment. Any amendment to this Agreement shall only be effective if evidenced by a written instrument signed by the Company; provided, that any such amendment that is materially adverse to the economic interests of a Management Member shall only be effective if such Management Member consents thereto in writing.

Section 5.13. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 5.14. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 5.15. Sections, Exhibits, Schedules. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

Section 5.16. Specific Enforcement. The Management Members and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 5.17. Successors. Manager Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Interests regardless of whether the Agreement elsewhere so expressly provides.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NALCO LLC
By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman

MANAGEMENT MEMBER
By:	/s/ Mark Irwin
Name: Mark Irwin

Schedule A

Management Members

EXHIBIT A

CONTINGENT BONUS

Issuer:	A Subsidiary of the Company
Bonus:	Bonus of up to the maximum amount specified in the Management Member’s subscription agreement with the Company, subject to the contingencies set forth below
Contingency:

Bonus will be paid to a Management Member following a Qualified IPO of a subsidiary of the Company (if a Qualified IPO occurs prior to June 1, 2005) if he or she is i) an employee of the Company or one of its subsidiaries on January 1, 2007 and ii) required to pay current income tax on compensation with respect to Class A Units prior to January 1, 2007 and not in connection with a sale of Class A Units, which bonus shall be equal to such current income tax, subject to the maximum set forth above

Eligibility:

A Management Member will only be eligible for the bonus if for all tax reporting purposes the Management Member uses the Units valuation prepared by the Company’s third party valuation firm in connection with the issuance of the Units

MANAGEMENT MEMBERS AGREEMENT

CONCERNING

NALCO LLC

DATED AS OF JUNE 11, 2004.

1

This MANAGEMENT MEMBERS AGREEMENT (the “Agreement”) dated as of June 11, 2004 by and among Nalco LLC (the “Company”), a Delaware limited liability company and the Persons who are or after the date hereof become signatories hereto (the “Management Members”).

RECITALS

WHEREAS, the Company is governed by that certain Second Amended and Restated Limited Liability Company Operating Agreement (the “LLC Agreement”) dated as of May 17, 2004.

WHEREAS, the Management Members will be providing services to the Company or its Affiliates.

WHEREAS, each Management Member will subscribe for and acquire from the Company, and the Company will issue and sell to each Management Member, the Company’s Class A Units (the “Class A Units”), Class B Units (the “Class B Units”), Class C Units (the “Class C Units”) and Class D Units (the “Class D Units”; collectively with the Class A Units, the Class B Units and the Class C Units, the “Units”), in each case in the amounts set forth on Schedule A to the LLC Agreement, as the same may be amended from time to time;

WHEREAS, it is a condition to the sale of the Units that the Management Members enter into this Agreement;

WHEREAS, the Management Members will enter into the Registration Rights Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Management Members’ Representations, Warranties and Agreements

Section 1.01. Units Unregistered. Each Management Member acknowledges and represents that such Management Member has been advised by the Company that:

(a)	the offer and sale of the Units have not been registered under the 1933 Act;
(b)

the Units must be held and the Management Member must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the 1933 Act and all applicable state securities laws or an exemption from such registration is available and the Units may never be so registered;

(c)	there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

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(d)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE LIMITED LIABILITY COMPANY AGREEMENT, DATED AS OF MAY 17, 2004 AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS, THE MANAGEMENT MEMBERS AGREEMENT, DATED AS OF JUNE 11, 2004 AMONG NALCO LLC AND CERTAIN MANAGEMENT MEMBERS NAMED THEREIN, THE REGISTRATION RIGHTS AGREEMENT AMONG NALCO LLC AND CERTAIN OF ITS MEMBERS AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS. COPIES OF SUCH LIMITED LIABILITY COMPANY AGREEMENT, SUCH MANAGEMENT MEMBERS AGREEMENTS AND SUCH REGISTRATION RIGHTS AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE LIMITED LIABILITY COMPANY AND ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE APPLICABLE PROVISIONS OF THE AFORESAID AGREEMENTS.”;

(e)	a restrictive legend in the form set forth below shall be placed on the certificates representing the Units held by Georgia residents:

“THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH 13 OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.” and

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(f)

a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Units.

Section 1.02. Additional Investment Representations. Each Management Member represents and warrants that:

(a)

the Management Member’s financial situation is such that such Management Member can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for the Management Member’s current needs and personal contingencies, and can afford to suffer a complete loss of the Management Member’s investment in the Units;

(b)	the Management Member’s knowledge and experience in financial and business matters are such that the Management Member is capable of evaluating the merits and risks of the investment in the Units;
(c)

the Management Member understands that the Units are a speculative investment which involves a high degree of risk of loss of Management Member’s investment therein, there are substantial restrictions on the transferability of the Units and, on the date on which such Management Member acquires such Units and for an indefinite period following such date, there will be no public market for the Units and, accordingly, it may not be possible for the Management Member to liquidate the Management Member’s investment including in case of emergency, if at all;

(d)

the terms of this Agreement provide that if the Management Member ceases to provide services to the Company and its Affiliates, the Company and its Affiliates have the right to repurchase the Units at a price which may be less than the Fair Market Value thereof;

(e)

the Management Member understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Management Member or Management Member’s representatives concerning the Units, the Company, the Subsidiaries or their respective prospects or other matters;

(f)

the Management Member has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the acquisition of Nalco Company and certain Subsidiaries of Nalco International S.A.S. by subsidiaries of the Company, the LLC Agreement, the Company’s organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which the Management Member deems necessary; and

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(g)

all information which the Management Member has provided to the Company and the Company’s representatives concerning the Management Member and the Management Member’s financial position is complete and correct as of the date of this Agreement.

Section 1.03. Section 83(b) Election. The Company recommends that within 30 days after purchasing any Units (other than Class A Units), each Management Member should make an election with the Internal Revenue Service (“IRS”) under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (an “83(b) Election”) in the form of Exhibit A attached hereto (any Units with respect to which such an election is properly made, “Electing Units”). Each Management Member shall submit any such election to the IRS within 30 calendar days after purchasing the Units and shall promptly send a copy to the Company. Management Members holding Electing Units shall use an accounting firm selected and paid for by the Company or a Subsidiary to file and handle all matters relating to their 2004, 2005 and 2006 personal income tax returns. Management Members holding Electing Units shall for all tax reporting purposes use the Units valuation prepared by the Company’s third party valuation firm in connection with the issuance of such Units. To the extent that a Management Member does not make an 83(b) Election with respect to any Units (other than Class A Units) and such Management Member is subject to ordinary income and withholding taxes upon the vesting of such Units (the “Vesting Units”) the Management Member will be required to pay, in cash, to the Company an amount equal to such withholding taxes, as determined by the Company in good faith. To the extent that the withholding taxes, with respect to the Vesting Units, are not paid to the Company within five days following a request from the Company to pay such withholding taxes, the Management Member will forfeit, without the payment of consideration, the Vesting Units.

Section 1.04. Contingent Loan. A Management Member shall, subject to the conditions set forth on Exhibit B, be entitled to a loan from the Company on the terms set forth on Exhibit B with respect to any Electing Units.

Section 1.05. Contingent Bonus. The Company shall cause one of its Subsidiaries to pay a bonus to Management Members in the circumstances set forth in Exhibit C.

ARTICLE II

Transfers; Acceleration

Section 2.01. Transfer. (a) Until the occurrence of a Qualified IPO, except as required by law, no Management Member may directly or indirectly, sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of any economic, voting or other rights in or to (collectively, “Transfer”) any Units except pursuant to (i) Article XI of the LLC Agreement, (ii) Sections 2.02 or 2.04 hereof or (iii) a Transfer to a Manager Permitted Transferee (each a “Permitted Transfer”).

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(b) Following a Qualified IPO and the expiration of any underwriter or Company “lock-up” period (as provided for in Section 4(a) of the Registration Rights Agreement or otherwise) applicable to such Qualified IPO, each Management Member may only Transfer its Units pursuant to (i) a Permitted Transfer, (ii) a Transfer pursuant to Section 2.03, (iii) a Transfer in accordance with the Registration Rights Agreement or (iv) a Transfer conducted in accordance with the requirements of Rule 144 promulgated under the 1933 Act; provided, that no Management Member shall make a Transfer pursuant to this clause (iv) without the Company’s prior, written approval.

(c) No Transfer by any Management Member may be made pursuant to this Article II unless (i) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement and the LLC Agreement (other than if the Transfer is conducted in accordance with the Registration Rights Agreement or the requirements of Rule 144 promulgated under the 1933 Act), (ii) the Transfer complies in all respects with the applicable provisions of this Agreement, (iii) the Transfer complies in all respects with applicable federal and state securities laws, including the 1933 Act and (iv) the Transfer is made in compliance with all applicable Company policies and restrictions (including any trading “window periods” or other policies regulating insider trading); provided, that the conditions to Transfer described in clause (i) above shall not apply to a Transfer pursuant Article XI of the LLC Agreement or Sections 2.02, 2.03 or 2.04 hereof.

(d) No Transfer by any Management Member may be made pursuant to this Article II (except pursuant to an effective registration statement under the 1933 Act) unless and until such Management Member has first delivered to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such Transfer.

(e) No Management Member may Transfer Accelerated Vesting C/D Units prior to the one-year anniversary of the date on which they became Accelerated Vesting C/D Units following a Sponsor Sell-Down.

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Section 2.02. Call Option. (a) If a Management Member’s Services to the Company or any Subsidiary terminate for any of the reasons set forth in clauses (i), (ii) or (iii) below (each such event a “Termination Event”), the Company shall have the right but not the obligation to purchase, from time to time after such termination of Services (x) in the case of any Unvested Unit, for a period of 120 days (subject to extension as provided below) immediately following the date of the Termination Event and (y) in the case of any Class A Unit or Vested Unit, for a period of 60 days (subject to extension as provided below) immediately following the later of (A) the date of the Termination Event and (B) the date that is six (6) months and one day after the date on which such Management Members’ Unit became a Vested Unit or after the date on which such Management Member acquired such Class A Unit (the later of (A) and (B), the “First Purchase Date”), and such Management Member shall be required to sell to the Company, any or all of such Units then held by such Management Member (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company, at its sole discretion, may elect to repurchase all or any portion of the Units of such class, including purchasing only such lower priced Units), at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c):

(i) if such Management Member’s Service with the Company and its Subsidiaries is terminated due to the Disability or death of the Management Member;

(ii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company and its Subsidiaries without Cause or by the Management Member for any reason;

(iii) if such Management Member’s Service with the Company and its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause.

Any Unvested Units purchased by the Company shall be canceled.

(b) If on the 61st day following (x) in the case of Class A Units, the date of the Termination Event and (y) in the case of Vested Units, the First Purchase Date, the Company has not purchased all of a terminated Management Member’s Units, and the Company has not opted to extend its 60 day election period pursuant to Section 2.02(d), the Company shall on or before the 61st day provide written notice to the Investor Groups of (i) its decision not to purchase some or all of such Units and (ii) the number of such Management Member’s Eligible Units (defined below) which the Company did not purchase, and the Investor Groups shall have the right to purchase and such Management Member shall be required to sell to the Investor Group(s), any or all of the Class A and Vested Units (the “Eligible Units”) then held by such Management Member at a price per Unit equal to the applicable purchase price determined pursuant to Section 2.02(c). The Investor Groups’ rights to purchase such Eligible Units and each Management Member’s corresponding obligation to sell such Eligible Units shall terminate on the 120th day following (x) in the case of Class A Units, the date of the Termination Event and (y) in the case of Vested Units, the First Purchase Date. Upon receipt of the written notice described above, each Investor Group desiring to purchase Units shall within 45 days of receipt of the Company’s notice provide written notice to the Company, specifying that such Investor Group is willing to purchase either (i) its pro rata share of the Eligible Units (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of

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the Investor Groups), (ii) a number of Eligible Units less than such Investor Group’s pro rata share, or (iii) any and all Units available to be purchased; provided, that the Investor Groups shall, as much as reasonably practicable, consult with each other and coordinate the exercise of rights such that all Eligible Units are elected to be purchased. Upon receipt of the Investor Groups’ respective notices, the Company will notify the Management Member of the Investor Group(s)’ elections and the Management Member will be obligated to sell (x) to the Investor Groups making elections described in clauses (i) and (ii) of the preceding sentence, the number of Eligible Units elected to be purchased by such Investor Groups and (y) all remaining Eligible Units, if any, to the Investor Groups making the election described in clause (iii) of the preceding sentence to such Investor Group(s) on a pro rata basis (based upon the number of Units held by such Investor Group relative to the total number of Units held by all of the Investor Groups making such election), but in no event more that any such Investor Groups elected to purchase.

(c) In the event of a purchase by the Company pursuant to Section 2.02(a) and/or the Investor Group(s) pursuant to Section 2.02(b) (each a “Units Buyer”), the purchase price shall be:

(i) in the case of a Termination Event specified in Section 2.02(a)(i) or 2.02(a)(ii):

(x)	for Class A Units and Vested Units, a price per Unit equal to the most recently determined Fair Market Value; and
(y)	for Unvested Units, a price per Unit equal to the lesser of (1) the most recently determined Fair Market Value and (2) Cost.

(ii) in the case of a Termination Event specified in Section 2.02(a)(iii), for Class A Units, Vested Units and Unvested Units, a price per Unit equal to the lesser of (1) Fair Market Value and (2) Cost.

(d) The Units Buyer may pay the purchase price for such Units (i) by delivery of funds deposited into an account designated by the Management Member, a bank cashier’s check, a certified check or a company check of the Units Buyer for the purchase price; (ii) if the Units Buyer is the Company and is prohibited from paying cash by financing or liquidity constraints and is unable to pay the purchase price as provided in clause (iii), by delaying the exercise of the purchase right described under Section 2.02(a) until the earlier of (x) when the financing restrictions lapse and (y) when the Company is able to pay the purchase price as provided in clause (iii); or (iii) if the Units Buyer is the Company and has the right to purchase such Units during the period following a Qualified IPO (including in respect of a purchase that was delayed pursuant to clause (ii)), by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member. Notwithstanding anything to the contrary in this Agreement, the Units Buyer may deduct and withhold from the amounts otherwise payable pursuant to this Agreement such amounts as necessary to comply with the Internal Revenue Code of 1986, as amended (the “Code”), or any other provision of applicable law, with respect to the making of such payment.

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(e) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.02, regardless of whether it has delivered a notice of its election to purchase any such Units, (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) in the event of an election to purchase such Units with shares of Issuer Common Stock, the issuance of such shares by the IPO Entity, the purchase of such shares by the Company or the distribution of such shares to the Management Member would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member), (y) after giving effect thereto (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act, (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits such issuance or purchase (including any dividends or other distributions or loans from a Subsidiary of the Company to the Company in connection therewith), or (iii) if the Company does not have funds available to effect such purchase of Units or Issuer Common Stock. The Company shall within 30 days of learning of any such fact so notify the Management Member that it is not obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act, Financing Default or unavailability of funds would not result therefrom or has ceased. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that, pursuant to this Section 2.02(e), the Company is not obligated to pay for a Management Member’s Units in accordance with one of the payment methods described in the first sentence of Section 2.02(d), the Company shall, except as otherwise permitted by this Section 2.02(e), be required to pay for such Units pursuant to an alternate method of payment described in the first sentence of Section 2.02(d).

(f) Notwithstanding anything to the contrary contained in this Section 2.02, any Units which the Company has elected to purchase from a Management Member, but which in accordance with Section 2.02(e) are not purchased at the applicable time provided in this Section 2.02, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.02(e), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.03. Put Right. (a) Subject to the Call Right described in Section 2.02, following a Qualified IPO and for so long as no Termination Event pursuant to Section 2.02(a)(iii) shall have occurred with respect to a Management Member, such Management Member shall have the right, but not the obligation, to sell (the “Put Right”) beginning on the later of (i) in the case of Class A Units and Equity Units that were Vested Units on the date of consummation of the Qualified IPO, the later of (x) the first date immediately following the expiration of any Company or underwriter “lock-up” period applicable to such Qualified IPO and

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(y) the date that is at least six (6) months and one day after, (A) in the case of Class A Units, the Sale Date, and (B) in the case of any Equity Units that were Vested Units on the date of consummation of the Qualified IPO, the date on which such Equity Units became Vested Units and (ii) in the case of Equity Units that were Unvested Units on the date of consummation of the Qualified IPO, the date that is six (6) months and one day after the date on which such Management Member’s Units became Vested Units (the later of (i) and (ii) shall be referred to as the “First Put Date”), and the Company shall be required to purchase from such Management Member, a number of such Management Member’s Class A Units and Vested Units as determined by such Management Member, at a price per Unit equal to the Fair Market Value as of the date the Management Member exercises such Put Right. For the avoidance of doubt, subject to the Call Right described in Section 2.02, a Management Member shall remain entitled to the Put Right following a Termination Event pursuant to Sections 2.02(a)(i) or (ii) with respect to such Management Member.

(b) Each Management Member who desires to sell any of his or her Class A Units or Vested Units following the applicable First Put Date shall send written notice to the Company of his or her intention to sell such Units pursuant to this Section 2.03. Subject to the exercise of any Call Right pursuant to Section 2.02, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than 30 days after the giving of such notice.

(c) At the closing of a purchase pursuant to a Put Right, the Company will pay to the Management Member the purchase price for such Units (determined in accordance with Section 2.03(a)) by delivery of a number of shares of Issuer Common Stock determined by dividing (A) the aggregate purchase price of the Units being sold by such Management Member by (B) the Public Share FMV as of the close of trading on the trading day immediately prior to the delivery thereof to the Management Member.

(d) Notwithstanding anything to the contrary elsewhere herein, the Company shall not be obligated to purchase any Units at any time pursuant to this Section 2.03 (i) to the extent that (A) the purchase of such Units (together with any other purchases of Units pursuant to Sections 2.02 or 2.03 hereof, or pursuant to similar provisions in any other agreements with other investors of which the Company has at such time been given or has given notice) or (B) the issuance of shares by the IPO Entity or the purchase of such shares by the Company would result (x) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any governmental authority applicable to the Company or any of its Subsidiaries or any of its or their assets (including any unavailability of a registration statement or exemption from registration necessary to allow delivery of shares of Issuer Common Stock to the Management Member(s)), (y) after giving effect thereto, in a Financing Default or (z) in the Company being required to disgorge any profit to the IPO Entity pursuant to Section 16(b) of the 1934 Act or (ii) if immediately prior to such purchase of Units, issuance of Issuer Common Stock or purchase of shares of Issuer Common Stock, as the case may be, there exists a Financing Default which prohibits any such issuance or purchase. The Company agrees to use commercially reasonable efforts to cure any such Financing Default that is curable. To the extent that the Company is not obligated to pay for any Units as described in the first sentence of Section 2.03(c) pursuant to the terms of this Section 2.03(d), the Company shall promptly notify any Management Member that has delivered a notice of exercise of a Put Right that it is not

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obligated to purchase such Units and has deferred its right to make such purchase until such violation, potential liability under the 1933 Act or 1934 Act or Financing Default would not result therefrom or has ceased.

(e) Notwithstanding anything to the contrary contained in this Section 2.03, any Units which a Management Member has elected to sell to the Company, but which in accordance with Section 2.03(d) are not purchased at the applicable time provided in this Section 2.03, shall be purchased by the Company on the tenth Business Day after such date or dates that it is no longer permitted to defer purchasing such Units under Section 2.03(d), and the Company shall give such Management Member five Business Days prior notice of any such purchase.

Section 2.04. Tag-Along Right. (a) If, at any time prior to a Qualified IPO, one or more Sponsor Members propose to Transfer, in a single transaction or a series of related transactions, a number of Class A Units representing at least 30% of the Sponsor Members’ aggregate Initial Equity Stakes (as defined in the LLC Agreement) to any Person (other than a Transfer to a Permitted Transferee (as defined in the LLC Agreement) of any such Sponsor Member and other than a Transfer in accordance with the Registration Rights Agreement and other than to another Sponsor Member) (a “Tag-Along Purchaser”), then, unless such transferring Sponsor Member(s) are entitled to give and do give a Drag-Along Sale Notice (as defined in the LLC Agreement) and no other Sponsor Member(s) has elected to purchase its pro rata share of such Class A Units pursuant to Section 2.04(a) of the Sponsor Agreement, the Company shall first provide written notice to each of the Management Members, which notice (the “Tag-Along Notice”) shall state: (i) the maximum number of Class A Units proposed to be Transferred (the “Tag-Along Securities”); (ii) the purchase price per Unit (the “Tag-Along Price”) for the Tag-Along Securities and (iii) any other material terms and conditions of such sale, including the proposed transfer date (which date will be within 60 business days after the termination of the Election Period (defined below), subject to extension for any required regulatory approvals). Each of the Management Members that has been provided with the Tag-Along Notice (each, a “Tag-Along Manager”) shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, up to the aggregate number of Class A Units which are held by such Tag-Along Manager multiplied by a fraction, the numerator of which is the aggregate number of Class A Units proposed to be sold by the transferring Sponsor Member as reflected in the Tag-Along Notice and the denominator of which is the total number of Class A Units which are held by the transferring Sponsor Member. If the number of Class A Units elected to be sold by the Tag-Along Managers and any other individuals identified from time to time on Exhibit A to the LLC Agreement, the transferring Sponsor Member and any other Sponsor Members electing to participate in such sale is greater than the number of Tag-Along Securities specified in the Tag-Along Notice, the number of Class A Units being sold by each such seller shall be reduced such that the applicable seller shall be entitled to (and obligated to) sell only their pro rata share of Class A Units (based on the aggregate number of Class A Units held by such seller to the total number of Class A Units held by all of such electing sellers). The transferring Sponsor Member(s), the Sponsor Members electing to participate in such sale and the Tag-Along Manager(s) exercising their rights pursuant to this Section 2.04 shall effect the sale of the Tag-Along Securities, and such Tag-Along Manager(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along Manager(s) pursuant to

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this Section 2.04(a) within 60 business days after the expiration of the Election Period, subject to extension for any required regulatory approvals.

(b) The tag-along rights provided by this Section 2.04 must be exercised by any Tag-Along Manager wishing to sell its Class A Units within 10 business days following the date of delivery of the Tag-Along Notice (the “Election Period”), by delivery of a written notice to the Company indicating such Tag-Along Manager’s wish to irrevocably exercise its rights and specifying the number of Class A Units (up to the maximum number of Class A Units owned by such Tag-Along Manager requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along Manager may waive its rights under this Section 2.04 prior to the expiration of such 10-business day period by giving written notice to the Company, which will be distributed by the Company to the transferring Sponsor Member(s). The failure of a Tag-Along Manager to respond within such 10-business day period shall be deemed to be a waiver of such Tag-Along Manager’s rights under this Section 2.04.

(c) In connection with any sale pursuant to this Section 2.04, each Tag-Along Manager shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Sponsor Member(s) makes in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Sponsor Member(s), a Tag-Along Manager shall make the comparable representations, warranties, covenants, indemnities and agreements); provided that all representations, warranties and indemnities shall be made by the transferring Sponsor Member(s) and such Tag-Along Manager severally and not jointly and that the liability of the transferring Sponsor Member(s) and such Tag-Along Manager thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Managers shall receive the same type and amount of consideration (and rights) per Class A Unit as is paid or delivered to the transferring Sponsor Member(s) in the sale pursuant to Section 2.04(a).

(d) No Transfer of any Unit pursuant to this Section 2.04 shall be effective unless and until the applicable transferee agrees to be bound by all of the terms and conditions of the LLC Agreement.

Section 2.05. Fair Market Value. Either the Board or the compensation committee of the Board shall undertake in good faith to determine the Fair Market Value of the Units no less frequently than annually and on a quarterly basis if necessary in connection with a Transfer of Units to the Company pursuant to Section 2.02 or Section 2.03 of this Agreement. Such determination shall be made in the sole discretion of the Board or the compensation committee of the Board, as the case may be.

Section 2.06. Accelerated Vesting. Either the Board or the compensation committee of the Board may from time to time accelerate the vesting of the Equity Units, including, if appropriate, in connection with a Change of Control.

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ARTICLE III

Confidentiality; Intellectual Property Rights

Section 3.01. (a) No Management Member shall at any time (whether during or after such Management Member’s service with the Company or its Subsidiaries) (i) retain or use for the benefit, purposes or account of the Management Member or any other Person; or (ii) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company and its Subsidiaries (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information (including trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approval) concerning the past, current or future business, activities and operations of the Company, its Subsidiaries or Affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis, including, without limitation, the existence and terms of this Agreement, the LLC Agreement or the Registration Rights Agreement (“Confidential Information”) without the prior authorization of the Company.

(b) “Confidential Information” shall not include any information that is (i) generally known to the industry or the public other than as a result of the Management Member’s breach of this covenant or any breach of other confidentiality obligations by third parties; (ii) made legitimately available to the Management Member by a third party without breach of any confidentiality obligation; or (iii) required by law to be disclosed; provided that in connection with sub-clause (iii), the Management Member shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment. This Section 3.01 shall not be construed to preclude the Management Member from using his/her acquired knowledge, experience and expertise gained during the term of Services in any subsequent employment, provided that such use does not include the disclosure or other use in any manner of Confidential Information.

(c) Except as required by law or except in connection with any proposed transfer in accordance with this Agreement or any transfer to a Management Permitted Transferee, the Management Member will not disclose to anyone, other than the Management Member’s immediate family and legal or financial advisors, the existence or contents of this Agreement.

(d) Upon termination of the Management Member’s Services with the Company for any reason, the Management Member shall (i) cease and not thereafter commence use of any Confidential Information or intellectual property (including any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its Subsidiaries or Affiliates; (ii) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in the

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Management Member’s possession or control (including any of the foregoing stored or located in the Management Member’s office, home, laptop or other computer, whether or not such computer is Company property) that contain Confidential Information or otherwise relate to the business of the Company, its Affiliates and Subsidiaries, except that the Management Member may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (iii) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which the Management Member is or becomes aware.

(e) Each Management Member who has participated or will participate in the creation or development of any intellectual property in the course of such individual’s service to the Company or its Subsidiaries hereby (i) disclaims and agrees to disclaim any rights with respect to such intellectual property, (ii) agrees that the Company or a Subsidiary of the Company, as the case may be, is or will be deemed to be the sole original owner/author of all such intellectual property and, (iii) if requested by the Company or a Subsidiary of the Company, will execute an assignment or an agreement to assign solely in favor of the Company or such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in all such intellectual property.

ARTICLE IV

Definitions

Section 4.01. “Accelerated Vesting C/D Units” shall have the meaning given thereto in the definition of “Applicable Percentage” below.

Section 4.02. “Act” shall mean the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

Section 4.03. “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

Section 4.04. “Applicable Law” means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority, applicable to such Person or its Subsidiaries or their respective assets.

Section 4.05. “Applicable Percentage” shall mean, subject to Section 2.06, (i) in the case of any Class B Unit: (1) 0% until the end of the one-year period commencing on the Reference Date; (2) 20% following the end of the one-year period commencing on the Reference Date and terminating on the second anniversary of the Reference Date; (3) 40% following the end of the one-year period commencing on the first anniversary of the Reference Date and terminating on the third anniversary of the Reference Date; (4) 60% following the end of the one-year period commencing on the second anniversary of the Reference Date and terminating on the fourth anniversary of the Reference Date; (5) 80% following the end of the one-year period commencing on the third anniversary of the Reference Date and terminating on the fifth

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anniversary of the Reference Date; and (6) 100% on and after the end of the one-year period commencing on the fourth anniversary of the Reference Date; provided, that, the Applicable Percentage in respect of any Class B Unit upon and following a Change of Control shall be 100% on the date that is eighteen months following such Change of Control (if the Management Member continues to provide Services for (or is terminated without Cause during) such eighteen-month period) and (ii) in the case of any Class C Unit or Class D Unit, shall be the fraction (expressed as a percentage) the numerator of which is zero on the Reference Date and shall increase by 20 on each of (A) December 31, 2004 if the applicable Target EBITDA for 2004 is met or exceeded; (B) December 31, 2005 if the applicable Target EBITDA for 2005 is met or exceeded; (C) December 31, 2006 if the applicable Target EBITDA for 2006 is met or exceeded; (D) December 31, 2007 if the applicable Target EBITDA for 2007 is met or exceeded; and (E) December 31, 2008 if the applicable Target EBITDA for 2008 is met or exceeded, and the denominator of which is 100; provided further, that the numerator used to calculate the Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Change of Control shall be the same as the numerator used at the time the Change of Control occurred, unless the applicable Target EBITDA had been met in the year immediately preceding such year, in which case the numerator shall be 100 on the date that is eighteen months following such Change of Control (if the Management Member continues to provide Services for (or is terminated without Cause during) such eighteen-month period); provided further, that the numerator used to calculate the Applicable Percentage in respect of any Class C Unit or Class D Unit upon and following a Sponsor Sell-Down shall be the same as the numerator used at the time the Sponsor Sell-Down occurred, unless the applicable Target EBITDA had been met in the year immediately preceding such year, in which case the numerator shall be 100 (any Class C Units or Class D Units which became Vested Units upon the Applicable Percentage being so increased as a result of a Sponsor Sell-Down are referred to herein as “Accelerated Vesting C/D Units” whose transferability shall be governed by Section 2.01(e)); provided further, with respect to Class C Units and Class D Units that if the applicable Target EBITDA is not met or exceeded in respect of any fiscal year (such year, a “Failed Year”), but the applicable Target EBITDA for the year immediately following such Failed Year (if, at the end thereof the Management Member continues to provide Services) is met or exceeded, the numerator in the fraction used to calculate the Applicable Percentage shall be deemed to increase by 20 for such Failed Year; provided further, that if as of the end of any year (if, at the end thereof the Management Member continues to provide Services) following a Failed Year the aggregate actual EBITDA achieved for all years since and including such Failed Year is in excess of the aggregate of the applicable Target EBITDA amounts for all such years, the numerator in the fraction used to calculate the Applicable Percentage shall be deemed to increase by 20 for each Failed Year in that time period. Notwithstanding the foregoing, (i) in the case of any Class C Unit, the Applicable Percentage shall be 100% on and after the date that is the eighth anniversary of the Reference Date and (ii) in the case of any Class D Unit, the Applicable Percentage shall be 100% on and after the date that is the tenth anniversary of the Reference Date. Notwithstanding the foregoing, the Applicable Percentage (or numerator) for any Management Member’s Units will remain unchanged following a Termination Event with respect to such Management Member.

Section 4.06. “Board” shall mean the board of directors of the Company.

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Section 4.07. “Business Day” shall mean any day on which banks are required to be open to conduct business in New York City.

Section 4.08. “Cause”, when used in connection with the termination of Services of a Management Member, shall have the same meaning ascribed to such term in any written agreement relating to Services or any severance agreement then in effect between such Management Member and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Cause” is then in effect, shall mean a termination of Services of the Management Member by the Company or any Subsidiary thereof due to (i) the commission by the Management Member of an act of fraud or embezzlement, (ii) the indictment or conviction of the Management Member for a felony or a crime involving moral turpitude or a plea by the Management Member of guilty or nolo contendere involving such a crime, (iii) the gross negligence, malfeasance or willful misconduct by the Management Member in the performance of the Management Member’s duties, (iv) the violation by the Management Member of a written Company policy regarding employment, including substance abuse, sexual harassment or discrimination, (v) the willful failure of the Management Member to render services to the Company or any of its Subsidiaries in accordance with the Management Member’s Services which failure amounts to a material neglect of the Management Member’s duties to the Company or any of its Subsidiaries (other than as a result of mental or physical incapacity) (vi) the repeated failure of the Management Member to comply with reasonable directives of the Board or the chief executive officer of the Company consistent with the Management Member’s duties or (vii) the material breach by the Management Member of any of the provisions of any agreement between the Management Member, on the one hand, and the Company or a Member or an Affiliate of the Company, on the other hand.

Section 4.09. “Change of Control” shall mean the consummation of any transaction (including any merger or consolidation) the result of which is that any Person, other than a Sponsor Member or a Permitted Transferee of a Sponsor Member, becomes the beneficial owner, directly or indirectly, of (i) more than 50% of the voting securities of the Company or its successor entity or (ii) all or substantially all of the assets of the Company or its successor entity.

Section 4.10. “Class A Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.11. “Class B Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.12. “Class C Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.13. “Class D Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.14. “Cost” shall mean, with respect to a Management Member’s Units, the price per unit paid by such Management Member (as proportionately adjusted for all subsequent distributions of Units and other recapitalizations).

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Section 4.15. “Disability” shall mean the inability of a Management Member to perform the essential functions of the Management Member’s job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months or for an aggregate of nine months in a twenty-four month period. The period of six months shall be deemed continuous unless such Management Member returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period.

Section 4.16. “EBITDA” shall have the meaning set forth in the Credit Agreement dated November 4, 2003 by and among Nalco Holdings LLC, Nalco Company, certain foreign subsidiary borrowers and the lenders named therein; provided, that the Board in its sole discretion and without liability to any Person may make any adjustment to EBITDA as it deems to be appropriate (including adjustments made as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, share dividends, splits or reverse splits, distributions, other extraordinary transactions with respect to any Units, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures).

Section 4.17. “Equity Units” shall mean the Class B Units, the Class C Units and the Class D Units.

Section 4.18. “Fair Market Value” shall be the fair value of the Units determined from time to time in good faith by the Board using its reasonable business judgment. Following the initial public offering of equity securities of the Company or the IPO Entity, Fair Market Value will be based on the public trading price of such securities.

Section 4.19. “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default (which event of default has not been cured) under or would otherwise violate or breach (i) any financing arrangement of the Company or any of its Subsidiaries in effect as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; and (ii) any provision of the Company’s or any of its Subsidiary’s constitutional documents.

Section 4.20. “Investor Group” shall have the meaning set forth in the LLC Agreement.

Section 4.21. “IPO Entity” shall mean the issuer in a Qualified IPO.

Section 4.22. “Issuer Common Stock” shall mean common stock of the same class as that offered to the public by the IPO Entity in a Qualified IPO or any securities into which such common stock is exchanged, converted or reclassified, including pursuant to any merger, reorganization or reclassification.

Section 4.23. “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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Section 4.24. “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 4.25. “Management Members” shall have the meaning set forth in the introductory paragraph of this Agreement.

Section 4.26. “Manager Permitted Transferee” shall mean, with respect to any Management Member, (i) a transferee in a Transfer upon the death of such Management Member to his/her executors, administrators, testamentary trustees, legatees or beneficiaries (ii) subject to the LLC Agreement, only in connection with a Transfer by such Management Member for estate planning purposes not made within twelve months of any other such Transfer, a limited partnership, limited liability company, trust or custodianship, the beneficiaries of which may include only such Management Member, his/her spouse (or ex-spouse) or his/her lineal descendants (including adopted), but only if, (x) in the case of clause (i) and (ii), such Person becomes a party to, and is bound to the same extent as the transferor by the terms of, this Agreement and (y) in the case of a Transfer described in clause (ii), the Compensation Committee of the Board has given its prior, written approval to such Transfer.

Section 4.27. “Member” shall have the meaning set forth in the LLC Agreement.

Section 4.28. “Permitted Transferee” shall have the meaning set forth in the LLC Agreement.

Section 4.29. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 4.30. “Public Share FMV”, per share of Issuer Common Stock, shall mean the arithmetic mean of the high and low prices per share as reported on such date on the composite tape of the principal national securities exchange on which such shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such shares are listed or admitted to trading, or, if the shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the shares have been so reported or quoted shall be used to calculate the Public Share FMV.

Section 4.31. “Qualified IPO” shall have the meaning set forth in the Registration Rights Agreement.

Section 4.32. “Reference Date” shall mean December 31, 2003.

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Section 4.33. “Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of May 17, 2004, by and among the Company and the Members, as it may be amended, supplemented or restated from time to time.

Section 4.34. “Sale Date” shall mean, with respect to any Unit, the date on which such Unit was first purchased from the Company.

Section 4.35. “Services” shall mean (i) a Management Member’s employment if the Management Member is an employee of the Company or any of its Affiliates, (ii) a Management Member’s services as a consultant, if the Management Member is a consultant to the Company or any of its Affiliates and (iii) a Management Member’s services as a non-employee director, if the Management Member is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board or the compensation committee of the Board, a change in a Management Member’s status from employee to non-employee (other than with respect to a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

Section 4.36. “Sponsor Members” shall have the meaning set forth in the LLC Agreement

Section 4.37. “Sponsor Sell-Down” shall be deemed to have occurred at any time following a Qualified IPO at which the Sponsor Members and their Permitted Transferees cease to beneficially own, directly or indirectly, more than 20% of the voting securities of the Company or its successor entity.

Section 4.38. “Subsidiary” shall have the meaning set forth in the LLC Agreement.

Section 4.39. “Tag-Along Manager” shall have the meaning set forth in Section 2.04(a).

Section 4.40. “Tag-Along Notice” shall have the meaning set forth in Section 2.04(a).

Section 4.41. “Tag-Along Price” shall have the meaning set forth in Section 2.04(a).

Section 4.42. “Tag-Along Purchaser” shall have the meaning set forth in Section 2.04(a).

Section 4.43. “Tag-Along Securities” shall have the meaning set forth in Section 2.04(a).

Section 4.44. “Target EBITDA” shall mean, in respect of a fiscal year and for the applicable class of Unit set forth on Schedule B hereto, the EBITDA amount set forth opposite such year with respect to such class of Unit; provided, that the Board in its sole discretion and without liability to any Person may make any adjustment to EBITDA as it deems to be appropriate (including adjustments made as a result of acquisitions, dispositions, mergers,

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recapitalizations, reorganizations, consolidations, spin-offs, share dividends, splits or reverse splits, distributions, other extraordinary transactions with respect to any Units, other changes in the structure of the Company or any of its Affiliates, or significant capital expenditures).

Section 4.45. “Termination Event” shall have the meaning set forth in Section 2.02(a).

Section 4.46. “Transfer” shall have the meaning set forth in Section 2.01(a).

Section 4.47. “Units” shall have the meaning set forth in the recitals of this Agreement.

Section 4.48. “Units Buyer” shall have the meaning set forth in Section 2.02(c).

Section 4.49. “Unvested Units” shall mean, as of the date of any determination, with respect to the Equity Units held by a Management Member, the number of such Equity Units equal to the product of (i) the total number of such Equity Units times (ii) the percentage equal to 100% less the Applicable Percentage.

Section 4.50. “Vesting Date” shall have the meaning set forth in Section 2.02(a).

Section 4.51. “Vested Units” shall mean, subject to Section 2.06, as of the date of any determination, with respect to the Equity Units held by a Management Member, the number of such Equity Units equal to product of (i) the total number of such Equity Units times (ii) the Applicable Percentage.

ARTICLE V

MISCELLANEOUS

Section 5.01. Assignment and Binding Effect. Neither the Company nor any Management Member shall assign all or any part of this Agreement without the prior written consent of the other and the consent of the Board. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

Section 5.02. Conversion; Restructuring; Recapitalization; Reorganization. (a) In connection with a Qualified IPO, pursuant to Section 4.06 of the LLC Agreement, the Units may be converted at the discretion of the Board into Reclassified Securities (as defined in the LLC Agreement) and it is contemplated that the restrictions contained in this Agreement would in such case be replicated in one or more management shareholders agreements governing the Reclassified Securities to which the Management Members would become parties.

(b) The Company may, at the discretion of the Board and in accordance with applicable U.S. state and federal law (including the 1933 Act and the 1934 Act and the rules promulgated thereunder), effect a reorganization, reclassification, conversion, merger, recapitalization or restructuring (each, a “Restructuring Event”) pursuant to which the Members would become members or shareholders of a new limited liability company or corporation and

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cease to be Members of the Company or receive different securities of the Company. The units, shares or other equity interests provided to each Management Member pursuant to such Corporate Restructuring would provide each Management Member with substantially similar economic and other rights and privileges as such Management Member had as a Member of the Company prior to such Restructuring Event and which are consistent with the rights and preferences attendant to the Units held by the Management Members immediately prior to such Restructuring Event. It is contemplated that the Management Members, the company formed by such Restructuring Event and, in the discretion of the Sponsor Members, the Sponsor Members, would enter a management members agreement or management shareholders agreement, as the case may be, in conjunction with such Restructuring Event, containing provisions substantially similar to the provisions of this Agreement. The Management Members hereby agree to enter into any such management members agreement or management shareholders agreement.

Section 5.03. Third Party Beneficiaries. Each of the Sponsor Members shall be considered a third party beneficiary of the representations, warranties and agreements of the Management Members made in this Agreement, entitled to take any action against any Management Member as if such Sponsor Member were the Company hereunder.

Section 5.04. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, one day after deposit with Federal Express or similar overnight courier service or three days after being mailed by first class mail, return receipt requested shall be deemed to have been given on the date mailed, and shall be addressed as follows:

TO THE COMPANY:  Nalco LLC

345 Park Avenue

New York, NY 10154

Attention: Chinh Chu

Fax: (212) 583-5722

Attention: Joshua J. Harris

Fax: (212) 515-3288

Attention: Sanjeev Mehra

Fax: (212) 357-5505

With a copy to: Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson S. Neely

Fax: (212) 455-2502

And a copy to: Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Daniel A. Neff

Fax: (212) 403-2000

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TO ANY MANAGEMENT INVESTOR MEMBER At the address set

forth in the

written records of

the Company.

Section 5.05. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 5.06. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07. Management Member’s Services. Nothing contained in this Agreement shall be deemed to obligate the Company or any Subsidiary to employ or retain any Management Member in any capacity whatsoever or to prohibit or restrict the Company (or any Subsidiary) from terminating the Services of the Management Member at any time or for any reason whatsoever, with or without Cause.

Section 5.08. Entire Agreement. This Agreement, the LLC Agreement and the Registration Rights Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement, the LLC Agreement and the Registration Rights Agreement.

Section 5.09. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 5.10. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 5.11. Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not

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affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 5.12. Amendment. Any amendment to this Agreement shall only be effective if evidenced by a written instrument signed by the Company; provided, that any such amendment that is materially adverse to the economic interests of a Management Member shall only be effective if such Management Member consents thereto in writing.

Section 5.13. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 5.14. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

Section 5.15. Sections, Exhibits, Schedules. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

Section 5.16. Specific Enforcement. The Management Members and the Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 5.17. Successors. Manager Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Interests regardless of whether the Agreement elsewhere so expressly provides.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

NALCO LLC
By:	/s/ Stephen N. Landsman
Name: Stephen N. Landsman

MANAGEMENT MEMBER
By:	/s/ Mark Irwin
Name: Mark Irwin

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Schedule A

Management Members

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Schedule B

Target EBITDA

Year	Class C Unit Target EBITDA

2004	$577.2 million
2005	$621.5 million
2006	$644.6 million
2007	$668.7 million
2008	$693.9 million

Year	Class D Unit Target EBITDA

2004	$588.0 million
2005	$654.2 million
2006	$713.5 million
2007	$757.3 million
2008	$788.1 million

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EXHIBIT A

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(B) OF THE

INTERNAL REVENUE CODE

The undersigned purchased units (the “Units”) of Nalco LLC (the “Company”) on ______ __, 200[_]. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code ss.83(b)”), at the time the undersigned purchased the Units.

Therefore, pursuant to Code ss.83(b) and Treasury Regulation ss.1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year ____ the excess, if any, of the Units’ fair market value on ____ __, 200[_] over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation ss.1.83-2(e):

1. The name, address and social security number of the undersigned:

______________________________

______________________________

______________________________

SSN: __________________________

2. A description of the property with respect to which the election is being made: ______ Class B Units, ____ Class C Units and _____ Class D Units.

3. The date on which the property was transferred: _______ __, 200[_]. The taxable year for which such election is made: calendar year ____.

4. The restrictions to which the property is subject: The Units are subject to a time-based vesting schedule and, in the case of Class C Units and Class D Units, will have their vesting accelerated if certain performance objectives are met. If the undersigned ceases to be employed by the Company or any of its subsidiaries under certain circumstances, all or a portion of the Units may be subject to repurchase by the Company at the lower of (i) the original purchase price paid for the Units and (ii) the fair market value of the Units on the date of such repurchase. The Units are also subject to transfer restrictions.

5. The aggregate fair market value on ______ __, 200[_] of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $_______ (i.e., $__ for __ Class B Units, $__ for __ Class C Units and $__ for __ Class D Units).

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6. The aggregate amount paid for such property: $_______ (i.e., $__ for __ Class B Units, $__ for __ Class C Units and $__ for __ Class D Units).

7. A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations ss.1.83-2(e)(7).

Dated: ______ __, 200[_]

____________________________________

[NAME]

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EXHIBIT B

CONTINGENT LOAN TERMS

Issuer:	Nalco LLC
Issue:	Contingent secured loan of up to the maximum amount set forth in the Management Member’s subscription agreement with the Company, subject to the contingencies set forth below.
Contingency:

Loan will become available following a Qualified IPO of a subsidiary of Nalco LLC (if a Qualified IPO occurs prior to June 1, 2005) to Management Members who make Section 83(b) Elections in accordance with Section 1.03 if the Management Member is required to pay current income tax on compensation with respect to his or her Class B Units, Class C Units or Class D Units attributable to a final “determination” (as defined in Section 1313(a)(i) of the Code) of a valuation of such Units in excess of the valuation prepared by the Company’s third party valuation firm; the Management Member may borrow up to the amount of the current income tax attributable to the “determination”, subject to the maximum set forth above. The loan will be available until the earlier of i) 3 years from a Qualified IPO; ii) immediately prior to the transfer of Class B Units, Class C Units or Class D Units by a Management Member; and iii) the date at which the Management Member’s employment with Nalco LLC or a subsidiary of Nalco LLC terminates for any reason.

The contingent loan will not be available with respect to any units as to which an investor does not make an 83(b) Election.
Security:	First-lien security against an employee’s ownership of Class B Units, Class C Units, and Class D Units in Nalco LLC.
Interest Rate:	1 year LIBOR

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Payment of Interest:	Pay-in-Kind (“PIK”) due at maturity
Amortization:	Proceeds from the sale of any Class B Units, Class C Units or Class D Units or shares of Issuer Common Stock issued in exchange therefor
Repayment:

All proceeds from the sale of Class B Units, Class C Units or Class D Units or shares of Issuer Common Stock issued in exchange therefor must be applied to the outstanding loan amount until the balance is repaid

Maturity:	The loan will have a final maturity of 5 years after the date of the Qualified IPO
Acceleration of Maturity:	The loan becomes immediately due if the Management Member’s employment with the Company or a subsidiary of the Company terminates for any reason
Documentation:	Definitive documentation reflecting the terms set forth above will be entered into at the time the loan is made.

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EXHIBIT C

CONTINGENT BONUS

Issuer:	A Subsidiary of the Company
Bonus:	Bonus of up to the maximum amount specified in the Management Member’s subscription agreement with the Company, subject to the contingencies set forth below
Contingency:

Bonus will be paid to a Management Member following a Qualified IPO of a subsidiary of the Company (if a Qualified IPO occurs prior to June 1, 2005) if he or she is i) an employee of the Company or one of its subsidiaries on January 1, 2007 and ii) required to pay current income tax on compensation with respect to Class A Units prior to January 1, 2007 attributable to a final “determination” (as defined in Section 1313(a)(i) of the Code) of a valuation of such Units in excess of the valuation prepared by the Company’s third party valuation firm; the bonus shall be an amount equal to the current income tax attributable to the “determination”, subject to the maximum set forth above.

Eligibility:

A Management Member will only be eligible for the bonus if for all tax reporting purposes a Management Member uses the Units valuation prepared by the Company’s third party valuation firm in connection with the issuance of the Units

AMENDMENT TO MANAGEMENT MEMBERS AGREEMENT

CONCERNING

NALCO LLC

July 14, 2006

This Amendment to Management Members Agreement (the “Amendment”) is made between Nalco LLC (the “Company” or “Nalco”) and Mark W. Irwin (“Mr. Irwin”).

Whereas, Nalco LLC and Mr. Irwin entered into a Management Members Agreement dated on or about June 11, 2006 (the “Management Members Agreement”).

Whereas the parties wish to amend the Management Members Agreement.

Whereas terms not otherwise defined herein shall have the meanings indicated in the Management Members Agreement.

Therefore the parties agree as follows:

a.

“Applicable Percentage” shall be modified to reflect as follows: (a) that for purposes of the 20% tranche of B Units scheduled to vest on December 31, 2006, Mr. Irwin will be permitted the opportunity to vest at 75% of these 2006 B Units at December 31, 2006, (b) should the required 2006 performance targets for the C units 2006 tranche be reached as determined by Nalco LLC, Mr. Irwin will be permitted the opportunity to vest at 75% of both the 20% tranche of 2006 C units and the 20% tranche of 2005 C units and (c) should the required 2006 performance targets for the D units be reached as determined by Nalco LLC, Mr. Irwin will be permitted the opportunity to vest at 75% of both the 20% tranche of 2006 D units and the 20% tranche of 2005 D units. After December 31, 2006, all vesting rights relating to the units shall terminate and Mr. Irwin shall have no further rights in any unvested units. In all other respects the Management Members Agreement shall remain unchanged with assumption that Mr. Irwin’s last date of participation in the Management Equity Program is deemed to be September 30, 2006, and except as stated herein, all other unvested units in the Management Equity Program shall terminate on September 30, 2006. Mr. Irwin and Nalco LLC will enter into an agreement amending the Management Members Agreement.

b.	Mr. Irwin and Mr. Irwin’s successors, assigns, heirs, and agents, and each and all of them, hereby unconditionally and forever release, acquit, and discharge the Company, its subsidiaries and affiliates, and each of their respective officers, directors, stockholders, employees, agents, and attorneys from any and all claims, demands, liabilities, and causes of action of every kind, nature and description whatsoever whether known or unknown, or suspected to exist, which Mr. Irwin ever had or may now have up to the date of signing this Agreement, against the Company, or any of them, including, any claim arising out of or relating to any federal, state, local or other government statute, regulation or ordinance of any country, including but not limited to the following US laws, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, 29 U.S.C. sec. 621 et. seq. as amended by the Older Workers’ Benefit Protection Act of 1990, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, and the Rehabilitation Act of 1973, The Worker Adjustment and Retraining Notification Act. It is the intention of Mr. Irwin that in executing this Agreement Mr. Irwin is providing a General Release and that it shall be an effective bar to each and every claim, demand and cause of action, either known or unknown, for all acts, or omissions of Nalco occurring prior to and up to the date this Agreement is executed. Also waived are any rights to attorneys’ fees, compensation or other recovery as the result of any legal action brought by Mr. Irwin or on Mr. Irwin’s behalf by any other party, based on any right Mr. Irwin has released and waived under this Agreement. Excepted from this release are claims challenging the validity of this Agreement under the Age Discrimination in Employment Act. Mr. Irwin’s release under the Age Discrimination in Employment Act does not apply to any claims that arise or may arise based on events that take place after the date Mr. Irwin signs this Agreement. Also not released are any claims Mr. Irwin may have for a) Worker’s Compensation benefits, b) accrued wages, accrued but unused vacation pay, and accrued commissions, if any, up to the date of termination, c) any vested pension benefits, or d) any right to unemployment benefits. Mr. Irwin agrees never to institute any lawsuit, complaint, proceeding, grievance or action of any kind (at law, in equity or otherwise) in any state or federal court, or in any other public or private tribunal, against Nalco on any grounds, for any occurrence from the beginning of time to the effective date of this Agreement. The only exception to this covenant not to sue is a claim that challenges the validity of this Agreement and alleges age discrimination. If Mr. Irwin sues Nalco in violation of this Agreement, then Mr. Irwin shall be liable for Nalco’s actual attorneys’ fees and other litigation costs incurred in defending such matter.

c.

Mr. Irwin shall waive any and all claims to any Unvested Units after application of the terms and provisions of this Agreement. Mr. Irwin transfers ownership of any and all Unvested Units to the Company without further payment or consideration.

NALCO LLC

By:	/S/ Mary Manupella	/S/ Mark W. Irwin
Title:	Vice President	Mark W. Irwin

AMENDMENT NO. 5

TO

CREDIT AGREEMENT

This AMENDMENT NO. 5 to CREDIT AGREEMENT, dated as of December 15, 2006 (this “Amendment”), is entered into among NALCO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NALCO COMPANY, a Delaware corporation (the “U.S. Borrower”) and CITICORP NORTH AMERICA, INC., a Delaware corporation, in its capacity as administrative agent for the Lenders and as agent for the Secured Parties (in such capacity, the “Administrative Agent”), and amends the Credit Agreement dated as of November 4, 2003 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among Holdings, the U.S. Borrower, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent, Bank of America, N.A., as Documentation Agent, and Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Goldman Sachs Credit Partners L.P. and UBS Securities LLC, as Co-Syndication Agents and Citigroup Global Markets Inc. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the U.S. Borrower has requested that the Lenders amend the Credit Agreement to effect the changes described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

Section 1.	Amendments to the Credit Agreement
(a)	The following definitions are added to Section 1.01 of the Credit Agreement:

“Amendment No. 3 Effective Date” means October 19, 2005, the date of effectiveness of Amendment No. 3 to this Agreement in accordance with the terms thereof.

“Amendment No. 5 Effective Date” means December 15, 2006, the date of effectiveness of Amendment No. 5 to this Agreement in accordance with the terms thereof.

“Cumulative Restricted Payment Amount” means, at any date, the excess of (i) the sum of (A) 50% of the Consolidated Net Income (as defined in the Senior Note Indenture as in effect on the Amendment No. 5 Effective Date for the purposes of this definition) of Holdings for the period from October 3, 2003, through the end of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.04, taken as one accounting period, plus (B) the net proceeds from the issuance or sale by Holdings of any Equity Interests during the period from October 3, 2003, through such date (other than (x) Equity Interests that would be excluded from the calculation set forth in Section 4.04(3)(B) of the Senior Notes Indenture as in effect on the Amendment No. 5 Effective Date and (y) any proceeds received as a result of the exercise of the Cure Right), minus (ii) the aggregate amount of all Investments made pursuant to Section 6.04(n) since the Closing Date.”

“NDC” shall have the meaning assigned to such term in Section 6.04(x).

“Newco LLC” shall have the meaning assigned to such term in Section 6.04(v)(ii).

“NUH” shall have the meaning assigned to such term in Section 6.04(v)(i).

“NWWH” shall have the meaning assigned to such term in Section 6.04(v)(ii).

(b)     Section 6.04(v) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(v)     Investments as a result of:

(i)    the U.S. Borrower contributing (directly or indirectly) all of the Equity Interests owned by the U.S. Borrower on the Amendment No. 3 Effective Date in the following subsidiaries to Nalco Universal Holdings B.V. (“NUH”), a Dutch holding company: (A) Nalco Gulf Limited; (B) Nalco Taiwan Co., Ltd.; (C) Nalco Hellas, S.A. (Greece); (D) Nalco Hong Kong Limited; (E) Nalco Industrial Services (Thailand) Co., Ltd.; (F) Nalco Anadolu Kimya Sanayii Ve Ticaret A.S. (Turkey); (G) Ondeo Nalco India Limited; (H) Nalco Industrial Services (Su Zhou) Co., Ltd.; (I) Nalco Zao (Russia); and (J) Ondeo Nalco Saudi Co., Ltd.; and

(ii)   the U.S. Borrower and Nalco Worldwide Holdings L.L.C. (“NWWH”) contributing (directly or indirectly) all of the Equity Interests owned by them on the Amendment No. 5 Effective Date in the following subsidiaries to NUH: (A) Deryshares B.V.; (B) Nalco Polska Sp. z o.o.; (C) Nalco Egypt, Ltd.; (D) Nalco Hungary K.F.T.; (E) Nalco Holding S.L.; (F) Nalco Czechia SRO; (G) Nalco Philippines, Inc.; (H) Nalco Industrial Services Malaysia Sdn Bhd; (I) Nalco Pakistan Ltd.; (J) Nalco Energy Services Nigeria Ltd.; (K) Nalco Energy Services Equatorial Guinea L.L.C.; (L) Nalfloc Limited; (M) ONES West Africa L.L.C.; (N) Nalco Energy Services Middle East Holdings, Inc.; (O) Nalco ZAO (Russia), (P) Nalco Hellas, S.A. (Greece); (Q) Nalco Hong Kong Limited; Nalco Industrial Services (Thailand) Co., Ltd; and (R) Nalco Anadolu Kimya Sanayii Ve Ticaret A.S. (Turkey); and the U.S. Borrower shall be permitted to effect the contribution described in the foregoing clause (E) by first contributing such Equity Interests to a newly formed Delaware limited liability company (“Newco LLC”) and then contributing all of the Equity Interest in Newco LLC to NUH; and

(iii) Nalco Global Holdings LLC and Nalco International Holdings LLC contributing (directly or indirectly) all of the Equity Interests owned by them on the Amendment No. 5 Effective Date in Nalco Industrial Services (Thailand) Co. Ltd and Nalco Anadolu Kimya Sanayii Ve Ticaret A.S. (Turkey) to NUH.”

(c) Section 6.04 of the Credit Agreement is hereby amended by adding the following new clauses (w) and (x):

“(w)       Investments by NUH in the Equity Interests of NWWH resulting directly from the transfer by the U.S. Borrower of all of the Equity Interests that it owns in NWWH on the Amendment No. 5 Effective Date to NUH on or about the Amendment No. 5 Effective Date; provided that such Investment shall be permitted only after the transaction contemplated Section 6.04(x) has been consummated; and

(x)         Investments by the U.S. Borrower in the Equity Interests of NDC L.L.C. (“NDC”) resulting directly from the transfer by NWWH of all of the Equity Interests that it owns in NDC on the Amendment no. 5 Effective Date to the U.S. Borrower.”

(d)         Section 6.08(a)(i) of the Credit Agreement is hereby amended by the addition of the following text to the end of such Section (but before the final “, or”): “(it being understood that to the extent any Loan Party becomes a lessor pursuant to a Sale-and Leaseback Transaction that complies with Section 6.03, acting in such capacity shall be deemed to be within the meaning of the phrase “incidental or related”)”.

(e)          Section 6.01(u) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(u)        Indebtedness of Foreign Subsidiaries for working capital, fixed asset or other investment purposes in an aggregate amount not to exceed $75 million outstanding at any time; provided that an aggregate amount of up to $75 million of such Indebtedness of Foreign Subsidiaries may be secured by a Lien on the Collateral under the Security Documents so long as the lender of such Indebtedness is at the time of incurrence a Lender or an Affiliate of a Lender; provided further that the U.S. Borrower shall deliver to the Administrative Agent a Schedule 6.01(u) to the Credit Agreement that identifies the amount of such Indebtedness and designates such Indebtedness as Indebtedness which shall be secured by a Lien on the Collateral together with a copy of the document governing such Indebtedness.”

(f)

To emphasize the original intent of the parties, the proviso to Section 6.04(b)(iii) of the Credit Agreement is hereby amended to read in its entirety as follows: “provided that the sum of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) after the Closing Date by the Loan Parties pursuant to clause (i) in Subsidiaries that are not Domestic Subsidiary Loan Parties, plus (B) intercompany loans from the Loan Parties after the Closing Date to Subsidiaries that are not Domestic Subsidiary Loan Parties pursuant to clause (ii), plus (C) Guarantees by the Loan Parties after the Closing Date of Indebtedness of Subsidiaries that are not Domestic Subsidiary Loan Parties pursuant to clause (iii), shall not exceed an aggregate amount equal to (x) $175.0 million (plus any return of capital actually received by the respective investors in respect of investments theretofore made by them pursuant to this paragraph b(i)), plus (y) the portion, if any, of the Available Investment Basket Amount on the date of such election that Holdings elects to apply to this Section 6.04(b)”.

(g)         Section 6.06 of the Credit Agreement is hereby amended by deleting the word “and” from the end of clause (d), replacing the “.” at the end of clause (e) with “; and” and adding the following clauses (f), (g), (h) and (i):

“(f)        So long as no default, or Event of Default, has occurred and is continuing or would result therefrom and Holdings and the Subsidiaries shall be in compliance on a Pro Forma Basis after giving effect to such dividend or distribution with the covenants contained in Section 6.11 and 6.12, Holdings may declare and pay dividends or other distributions to holders of its Equity Interests in an aggregate amount not to exceed the Cumulative Restricted Payment Amount, and the U.S. Borrower may distribute equal amounts to Holdings for such purpose;

(g)         So long as no default, or Event of Default, has occurred and is continuing or would result therefrom and Holdings and the Subsidiaries shall be in compliance on a Pro Forma Basis after giving effect to such dividend or distribution with the covenants contained in Section 6.11 and 6.12, Holdings may declare and pay dividends on Holdings’ common stock (or the payment of dividends to any direct or indirect parent of Holdings, to fund the payment by any such direct or indirect parent of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by Holdings from any public offering of common stock or contributed to Holdings by any direct or indirect parent of Holdings from any public offering of common stock; and the U.S. Borrower may distribute equal amounts to Holdings for such purpose;

(h)         So long as no default, or Event of Default, has occurred and is continuing or would result therefrom and Holdings and the Subsidiaries shall be in compliance on a Pro Forma Basis after giving effect to such dividend or distribution with the covenants contained in Section 6.11 and 6.12, Holdings may declare and pay additional dividends or other distributions to holders of its Equity Interests in an aggregate amount not to exceed $50.0 million, and the U.S. Borrower may distribute equal amounts to Holdings for such purpose; and

(i)        Holdings may make any dividend or distribution within 60 days after the declaration thereof if, at the date of declaration, such payment would have complied with this Section 6.06 (it being understood that any such dividend shall be applied against the applicable clause pursuant to which it would have been permitted for purposes of calculating future availability thereunder).

(h)         Effective as of the Amendment No. 5 Effective Date, (w) NWWH is hereby released from its Guarantee and its obligations thereunder are hereby terminated; (x) the Liens on and security interests in the assets and properties of NWWH created by or existing pursuant to the Security Documents (and any other Loan Documents) are hereby released; (y) the Liens on and security interests in the Equity Interests of NWWH created by or existing pursuant to the Security Documents (and any other Loan Documents) are hereby released; and (z) NWWH shall no longer be a Loan Party.

Section 2. Agreements of the Loan Parties

(a) Holdings and U.S. Borrower hereby acknowledge that, after giving effect to the transactions contemplated by Section 1 above, Newco LLC will be a Domestic Subsidiary Loan Party. Holdings and U.S. Borrower agree to cause Newco LLC to fulfill the requirements of clause (e) of the Collateral and Guarantee Requirement not later than the Amendment No. 5 Effective Date.

Section 3. Conditions Precedent to the Effectiveness of this Amendment

This Amendment shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied or waived (the “Amendment No. 5 Effective Date”) by the Administrative Agent:

(a) Executed Counterparts. The Administrative Agent shall have received this Amendment, duly executed by Holdings, the U.S. Borrower, the Administrative Agent and the Required Lenders;

(b) Collateral and Guarantee Requirement. Holdings and U.S. Borrower shall have caused Newco LLC to fulfill the Collateral and Guarantee Requirement as set forth in Section 2 above.

(c) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in all respects to the Administrative Agent; and

(d) No Default or Event of Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

(e) Fees. U.S. Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent pursuant to Section 5 below and Section 9.05 of the Credit Agreement, to the extent so demanded by the Administrative Agent on or prior to the date hereof (without limitation or prejudice to the right of the Administrative Agent to make any future demand).

Section 4. Representations and Warranties

On and as of the Amendment No. 5 Effective Date, after giving effect to this Amendment, the U.S. Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) this Amendment has been duly authorized, executed and delivered by the U.S. Borrower and Holdings and constitutes the legal, valid and binding obligations of the U.S. Borrower and Holdings enforceable against the U.S. Borrower and Holdings in accordance with its terms and the Credit Agreement as amended by this Amendment and constitutes the legal, valid and binding obligation of the U.S. Borrower and Holdings enforceable against the U.S. Borrower and Holdings in accordance with its terms;

(b) each of the representations and warranties contained in Article III (Representations and Warranties) of the Credit Agreement and each other Loan Document is true and correct in all material respects on and as of the Amendment No. 5 Effective Date, as if made on and as of such date and except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby and after giving effect to the consents and waivers set forth herein; and

(c) no Default or Event of Default has occurred and is continuing (except for those that are waived).

Section 5. Fees and Expenses

The U.S. Borrower and each other Loan Party agrees to pay on demand in accordance with the terms of Section 9.05 (Costs and Expenses) of the Credit Agreement all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 6. Reference to the Effect on the Loan Documents

(a) As of the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment as of the Amendment No. 5 Effective Date.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the U.S. Borrower, Lead Arranger or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(d) This Amendment is a Loan Document.

Section 7. Execution in Counterparts

This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Governing Law

This Amendment shall be governed by and construed in accordance with the law of the State of New York.

Section 9. Section Titles

The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 10. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 11. Severability

The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 12. Successors

The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 13. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

NALCO HOLDINGS LLC
By:	/S/ Bradley J. Bell
Name: Bradley J. Bell
Title: Executive Vice President

NALCO COMPANY, as the U.S. Borrower
By:	/S/ Bradley J. Bell
Name: Bradley J. Bell
Title: Executive Vice President

Nalco Company Credit Agreement

Amendment No. 5

CITICORP NORTH AMERICA, INC., as Administrative Agent and Lender
By:	/S/ Daniel Gouger
Name: Daniel Gouger
Title: Vice President

Nalco Company Credit Agreement

Amendment No. 5

Nalco Company

EXPATRIATE ASSIGNMENT AGREEMENT

FOR

Gregory Nelson

Introduction

This expatriate agreement is based on the following: a home location of Chicago, Illinois and a host location of Leiden, the Netherlands; the salary and position offered in the host location; and your current family size of one. If your family situation changes while you are on assignment in the host location, certain aspects of this agreement may be recalculated to better reflect your situation. You must notify your home or host location human resources contact of any such changes to your family situation.

Assignment

Your assignment will commence November 1, 2005 and your assignment location will be Leiden, the Netherlands. Your title will be Group Vice President and you will continue to report to Dr. Bill Joyce, Chairman & CEO.

Salary

Your beginning base pay will be $250,000 per year. You will be paid in the US in order to more easily maintain your benefits eligibility. Your base pay will be reviewed periodically. You will be eligible to participate in the Management Incentive Program at a level commensurate with your position.

Employee Benefits

In order to assist in the repatriation process when the time comes, you will remain on the US benefit plans, with the exception of health benefits, which will be provided under the CIGNA International Benefits Plan. You will be responsible for the premiums, which will be deducted from your pay in the US.

Mobility Premium(s)

Additionally, Nalco will provide you with a Mobility Premium at the beginning of your assignment equal to 10% of your base pay ($25,000) in effect as of the date of transfer to the host country. Upon successful completion of your assignment, you will receive an additional mobility premium equal to 10% of your base pay in effect on that date. If the assignment duration is less than 24 months, but more than 12, the second premium will be prorated or will not be paid.

1	Initials

Housing & Utilities Allowance

The Housing & Utilities Allowances are designed to cover the additional cost of housing and utilities in the host location. Your Housing Allowance is calculated as the difference between typical expatriate housing cost in the host location and the home country-housing norm, unless you choose not to sell your home in Chicago. The housing norm is defined as the typical cost of home country housing based on your salary and family size. The full housing allowance, equal to the actual cost of furnished rental accommodations, up to a maximum of €43,200 per year, will be paid from the host country in local currency and will begin when you occupy rental housing in that location. If you elect to sell your home in the US, a housing norm of $32,460 per year will be deducted from your home country pay as your contribution to the cost of housing in the host location. If you elect to maintain your home in the US, there will be no housing norm deduction because you will continue to have home country housing costs.

Nalco will separately reimburse you for your host location utilities up to a maximum of €155/month. Utilities are defined as expenditures for fuel and light, as well as power for heating, air-conditioning, cooking, and operating home appliances. Assistance with expenses such as Internet connection and private residential phone service is provided for by the goods & services allowance discussed in the next section. Nalco will pay up to the amount indicated, but not more than actual costs for housing or utilities.

Goods & Services Allowance (G&S)

The G&S Allowance represents the current difference between the cost of goods and services (excluding housing) in the host country vs. the home country. The calculation of this differential is based on family size on assignment and base salary. Your G&S Allowance is €40,960 ($50,040) per year and will be paid from the host country in local currency upon your relocation. This amount accounts for the cost of private transportation. If the company leases a vehicle or provides a company car, the Goods & Services Allowance will be reduced to €36,540/year ($44,640/year). The goods & services allowance will be reviewed periodically and adjusted for fluctuations of +/- 10%.

Language Training

Nalco recognizes the necessity for the expatriate to speak and understand the language of the host country. Therefore, if necessary, Nalco will reimburse the cost for up to 100 hours of language training at a course approved by Nalco.

Furnishings and Appliances Allowance

Reimbursement for Furnishings and Appliances will be provided up to a maximum of $7,500. A schedule of approved items covered by the furnishings & appliances allowance will be provided for your reference.

2	Initials

Pre-Move Trip

You will be provided with a pre-move trip to Leiden at Nalco’s expense for five working days. If your child must accompany you during this trip, please be advised that you will need to seek the approval of your manager.

Household Goods Transportation & Storage Expenses

Nalco will cover the cost of shipping up to 500 pounds of personal items by air and the balance by sea up to a limit of a 40-foot container. Nalco will not cover the shipment of vehicles to locations outside the United States. Nalco will pay for any storage of furniture and personal articles stored in your home country during your expatriate assignment. Vehicles may not be placed in permanent storage.

If you must sell your personal vehicle prior to your relocation, Nalco will provide loss on sale protection, defined as the difference between your sale price to a private party or auto dealer and the published retail value of your vehicle. Loss on sale protection is limited to one personal vehicle.

Relocation Travel Expenses

Nalco will pay for the reasonable relocation costs of economy class travel from Chicago to Leiden, including all reasonable en route expenses. All reasonable en route expenses will be reimbursed on an expense account basis. You will also be reimbursed for airfare from your assignment location to your home country upon repatriation.

Relocation Allowance

You will be provided with US$7,500, as a relocation allowance when you occupy housing in your host country.

Temporary Housing

Nalco will reimburse you for temporary lodging or provide lodging, including hotel and meals in the host location for a maximum of 30 days. Nalco will also cover the cost of automobile rental for up to two weeks in the host location.

3	Initials

Vacation

This expatriate vacation policy states that an expatriate will receive the greater of the home country vacation entitlement, or minimum four-week expatriate vacation entitlement, up to a maximum of six weeks. Vacation and leave will be tracked in your host location. During your expatriate assignment you will follow the host location holiday schedule.

Home Leave Airfare Reimbursement

You will be reimbursed for round-trip economy-class airfare from your assignment location to the point of origin in your home country once per calendar year. Home leave is considered part of your vacation time and may not be taken until you have been on your assignment for six months. If you have dependent family members who do not accompany you on your assignment, Nalco will reimburse you the airfare to visit you in the host location once per calendar year.

Repatriation

Nalco will provide for your repatriation as outlined in the Nalco Relocation Policy of your home country as long as you return to your home country as an active employee. If you elect to maintain your home in the US, Nalco will not provide assistance in terms of covering home purchase or sale closing costs should you choose to sell your home when you repatriate, unless you repatriate to a location in the US other than Naperville. In that case, Nalco will provide for assistance with the sale of your home in the Chicago area as outlined in the relocation policy current at that time. If you voluntarily terminate your employment from Nalco, no relocation assistance will be provided.

Host Location Visa/Immigration Assistance

Nalco will cover the cost of seeking appropriate entry visas and employment authorization in the host location. This process will be coordinated and arranged by the host location. The local authorities may require a medical exam as part of this process. If required by law, you will be reimbursed the cost of such an exam either through your health insurance provider or directly based on receipts for services received. If not required by host country law, it is strongly encouraged that you get a physical examination prior to relocating to your new location. This cost will be covered either by Nalco or your health care insurance provider.

Will Preparation

Nalco encourages expatriates to ensure their wills and testaments are updated and current prior to relocating to the host location. The cost of will preparation or legal counsel to update your will is covered by the relocation allowance.

4	Initials

Compassionate Leave

If there is a death or a very serious illness in your immediate family, in your home country, Nalco will permit you to return home for the emergency. Nalco will reimburse you for round trip business airfare, and provide for a leave for up to five working days once you arrive in your home country. The Nalco Expatriate Policy defines immediate family in the same way as your home country compassionate leave policy.

Tax Equalization

Nalco will make certain tax adjustments to assure that you are not required to pay any more or any less taxes as a result of various allowances granted to equalize living costs in the host country to those of your home country. Hypothetical tax will be deducted from your pay in your home country based on the recommendation of Nalco’s international tax services provider.

Tax Preparation

Nalco will also provide you with the services of a qualified accounting firm to prepare all U.S. and host country tax returns beginning with the tax year of your assignment and ending with the tax year of return to your home country.

Employment-at-Will

Nothing in this agreement should be construed to create an obligation on Nalco’s part to continue your employment. You agree that your employment with Nalco is at will and understand Nalco may terminate your employment at any time.

Employment Agreement

You have read and signed the Nalco Employment Agreement and you have agreed to abide by the terms of the agreement.

Any prior employment contract made between the employee and a Nalco subsidiary or affiliate will not be affected by this agreement.

5	Initials

This Agreement is based on an expatriate assignment of two to five years. Please note, if you were to remain in this specific geographical assignment for more than five years, your expatriate status will revert to local status.

By signing below and initialing every page, you accept the terms and conditions of this agreement.

ACCEPTED BY:	/S/ Gregory N. Nelson	11/15/05
	G. N. Nelson	Date
APPROVED BY:	/S/ William H. Joyce
	Dr. W. H. Joyce	Date

	Chairman’s Committee Member	Date

6	Initials

SEVERANCE AGREEMENT

AGREEMENT effective as of January 1, 2004 between Nalco Company, (the "Company") and Philippe Creteur ("Executive").

WHEREAS, Executive is currently a valued employee of the Company;

WHEREAS, Executive has been offered the opportunity to enter into certain equity and option agreements relating to the Company; and

WHEREAS, the Company desires to promote the continued good performance of Executive by offering this Severance Agreement; and

WHEREAS, the parties desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

"Base Salary" means Executive's annual base salary immediately prior to the Severance;

"Cause" means (i) Executive's conviction of, plea of nolo contendere or guilty to, or written admission of, the commission of a felony, (ii) any act by Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company, or (iii) gross negligence, willful misconduct, or an unjustified refusal on the part of Executive to perform his duties as an employee, officer or member of the Company.

"Change Of Control" is an occurrence on which either (i) the Company ceases, for any reason, to be a member of the same controlled group as Parent within the meaning of Section 414(b) and (c) of the Code, except that a 50% ownership test shall be applied in lieu of the 80% ownership test specified in each of the foregoing Sections of the Code (the "Parent Controlled Group"), or (ii) all or at least 80% of the assets of the Company and its majority owned (by voting control) entities are sold to an entity outside the Parent Controlled Group.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means Nalco Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco Company.

"Company" means Nalco Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco Company.

2

"Equity Agreements" means those Agreements executed simultaneously with this Agreement pursuant to which Executive is purchasing certain Units and restricted Units in Nalco LLC.

"Gains" means any gains which Executive receives on any Units which are the subject of the Equity Agreements, as a result of a Company purchase of such Units at the time Executive's employment with the Company terminates pursuant to the Company's call rights under the Equity Agreements.

"Good Reason" means the occurrence of any of the following events without Executive's written consent, (i) a reduction by the Company in Executive's annual base salary, or (ii) a material reduction by the Company in Executive's duties and responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive immediately prior to the Change of Control.

"Target Bonus" means, with respect to any fiscal year of the Company, the target annual bonus, assuming achievement of 100% of target, under the applicable Company annual incentive plan, (currently known as the Management Incentive Plan) for Executive for such year, but shall exclude any bonus payable under the Long Term Cash Incentive Plan or its equivalent.

"Parent" means Nalco Holdings LLC.

2. Term of Agreement. This Agreement shall be in effect from the date hereof until December 31, 2008 (the "Term"); provided, however, that if a Change in Control shall occur prior to December 31, 2008, the Term shall then continue until the second anniversary of such Change of Control or December 31, 2008, whichever is longer.  Notwithstanding the foregoing, Executive's employment at all times shall be deemed to be an employment at-will and Executive's employment may be terminated at will by Executive or the Company.

3. Severance.

(a)

Termination Without Cause by the Company; by Executive for Good Reason. If Executive's employment with the Company is terminated during the Term by the Company without Cause or by Executive for Good Reason, in lieu of any other severance benefits to which Executive would be entitled under either any other plan or program of the Company or an existing employment or severance agreement with the Company, Executive shall be entitled to the following benefits.

(i)

The Company shall pay Executive, within thirty days of the date of such termination of employment (the "Date Of Termination") in a lump sum payment A) accrued unpaid Base Salary through the Date of Termination, B) any prior year bonus earned but not paid, C) severance equal one and one-half (1.5) times Base Salary and Target Bonus.  The Company shall also pay a pro-rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with the Company's normal cycle for such

3

payment. The amount under Section 3(a)(i)(C) shall be reduced by the amount of any Gains (but in no event less than zero), received by Executive at or about the time of termination as a result of the Company's exercise of its call rights under the Equity Agreements.

(ii)

Except as otherwise indicated herein, Executive shall receive any other benefits they are otherwise eligible for under other plans or programs of the Company in accordance with their terms.  Executive shall have the right to continue medical or dental benefits for a period equal to the severance pay period at the active employee rate. For clarity, the severance pay period shall equal the number of year(s) used to calculate the payment under Section 3(a)(i)(C).

(iii)

Other than the benefits set forth in this Section 3(a), the Company and its affiliates will have no further obligations hereunder with respect to Executive following the Date of Termination.

(iv)

Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive, nor, shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned as a result of Executive's employment with another employer.

(b)

Any Other Termination.  If Executive's employment is terminated during the Term of this Agreement for any reason other than as set forth in Section 3(a), neither Executive nor his estate shall be entitled to any severance payments or insurance benefits under this Agreement.

(c)

Covenants and Release.  As a condition precedent to payment under this Agreement or payment of severance or grant of any other benefit hereunder, Executive must comply with, and continue to comply with, the Covenants and Terms attached hereto as Exhibit A, and sign and deliver a release to the Company within one week after the termination of Executive's employment in a form substantially in the form of General Release, attached hereto as Exhibit B.

4. Termination of Certain Other Benefits and Agreements

(a)

The parties mutually terminate, and Executive hereby waives and releases any and all claims he or she has, either existing or to be earned in the future relating to, any agreement Executive has with the Company or any of its affiliates, relating to severance, change-in-control, supplemental retirement benefits, letter of credit or pension benefits other than those available through the standard Nalco pension plans.  Further, the parties terminate the Rider to Philippe Creteur Employment Agreement dated 5/30/00.

5. Miscellaneous.

4

(a)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois without reference to the principles of conflict of laws.

(b)

Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the severance payable to Executive in the event of a termination of employment.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)

No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)

Severability. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e)

Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive; provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

(f)

Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

(g)

Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(h)

Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

5

(i)

Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(k)

Resignations. Executive agrees to immediately resign any positions held by him with the Company and its affiliates upon the termination of Executive's employment.

6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NALCO COMPANY

By: /s/ William H. Joyce

Name: William H. Joyce

Title: Chief Executive Officer

Dated: June 27, 2004

Executive

By: /s/ Philippe Creteur

Philippe Creteur

7

SEVERANCE AGREEMENT

AGREEMENT effective as of January 1, 2004 between Nalco Company, (the "Company") and Mark W. Irwin ("Executive").

WHEREAS, Executive is currently a valued employee of the Company;

WHEREAS, Executive has been offered the opportunity to enter into certain equity and option agreements relating to the Company; and

WHEREAS, the Company desires to promote the continued good performance of Executive by offering this Severance Agreement; and

WHEREAS, the parties desire to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated.

"Base Salary" means Executive's annual base salary immediately prior to the Severance;

"Cause" means (i) Executive's conviction of, plea of nolo contendere or guilty to, or written admission of, the commission of a felony, (ii) any act by Executive involving moral turpitude, fraud or misrepresentation with respect to his duties for the Company, or (iii) gross negligence, willful misconduct, or an unjustified refusal on the part of Executive to perform his duties as an employee, officer or member of the Company.

"Change Of Control" is an occurrence on which either (i) the Company ceases, for any reason, to be a member of the same controlled group as Parent within the meaning of Section 414(b) and (c) of the Code, except that a 50% ownership test shall be applied in lieu of the 80% ownership test specified in each of the foregoing Sections of the Code (the "Parent Controlled Group"), or (ii) all or at least 80% of the assets of the Company and its majority owned (by voting control) entities are sold to an entity outside the Parent Controlled Group.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means Nalco Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco Company.

"Company" means Nalco Company and any successor (whether direct or indirect) to all or substantially all of the stock, assets or business of Nalco Company.

2

"Equity Agreements" means those Agreements executed simultaneously with this Agreement pursuant to which Executive is purchasing certain Units and restricted Units in Nalco LLC.

"Gains" means any gains which Executive receives on any Units which are the subject of the Equity Agreements, as a result of a Company purchase of such Units at the time Executive's employment with the Company terminates pursuant to the Company's call rights under the Equity Agreements.

"Good Reason" means the occurrence of any of the following events without Executive's written consent, (i) a reduction by the Company in Executive's annual base salary, or (ii) a material reduction by the Company in Executive's duties and responsibilities, or the assignment to Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive immediately prior to the Change of Control.

"Target Bonus" means, with respect to any fiscal year of the Company, the target annual bonus, assuming achievement of 100% of target, under the applicable Company annual incentive plan, (currently known as the Management Incentive Plan) for Executive for such year, but shall exclude any bonus payable under the Long Term Cash Incentive Plan or its equivalent.

"Parent" means Nalco Holdings LLC.

2. Term of Agreement. This Agreement shall be in effect from the date hereof until December 31, 2008 (the "Term"); provided, however, that if a Change in Control shall occur prior to December 31, 2008, the Term shall then continue until the second anniversary of such Change of Control or December 31, 2008, whichever is longer.  Notwithstanding the foregoing, Executive's employment at all times shall be deemed to be an employment at-will and Executive's employment may be terminated at will by Executive or the Company.

3. Severance.

(a)

Termination Without Cause by the Company; by Executive for Good Reason. If Executive's employment with the Company is terminated during the Term by the Company without Cause or by Executive for Good Reason, in lieu of any other severance benefits to which Executive would be entitled under either any other plan or program of the Company or an existing employment or severance agreement with the Company, Executive shall be entitled to the following benefits.

(i)

The Company shall pay Executive, within thirty days of the date of such termination of employment (the "DATE OF TERMINATION") in a lump sum payment A) accrued unpaid Base Salary through the Date of Termination, B) any prior year bonus earned but not paid, C) severance equal one and one-half (1.5) times Base Salary and Target Bonus.  The Company shall also pay a pro-rata portion of any Management Incentive Bonus for the year of termination based on the portion of the year elapsed through the date of termination, any such Management Incentive Bonus being paid in accordance with the Company's

3

normal cycle for such payment. The amount under Section 3(a)(i)(C) shall be reduced by the amount of any Gains (but in no event less than zero), received by Executive at or about the time of termination as a result of the Company's exercise of its call rights under the Equity Agreements.

(ii)

Except as otherwise indicated herein, Executive shall receive any other benefits they are otherwise eligible for under other plans or programs of the Company in accordance with their terms.  Executive shall have the right to continue medical or dental benefits for a period equal to the severance pay period at the active employee rate. For clarity, the severance pay period shall equal the number of year(s) used to calculate the payment under Section 3(a)(i)(C).

(iii)

Other than the benefits set forth in this Section 3(a), the Company and its affiliates will have no further obligations hereunder with respect to Executive following the Date of Termination.

(iv)

Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in respect of any claims which the Company may have against Executive, nor, shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned as a result of Executive's employment with another employer.

(b)

Any Other Termination.  If Executive's employment is terminated during the Term of this Agreement for any reason other than as set forth in Section 3(a), neither Executive nor his estate shall be entitled to any severance payments or insurance benefits under this Agreement.

(c)

Covenants and Release.  As a condition precedent to payment under this Agreement or payment of severance or grant of any other benefit hereunder, Executive must comply with, and continue to comply with, the Covenants and Terms attached hereto as Exhibit A, and sign and deliver a release to the Company within one week after the termination of Executive's employment in a form substantially in the form of General Release, attached hereto as Exhibit B.

4. Termination of Certain Other Benefits and Agreements

(a)

The parties mutually terminate, and Executive hereby waives and releases any and all claims he or she has, either existing or to be earned in the future relating to, any agreement Executive has with the Company or any of its affiliates, relating to severance, change-in-control, supplemental retirement benefits, letter of credit or pension benefits other than those available through the standard Nalco pension plans.  Further, the parties mutually terminate the Employment Agreement dated April 1, 2003, (“the Employment Agreement”), except for provisions Section 5(1) of the Employment Agreement (permitting Executive certain home leave rights) and Section 7(a)(5) of the Employment

4

Agreement (permitting Executive certain rights relating to his residence in the event of Termination for Good Reason or Without Cause).

5. Miscellaneous.

(a)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois without reference to the principles of conflict of laws.

(b)

Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the severance payable to Executive in the event of a termination of employment.  There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.  This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)

No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)

Severability. If any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e)

Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive; provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

(f)

Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

(g)

Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board of Directors of the Company with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

5

(h)

Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such U.S. federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(i)

Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(k)

Resignations. Executive agrees to immediately resign any positions held by him with the Company and its affiliates upon the termination of Executive's employment.

6

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NALCO COMPANY

By: /s/ William H. Joyce

Name: William H. Joyce

Title: Chief Executive Officer

Dated:

Executive

By: /s/ Mark W. Irwin

Mark W. Irwin

7

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-1 No. 333-119852 and Form S-4 No. 333-119231) of Nalco Finance Holdings LLC and in the related Prospectus of our reports dated March 1, 2007, with respect to the consolidated financial statements and schedules of Nalco Finance Holdings LLC, Nalco Finance Holdings LLC management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Nalco Finance Holdings LLC, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Chicago, Illinois
March 1, 2007

Exhibit 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, William H. Joyce, certify that:

1.	I have reviewed this annual report on Form 10-K of Nalco Finance Holdings LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstance under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 5, 2007

/S/ William H. Joyce
Name: William H. Joyce
Title:   Chairman and Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Bradley J. Bell, certify that:

1.	I have reviewed this annual report on Form 10-K of Nalco Finance Holdings LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstance under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly represent in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 5, 2007

/S/ Bradley J. Bell
Name:   Bradley J. Bell
Title:     Executive Vice President and Chief
              Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

William H. Joyce, Chairman and Chief Executive Officer of Nalco Finance Holdings LLC (‘‘Nalco’’) and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco’s 10-K financial report (the ‘‘Report’’) with the Securities and Exchange Commission, covering the period ending December 31, 2006, hereby certify, pursuant to 18 U. S. C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, as follows:

a.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Nalco.
/S/ William H. Joyce William H. Joyce Chairman and Chief Executive Officer Date: March 5, 2007
/S/ Bradley J. Bell Bradley J. Bell Executive Vice President and Chief Financial Officer Date: March 5, 2007

A signed original of this written statement required by §906 has been provided to Nalco Finance Holdings LLC and will be retained by Nalco Finance Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.